Exhibit 10.2.4

Execution Version

AMENDMENT NO. 4 TO THE ABL CREDIT AGREEMENT

AMENDMENT NO. 4 TO THE ABL CREDIT AGREEMENT, dated as of September 20, 2024 (this “Amendment”), among IMOLA ACQUISITION CORPORATION, a Delaware corporation (“Holdings”), INGRAM MICRO INC., a Delaware corporation (the “Lead Borrower”), each of the other Credit Parties party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), each of the Lenders party hereto, each of the Issuing Banks party hereto, JPMORGAN CHASE BANK, N.A., as the Swingline Lender (in such capacity, the “Swingline Lender”), each of INGRAM MICRO GLOBAL SERVICES B.V., INGRAM MICRO EUROPE B.V. and INGRAM MICRO GLOBAL HOLDINGS, C.V. (collectively the “Non-Credit Party Pledgors”) (solely with respect to Section 7 hereof) and each of the Replacement Lenders (as defined below) (in their capacity as such) (solely with respect to Section 2 hereof);

WHEREAS, reference is hereby made to the ABL Credit Agreement, dated as of July 2, 2021 (as amended by Amendment No. 1 to the ABL Credit Agreement, dated as of August 12, 2021 (“Amendment No. 1”), Amendment No. 2 to the ABL Credit Agreement, dated as of May 30, 2023 (“Amendment No. 2”), Amendment No. 3 to the ABL Credit Agreement, dated as of June 17, 2024 (“Amendment No. 3”), and as further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), among Holdings, the Lead Borrower, the other Borrowers from time to time party thereto, the Administrative Agent, the Collateral Agent and each Lender from time to time party thereto;

WHEREAS, pursuant to Sections 2.19 and 13.12(b) of the Credit Agreement, Lenders who do not consent to amendments requiring greater than a Required Revolving Lender vote can be compelled by the Lead Borrower to assign its Revolving Commitments and outstanding Revolving Loans to one or more Eligible Transferees if the Required Revolving Lenders have otherwise agreed to such amendments;

WHEREAS, immediately prior to the Amendment No. 4 Effective Date (as defined below), certain Replacement Lenders party hereto, pursuant to Sections 2.19 and 13.12(b) of the Credit Agreement, shall acquire all of the Revolving Commitments (the “Replaced Lender Commitments”) and any outstanding Revolving Loans (the “Replaced Lender Loans”) of the Replaced Lender (as defined below) under the Credit Agreement at such time and, following the satisfaction of the requirements set forth in Section 2 hereof, (x) the Replacement Lenders shall each become a Revolving Lender under the Credit Agreement, in each case, with respect to the Replaced Lender Commitments and any Replaced Lender Loans, and (y) each Replaced Lender shall cease to constitute a Lender under the Credit Agreement;

WHEREAS, pursuant to Section 13.12 of the Credit Agreement and except as otherwise expressly set forth therein, the Credit Agreement or any other Credit Document may be amended in a writing signed by the Credit Parties party thereto, the Administrative Agent and the Required Revolving Lenders (or, with respect to certain amendments, each Lender and each Issuing Bank);

WHEREAS, the Credit Parties party hereto, the Administrative Agent, each of the Lenders (immediately after giving effect to the Pre-Amendment Replacements (as defined below)) and each of the Issuing Banks have indicated their willingness, pursuant to Section 13.12 of the Credit Agreement, to (x) extend the Revolving Maturity Date under the Credit Agreement and (y) amend certain other terms of the Credit Agreement, in each case as set forth in Section 3 of this Amendment;

WHEREAS, this Amendment will become effective on the Amendment No. 4 Effective Date on the terms and subject to the conditions set forth herein; and

WHEREAS, JPMorgan Chase Bank, N.A. (or any of its affiliates as so designated by it to act in such capacity), BofA Securities, Inc., PNC Capital Markets LLC, Wells Fargo Bank, National Association, BNP Paribas Securities Corp., ING Capital LLC, BMO Capital Markets Corp., TD Bank, N.A., MUFG Bank, Ltd., Fifth Third Bank, National Association, U.S. Bank National Association, HSBC Securities (USA), Inc., Mizuho Bank, Ltd., RBC Capital Markets, LLC, The Bank of Nova Scotia, Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA, Citibank, N.A., Barclays Bank PLC, Deutsche Bank Securities Inc., Societe Generale and Stifel Nicolaus and Company have been appointed and will act as the joint arrangers and bookrunners for this Amendment (in such capacity, the “Arrangers”).

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby. This Amendment is a “Credit Document” as defined under the Credit Agreement.

Section 2. Replacement of Certain Existing Lenders.

(a) Immediately prior to giving effect to this Amendment on the Amendment No. 4 Effective Date, the Lead Borrower shall, pursuant to Section 2.19 and Section 13.12(b) of the Credit Agreement, replace UBS AG, Stamford Branch (the “Replaced Lender”), an existing Revolving Lender under the Credit Agreement that has declined to consent to the amendments set forth in this Amendment, with the Revolving Lenders party hereto (in such capacity, the “Replacement Lenders” and each a “Replacement Lender”) (the “Pre-Amendment Replacements”); provided that at the time of such Pre-Amendment Replacements:

(i) each of the Replacement Lenders, the Administrative Agent and the Swingline Lender shall execute this Amendment (and hereby agrees by its execution hereof, that (v) the Swingline Lender consents to each assignment of Revolving Commitments with respect to the U.S. Subfacility, (w) each Replacement Lender does not constitute a Defaulting Lender, (x) each Replacement Lender constitutes an Eligible Transferee under the Credit Agreement and is reasonably acceptable to the Administrative Agent, (y) as of the date hereof, each Replacement Lender complies with each of the applicable representations and warranties and the other provisions set forth in the Standard Terms and Conditions for Assignment and Assumption as set forth on Exhibit K of the Credit Agreement, and (z) the provisions of this Section 2, together with such other provisions of this Amendment that expressly refer to this Section 2, shall constitute the form of Assignment and Assumption relating to such Pre-Amendment Replacements as required under Sections 2.19 and 13.04 of the Credit Agreement, and such form is, solely for the purpose of the Pre-Amendment Replacements, acceptable to the Administrative Agent and the Lead Borrower); and

(ii) the Lead Borrower (or the Administrative Agent, on its behalf) shall pay to (x) the Revolving Lenders (including the Replaced Lender and the Replacement Lenders) an amount equal to (1) all accrued, but theretofore unpaid, interest on all outstanding Revolving Loans under the Credit Agreement, and (2) all accrued, but theretofore unpaid, Fees with respect to such Revolving Loans owed to the Revolving Lenders pursuant to Section 4.01 of the Credit Agreement, and (y) each Replaced Lender the principal amount of its pro rata share of all of the Replaced Lender Loans outstanding (if any) under the Credit Agreement immediately prior to the Amendment No. 4 Effective Date that are held by such Replaced Lender.

(b) Following the consummation of the requirements in clauses (a)(i) and (a)(ii) above:

(i) the Administrative Agent is deemed to have executed Section 2 of this Amendment, such Section 2 constituting the Assignment and Assumption relating to the Pre-Amendment Replacements, on behalf of each Replaced Lender;

(ii) each (x) Replacement Lender shall be a Revolving Lender under, and be a party to, the Credit Agreement (without limiting any such Replacement Lender’s existing obligations thereunder) and shall have the rights and obligations of a Revolving Lender under the Credit Agreement, and (y) Replaced Lender shall cease to constitute a Revolving Lender under the Credit Agreement and be released from its obligations under the Credit Agreement, except with respect to indemnification provisions under the Credit Agreement (including, without limitation, Sections 2.16, 2.17, 5.05, 12.07 and 13.01 of the Credit Agreement), which shall survive as to such Replaced Lender with respect to actions or occurrences prior to it ceasing to be a Revolving Lender under the Credit Agreement; and

(iii) after giving effect to all of the Pre-Amendment Replacements, (x) the Replaced Lender Commitments and any Replaced Lender Loans shall be assigned and assumed by the Replacement Lenders in an aggregate amount equal its pro rata portion of the applicable Replaced Lender Commitments, and (y) each of the Revolving Lenders under the Credit Agreement shall have the applicable Revolving Commitments under the Credit Agreement as set forth opposite such Lender’s name on Schedule 1 attached hereto (and such Schedule 1 shall, for the avoidance of doubt, (i) reflect each Replacement Lender’s portion of the Replaced Lender Commitments, and (ii) supersede any prior, contemporaneous or subsequent oral agreements between any Replaced Lender and Replacement Lender as to the Pre-Amendment Replacements).

Section 3. Amendments to the Credit Agreement. Immediately after giving effect to the Pre-Amendment Replacements and effective as of the Amendment No. 4 Effective Date, the Credit Parties, the Administrative Agent, each of the Lenders (immediately after giving effect to the Pre-Amendment Replacements), each of the Issuing Banks and the Swingline Lender hereby agree to each of the following amendments:

(a) The Credit Agreement (excluding all schedules and exhibits thereto) is, effective as of the Amendment No. 4 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto. As used in the Amended Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall, unless the context otherwise requires, mean, from and after the replacement of the terms of the Credit Agreement by the terms of the Amended Credit Agreement, the Amended Credit Agreement.

(b) Schedule 2.01 to the Credit Agreement is hereby replaced in its entirety with Schedule 1 attached hereto (and, in each case, for the avoidance of doubt, all other exhibits and schedules to the Credit Agreement shall remain in full force and effect).

Section 4. Representations and Warranties; No Default. By its execution of this Amendment, each Credit Party party hereto hereby represents and warrants, as of the date hereof, that:

(a) Each Credit Party that is party hereto has the corporate, partnership, limited liability company or other applicable business entity power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Amendment (and by extension the Amended Credit Agreement) and has taken all necessary corporate, partnership, limited liability company or other applicable business entity action, as the case may be, to authorize the execution, delivery and performance by it of this Amendment by each Credit Party that is a party hereto. Each Credit Party that is a party hereto has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and Legal Reservations;

(b) Neither the execution, delivery or performance by any Credit Party party hereto of this Amendment, nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any Requirement of Law, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party party hereto pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party party hereto is a party or by which it or any of its property or assets is bound or to which it may be subject (in the case of the preceding clauses (i) and (ii), other than in the case of any contravention, breach, default and/or conflict, in each case, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect) or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party party hereto;

(c) Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no applicable order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Amendment No. 4 Effective Date and which remain in full force and effect on the Amendment No. 4 Effective Date and (y) filings which are necessary to perfect the security interests created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party party hereto to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party party hereto in connection with, the execution, delivery and performance of this Amendment; and

(d) At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 5. Effectiveness. This Amendment shall become effective as of the date hereof and immediately after giving effect to the Pre-Amendment Replacements (the “Amendment No. 4 Effective Date”), subject to the satisfaction (or waiver by the Lenders) of the following conditions:

(a) Counterparts of this Amendment shall have been executed and delivered (by electronic transmission or otherwise) to the Administrative Agent by Holdings, the Lead Borrower, the other Credit Parties, each of the Non-Credit Party Pledgors (solely with respect to Section 7 hereof), the Administrative Agent, each of the Revolving Lenders (immediately after giving effect to the Pre-Amendment Replacements), each of the Issuing Banks and the Swingline Lender, and, solely with respect to Section 2 hereof, the Replacement Lenders (in their capacity as such);

(b) The Administrative Agent shall have received customary secretary’s certificates or director’s certificates for each Credit Party (together with applicable attachments), in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(c) the Administrative Agent shall have received good standing certificates (or equivalent evidence) (to the extent such concept exists in the applicable jurisdiction) and bring-down letters or facsimiles, if any (and to the extent such concept exists in the applicable jurisdiction), for the Credit Parties from their respective jurisdictions of organization;

(d) The Administrative Agent shall have received from (i) Willkie Farr & Gallagher LLP, special New York counsel to the U.S. Credit Parties, and (ii) local counsel listed on Schedule 2 hereto, opinions addressed to the Administrative Agent and each of the Lenders and dated the Amendment No. 4 Effective Date, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(e) Each of the representations and warranties made by any Credit Party party hereto as set forth in Section 4 of this Amendment, Section 8 of the Credit Agreement or in any other Credit Document are true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the Amendment No. 4 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date (without duplication of any materiality standard set in any such representation or warranty);

(f) No Default or Event of Default has occurred and is continuing;

(g) On the Amendment No. 4 Effective Date, the Lead Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Lead Borrower certifying as to the satisfaction of the conditions in clauses (e) and (f) of this Section 5;

(h) The Administrative Agent shall have received on or prior to the Amendment No. 4 Effective Date, (i) for the account of each Revolving Lender or Replacement Lender party hereto, as applicable, a non-refundable cash fee equal to (1) in the case of a Revolving Lender that consents to the Amendment and is (or that has an affiliate that is) a “Revolving Lender” under and as defined in the Credit Agreement immediately prior to the Amendment No. 4 Effective Date, the sum of (A) 0.15% of the aggregate principal amount of the Revolving Commitments provided by such Revolving Lender on the Amendment No. 4 Effective Date pursuant to the Amended Credit Agreement up to the amount of such Revolving Lender’s existing Revolving Commitments under the Credit Agreement immediately prior to the Effective Date and (B) 0.25% of the aggregate principal amount of the Revolving Commitments provided by such Revolving Lender on the Amendment No. 4 Effective Date pursuant to the Amended Credit Agreement in excess of such Revolving Lender’s existing Revolving Commitments under the Credit Agreement immediately prior to the Amendment No. 4 Effective Date and (2) in the case of each Replacement Lender that is not a “Revolving Lender” under and as defined in the Credit Agreement immediately prior to the Amendment No. 4 Effective Date, 0.25% of the aggregate principal amount of the Revolving Commitments provided by such Replacement Lender on the Amendment No. 4 Effective Date pursuant to the Amended Credit Agreement, (ii) for the account of each Revolving Lender under the Credit Agreement immediately prior to the Amendment No. 4 Effective Date, all accrued fees required to be paid under the Credit Agreement to, and not including, the Amendment No. 4 Effective Date and (iii) for the account of the Administrative Agent and the Arrangers, all fees required to be paid and reasonable out-of-pocket expenses of the Administrative Agent and the Arrangers (limited, in the case of legal expenses, to the reasonable out-of-pocket fees and disbursements of one primary counsel to the Administrative Agent and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions)) in connection with the preparation, execution and delivery of this Amendment and the other Credit Documents entered into in connection herewith, in each case, to the extent invoiced at least two (2) Business Days prior to the date hereof;

(i) The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, the results of customary bring-down Accounting and Corporate Regulatory Authority, Hong Kong Companies Registry, Official Receiver’s Office, composite litigation and cause book searches, UCC, PPSA, Personal Property Securities Register under the New Zealand PPSA, tax and judgment lien searches with respect to the applicable Credit Parties;

(j) The financing statements registered on the New Zealand PPSR in relation to the Security Documents governed by the laws of New Zealand shall be renewed and extended; and

(k) (i) Each Revolving Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent reasonably requested by such Person in writing at least ten (10) days prior to the Amendment No. 4 Effective Date, and (ii) to the extent any Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), any Revolving Lender that has requested, in a written notice to the Lead Borrower at least ten (10) days prior to the Amendment No. 4 Effective Date, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation (a “Beneficial Ownership Certification”) shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Revolving Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(l) The Administrative Agent shall have received the documents set forth on Schedule 3 hereto duly executed and delivered by the relevant parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

Section 6. Fees Generally. All fees payable hereunder, including, without limitation, the fees payable to the Revolving Lenders, shall be in all respects fully earned, due and payable on the Amendment No. 4 Effective Date and non-refundable and non-creditable thereafter.

Section 7. Acknowledgments and Confirmations; Liens Unimpaired.

(a) Each Credit Party and each Non-Credit Party Pledgor party hereto hereby expressly acknowledges and consents, as applicable, to the terms of this Amendment (and, for the avoidance of doubt, ratifies the terms of Amendment No. 1, Amendment No. 2 and Amendment No. 3) and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Credit Document (and each joinder to such Credit Documents) to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (ii) subject to any limitations set forth in the Guaranty Agreement, its guarantee of the Obligations, and (iii) its prior grant of Liens on the Collateral to secure the Obligations owed or otherwise guaranteed by it pursuant to the Security Documents with all such Liens continuing in full force and effect after giving effect to this Amendment. Without limiting the generality of the foregoing, each Credit Party confirms that the Obligations secured under each Security Document shall extend to the Obligations under the Credit Agreement as amended by this Amendment.

(b) Without limiting the foregoing, each of the Credit Parties and the Non-Credit Party Pledgors party hereto consents to the amendments of the Credit Agreement effected by this Amendment and confirms, as applicable, that (i) its obligations as a Guarantor under the Guaranty Agreement to which it is a party are not discharged or otherwise affected by those amendments or the other provisions of this Amendment (and for the avoidance of doubt Amendment No. 1, Amendment No. 2 and Amendment No. 3) and shall accordingly, subject to any limitations set forth in the Guaranty Agreement, continue in full force and effect, (ii) its obligations under, and the Liens granted by it in and pursuant to, the Security

Documents to which it is a party are not discharged or otherwise affected by those amendments or the other provisions of this Amendment (and for the avoidance of doubt Amendment No. 1, Amendment No. 2 and Amendment No. 3) and shall accordingly remain in full force and effect, (iii) the Obligations so guaranteed and secured shall, after the Amendment No. 4 Effective Date and subject to any limitations set forth in the Guaranty Agreement, extend to the Obligations under the Credit Documents (including under the Credit Agreement as amended pursuant to this Amendment).

(c) After giving effect to this Amendment, each of the Credit Parties and the Non-Credit Party Pledgors party hereto acknowledged and agrees that neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment:

(i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Credit Document, and such Liens continue unimpaired and undischarged with the same priority applicable to such Liens immediately prior to giving effect to this Amendment to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

(ii) requires that any new filings or registrations required under any Credit Document (including filings or registrations which are necessary to perfect or maintain, or required under applicable law with respect to, the security interests created under the Security Documents) to be made (in each case within any statutory time limit under applicable law) or other action required to be taken under any Credit Document be taken to perfect or to maintain the perfection of such Liens, except for (A) filings and registrations in connection with the documents set forth in Schedule 3 hereto and (B) such filings and other actions as have otherwise been made or taken on or prior to the Amendment No. 4 Effective Date and which remain in full force and effect on the Amendment No. 4 Effective Date.

Section 8. Amendment, Modification and Waiver. After the effectiveness hereof, this Amendment may not be amended, modified or waived except in accordance with Section 13.12 of the Amended Credit Agreement.

Section 9. Entire Agreement. This Amendment, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or any other Credit Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Credit Document or be construed as a novation or rescission thereof, or serve to effect a novation or rescission of the obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain and continue in full force and effect and (c) is intended to result in the mere variation of the Credit Agreement or any other Credit Document, and not the creation of a new agreement.

Section 10. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 13.08 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED MUTATIS MUTANDIS AND SHALL APPLY HERETO.

Section 11. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by facsimile or other electronic means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The words “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For purposes of this paragraph, “Electronic Signature” means an electronic symbol or process attached to a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

Section 13. Miscellaneous Provisions. The provisions of Sections 13.01, 13.08, 13.09, 13.11, 13.13, 13.21 and 13.22 of the Amended Credit Agreement shall apply with like effect as to this Amendment.

Section 14. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

IMOLA ACQUISITION CORPORATION,
as Holdings

By:	/s/ Mary Ann Sigler .
Name: Mary Ann Sigler
Title: President and Treasurer

INGRAM MICRO INC.,as the Lead Borrower

By:	/s/ Mary Ann Sigler .
Name: Mary Ann Sigler
Title: Vice President

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

INGRAM MICRO SINGAPORE INC.,
INGRAM MICRO AMERICAS INC.,
INGRAM MICRO DELAWARE INC.,
INGRAM MICRO MANAGEMENT COMPANY,
INGRAM MICRO PHILIPPINES BPO LLC,
BRIGHTPOINT, INC.,
BRIGHTPOINT INTERNATIONAL LTD.,
BRIGHTPOINT LATIN AMERICA LLC,
WIRELESS FULFILLMENT SERVICES HOLDINGS, INC.,
WIRELESS FULFILLMENT SERVICES LLC,
BRIGHTPOINT NORTH AMERICA LLC,
BRIGHTPOINT DISTRIBUTION LLC,
ACTIFY LLC,
BRIGHTPOINT GLOBAL HOLDINGS II, INC.,
BRIGHTPOINT NORTH AMERICA SERVICES LLC,
INGRAM MICRO TRANSPORTATION MANAGEMENT SERVICES LLC,
TOUCHSTONE WIRELESS REPAIR AND LOGISTICS, LP,
PROMARK TECHNOLOGY, INC.,
INGRAM MICRO MEXICO LLC,
INGRAM MICRO LATIN AMERICA & CARIBBEAN LLC,
INGRAM MICRO SERVICES LLC,
SOFTCOM AMERICA INC.,
INGRAM MICRO SB INC.,
RUTLEDGE COMPANY, INC.,
RENUGO LLC,
EXPORT SERVICES INC.,
BPGH LLC, and
CLOUDBLUE LLC, each as a Guarantor

By:	/s/ Adolfo Jimenez .
Name: Adolfo Jimenez
Title: Treasurer

INGRAM MICRO TEXAS LLC, each as a Guarantor

By: Ingram Micro Inc., its sole member

By:	/s/ Adolfo Jimenez .
Name: Adolfo Jimenez
Title: Vice President and Treasurer

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

Ingram MICRO MEXICO LLC,
as a Guarantor

By: Ingram Micro Americas Inc., its sole member

By:	/s/ Adolfo Jimenez
Name: Adolfo Jimenez
Title: Treasurer

INGRAM MICRO L.P., as a Guarantor

By: Ingram Micro Inc., its general partner

By:	/s/ Adolfo Jimenez
Name: Adolfo Jimenez
Title: Vice President and Treasurer

INGRAM MICRO TEXAS L.P., as a Guarantor

By: Ingram Micro Texas LLC, its general partner

By: Ingram Micro Inc., its sole member

By:	/s/ Adolfo Jimenez
Name: Adolfo Jimenez
Title: Vice President and Treasurer

TOUCHSTONE WIRELESS REPAIR AND LOGISTICS, LP, as a Guarantor

By: Brightpoint North America LLC, its general partner

By:	/s/ Adolfo Jimenez
Name: Adolfo Jimenez
Title: Treasurer

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

INGRAM MICRO LATIN AMERICA & CARIBBEAN LLC,
as a Guarantor

By: Ingram Micro Global Holdings C.V., its sole member

By: Ingram Micro Management Company, its sole general partner

By:	/s/ Adolfo Jimenez
Name: Adolfo Jimenez
Title: Treasurer

INGRAM MICRO LP, by its general partner, INGRAM MICRO HOLDCO INC. SOCIÉTÉ DE PORTEFEUILLE INGRAM MICRO INC. as a Canadian Borrower

By:	/s/ Adolfo Jimenez
Name: Adolfo Jimenez
Title: Treasurer

INGRAM MICRO INC. as a Guarantor

By:	/s/ Adolfo Jimenez
Name: Adolfo Jimenez
Title: Treasurer

INGRAM MICRO LOGISTICS LP, by its general partner, INGRAM MICRO HOLDCO INC. SOCIÉTÉ DE PORTEFEUILLE INGRAM MICRO INC. as a Guarantor

By:	/s/ Adolfo Jimenez
Name: Adolfo Jimenez
Title: Treasurer

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

INGRAM MICRO HOLDCO INC. SOCIÉTÉ DE PORTEFEUILLE INGRAM MICRO INC.
as a Guarantor

By:	/s/ Adolfo Jimenez
Name: Adolfo Jimenez
Title: Treasurer

INGRAM MICRO MOBILITY CANADA BRC INC. as a Guarantor

By:	/s/ Adolfo Jimenez
Name: Adolfo Jimenez
Title: Treasurer

SOFTCOM GROUP INC. as a Guarantor

By:	/s/ Adolfo Jimenez
Name: Adolfo Jimenez
Title: Treasurer

SOFTCOM INC. as a Guarantor

By:	/s/ Adolfo Jimenez
Name: Adolfo Jimenez
Title: Treasurer

PROTOVISION SOLUTIONS INC. as a Guarantor

By:	/s/ Adolfo Jimenez
Name: Adolfo Jimenez
Title: Treasurer

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

INGRAM MICRO (CHINA) LIMITED
as a Guarantor

By:	/s/ Diego Pablo UTGE AGUILAR
Name: Diego Pablo UTGE AGUILAR
Title: Director

INGRAM MICRO HONG KONG (HOLDING) LIMITED as a Guarantor

By:	/s/ Diego Pablo UTGE AGUILAR
Name: Diego Pablo UTGE AGUILAR
Title: Director

INGRAM MICRO INTERNATIONAL TRADING LIMITED as a Guarantor

By:	/s/ Diego Pablo UTGE AGUILAR
Name: Diego Pablo UTGE AGUILAR
Title: Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

INGRAM MICRO (N.Z.) LIMITED
as a Guarantor

By:	/s/ Timothy Mark Ament
Name: Timothy Mark Ament
Title: Director

By:	/s/ Stefaia Timea Bako
Name: Stefania Timea Bako
Title: Director

INGRAM MICRO NEW ZEALAND HOLDINGS as a Guarantor

By:	/s/ Timothy Mark Ament
Name: Timothy Mark Ament
Title: Director

By:	/s/ Stefaia Timea Bako
Name: Stefania Timea Bako
Title: Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

INGRAM MICRO ASIA PTE. LTD.
As a Singapore Credit Party

By:	/s/ Luis Manuel Lanca Lourenco
Name: Luis Manuel Lanca Lourenco
Title: Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

INGRAM MICRO ASIA PACIFIC PTE. LTD.
As a Singapore Credit Party

By:	/s/ Luis Manuel Lanca Lourenco
Name: Luis Manuel Lanca Lourenco
Title: Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

INGRAM MICRO ASIA MARKETPLACE PTE. LTD.
As a Singapore Credit Party

By:	/s/ Luis Manuel Lanca Lourenco
Name: Luis Manuel Lanca Lourenco
Title: Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

INGRAM MICRO (UK) LIMITED
as a UK Borrower

By:	/s/ Karel Everaet
Name: Karel Everaet
Title: Director

COMMSCARE GROUP LIMITED as a UK Guarantor

By:	/s/ Karel Everaet
Name: Karel Everaet
Title: Director

INGRAM MICRO HOLDINGS LTD as a UK Guarantor

By:	/s/ Karel Everaet
Name: Karel Everaet
Title: Director

INGRAM MICRO SERVICES HOLDINGS LTD as a UK Guarantor

By:	/s/ Karel Everaet
Name: Karel Everaet
Title: Director

INGRAM MICRO SERVICES LTD as a UK Guarantor

By:	/s/ Karel Everaet
Name: Karel Everaet
Title: Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

SOLELY WITH RESPECT TO SECTION 7 OF THIS AMENDMENT:

INGRAM MICRO GLOBAL SERVICES B.V.

By:	/s/ Karel Everaet
Name: Karel Everaet
Title: Director

SOLELY WITH RESPECT TO SECTION 7 OF THIS AMENDMENT:

INGRAM MICRO EUROPE B.V.

By:	/s/ Karel Everaet
Name: Karel Everaet
Title: Director

SOLELY WITH RESPECT TO SECTION 7 OF THIS AMENDMENT:

INGRAM MICRO GLOBAL HOLDINGS, C.V. represented by its sole general partner INGRAM MICRO MANAGEMENT COMPANY

By:	/s/ Adolfo Jimenez
Name: Adolfo Jimenez
Title: Treasurer

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

INGRAM MICRO PTY LTD
as Australian Lead Borrower

Executed by INGRAM MICRO PTY LTD (ACN 112 487 966) under section 127 of the Corporations Act 2001 (Cth) by its duly authorized officers:

/s/ Timothy Mark Ament
Signature of Director

Timothy Mark Ament
Name of Director

/s/ Stefania Timea Bako
Signature of Director/Secretary

Stefania Timea Bako
Name of Director/Secretary

INGRAM MICRO HOLDINGS (AUSTRALIA) PTY LIMITED as Australian Guarantor

Executed by INGRAM MICRO HOLDINGS (AUSTRALIA) PTY LIMITED (ACN 112 487 322) under section 127 of the Corporations Act 2001 (Cth) by its duly authorized officers:

/s/ Timothy Mark Ament
Signature of Director

Timothy Mark Ament
Name of Director

/s/ Stefania Timea Bako
Signature of Director/Secretary

Stefania Timea Bako
Name of Director/Secretary

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

INGRAM MICRO AUSTRALIA PTY LIMITED
as Australian Guarantor

Executed by INGRAM MICRO AUSTRALIA PTY LIMITED (ACN 063 397 437) under section 127 of the Corporations Act 2001 (Cth) by its duly authorized officers:

/s/ Timothy Mark Ament
Signature of Director

Timothy Mark Ament
Name of Director

/s/ Stefania Timea Bako
Signature of Director/Secretary

Stefania Timea Bako
Name of Director/Secretary

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Kevin Podwika
Name: Kevin Podwika
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A., as a Revolving Lender, Swingline Lender, and Issuing Bank

By:	/s/ Kevin Podwika .
Name: Kevin Podwika
Title: Authorized Officer

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Revolving Lender

By:	/s/ Jeffrey Coleman
Name: Jeffrey Coleman
Title: Executive Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

Bank Of America, N.A.
as a Revolving Lender and Issuing Bank

By:	/s/ Jennifer Tang
Name: Jennifer Tang
Title: SVP

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

Bank Of America, N.A. (acting through its Canada Branch), as a Revolving Lender

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION
as a Revolving Lender and Issuing Bank

By:	/s/ Kevin Curtis
Name: Kevin Curtis
Title: Vice President

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as an Issuing Bank

By:	/s/ Lydia Gouhin
Name: Lydia Gouhin
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Lender

By:	/s/ Lydia Gouhin
Name: Lydia Gouhin
Title: Vice President

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

Wells Fargo Capital Finance Corporation Canada,
as a Revolving Lender

By:	/s/ Carmela Massari
Name: Carmela Massari
Title: SVP. Portfolio Manager

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

BNP PARIBAS,
as a Revolving Lender and Issuing Bank

By:	/s/ Zachary Kaiser
Name: Zachary Kaiser
Title: Director

By:	/s/ Guelay Mese
Name: Guelay Mese
Title: Managing Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

ING CAPITAL LLC
as a Revolving Lender and Issuing Bank

By:	/s/ Jean Grasso
Name: Jean Grasso
Title: Managing Director

By:	/s/ Michael Chen
Name: Michael Chen
Title: Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

BANK OF MONTREAL,
as Lender and as an Issuing Bank

By:	/s/ Angela Ranudo
Name: Angela Ranudo
Title: Director

BANK OF MONTREAL, LONDON BRANCH, as a Lender

By:	/s/ Richard Pittam
Name: Richard Pittam
Title: Managing Director

By:	/s/ William Smith
Name: William Smith
Title: Managing Director

BANK OF MONTREAL as a Lender and as an Issuing Bank

By:	/s/ Helen Alvarez-Hernandez
Name: Helen Alvarez-Hernandez
Title: Managing Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

TD BANK, N.A.,
as a Revolving Lender

By:	/s/ Jeffrey Saperstein
Name: Jeffrey Saperstein
Title: Vice President

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

The TORONTO-DOMINION BANK,
as Lender and as a Revolving Lender

By:	/s/ Ali Hasan
Name: Ali Hasan
Title: Director

By:	/s/ Aaron Silins
Name: Aaron Silins
Title: Associate Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

MUFG Bank, Ltd.,
as a Revolving Lender and Issuing Bank

By:	/s/ Paul M. Angland
Name: Paul M. Angland
Title: Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as Revolving Lender and Issuing Bank

By:	/s/ Patrick Lingrosso
Name: Patrick Lingrosso
Title: Vice President

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

U.S. Bank National Association
as a Revolving Lender and Issuing Bank

By:	/s/ Nykole Hanna
Name: Nykole Hanna
Title: Authorized Signatory

U.S. Bank National Association, acting through its Canada Branch, as a Revolving Lender

By:	/s/ Nykole Hanna
Name: Nykole Hanna
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

The Bank Of Nova Scotia,
as a Revolving Lender and Issuing Bank

By:	/s/ David Dewar
Name: David Dewar
Title: Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

HSBC Bank USA, National Association
as a Revolving Lender and Issuing Bank

By:	/s/ Ilene Hernandez
Name: Ilene Hernandez
Title: Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

Mizuho Bank, LTD.,
as an Issuing Bank

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Managing Director

Mizuho Bank, LTD., as a Revolving Lender

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Managing Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

ROYAL BANK OF CANADA
as a Revolving Lender and Issuing Bank

By:	/s/ Anna Bernat
Name: Anna Bernat
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

MORGAN STANLEY BANK, N.A.,
as an Issuing Bank

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Revolving Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Revolving Lender

By:	/s/ Michael King
Name: Michael King
Title: Vice President

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

Goldman Sachs Bank USA
as Revolving Lender and Issuing Bank

By:	/s/ Dana Siconolfi
Name: Dana Siconolfi
Title: Vice President, Chief Underwriting Office

Goldman Sachs Lending Partners LLC as Revolving Lender

By:	/s/ Dana Siconolfi
Name: Dana Siconolfi
Title: Vice President, Chief Underwriting Office

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

Citibank, N.A.,
as a Revolving Lender and Issuing Bank

By:	/s/ Michelle Pratt
Name: Michelle Pratt
Title: Vice President & Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

BARCLAYS BANK PLC,
as an Issuing Bank

By:	/s/ Sean Duggan
Name: Sean Duggan
Title: Director

BARCLAYS BANK PLC, as a Revolving Lender

By:	/s/ Sean Duggan
Name: Sean Duggan
Title: Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

Deutsche Bank AG New York Branch,
as a Revolving Lender and Issuing Bank

By:	/s/ Philip Tancorra
Name: Philip Tancorra
Title: Director

By:	/s/ Suzan Onal
Name: Suzan Onal
Title: Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

Deutsche Bank AG Canada Branch,
as a Revolving Lender

By:	/s/ David Gynn
Name: David Gynn
Title: Director

By:	/s/ Edward Salibian
Name: Edward Salibian
Title: Assistant Vice President

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

SOCIETE GENERALE,
as a Revolving Lender and Issuing Bank

By:	/s/ Jonathan Logan
Name: Jonathan Logan
Title: Managing Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

STIFEL BANK & TRUST,
as a Revolving Lender and Issuing Bank

By:	/s/ Daniel P. McDonald
Name: Daniel P. McDonald
Title: Vice President

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

COMERICA BANK
as a Revolving Lender

By:	/s/ Ariel Durrant
Name: Ariel Durrant
Title: Vice President, Relationship Manager

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as a Revolving Lender

By:	/s/ Bruno Pezy
Name: Bruno Pezy
Title: Managing Director

By:	/s/ David Sharp
Name: David Sharp
Title: Managing

Director

[Signature Page to Amendment No. 4 to the ABL Credit Agreement]

SCHEDULE 1

TO AMENDMENT

SCHEDULE 2.01

Commitments

Term Loan Commitments

Term Lender	Initial Term Loan Commitment
JPMorgan Chase Bank, N.A.	$100,000,000
Bank of America, N.A.	$100,000,000
PNC Bank, National Association	$35,000,000
Wells Fargo Bank, National Association	$31,800,000
BNP Paribas	$25,000,000
Citibank, N.A.	$25,000,000
ING Capital LLC	$18,000,000
Morgan Stanley Bank, N.A.	$62,200,000
Bank of Montreal	$15,000,000
MUFG Bank, Ltd.	$15,000,000
The Bank of Nova Scotia	$7,500,000
Barclays Bank PLC	$7,500,000
Credit Suisse AG, Cayman Islands Branch	$7,500,000
Deutsche Bank AG New York Branch	$7,500,000
HSBC Bank USA, National Association	$7,500,000
Mizuho Bank, Ltd.	$7,500,000
Royal Bank of Canada	$7,500,000
Comerica Bank	$4,500,000
Fifth Third Bank, National Association	$4,500,000
TD Bank, N.A.	$4,500,000
U.S. Bank National Association	$4,500,000
Stifel Bank & Trust	$1,500,000
Societe Generale	$1,000,000
Total	$500,000,000

Schedule 1-1

Revolving Commitments

Lender	U.S. Revolving Commitment	Canadian Revolving Commitment	APAC Revolving Commitment	UK Revolving Commitment	Treaty Passport Scheme reference number and jurisdiction of tax residence (if applicable)
JPMorgan Chase Bank, N.A.	$327,857,142.86	$0	$72,857,142.86	$36,428,571.43	13/M/0268710/DTTP – USA
JPMorgan Chase Bank, N.A., Toronto Branch	$0	$72,857,142.86	$0	$0	N/A
Bank of America, N.A.	$327,857,142.86	$0	$72,857,142.86	$36,428,571.43	N/A
Bank of America, N.A. (acting through its Canada Branch)	$0	$72,857,142.86	$0	$0	N/A
PNC Bank, National Association	$231,428,571.43	$51,428,571.43	$51,428,571.43	$25,714,285.71	13/P/63904/DTTP – USA
Wells Fargo Bank, National Association	$204,428,571.43	$0	$45,428,571.43	$22,714,285.71	13/W/61173/DTTP – USA
Wells Fargo Capital Finance Corporation Canada	$0	$45,428,571.43	$0	$0	N/A
BNP Paribas	$170,357,142.86	$37,857,142.86	$37,857,142.86	$18,928,571.43	5/B/255139/DTTP – France
ING Capital LLC	$122,142,857.14	$27,142,857.14	$27,142,857.14	$13,571,428.57	13/I/273576/DTTP – USA
Bank of Montreal	$106,071,428.57	$23,571,428.57	$23,571,428.57	$11,785,714.29	N/A
TD Bank, N.A.	$86,785,714.29	$0	$19,285,714.29	$9,642,857.14	13/T/358618/DTTP – USA
The Toronto-Dominion Bank	$0	$19,285,714.29	$0	$0	3/T/80000/DTTP – USA
MUFG Bank, Ltd.	$70,714,285.71	$15,714,285.71	$15,714,285.71	$7,857,142.86	13/U/216367/DTTP – USA

Schedule 1-2

Lender	U.S. Revolving Commitment	Canadian Revolving Commitment	APAC Revolving Commitment	UK Revolving Commitment	Treaty Passport Scheme reference number and jurisdiction of tax residence (if applicable)
Fifth Third Bank, National Association	$64,285,714.29	$14,285,714.29	$14,285,714.29	$7,142,857.14	N/A
U.S. Bank National Association	$64,285,714.29	$0	$14,285,714.29	$7,142,857.14	13/U/62184/DTTP – USA
U.S. Bank National Association, acting through its Canada Branch	$0	$14,285,714.29	$0	$0	N/A
The Bank of Nova Scotia	$54,642,857.14	$12,142,857.14	$12,142,857.14	$6,071,428.57	3/T/366714/DTTP – Canada
HSBC Bank USA, National Association	$54,642,857.14	$12,142,857.14	$12,142,857.14	$6,071,428.57	13/H/ 314375/DTTP – USA
Mizuho Bank, Ltd.	$51,428,571.43	$11,428,571.43	$11,428,571.43	$5,714,285.71
Royal Bank of Canada	$48,214,285.71	$10,714,285.71	$10,714,285.71	$5,357,142.86	3/R/70780/DTTP – Canada
Morgan Stanley Bank, N.A.	$48,214,285.71	$0	$0	$0	13/M/ 307216/DTTP – USA
Morgan Stanley Senior Funding, Inc.	$0	$10,714,285.71	$10,714,285.71	$5,357,142.86	13/M/ 227953/DTTP – USA
Goldman Sachs Bank USA	$48,214,285.71	$10,714,285.71	$0	$5,357,142.86	N/A
Goldman Sachs Lending Partners LLC	$0	$0	$10,714,285.71	$0	N/A
Citibank, N.A.	$46,928,571.43	$10,428,571.43	$10,428,571.43	$5,214,285.71	13/C/62301/DTTP – USA
Barclays Bank PLC	$38,571,428.57	$8,571,428.57	$8,571,428.57	$4,285,714.29	N/A
Deutsche Bank AG New York Branch	$22,500,000.00	$0	$5,000,000.00	$2,500,000.00	N/A

Schedule 1-3

Lender	U.S. Revolving Commitment	Canadian Revolving Commitment	APAC Revolving Commitment	UK Revolving Commitment	Treaty Passport Scheme reference number and jurisdiction of tax residence (if applicable)
Deutsche Bank AG Canada Branch	$0	$5,000,000.00	$0	$0	N/A
Societe Generale	$12,857,142.86	$2,857,142.86	$2,857,142.86	$1,428,571.43	N/A
Stifel Bank & Trust	$9,642,857.14	$2,142,857.14	$2,142,857.14	$1,071,428.57	N/A
Comerica Bank	$35,357,142.86	$7,857,142.86	$7,857,142.86	$3,928,571.43	13/C/65903/DTTP – USA
Crédit Agricole Corporate and Investment Bank	$2,571,428.57	$571,428.57	$571,428.57	$285,714.29	N/A
Total	$2,250,000,000	$500,000,000	$500,000,000	$250,000,000

LC Commitments

Issuing Bank	LC Commitments
JPMorgan Chase Bank, N.A.	$67,131,647.78
Bank of America, N.A.	$67,131,647.78
PNC Bank, National Association	$41,848,299.91
Wells Fargo Bank, National Association	$36,965,998.26
BNP Paribas	$30,804,998.55
ING Capital LLC	$22,086,602.73
Bank of Montreal	$19,180,470.79
MUFG Bank, Ltd.	$12,786,980.53
Fifth Third Bank, National Association	$11,624,527.75
U.S. Bank National Association	$11,624,527.75
The Bank of Nova Scotia	$9,880,848.59
HSBC Bank USA, National Association	$9,880,848.59
Mizuho Bank, Ltd.	$9,299,622.20
Royal Bank of Canada	$8,718,395.82
Morgan Stanley Bank, N.A.	$8,718,395.82
Goldman Sachs Bank USA	$8,718,395.82
Citibank, N.A.	$8,485,905.26
Barclays Bank PLC	$6,974,716.65

Schedule 1-4

Deutsche Bank AG New York Branch	$4,068,584.71
Societe Generale	$2,324,905.55
Stifel Bank & Trust	$1,743,679.16
Total	$400,000,000

Schedule 1-5

SCHEDULE 2

TO AMENDMENT

Jurisdictions of Local Counsel Opinions

1.	UK law opinion (capacity) of Mayer Brown International, LLP, English counsel to the Administrative Agent

2.	California, Missouri and Pennsylvania law opinion of Gordon Rees Scully Mansukhani, LLP, special California, Missouri and Pennsylvania counsel to the Credit Parties

3.	Indiana opinion of Taft Stettinius & Hollister LLP, special Indiana counsel to the Credit Parties

4.	Maryland and Tennessee opinion of Nelson Mullins Riley & Scarborough LLP, special Maryland and Tennessee counsel to the Credit Parties

5.	Ontario and British Columbia law opinion of Stikeman Elliott LLP, special Ontario and British Columbia counsel to the Credit Parties

6.	Australian law opinion (capacity) of King & Wood Mallesons, Australian counsel to the Administrative Agent

7.	Hong Kong law opinion (capacity and validity) of Mayer Brown PK Wong & Nair Pte. Ltd., Hong Kong counsel to the Administrative Agent

8.	Singapore law opinion (capacity) of Bird & Bird, Singapore counsel to the Singapore Credit Parties

9.	Singapore law opinion (validity) of Mayer Brown PK Wong & Nair Pte. Ltd., Singapore opinion counsel to the Administrative Agent

10.	New Zealand law opinion (capacity) of Bell Gully, New Zealand counsel to the Administrative Agent

11.	Dutch law opinion (capacity) of Baker & McKenzie Amsterdam N.V., Dutch counsel to the Non-Credit Party Pledgors.

Schedule 2-1

SCHEDULE 3

TO AMENDMENT

PART A – HONG KONG CREDIT PARTIES

1.	Hong Kong law governed confirmatory debenture to be entered into between the Hong Kong Credit Parties and the Collateral Agent

2.	Hong Kong law governed confirmatory shares charge to be entered into between Ingram Micro Asia Pte. Ltd. and the Collateral Agent over all the shares in Ingram Micro Hong Kong (Holding) Limited

3.	Hong Kong law governed confirmatory shares charge to be entered into between Ingram Micro Europe B.V. and the Collateral Agent over all the shares in Ingram Micro International Trading Limited

4.

To the extent applicable and required by the confirmatory debenture referred to in item 1 above to be delivered by the Amendment No. 4 Effective Date, the Hong Kong notice(s) of assignment of each Assigned Document (as defined in the confirmatory debenture referred to in item 1 above) to be delivered by the applicable Hong Kong Credit Parties

5.

To the extent applicable and required by the confirmatory debenture referred to in item 1 above to be delivered by the Amendment No. 4 Effective Date, the Hong Kong deposit notice(s) to be delivered by the applicable Hong Kong Credit Parties with respect to Collection Accounts and Eligible Cash Accounts (as defined in the confirmatory debenture referred to in item 1 above) of the Hong Kong Credit Parties.

6.

To the extent applicable and required by the confirmatory debenture referred to in item 1 above to be delivered by the Amendment No. 4 Effective Date, the Hong Kong notice(s) of charge of Accounts (as defined in the confirmatory debenture referred to in item 1 above) to be delivered by the applicable Hong Kong Credit Parties

7.

To the extent not already delivered pursuant to the Hong Kong Security Documents signed but undated resignation letter of each director of Ingram Micro (China) Limited, Ingram Micro Hong Kong (Holding) Limited and Ingram Micro International Trading Limited delivered to the Collateral Agent (or its nominee)

8.

Signed in blank but undated board resolutions of Ingram Micro (China) Limited, Ingram Micro Hong Kong (Holding) Limited and Ingram Micro International Trading Limited in the form attached in the relevant schedules to the confirmatory debenture referred to in item 1 above (in the case of Ingram Micro (China) Limited), the applicable confirmatory shares charge referred to in item 2 above (in the case of Ingram Micro Hong Kong (Holding) Limited) and the applicable confirmatory shares charge referred to in item 3 above (in the case of Ingram Micro International Trading Limited)

9.

Signed and dated letters of authority of each director of Ingram Micro (China) Limited, Ingram Micro Hong Kong (Holding) Limited and Ingram Micro International Trading Limited delivered to the Collateral Agent (or its nominee)

10.

Signed in blank but undated contract note and instrument of transfer for the shares in Ingram Micro International Trading Limited in the forms attached in the relevant schedules to the confirmatory shares charge referred to in item 3 above.

PART B - SINGAPORE CREDIT PARTIES

Schedule 3-1

11.	Singapore law governed confirmatory debenture to be entered into between the Singapore Credit Parties and the Collateral Agent

12.	Singapore law governed confirmatory shares charge to be entered into between Ingram Micro Americas Inc. and the Collateral Agent over the shares in Ingram Micro Asia Pacific Pte. Ltd.

13.	Singapore law governed confirmatory shares charge to be entered into between Ingram Micro Global Services B.V. and the Collateral Agent over the shares in Ingram Micro Asia Marketplace Pte. Ltd.

14.

To the extent applicable and required by the confirmatory debenture referred to in item 10 above to be delivered by the Amendment No.4 Effective Date, the Singapore notice(s) of assignment of Assigned Document (as defined in the confirmatory debenture referred to in item 10 above) to be delivered by the applicable Singapore Credit Parties

15.

To the extent applicable and required by the confirmatory debenture referred to in item 10 above to be delivered by the Amendment No.4 Effective Date, the Singapore notice(s) of charge of assignment of Insurance (as defined in the confirmatory debenture referred to in item 10 above) to be delivered by the applicable Singapore Credit Parties

16.

To the extent applicable and required by the confirmatory debenture referred to in item 10 above to be delivered by the Amendment No.4 Effective Date, the Singapore notice(s) of charge of Collection Accounts and Eligible Cash Accounts (as defined in the confirmatory debenture referred to in item 10 above) to be delivered by the applicable Singapore Credit Parties

17.

To the extent applicable and required by the confirmatory debenture referred to in item 10 above to be delivered by the Amendment No.4 Effective Date, the Singapore notice(s) of security over Accounts (as defined in the confirmatory debenture referred to in item 10 above) to be delivered by the applicable Singapore Credit Parties

18.

Signed but undated instruments of transfer for the shares in Ingram Micro Asia Pacific Pte. Ltd., Mobile Support Services Pte. Ltd. and Ingram Micro Asia Marketplace Pte. Ltd. delivered to the Collateral Agent (or its nominee)

19.

Signed in blank but undated board resolutions of Ingram Micro Asia Pacific Pte. Ltd. and Ingram Micro Asia Marketplace Pte. Ltd. in the form attached in the relevant schedules to the applicable confirmatory shares charge referred to in item 12 above (in the case of Ingram Micro Asia Pacific Pte. Ltd.) and the applicable confirmatory shares charge referred to in item 13 above (in the case of Ingram Micro Asia Marketplace Pte. Ltd.)

Schedule 3-2

EXHIBIT A

TO AMENDMENT

[Amended Credit Agreement]

EXHIBIT A

ABL CREDIT AGREEMENT

among

IMOLA ACQUISITION CORPORATION,

as HOLDINGS,

IMOLA MERGER CORPORATION,

as INITIAL BORROWER

(prior to the consummation of the Closing Date Mergers),

INGRAM MICRO INC.,

as LEAD BORROWER

(following the consummation of the Closing Date Mergers),

The parties listed as Borrowers on the signature pages hereto,

as BORROWERS

VARIOUS LENDERS AND ISSUING BANKS

and

JPMORGAN CHASE BANK, N.A.,

as ADMINISTRATIVE AGENT, COLLATERAL AGENT and SWINGLINE LENDER

Dated as of July 2, 2021,

as amended by Amendment No. 1, dated as of August 12, 2021,

as amended by Amendment No. 2, dated as of May 30, 2023,

~~and~~ as further amended by Amendment No. 3, dated as of June 17, 2024, and as further amended by Amendment No. 4, dated as of September 20, 2024

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

MORGAN STANLEY SENIOR FUNDING, INC.,

BNP PARIBAS SECURITIES CORP.,

CITIBANK, N.A.,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

BMO CAPITAL MARKETS CORP.,

MUFG ~~UNION~~ BANK, ~~N.A~~LTD.,

PNC CAPITAL MARKETS LLC,

DEUTSCHE BANK SECURITIES INC.,

BARCLAYS BANK PLC,

~~CREDIT SUISSE LOAN FUNDING LLC,~~

HSBC SECURITIES (USA), INC.,

MIZUHO BANK, LTD.,

RBC CAPITAL MARKETS, LLC,

THE BANK OF NOVA SCOTIA,

ING CAPITAL LLC,

SOCIETE GENERALE ~~and~~,

STIFEL NICOLAUS AND COMPANY, and

GOLDMAN SACHS BANK USA

as JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

-ii-

-iii-

Section 6(C).04	ABL Credit Agreement Guaranty Agreement	164
Section 6(C).05	Borrowing Base Certificate	164
Section 6(C).06	“Know Your Customer”	164

SECTION 7.	CONDITIONS PRECEDENT TO ALL CREDIT EVENTS AFTER THE CLOSING DATE	164

7.01	Notice of Borrowing	165
7.02	Availability	165
7.03	No Default	165
7.04	Representations and Warranties	165
7.05	Know Your Customer	165

SECTION 8.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS	165

8.01	Organizational Status	165
8.02	Power and Authority; Enforceability	166
8.03	No Violation	166
8.04	Approvals	166
8.05	Financial Statements; Financial Condition; Projections	166
8.06	Litigation	167
8.07	True and Complete Disclosure	167
8.08	Use of Proceeds; Margin Regulations	167
8.09	Tax Returns and Payments	168
8.10	ERISA	168
8.11	The Security Documents	170
8.12	Properties	171
8.13	Capitalization	171
8.14	Subsidiaries	171
8.15	Compliance with Statutes, Sanctions; Patriot Act; Anti-Corruption Laws	172
8.16	Investment Company Act	172
8.17	[Reserved]	172
8.18	Environmental Matters	172
8.19	Labor Relations	173
8.20	Intellectual Property	173
8.21	Affected Financial Institutions	173
8.22	Borrowing Base Certificate	173
8.23	Centre of Main Interests and Establishments	173
8.24	Common Enterprise	173

SECTION 9.	AFFIRMATIVE COVENANTS	173

9.01	Information Covenants	174
9.02	Books, Records and Inspections; Conference Calls	178
9.03	Maintenance of Property; Insurance	179
9.04	Existence; Franchises	179
9.05	Compliance with Statutes, etc.	180
9.06	Compliance with Environmental Laws	180
9.07	Pension and Benefit Plans	180
9.08	End of Fiscal Years; Fiscal Quarters	181
9.09	[Reserved]	181
9.10	Payment of Taxes	181
9.11	Use of Proceeds	181
9.12	Additional Security; Further Assurances; etc.	182
9.13	Post-Closing Actions	184
9.14	Permitted Acquisitions	184

-iv-

9.15	Credit Ratings	184
9.16	Designation of Subsidiaries	185
9.17	Collateral Monitoring and Reporting	185
9.18	Centre of Main Interests	190
9.19	Financial Assistance	190
9.20	People with Significant Control Regime	191
9.21	Australian PPSA Undertaking and New Zealand PPSA Undertaking	191
9.22	Australian Tax Consolidation	191
9.23	Australian GST Group	192

SECTION 10.	NEGATIVE COVENANTS	192

10.01	Liens	192
10.02	Consolidation, Merger, or Sale of Assets, etc.	197
10.03	Dividends	201
10.04	Indebtedness	204
10.05	Advances, Investments and Loans	209
10.06	Transactions with Affiliates	213
10.07	Limitations on Payments, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc.	215
10.08	Limitation on Certain Restrictions on Subsidiaries	216
10.09	Business	217
10.10	Negative Pledges	218
10.11	Financial Covenant	219
10.12	ARPA Covenants	219

SECTION 11.	EVENTS OF DEFAULT	220

11.01	Payments	220
11.02	Representations, etc.	220
11.03	Covenants	221
11.04	Default Under Other Agreements	221
11.05	Bankruptcy, etc.	221
11.06	ERISA; Foreign Pension Plans	223
11.07	Security Documents	223
11.08	Guarantees; Other Credit Documents	223
11.09	Judgments	223
11.10	Change of Control	224
11.11	Application of Funds	224

SECTION 12.	THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT	225

12.01	Appointment and Authorization	225
12.02	Delegation of Duties	226
12.03	Exculpatory Provisions	226
12.04	Reliance by Administrative Agent and Collateral Agent	227
12.05	No Other Duties, Etc.	227
12.06	Non-reliance on Administrative Agent, Collateral Agent and Other Lenders	227
12.07	Indemnification by the Lenders	228
12.08	Rights as a Lender	228
12.09	Administrative Agent May File Proofs of Claim; Credit Bidding	228
12.10	Resignation of the Agents	229
12.11	Collateral Matters and Guaranty Matters	230
12.12	Bank Product Providers	231
12.13	Withholding Taxes	232
12.14	Certain ERISA Matters	232

-v-

12.15	Collateral Agent as Trustee	233
12.16	Acknowledgments of Lenders	233
12.17	Quebec Liens (Hypothecs)	234
12.18	German and Austrian Security Provisions; Parallel Debts	234
12.19	Dutch Parallel Debt	236
12.20	Spanish particularities in relation to the Collateral Agent	237
12.21	Swiss Security Provisions	239
12.22	Belgian Particularities in Relation to the Collateral Agent	239
12.23	French Particularities in Relation to the Collateral Agent	240

SECTION 13.	MISCELLANEOUS	240

13.01	Payment of Expenses, etc.	240
13.02	Right of Setoff	242
13.03	Notices	242
13.04	Benefit of Agreement; Assignments; Participations, etc.	243
13.05	No Waiver; Remedies Cumulative	249
13.06	Payments Pro Rata	249
13.07	Calculations; Computations	250
13.08	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	251
13.09	Counterparts; Integration; Effectiveness	251
13.10	Interest Rate Limitations	252
13.11	Headings Descriptive	252
13.12	Amendment or Waiver; etc.	252
13.13	Survival	257
13.14	[Reserved]	257
13.15	Confidentiality	257
13.16	Patriot Act Notice; Canadian AML	258
13.17	Waiver of Sovereign Immunity	259
13.18	[Reserved]	259
13.19	INTERCREDITOR AGREEMENTS	259
13.20	Absence of Fiduciary Relationship	260
13.21	Judgment Currency	260
13.22	Electronic Execution of Documents	261
13.23	Entire Agreement	261
13.24	Appointment of Collateral Agent as Security Trustee	261
13.25	[Reserved]	266
13.26	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	266
13.27	Acknowledgement Regarding Any Supported QFCs	267
13.28	Spanish Particularities Related to Enforcement	267

-vi-

SCHEDULE 1.01(B)	Unrestricted Subsidiaries
SCHEDULE 2.01	Commitments
SCHEDULE 2.02	Designated Accounts
SCHEDULE 2.25(a)	Reverse Dutch Auction Procedures
SCHEDULE 6.03	Jurisdictions of Local Counsel Opinions
SCHEDULE 6.09	Foreign Security Documents
SCHEDULE 8.14	Subsidiaries
SCHEDULE 8.19	Labor Matters
SCHEDULE 9.13	Post-Closing Actions
SCHEDULE 10.01(iii)	Existing Liens
SCHEDULE 10.04	Existing Indebtedness
SCHEDULE 10.05(iii)	Existing Investments
SCHEDULE 10.06(viii)	Affiliate Transactions
SCHEDULE 13.03	Notice Information

EXHIBIT A-1	Form of Notice of Borrowing
EXHIBIT A-2	Form of Notice of Swingline Borrowing
EXHIBIT A-3	Form of Notice of Conversion/Continuation
EXHIBIT B-1	Form of Revolving Note
EXHIBIT B-2	Form of Swingline Note
EXHIBIT B-3	Form of Term Note
EXHIBIT C-1	Form of U.S. Tax Compliance Certificate for Foreign Lenders that Are Not Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT C-2	Form of U.S. Tax Compliance Certificate for Foreign Participants that Are Not Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT C-3	Form of U.S. Tax Compliance Certificate for Foreign Participants that Are Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT C-4	Form of U.S. Tax Compliance Certificate for Foreign Lenders that Are Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT D	Form of Notice of Loan Prepayment
EXHIBIT E	Form of Officers’ Certificate
EXHIBIT F	Form of Notice of Secured Bank Product Provider
EXHIBIT G	[Reserved]
EXHIBIT H	Form of Guaranty Agreement
EXHIBIT I	Form of Solvency Certificate
EXHIBIT J	Form of Compliance Certificate
EXHIBIT K	Form of Assignment and Assumption
EXHIBIT L	Form of ABL Intercreditor Agreement
EXHIBIT M	[Reserved]
EXHIBIT N	Form of Intercompany Subordination Agreement

-vii-

THIS ABL CREDIT AGREEMENT, dated as of July 2, 2021, as amended by Amendment No. 1, dated as of August 12, 2021, as amended by Amendment No. 2, dated as of May 30, 2023, ~~and~~ as further amended by Amendment No. 3, dated as of June 17, 2024, and as further amended by Amendment No. 4, dated as of September 20, 2024, among IMOLA ACQUISITION CORPORATION, a Delaware corporation (“Holdings”), IMOLA MERGER CORPORATION, a Delaware corporation (the “Initial Borrower”), following the consummation of the Closing Date Mergers, INGRAM MICRO INC., a Delaware corporation (“Imola” and, together with the Initial Borrower, the “Lead Borrower”), each of the other Borrowers (as hereinafter defined) party hereto, the Lenders and Issuing Banks party hereto from time to time and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as the Administrative Agent, the Collateral Agent and Swingline Lender. All capitalized terms used herein and defined in Section 1 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, pursuant to the Acquisition Agreement, Holdings will acquire (the “Acquisition”), directly or indirectly, all of the outstanding equity interests of GCL Investment Management Inc., a Delaware corporation (the “Target”), through the merger of the Initial Borrower with and into the Target (the “Target Merger”), with the Target continuing as the surviving corporation as a direct, wholly-owned subsidiary of Holdings.

WHEREAS, (a) immediately following the Target Merger, Holdings will cause the merger of the Target with and into GCL Investment Holdings Inc., a Delaware corporation (“GCL Holdings”) (“Merger 2”), with GCL Holdings continuing as the surviving corporation as a direct, wholly-owned subsidiary of Holdings and (b) immediately following Merger 2, Holdings will cause the merger of GCL Holdings with and into the Lead Borrower (“Merger 3” and, together with the Target Merger and Merger 2, the “Closing Date Mergers”), with the Lead Borrower as the surviving corporation as a direct, wholly-owned subsidiary of Holdings.

WHEREAS, the Borrowers have requested that (a) the Lenders extend credit in the form of making available Revolving Commitments and, from time to time, Revolving Loans (if any) under such Revolving Commitments, in an aggregate principal amount at any time outstanding not to exceed $3,500,000,000 (or such higher amount as permitted hereunder), consisting of (1) a U.S. Subfacility in an aggregate principal amount at any time outstanding not to exceed $2,250,000,000, (2) a UK Subfacility in an aggregate principal amount at any time outstanding not to exceed $250,000,000, (3) a Canadian Subfacility in an aggregate principal amount at any time outstanding not to exceed $500,000,000 and (4) an APAC Subfacility in an aggregate principal amount at any time outstanding not to exceed $500,000,000, in each case as may be reallocated pursuant to the terms of this Agreement, (b) the Issuing Banks make available LC Commitments to issue Letters of Credit and, from time to time, issue Letters of Credit (if any) under such LC Commitments, in an aggregate stated amount at any time outstanding not to exceed $400,000,000, (c) the Swingline Lender extend credit in the form of making available its Swingline Commitment and, from time to time, Swingline Loans (if any) under such Swingline Commitment, in aggregate principal amount at any time outstanding not to exceed $400,000,000 and (d) the Lenders make Initial Term Loans under this Agreement, substantially simultaneously with the Acquisition, in an aggregate principal amount of $500,000,000. The Borrowers will use the proceeds of the Initial Term Loans to, among other things, fund a portion of the consideration for the Transaction.

WHEREAS, the Lenders and Issuing Banks have indicated their willingness to make available such Revolving Commitments, Revolving Loans, LC Commitments, Letters of Credit, Swingline Commitments, Swingline Loans and Initial Term Loans to the Borrowers and their Restricted Subsidiaries, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Section 1. Definitions and Accounting Terms.

1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Collateral” shall have the meaning provided in the ABL Intercreditor Agreement.

“ABL Intercreditor Agreement” shall mean that certain ABL Intercreditor Agreement in the form of Exhibit L, dated as of the Closing Date, by and among the Collateral Agent, the CF Term Agent and the Secured Notes Agent, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Account Debtor” shall mean any Person who may become obligated to another Person under, with respect to, or on account of, an Account.

“Accounts” shall mean all “accounts,” as such term is defined in the UCC as in effect on the Closing Date in the State of New York, in which any applicable Person now or hereafter has rights and shall include all rights to payment for goods sold or leased, or for services rendered and for purposes of any Acquired Account any “Account Receivable” as defined in the ARPA (or any equivalent term as defined in the ARPA, as the case may be) (including as may be modified by the Schedules thereto).

“Accounting Change” shall have the meaning provided in Section 13.07(b).

“Acquired Account” shall mean any Accounts arising out of a sale or lease made or services rendered by any of the ARPA Sellers and sold or otherwise transferred to the ARPA Purchaser pursuant to the terms of the ARPA.

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division, product line, manufacturing facility or distribution facility of any Person not already a Subsidiary of the Lead Borrower, which assets shall, as a result of the respective acquisition, become assets of the Lead Borrower or a Restricted Subsidiary of the Lead Borrower (or assets of a Person who shall be merged or amalgamated with and into the Lead Borrower or a Restricted Subsidiary of the Lead Borrower) or (y) a majority of the Equity Interests of any Person, which Person shall, as a result of the respective acquisition, become a Restricted Subsidiary of the Lead Borrower (or shall be merged or amalgamated with and into the Lead Borrower or a Restricted Subsidiary of the Lead Borrower).

“Acquisition” shall have the meaning provided in the recitals hereto.

“Acquisition Agreement” shall mean that certain Agreement and Plan of Merger (including the schedules, exhibits and disclosure letters thereto), dated as of December 9, 2020, by and among Seller, Seller Parent, the Target, Imola, Holdings and the Initial Borrower.

“Acquisition Agreement Representations” shall mean such of the representations made by the Seller with respect to the Target in the Acquisition Agreement as are material to the interests of the Agents and their Affiliates that are Lenders on the Closing Date, but only to the extent that the Lead Borrower or its Affiliates have the right (taking into account any applicable cure periods) to terminate their obligations (or refuse to consummate the Acquisition) under the Acquisition Agreement or not to close thereunder as a result of the failure of such representations and warranties to be true and correct, in each case, without liability to the Lead Borrower or its Affiliates.

“Additional Intercreditor Agreement” shall mean each of the Additional Junior Lien Intercreditor Agreement and the Additional Pari Passu Intercreditor Agreement.

“Additional Junior Lien Intercreditor Agreement” shall mean an intercreditor agreement among the Collateral Agent and one or more Junior Representatives for holders of Permitted Junior Debt (or Permitted Refinancing Indebtedness in respect thereof) providing that, inter alia, the Liens on the Collateral in favor of the Collateral Agent (for the benefit of the Secured Creditors) shall be senior to such Liens in favor of the Junior Representatives (for the benefit of the holders of Permitted Junior Debt (or Permitted Refinancing Indebtedness in respect thereof)), as such intercreditor agreement may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. Any Additional Junior Lien Intercreditor Agreement shall be in a form customary at such time for transactions of the type contemplated thereby and reasonably satisfactory to the Administrative Agent and the Lead Borrower (it being understood that the terms of the ABL Intercreditor Agreement are reasonably satisfactory).

“Additional Pari Passu Intercreditor Agreement” shall mean an intercreditor agreement among the Collateral Agent and one or more Pari Passu Representatives for holders of Permitted Pari Passu Notes or Permitted Pari Passu Loans (or, in each case, Permitted Refinancing Indebtedness in respect thereof) providing that, inter alia, the Liens on the Collateral in favor of the Collateral Agent (for the benefit of the Secured Creditors) shall be pari passu with such Liens in favor of the Pari Passu Representatives (for the benefit of the holders of Permitted Pari Passu Notes or Permitted Pari Passu Loans (or, in each case, Permitted Refinancing Indebtedness in respect thereof)), as such intercreditor agreement may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. Any Additional Pari Passu Intercreditor Agreement shall be in a form customary at such time for transactions of the type contemplated thereby and otherwise reasonably satisfactory to the Administrative Agent and the Lead Borrower (it being understood that the terms of the Pari Passu Lien Intercreditor Agreement (as defined in the CF Term Loan Credit Agreement) are reasonably satisfactory).

“Additional Security Documents” shall have the meaning provided in Section 9.12(a).

“Adjusted Availability” shall mean, as of any applicable date, the sum of (i) Global Availability on such date plus (ii) Specified Excess Availability on such date.

“Adjusted EURIBOR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term CORRA Rate” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) 0.29547% for a one month Interest Period or 0.32138% for a three month Interest Period; provided that if Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjustment Date” shall mean the last day of each March, June, September and December.

“Administrative Agent” shall mean JPMorgan, in its capacity as Administrative Agent for the Lenders hereunder, and shall include its branch offices and affiliates in any applicable jurisdiction that it from time to time designates for the purposes or performing any of its obligations hereunder in such capacity and any successor to the Administrative Agent appointed pursuant to Section 12.10.

“Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied by the Administrative Agent.

“Advisory Agreement” shall mean that certain Corporate Advisory Services Agreement, dated on or about the Closing Date, by and between Imola Holding Corporation and the Sponsor, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time.

“Affected Financial Institution” shall mean (i) any EEA Financial Institution or (ii) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the Lead Borrower or any Subsidiary thereof as a result of this Agreement, the extensions of credit hereunder or its actions in connection therewith.

“Agency Fee Letter” shall mean that certain Project Imola Administrative Agent Fee Letter, dated as of December 9, 2020, by and between Holdings and JPMorgan, as amended, restated, supplemented or otherwise modified from time to time.

“Agent Parties” shall have the meaning provided in Section 13.03(d).

“Agents” shall mean the Administrative Agent, the Collateral Agent, any sub-agent or co-agent of either of the foregoing pursuant to the Credit Documents and the Lead Arrangers.

“Aggregate Borrowing Base” shall mean the sum of all of the Borrowing Bases (other than clauses (d) through (f) of the definitions of “APAC Borrowing Base”, “Canadian Borrowing Base”, “UK Borrowing Base” and “U.S. Borrowing Base”); provided that the Borrowing Bases for all of the Foreign Subfacilities, on a combined basis, shall be limited to the lesser of (A) the sum of the computations of such Borrowing Bases in accordance with the definitions thereof, and (B) 50% of the Aggregate Borrowing Base (calculated after giving effect to such cap) (the determination of which such Foreign Subfacility Borrowing Bases to be limited to the extent necessary to comply with this clause (B) being made by the Lead Borrower in consultation with the Administrative Agent).

The Aggregate Borrowing Base or any component thereof at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6(A).19 or Section 9.17(a), as applicable.

The Administrative Agent shall (i) promptly notify the Lead Borrower in writing (including via e-mail) whenever it determines that a Borrowing Base as of any specified date set forth on a Borrowing Base Certificate differs from such Borrowing Base as determined by the Administrative Agent for such date, (ii) discuss the basis for any such deviation and any changes proposed by the Lead Borrower, including the reasons for any impositions of or changes in Reserves (in the Administrative Agent’s Permitted Discretion and subject to the definition thereof) or eligibility criteria, with the Lead Borrower, (iii) consider, in the exercise of its Permitted Discretion, any additional factual information provided by the Lead Borrower relating to the determination of such Borrowing Base and (iv) promptly notify the Lead Borrower of its decision with respect to any changes proposed by the Lead Borrower. Pending a decision by the Administrative Agent to make any requested change, the initial determination of such Borrowing Base by the Administrative Agent shall continue to constitute such Borrowing Base.

“Aggregate Revolving Commitments” shall mean, at any time, the aggregate amount of the APAC Revolving Commitments, the Canadian Revolving Commitments, the UK Revolving Commitments and the U.S. Revolving Commitments of all Lenders.

“Aggregate Revolving Exposure” shall mean, at any time, the sum of (a) the aggregate Outstanding Amount of all Revolving Loans plus (b) the LC Exposure, each determined at such time.

“Agreed Currencies” shall mean Dollars and each Alternative Currency.

“Agreement” shall mean this ABL Credit Agreement, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time.

“Alternative Currency” shall mean Canadian Dollars, Euros, Pounds Sterling and Australian Dollars, together with each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Amendment No. 1” shall mean that certain Amendment No. 1 to ABL Credit Agreement, dated as of August 12, 2021, among Holdings, the Lead Borrower, the other Borrowers, and the Administrative Agent.

“Amendment No. 2” shall mean that certain Amendment No. 2 to ABL Credit Agreement, dated as of the Amendment No. 2 Effective Date, among Holdings, Lead Borrower, the other Borrowers, the Lenders and the Administrative Agent.

“Amendment No. 2 Effective Date” shall mean May 30, 2023.

“Amendment No. 3” shall mean that certain Amendment No. 3 to ABL Credit Agreement, dated as of June 17, 2024, between the Lead Borrower and the Administrative Agent.

“Amendment No. 4” shall mean that certain Amendment No. 4 to ABL Credit Agreement, dated as of the Amendment No. 4 Effective Date, among Holdings, Lead Borrower, the other Borrowers, the Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” shall mean September 20, 2024.

“Amendment No. 4 Lead Arrangers” shall mean the “Arrangers” as defined in Amendment No. 4.

“Ancillary Document” has the meaning assigned to it in Section 13.22.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Lead Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, the United Kingdom’s Bribery Act 2010 and the Corruption of Foreign Public Officials Act (Canada) and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, each as amended.

“APAC Borrowing Base” shall mean, at any time of calculation, an amount equal to the sum of, without duplication:

(a) the book value of Eligible Accounts of the APAC Credit Parties multiplied by the advance rate of 85% (provided that such rate shall be 90% with respect Eligible Accounts that are Investment Grade Accounts); plus

(b) the lesser of (i) of the book value of Eligible Inventory of the Australian Credit Parties multiplied by the advance rate of 75% and (ii) the NOLV Percentage of Eligible Inventory of the Australian Credit Parties multiplied by the advance rate of 85%; plus

(c) 100% of Eligible Cash of the APAC Credit Parties; provided that for purposes of calculating the APAC Borrowing Base, the Eligible Cash under this clause (c) shall not be greater than $400,000,000; plus

(d) the positive amount, if any, by which the U.S. Borrowing Base exceeds the Aggregate Revolving Exposure of all Lenders in reliance on the U.S. Borrowing Base; plus

(e) the positive amount, if any, by which the Canadian Borrowing Base exceeds the Aggregate Revolving Exposure of all Lenders in reliance on the Canadian Borrowing Base; plus

(f) the positive amount, if any, by which the UK Borrowing Base exceeds the Aggregate Revolving Exposure of all Lenders in reliance on the UK Borrowing Base; minus

(g) any Reserves established from time to time by the Administrative Agent in accordance herewith.

“APAC Credit Parties” shall mean the Australian Credit Parties, the Hong Kong Credit Parties, the New Zealand Credit Parties and the Singapore Credit Parties.

“APAC Fixed/Non-Circulating Security” has the meaning given to the term in Section 9.17(e).

“APAC Lead Borrower” shall mean the Australian Lead Borrower.

“APAC Line Cap” shall mean as of any date the lesser of (a) the APAC Revolving Commitments as of such date and (b) the then applicable APAC Borrowing Base.

“APAC Liquidity Event” shall mean the occurrence of a date when either (a) the APAC Revolving Exposure under the APAC Subfacility exceeds 50% of the lesser of (i) the aggregate of the APAC Revolving Commitments and (ii) the APAC Borrowing Base or (b) Adjusted Availability is less than greater of (i) 20% of the Line Cap and (ii) $600,000,000, in either case, for five consecutive Business Days, until such date as (1) such APAC Revolving Exposure is not in excess of 50% of the lesser of (x) the aggregate of the APAC Revolving Commitments and (y) the APAC Borrowing Base for 30 consecutive calendar days and (2) Adjusted Availability is not less than the greater of (x) 20% of the Line Cap and (y) $600,000,000 for 30 consecutive calendar days.

“APAC Liquidity Notice” shall mean a written notice delivered by the Administrative Agent at any time during an APAC Liquidity Period to any bank or other depository at which any Deposit Account (other than any Excluded Account) is maintained by any APAC Credit Party directing such bank or other depository (a) to transfer to the Administrative Agent on a daily basis, (b) to cease following directions or instructions given to such bank or other depository by such APAC Credit Party regarding the disbursement of funds from such Deposit Account (other than any Excluded Account), and (c) to follow all directions and instructions given to such bank or other depository by the Administrative Agent in each case, pursuant to the terms of any Deposit Account Control Agreement in place.

“APAC Liquidity Period” shall mean any period throughout which (a) an APAC Liquidity Event has occurred and is continuing or (b) a Specified Event of Default has occurred and is continuing.

“APAC Priority Payables Reserve” shall mean the Australian Priority Payables Reserve, the Hong Kong Priority Payables Reserve, the New Zealand Priority Payables Reserve and the Singapore Priority Payables Reserve.

“APAC Protective Advance” shall have the meaning provided in Section 2.30.

“APAC Revolving Borrowing” shall mean a Borrowing comprised of APAC Revolving Loans.

“APAC Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make APAC Revolving Loans hereunder up to the amount set forth and opposite such Lender’s name on Schedule 2.01 (as restated pursuant to Amendment No. 4) under the caption “APAC Revolving Commitment,” or in the Assignment and Assumption pursuant to which such Lender assumed its APAC Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 4.03 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 13.04. The aggregate amount of the Lenders’ APAC Revolving Commitments on the ~~Closing~~Amendment No. 4 Effective Date is $500,000,000.

“APAC Revolving Exposure” shall mean, with respect to any Revolving Lender at any time, the aggregate principal amount at such time of all outstanding APAC Revolving Loans of such Revolving Lender.

“APAC Revolving Loans” shall mean advances made pursuant to Section 2 hereof under the APAC Subfacility.

“APAC Subfacility” shall mean the APAC Revolving Commitments of the Revolving Lenders and the Revolving Loans pursuant to those Commitments in accordance with the terms hereof.

“APAC Subfacility Effective Date” has the meaning set forth in Section 6(B).

“Applicable Administrative Borrower” shall mean (i) with respect to each Subfacility, the Lead Borrower, (ii) (a) with respect to the UK Subfacility, the UK Lead Borrower, (b) with respect to the Canadian Subfacility, the Canadian Lead Borrower, (c) with respect to the APAC Subfacility, the APAC Lead Borrower and/or (d) with respect to any or all Subfacilities, each other Borrower as the Lead Borrower and the Administrative Agent (in its reasonable discretion) may agree to from time to time.

“Applicable Asset Sale/Recovery Event Prepayment Percentage” shall mean, at any time, 100%.

“Applicable Increased Term Loan Spread” shall mean, with respect to any then outstanding Initial Term Loans at the time of the incurrence of any new Tranche of syndicated Incremental Term Loans pursuant to Section 2.21 or syndicated Permitted Pari Passu Loans pursuant to Section 10.04(xxvii), in each case, on or prior to the date that is twenty-four months after the Closing Date, which new Tranche or such syndicated Permitted Pari Passu Loans is or are subject to an Effective Yield that is greater than the Effective Yield applicable to such Initial Term Loans by more than 0.50%, the margin per annum (expressed as a percentage) mutually determined by the Administrative Agent and the Lead Borrower in good faith (and notified by the Administrative Agent to the Lenders) as the margin per annum required to cause the Effective Yield applicable to such then existing Initial Term Loans to equal (i) the Effective Yield applicable to such new Tranche of syndicated Incremental Term Loans or such syndicated Permitted Pari Passu Loans, as applicable, minus (ii) 0.50%. Each mutual determination of the “Applicable Increased Term Loan Spread” by the Administrative Agent and the Lead Borrower shall be conclusive and binding on all Lenders absent manifest error.

“Applicable Margin” shall mean a percentage per annum equal to, (a) in the case of any Type of Revolving Loan, the per annum margin set forth below, as determined by the Average Global Revolving Availability as of the most recent Adjustment Date, expressed as a percentage of the Revolving Line Cap:

Level	Average Global Revolving Availability (percentage of Revolving Line Cap)	Base Rate Loans and Canadian Prime Rate Loans	Term SOFR Rate Loans, BBSY Loans, Term CORRA Rate Loans, RFR Loans and EURIBOR Rate Loans
I	> 66%	0.25%	1.25%
II	> 33% but < 66%	0.50%	1.50%
III	< 33%	0.75%	1.75%

(b) in the case of Initial Term Loans maintained as Base Rate Term Loans, 2.50%; and

(c) in the case of Initial Term Loans maintained as Term SOFR Rate Term Loans, 3.50%.

Until the first Adjustment Date occurring after completion of the first full fiscal quarter of the Lead Borrower after the Closing Date, the Applicable Margin with respect to Revolving Loans shall be determined as if Level II were applicable. Thereafter, the Applicable Margin with respect to Revolving Loans shall be subject to increase or decrease on each Adjustment Date based on Average Global Revolving Availability (expressed as a percentage of the Revolving Line Cap) during the immediately preceding fiscal quarter. If Lead Borrower fails to deliver any Borrowing Base Certificate on or before the date required for delivery thereof, then, at the option of the Required Revolving Lenders upon written notice from the Administrative Agent to Lead Borrower, the Applicable Margin with respect to Revolving Loans shall be determined as if Level III were applicable, from the first day of the calendar month following the date such Borrowing Base Certificate was required to be delivered until the date of delivery of such Borrowing Base Certificate.

The Applicable Margins for any Tranche of Incremental Term Loans shall be (i) in the case of Incremental Term Loans added to an existing Tranche, the same as the Applicable Margins for such existing Tranche, and (ii) otherwise, as specified in the applicable Incremental Amendment; provided that on and after the date of such incurrence of any Tranche of syndicated Incremental Term Loans or syndicated Permitted Pari Passu Loans which gives rise to a determination of a new Applicable Increased Term Loan Spread, the Applicable Margins for the Initial Term Loans shall be the higher of (x) the Applicable Increased Term Loan Spread for such Type of Initial Term Loans and (y) the Applicable Margin for such Type of Initial Term Loans as otherwise determined above in the absence of the foregoing clause (x). The Applicable Margins for any Tranche of Refinancing Term Loans shall be as specified in the applicable Refinancing Term Loan Amendment. The Applicable Margins for any Tranche of Extended Term Loans shall be as specified in the applicable Extension Amendment.

“Applicable Time” shall mean, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Bank (in such Person’s reasonable discretion), as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment and, in the case of borrowing requests and payments by Borrowers, notified in writing to the Lead Borrower. Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account designated by the Administrative Agent (i) in the case of Loans to a U.S. Borrower, with payments to be received by the Administrative Agent in Dollars, no later than 3:00 p.m. New York City time, (ii) in the case of Loans to a UK Borrower, with payments to be received by the Administrative Agent in Euros, Pounds Sterling or Dollars (as applicable), no later than 1:00 p.m., London time, (iii) in the case of Loans to a Canadian Borrower, with payments to be received by the Administrative Agent in Dollars or Canadian Dollars (as applicable) no later than 2:00 p.m., Toronto time, and (iv) in the case of Loans to an Australian Borrower, with payments to be received by the Administrative Agent in Dollars or Australian Dollars (as applicable), no later than 1:00 p.m., Sydney time.

“Approved Commercial Bank” shall mean a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Approved Fund” shall mean any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) an existing Lender, (b) an Affiliate of an existing Lender or (c) an entity or an Affiliate of an entity that administers or manages an existing Lender.

“ARPA” shall mean the Account Receivables Purchase Agreement among the ARPA Purchaser, each of the ARPA Sellers from time to time party thereto and each other Person from time to time party thereto, which may be entered into on or after the UK Subfacility Effective Date, in any form as may be agreed between the Lead Borrower and the Administrative Agent (acting reasonably), as the same may be amended, restated, supplemented or otherwise modified from time to time, including in connection with the joinder of additional ARPA Sellers in accordance with the terms thereof. For avoidance of doubt, there shall be no obligation for the ARPA Purchaser or any other Credit Party or contemplated ARPA Seller to enter into the ARPA.

“ARPA Jurisdictions Security Documents” shall mean each of (i) the Austrian Receivables Pledge Agreement, (ii) the Belgian Receivables Pledge Agreement, (iii) the French Receivables Pledge Agreement, (iv) the German Security Documents, (v) the Dutch Receivables Pledge Agreement, (vi) the Spanish Security Documents, (vii) the Swedish Receivables Pledge Agreement and (viii) the Swiss Receivables Assignment Agreement, in each case, to the extent entered into.

“ARPA Purchaser” shall mean INGRAM MICRO FINANCING LTD, in its capacity as the “Purchaser” under the ARPA (or any similar term used in the ARPA for the Person that may purchase Acquired Accounts from time to time pursuant to the ARPA), together with its successors and permitted assigns in such capacity.

“ARPA Seller” shall mean any Person that is a party to the ARPA as a “Seller” (or any similar term as used therein for a Person that may sell Acquired Accounts to the ARPA Purchaser from time to time).

“ARPA Sweep” has the meaning provided to it in Section 9.17(e).

“Asset Sale” shall mean any sale, transfer or other disposition of all or any part of the property or assets by the Lead Borrower or any of its Restricted Subsidiaries, or entry into any Sale-Leaseback Transaction by the Lead Borrower or any of its Restricted Subsidiaries, in each case, pursuant to Sections 10.02(ii), (x) or (xii)(b).

“Assignment and Assumption” shall mean an Assignment and Assumption substantially in the form of Exhibit K (appropriately completed) or such other form as shall be acceptable to the Administrative Agent and the Lead Borrower (such approval by the Lead Borrower not to be unreasonably withheld, delayed or conditioned).

“Associate” shall have the meaning provided in section 128F(9) of the Australian Tax Act.

“Auction” shall have the meaning provided in Section 2.25(a).

“Auction Manager” shall have the meaning provided in Section 2.25(a).

“Audited Target Financial Statements” shall have the meaning provided in Section 6(A).11.

“Australia” shall mean the Commonwealth of Australia (and includes, where the context requires, any State or Territory of Australia).

“Australian Borrowers” shall mean (i) the Australian Lead Borrower and (ii) each Australian Subsidiary Borrower (if any).

“Australian Collateral” shall mean all property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Australian Security Documents.

“Australian Credit Parties” shall mean each Australian Borrower and each Australian Guarantor.

“Australian Dollars” or “AU$” shall mean the lawful currency of Australia.

“Australian GST Act” shall mean the A New Tax System (Goods and Services Tax) Act 1999 (Cth) (Australia).

“Australian GST Group” shall mean a GST Group as defined in the Australian GST Act.

“Australian Guarantor” shall mean each Australian Subsidiary that is on the Closing Date, or which becomes, a party to the Guaranty Agreement in accordance with the requirements of this Agreement or the provisions of such Guaranty Agreement.

“Australian Lead Borrower” shall mean Ingram Micro Pty Ltd. (ACN 112 487 966).

“Australian Lender” shall mean the Lenders making Loans to an Australian Borrower.

“Australian PPS Security Interest” shall mean a “security interest” as defined in the Australian PPSA other than an interest of the kind referred to in Section 12(3) of the Australian PPSA where the transaction concerned does not, in substance, secure payment or performance of an obligation.

“Australian PPSA” shall mean the Personal Property Securities Act 2009 (Cth) (Australia).

“Australian Pension Plan” shall mean a superannuation, retirement benefit or pension fund (whether established by deed or under any statute of Australia or any state or territory of Australia) contributed to by, or to which there is or may be an obligation to contribute by, any Australian Credit Party in respect of its Australian employees and officers or former employees and officers.

“Australian Priority Payables Reserve” shall mean, on any date of determination and only with respect to an Australian Credit Party, reserves established by the Administrative Agent in its Permitted Discretion for amounts secured which rank or are capable of ranking senior or pari passu in priority to the Liens on Australian Collateral granted to the Collateral Agent under the Security Documents, including without limitation and without duplication, in the Permitted Discretion of the Administrative Agent, any such amounts due or which may become due and not paid for wages, long service leave, retrenchment, payment in lieu of notice, or vacation pay (including in all respects amounts protected by or payable pursuant to the Fair Work Act 2009 (Cth) (Australia)), any preferential claims as set out in the Corporations Act, amounts due or which may become due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Taxation Administration Act 1953 (Cth) (Australia) (but excluding Pay As You Go withholding tax on salary and wages) and amounts in the future, currently or past due and not contributed, remitted or paid in respect of any Australian Pension Plan, together with any charges which may be levied by a Governmental Authority as a result of any default in payment obligations in respect of any Australian Pension Plan.

“Australian Reference Banks” shall mean Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia, National Australia Bank Limited and Westpac Banking Corporation, or such other persons as the Administrative Agent and the Lead Borrower may agree to in writing from time to time.

“Australian Security Documents” shall mean the Initial Australian Security Agreements, each Deposit Account Control Agreement entered into pursuant to Section 9.17(e) and, after the execution and delivery thereof, each Additional Security Document, in each case, governed by the laws of Australia (or any state or territory thereof), together with any other applicable security documents governed by the laws of Australia (or any state or territory thereof).

“Australian Subsidiary” shall mean any Subsidiary of the Lead Borrower that is incorporated, formed or otherwise organized under the laws of Australia.

“Australian Subsidiary Borrower” shall mean each Australian Subsidiary of the Lead Borrower that is on the Closing Date, or which becomes, a party to this Agreement as a Borrower in accordance with the requirements of this Agreement.

“Australian Tax Act” shall mean the Income Tax Assessment Act 1936 (Cth) (Australia) or the Income Tax Assessment Act 1997 (Cth) (Australia) as applicable.

“Australian Tax Consolidated Group” shall mean a consolidated group as defined in subsection 995-1(1) or a MEC group as defined in subsection 995-1(1) of the Australian Tax Act, the members of which are one or more Credit Parties.

“Australian Withholding Tax” shall mean any Taxes required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Australian Tax Act.

“Austrian Collateral” shall mean all Acquired Accounts and other property with respect to which any security interests have been granted (or purported to be granted) by the ARPA Purchaser pursuant to the Austrian Receivables Pledge Agreement.

“Austrian Receivables Pledge Agreement” shall mean the Austrian law governed receivables pledge agreement, between the ARPA Purchaser as pledgor and the Collateral Agent as pledgee, which may be entered into on or after the UK Subfacility Effective Date, creating security under Austrian law over certain Austrian law governed Accounts purchased by the ARPA Purchaser pursuant to the ARPA.

“Availability Conditions” shall be deemed satisfied only if:

(a)	with respect to the U.S. Subfacility, each Lender’s U.S. Revolving Exposure does not exceed such Lender’s U.S. Revolving Commitment;

(b)	with respect to the UK Subfacility, each Lender’s UK Revolving Exposure does not exceed such Lender’s UK Revolving Commitment;

(c)	with respect to the Canadian Subfacility, each Lender’s Canadian Revolving Exposure does not exceed such Lender’s Canadian Revolving Commitment;

(d)	with respect to the APAC Subfacility, each Lender’s APAC Revolving Exposure does not exceed such Lender’s APAC Revolving Commitment;

(e)

with respect to the U.S. Subfacility, the sum of (i) the aggregate U.S. Revolving Exposure plus (ii) the aggregate principal amount of outstanding Term Loans ~~plus (iii) the aggregate APAC Revolving Exposure in respect of APAC Revolving Loans made to the Australian Borrowers~~ does not exceed the U.S. Line Cap then in effect (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any APAC Revolving Exposures borrowed in reliance on clause (d) of the definition of “APAC Borrowing Base” ~~plus (iv) the aggregate~~, any Canadian Revolving ~~Exposure in respect of Canadian Revolving Loans made to the Canadian Borrowers~~Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing Base”~~plus (v) the aggregate~~and any UK Revolving ~~Exposure in respect of UK Revolving Loans made to the UK Borrowers~~Exposures borrowed in reliance on clause (d) of the definition of “UK Borrowing Base” ~~does not exceed the U.S. Line Cap~~);

(f)

with respect to the UK Subfacility, the ~~sum of (i) the~~ aggregate UK Revolving Exposure ~~plus (ii) the aggregate APAC Revolving Exposure in respect of APAC Revolving Loans made to the Australian Borrowers~~ does not exceed the UK Line Cap then in effect (it being understood that for this purpose, the UK Borrowing Base shall deduct any APAC Revolving Exposures borrowed in reliance on clause (f) of the definition of “APAC Borrowing Base” ~~plus (iii) the aggregate Canadian Revolving Exposure in respect of Canadian Revolving Loans made to the Canadian Borrowers in reliance on clause (f) of the definition of “Canadian Borrowing Base” plus (iv) the aggregate U.S. Revolving Exposure in respect of U.S. Revolving Loans made and Letters of Credit issued to the U.S. Borrowers~~, any U.S. Revolving Exposures borrowed in reliance on clause (f) of the definition of “U.S. Borrowing Base”~~does not exceed the UK Line Cap~~and any Canadian Revolving Exposures borrowed in reliance on clause (f) of the definition of Canadian Borrowing Base”;

(g)

with respect to the Canadian Subfacility, the ~~sum of (i) the~~ aggregate Canadian Revolving Exposure ~~plus (ii) the aggregate APAC Revolving Exposure in respect of APAC Revolving Loans made to the Australian Borrowers~~ does not exceed the Canadian Line Cap then in effect (it being understood that for this purpose, the Canadian Borrowing Base shall deduct any APAC Revolving Exposures borrowed in reliance on clause (e) of the definition of “APAC Borrowing Base” ~~plus (iii) the aggregate UK Revolving Exposure in respect of UK Revolving Loans made to the UK Borrowers in reliance on clause (e) of the definition of “UK Borrowing Base”plus (iv) the aggregate U.S. Revolving Exposure in respect of U.S. Revolving Loans made and Letters of Credit issued to the U.S. Borrowers~~, any U.S. Revolving Exposures borrowed in reliance on clause (e) of the definition of “U.S. Borrowing Base”~~does not exceed the Canadian Line Cap~~and any UK Revolving Exposures borrowed in reliance on clause (e) of the definition of “UK Borrowing Base”);

(h)

with respect to the APAC Subfacility, the ~~sum of (i) the~~ aggregate APAC Revolving Exposure ~~plus (ii) the aggregate UK Revolving Exposure in respect of UK Revolving Loans made to the Australian Borrowers in reliance on clause (f) of the definition of “UK Borrowing Base”plus (iii) the aggregate~~ does not exceed the APAC Line Cap then in effect (it being understood that for this purpose, the APAC Borrowing Base shall deduct any Canadian Revolving ~~Exposure in respect of Canadian Revolving Loans made to the Canadian Borrowers~~Exposures borrowed in reliance on clause (e) of the definition of “Canadian Borrowing Base” ~~plus (iv) the aggregate~~, any U.S. Revolving ~~Exposure in respect of U.S. Revolving Loans made and Letters of Credit issued to the U.S. Borrowers~~Exposures borrowed in reliance on clause (d) of the definition of “U.S. Borrowing Base”~~does not exceed the APAC Line Cap~~and any UK Revolving Exposures borrowed in reliance on clause (f) of the definition of “UK Borrowing Base”); and

(i)

with respect to each Subfacility, the sum of (x) the Aggregate Revolving Exposure of all Revolving Lenders and (y) the aggregate principal amount of outstanding Term Loans does not exceed the Line Cap;

provided, that, for purposes of determining ~~subclauses (iii) through (v) of clause (e) and subclauses (ii) through (iv) of~~ clauses (~~f~~e) through (h) of this definition, the Lead Borrower or other Applicable Administrative Borrower may deem any Revolving Loans to have been made, and any Letters of Credit to have been issued, under any component of the referenced Borrowing Base, to the extent there is sufficient capacity for such Revolving Loans or Letters of Credit to have been made or issued under such component of the referenced Borrowing Base, determined based on the most recent Borrowing Base Certificate delivered to the Administrative Agent.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.22(e).

“Average Global Revolving Availability” shall mean at any Adjustment Date, the average daily Global Revolving Availability for the fiscal quarter immediately preceding such Adjustment Date.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (i) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product” shall mean any of the following products, services or facilities extended to any Borrower or any of its Restricted Subsidiaries: (a) Cash Management Services; (b) products under Swap Contracts; (c) commercial credit card, purchase card and merchant card services; (d) trade letters of credit (but not to include Letters of Credit issued under this Agreement); (e) foreign bilateral working capital loan agreements; (f) supply chain financing; (g) revolving lines of credit, bills of exchange, draft discounting arrangements, bank guarantees and similar arrangements; and (h) other banking products or services as may be requested by any Borrower or any of its Restricted Subsidiaries.

“Bank Product Debt” shall mean Indebtedness and other obligations of a Borrower or any of its Restricted Subsidiaries relating to Bank Products.

“Bank Product Reserve” shall mean the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations (which shall at all times include a reserve for the maximum amount of all Noticed Hedges outstanding at that time but which shall not include any reserves for Bank Products of the type set forth in clauses (d), (e) and (g) of the definition thereof).

“Banking Code of Practice (Australia)” shall mean the Banking Code of Practice published by the Australian Banking Association.

“Bankruptcy Code” shall have the meaning provided in Section 11.05.

“Bankruptcy Proceedings” shall have the meaning provided in Section 13.04(g).

“Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceeding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.22 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.22(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.

“Base Rate Loan” shall mean each Loan which bears interest at a rate based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“BBSY” shall mean, with respect to any Interest Period:

(a) the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Interest Period; or

(b) solely if the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the rate described in clause (a) above for such Interest Period at such time or the Administrative Agent is advised by the Required Lenders that the rate described in clause (a) above for such Interest Period at such time will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period at such time, the sum of:

(i) the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited (or any other person that takes over the administration of such rate) for the relevant Interest Period displayed on page BBSW of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 10:30 a.m. (Sydney, Australia time) on the first day of such Interest Period; and

(ii) 0.05% per annum.

If BBSY shall be less than 0%, BBSY shall be deemed to be 0% for purposes of this Agreement.

“BBSY Loan” shall mean each Revolving Loan denominated in Australian Dollars which bears interest at a rate based on BBSY.

“Belgian Collateral” shall mean all Acquired Accounts and other property with respect to which any security interests have been granted (or purported to be granted) by the ARPA Purchaser pursuant to the Belgian Receivables Pledge Agreement.

“Belgian Receivables Pledge Agreement” shall mean the Belgian law governed receivables pledge agreement, between the ARPA Purchaser as pledgor and the Collateral Agent as pledgee, which may entered into on or after the UK Subfacility Effective Date, creating security under Belgian law over certain Belgian law governed Accounts purchased by the ARPA Purchaser pursuant to the ARPA.

“Benchmark” shall mean initially, with respect to (i) any RFR Loan, the RFR Rate or (ii) any Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.22(b).

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) in the case of any Loan denominated in Dollars, the Daily Simple RFR;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Lead Borrower as the replacement for the then-current Benchmark for such Agreed Currency for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark for any Agreed Currency with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Lead Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement for any Agreed Currency and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Canadian Prime Rate,” the definition of “Business Day,” the definition of “RFR Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.22 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.22.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, or (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” shall have the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Blocking Regulation” shall mean in respect of any Credit Party incorporated, organized or otherwise formed in the European Union (or any member state thereof), Council Regulation (EC) 2271/96, and in respect of any Credit Party incorporated in the United Kingdom, Council Regulation (EC) 2271/96 as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.

“Borrower Materials” shall have the meaning provided in Section 9.01.

“Borrowers” shall mean the U.S. Borrowers, the UK Borrowers, the Canadian Borrowers and the Australian Borrowers.

“Borrowing” shall mean a borrowing of the same Type, Class and in the same currency, of Revolving Loans by the Borrowers, or a borrowing of the same Type of Term Loan pursuant to a single Tranche by the Lead Borrower from all the Lenders having Commitments with respect to such Tranche on a given date (or, in each case, resulting from a conversion or conversions on such date), having, in the case of Term SOFR Rate Loans, EURIBOR Rate Loans, Term CORRA Rate Loans and BBSY Loans, the same Interest Period; provided that any Incremental Term Loans incurred pursuant to Section 2.01(b) shall be considered part of the related Borrowing of the then outstanding Tranche of Term Loans (if any) to which such Incremental Term Loans are added pursuant to, and in accordance with the requirements of, Section 2.21(c).

“Borrowing Base” shall mean any of the APAC Borrowing Base, the Canadian Borrowing Base, the UK Borrowing Base or the U.S. Borrowing Base.

“Borrowing Base Certificate” shall mean a certificate of a Responsible Officer of the Lead Borrower in form and substance reasonably satisfactory to the Administrative Agent.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York City or the state where the Administrative Agent’s office is located a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close; provided, that, with respect to the following circumstances, no day shall be a Business Day unless it a day that satisfies the foregoing definition and the following requirements, as applicable: (i) if such day relates to (x) any Loans denominated in Euros or (y) payment or purchase of Euros, any day which is a TARGET Day, (ii) if such day relates to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in Pounds Sterling, any such day that is an RFR Business Day, (iii) if such day relates to (x) any Loans denominated in Australian Dollars, or (y) payment or purchase of Australian Dollars, any day on which banks are open for general business in London and Sydney, (iv) if such day relates to (x) any Loans denominated in Canadian Dollars or (y) payment or purchase of Canadian Dollars, any day except Saturday, Sunday and any day which shall be in Toronto, Ontario a legal holiday or a day in which banking institutions are authorized or required by law or other government action to close in Toronto, and (v) with respect to all notices and determinations in connection with, and payments of principal and interest on, Term SOFR Rate Loans determined by reference to the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Canadian Borrowers” shall mean (i) the Canadian Lead Borrower and (ii) each Canadian Subsidiary Borrower (if any).

“Canadian Borrowing Base” shall mean, at any time of calculation, an amount equal to the sum of, without duplication:

(a) the book value of Eligible Accounts of the Canadian Credit Parties multiplied by the advance rate of 85% (provided that such rate shall be 90% with respect Eligible Accounts that are Investment Grade Accounts); plus

(b) the lesser of (i) of the book value of Eligible Inventory of the Canadian Credit Parties multiplied by the advance rate of 75% and (ii) the NOLV Percentage of Eligible Inventory of the Canadian Credit Parties multiplied by the advance rate of 85%; plus

(c) 100% of Eligible Cash of the Canadian Credit Parties; plus

(d) the positive amount, if any, by which the U.S. Borrowing Base exceeds the Aggregate Revolving Exposure of all Lenders in reliance on the U.S. Borrowing Base; plus

(e) the positive amount, if any, by which the APAC Borrowing Base exceeds the Aggregate Revolving Exposure of all Lenders in reliance on the APAC Borrowing Base; plus

(f) the positive amount, if any, by which the UK Borrowing Base exceeds the Aggregate Revolving Exposure of all Lenders in reliance on the UK Borrowing Base; minus

(g) any Reserves established from time to time by the Administrative Agent in accordance herewith.

“Canadian Collateral” shall mean all personal property with respect to which any security interests or hypothecs have been granted (or purported to be granted) pursuant to any Canadian Security Documents.

“Canadian Credit Party” shall mean each Canadian Borrower and each Canadian Guarantor.

“Canadian Dollars” and “C$” shall mean the lawful currency of Canada.

“Canadian Defined Benefit Pension Plan” shall mean any Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Dominion Account” shall mean a special concentration account established by Canadian Credit Parties in Canada, at JPMorgan or another bank reasonably acceptable to the Administrative Agent, over which the Administrative Agent has exclusive control for withdrawal purposes pursuant to the terms and provisions of this Agreement and the other Credit Documents.

“Canadian Guarantor” shall mean each Canadian Subsidiary that is on the Closing Date, or which becomes, a party to the Guaranty Agreement in accordance the requirements of this Agreement or the provisions of such Guaranty Agreement.

“Canadian Lead Borrower” shall mean Ingram Micro LP, an Ontario limited partnership.

“Canadian Line Cap” shall mean as of any date the lesser of (a) the Canadian Revolving Commitments as of such date and (b) the then applicable Canadian Borrowing Base.

“Canadian Pension Event” shall mean the occurrence of any of the following: (a) the board of directors of any Credit Party passes a resolution to terminate or wind up in whole or in part any Canadian Defined Benefit Pension Plan, or any Credit Party otherwise initiates any action or filing to voluntarily terminate or wind up in whole or in part any Canadian Defined Benefit Pension Plan, (b) the institution of proceedings by a Governmental Authority to terminate in whole or in part any Canadian Defined Benefit Pension Plan, including notice being given by a Governmental Authority that it intends to order a wind up in whole or in part of a Canadian Defined Benefit Pension Plan, (c) there is a cessation of required contributions to the fund of a Canadian Pension Plan, (d) the receipt by a Credit Party of correspondence from any Governmental Authority relating to the likely wind up or termination (in whole or in part) of any Canadian Defined Benefit Pension Plan, (e) the wind up or termination (in whole or in part) of any Canadian Defined Benefit Pension Plan, (f) the appointment by a Governmental Authority of a replacement administrator or trustee to wind up or terminate (in whole or in part) any Canadian Defined Benefit Pension Plan, (g) the withdrawal of any Credit Party from a Canadian Defined Benefit Pension Plan that is considered to be a “multi-employer pension plan” or similar plan under applicable federal or provincial pension standards legislation in Canada where any additional contributions by such Credit Party, as applicable, are triggered by such withdrawal, or (h) any statutory deemed trust or Lien, other than a Permitted Lien, arises in respect of a Canadian Pension Plan.

“Canadian Pension Plan” shall mean a pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by any Credit Party for their employees or former employees, or that any Credit Party has any liability or contingent liability, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Prime Rate” shall mean, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) Adjusted Term CORRA Rate for a one month Interest Period as published two (2) Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day), plus 1.00% per annum; provided, that if any the above rates shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the Adjusted Term CORRA Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or Adjusted Term CORRA Rate, respectively.

“Canadian Prime Rate Loan” shall mean each Revolving Loan which bears interest at a rate based on the Canadian Prime Rate. All Canadian Prime Rate Loans shall be denominated in Canadian Dollars and only available under the Canadian Subfacility.

“Canadian Priority Payables Reserve” shall mean, on any date of determination and only with respect to a Canadian Credit Party, reserves established by the Administrative Agent in its Permitted Discretion for amounts secured by any Liens, choate or inchoate, ranking or capable of ranking in priority senior to or pari passu with the Collateral Agent’s Liens on Canadian Collateral, including, without duplication, in the Permitted Discretion of the Administrative Agent, (i) amounts deemed to be held in trust, or held in trust, pursuant to applicable law, (ii) any such amounts due or which may become due for wages, salaries, commissions or compensation, including vacation pay (including amounts protected by section 81.3 of the Bankruptcy and Insolvency Act (Canada), (iii) any such amounts for workers’ compensation, employment insurance, employee source deductions, employee income tax, sales tax, goods and services tax, value added tax, harmonized sales tax or similar taxes and all contributions under the Canada Pension Plan or the Quebec Pension Plan, (iv) any amounts due and not contributed to a Canadian Pension Plan, including with respect to any wind-up or solvency deficiency, and (v) similar statutory or other claims, that in each case referred to in paragraphs (i) through (iv) above are secured by Liens, choate or inchoate, ranking or capable of ranking in priority senior to or pari passu with the Collateral Agent’s Liens on Canadian Collateral.

“Canadian Protective Advance” shall have the meaning provided in Section 2.30.

“Canadian Revolving Borrowing” shall mean a Borrowing comprised of Canadian Revolving Loans.

“Canadian Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Canadian Revolving Loans hereunder up to the amount set forth and opposite such Lender’s name on Schedule 2.01 (as restated pursuant to Amendment No. 4) under the caption “Canadian Revolving Commitment,” or in the Assignment and Assumption pursuant to which such Lender assumed its Canadian Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 4.03 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 13.04. The aggregate amount of the Lenders’ Canadian Revolving Commitments on the ~~Closing~~Amendment No. 4 Effective Date is $500,000,000.

“Canadian Revolving Exposure” shall mean, with respect to any Revolving Lender at any time, the aggregate principal amount at such time of all outstanding Canadian Revolving Loans of such Revolving Lender.

“Canadian Revolving Loans” shall mean advances made pursuant to Section 2 hereof under the Canadian Subfacility.

“Canadian Security Documents” shall mean the Initial Canadian Security Agreement, each Deposit Account Control Agreement entered into pursuant to Section 9.17(d) and, after the execution and delivery thereof, each Additional Security Document, in each case, governed by the laws of Canada (or any province or territory thereof), together with any other applicable security documents (including deeds of hypothec) governed by the laws of Canada (or any province or territory thereof).

“Canadian Subfacility” shall mean the Canadian Revolving Commitments of the Revolving Lenders and the Revolving Loans pursuant to those Commitments in accordance with the terms hereof.

“Canadian Subsidiary” shall mean any Subsidiary of the Lead Borrower that is incorporated, formed or otherwise organized under the laws of Canada or any province or territory thereof.

“Canadian Subsidiary Borrower” shall mean each Canadian Subsidiary of the Lead Borrower that is on the Closing Date, or which becomes, a party to this Agreement as a Borrower in accordance with the requirements of this Agreement.

“Canadian Sweep” shall have the meaning provided in Section 9.17(d).

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which are required to be capitalized in accordance with U.S. GAAP and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person; provided that Capital Expenditures shall not include (i) the purchase price paid in connection with a Permitted Acquisition, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for such existing equipment being traded in at such time, (iii) expenditures made in leasehold improvements, to the extent reimbursed by the landlord, (iv) expenditures to the extent that they are actually paid for by any Person other than a Credit Party or any of its Restricted Subsidiaries and for which no Credit Party or any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period), (v) property, plant and equipment taken in settlement of accounts and (vi) expenditures made to restore, replace or rebuild property subject to any damage, loss, destruction or condemnation, to the extent such expenditures are made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any damage, loss destruction or condemnation.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under U.S. GAAP, are required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP.

“Cash Collateralize” shall mean (a) to pledge and deposit with or deliver to the Administrative Agent for deposit into the LC Collateral Account, for the benefit of the Administrative Agent, the Issuing Banks or the Swingline Lender (as applicable) and the Revolving Lenders, cash as collateral for, or (b) to provide other credit support (including in the form of backstop letters of credit), in form and containing terms (including, to the extent not specifically set forth in this Agreement, the amount thereof) reasonably satisfactory to the Administrative Agent or the Issuing Banks, as applicable, for, in either case, the LC Exposure, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect thereof (as the context may require).

“Cash Collateral” shall have a meaning correlative to “Cash Collateralize” and shall include the proceeds of such cash collateral and such other credit support.

“Cash Equity Financing” shall have the meaning provided in Section 6(A).06.

“Cash Equivalents” shall mean:

(i) Dollars, Canadian Dollars, Pounds Sterling, Euros, Australian Dollars, Hong Kong Dollars, Singapore Dollars and, except with respect to Eligible Cash, the national currency of any participating member state of the European Union, or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(ii) readily marketable direct obligations of any member of the European Economic Area, Switzerland, Japan, the United Kingdom or any political subdivision, agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of such country, and, at the time of acquisition thereof, having a credit rating of at least Aa3 (or the equivalent grade) by Moody’s, AA- (or the equivalent grade) by S&P or AA- (or the equivalent grade) by Fitch;

(iii) marketable general obligations issued by (a) any state of the United States or any political subdivision thereof or any instrumentality thereof that are guaranteed by the full faith and credit of such state or (b) Canada or any political subdivision, agency or instrumentality thereof that are guaranteed by the full faith and credit of Canada or any province or territory thereof, and, in each case, at the time of acquisition thereof, having a credit rating of at least Aa3 (or the equivalent grade) by Moody’s, AA- (or the equivalent grade) by S&P or AA- (or the equivalent grade) by Fitch;

(iv) securities or any other evidence of Indebtedness or readily marketable direct obligations issued or directly and fully guaranteed or insured by (a) the United States government or any agency or instrumentality of the United States government, the United Kingdom government or any agency or instrumentality thereof, or any member of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the United States, the United Kingdom or such member, as the case may be, is pledged in support of those securities) or (b) Canada or any agency or instrumentality thereof (provided that the full faith and credit of Canada is pledged in support of those securities), and, in each case, having maturities of not more than 24 months from the date of acquisition;

(v) certificates of deposit and eurodollar time deposits with maturities of twenty-four months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twenty-four months and overnight bank deposits, in each case, with any Lender party to this Agreement or any commercial bank or trust company having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A-2” (or equivalent grade) by Moody’s, “A” (or the equivalent grade) by S&P or “A” (or the equivalent grade) by Fitch;

(vi) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (iv) and (v) above entered into with any financial institution meeting the qualifications specified in clause (v) above;

(vii) commercial paper having one of the two highest ratings obtainable from Moody’s, S&P or Fitch and, in each case, maturing within 24 months after the date of acquisition;

(viii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vii) of this definition; and

(ix) Indebtedness or preferred stock issued by a Person having a credit rating of at least A-2 (or the equivalent grade) by Moody’s, A (or the equivalent grade) by S&P or A (or the equivalent grade) by Fitch, maturing within 24 months after the date of acquisition.

“Cash Management Services” shall mean any services provided from time to time to any Borrower or any of its Restricted Subsidiaries in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

“Central Bank Rate” shall mean, (A) the greater of (i) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time or (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (ii) 0.00%; plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” shall mean for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period or (c) any other Alternative Currency determined after the Closing Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month (or, in the event the EURIBOR Screen Rate for deposits in the applicable Agreed Currency is not available for such maturity of one month, shall be based on the EURIBOR Interpolated Rate as of such time); provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%.

“CFC” shall mean a Subsidiary of the Lead Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CF Term Agent” shall mean JPMorgan, in its capacity as administrative agent and collateral agent under the CF Term Documents.

“CF Term Credit Documents” shall have the meaning ascribed to the term “Credit Documents” in the CF Term Loan Credit Agreement.

“CF Term Documents” shall mean the CF Term Loan Credit Agreement and any other Credit Documents (as defined in the CF Term Loan Credit Agreement).

“CF Term Fixed Incremental Amount” shall mean the amounts set forth in clauses (a) and (b) of the definition of “Incremental Amount” in the CF Term Loan Credit Agreement.

“CF Term Incremental Equivalent Debt” shall mean Indebtedness incurred pursuant to Section 10.04(xxvii) of the CF Term Loan Credit Agreement.

“CF Term Loan Credit Agreement” shall mean (i) the Term Loan Credit Agreement entered into as of the Closing Date as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof) by and among the Lead Borrower, Holdings, the lenders party thereto in their capacities as lenders thereunder, the CF Term Agent and the other agents and parties party thereto from time to time, and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend (subject to the limitations set forth herein and in the ABL Intercreditor Agreement) or refinance in whole or in part the Indebtedness and other obligations outstanding under (x) the credit agreement referred to in clause (i) or (y) any subsequent CF Term Loan Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not a CF Term Loan Credit Agreement hereunder. Any reference to the CF Term Loan Credit Agreement hereunder shall be deemed a reference to any CF Term Loan Credit Agreement then in existence.

“CF Term Loans” shall have the meaning ascribed to the term “Term Loans” in the CF Term Loan Credit Agreement.

“CF Term Refinancing Debt” shall have the meaning ascribed to the term “Refinancing Term Loans” in the CF Term Loan Credit Agreement.

“Change in Law” shall mean the occurrence after the Closing Date or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.16, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after such applicable date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III (including CRD IV), shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall be deemed to occur if:

(a) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan of such person or “group” and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders, shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of Equity Interests of the Lead Borrower representing more than 50% of the aggregate ordinary voting power for the election of members of the board of directors of the Lead Borrower (determined on a fully diluted basis), unless the Permitted Holders otherwise have the right (pursuant to contract, proxy, ownership of Equity Interests or otherwise), directly or indirectly, to designate, nominate or appoint more than 50% of the members of the board of directors of the Lead Borrower;

(b) a “change of control” (or similar event) shall occur under (i) the CF Term Loan Credit Agreement, (ii) the Secured Notes Indenture or (iii) the definitive agreements pursuant to which any Refinancing Notes/Loans or Indebtedness permitted under Section 10.04(xxvii) or (xxix) was issued or incurred, in each case of this subclause (iii) with an aggregate outstanding principal amount in respect of such series of Refinancing Notes/Loans or other Indebtedness in excess of the Threshold Amount;

(c) other than in connection with or after an Initial Public Offering, Holdings shall cease to own, directly or indirectly, (i) 100% of the Equity Interests of the Lead Borrower (other than in connection with or after an Initial Public Offering) or (ii) 100% of the Equity Interests (other than directors’ qualifying shares in de minimis amounts and Equity Interests of Foreign Subsidiaries issued to foreign nationals in de minimis amounts that are required by Requirements of Law) of the Canadian Lead Borrower, the APAC Lead Borrower or the UK Lead Borrower (except to the extent (x) any such Credit Party has been designated as an Unrestricted Subsidiary pursuant to Section 9.16, (y) any such Credit Party has been transferred, merged, amalgamated, consolidated, dissolved or liquidated into another entity pursuant to Section 10.02, or (z) all outstanding Loans and Commitments of the Subfacility with respect to which such Credit Party’s assets are included in the Borrowing Base have been repaid and terminated in full); or

(d) so long as Acquired Accounts are included in the Aggregate Borrowing Base, the Lead Borrower shall fail to beneficially own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the ARPA Purchaser.

Notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act, no person or “group” shall be deemed to beneficially own Equity Interests to be acquired by such person or “group” pursuant to a stock or asset purchase agreement, merger or amalgamation agreement, option agreement, warrant agreement or similar agreement (or voting agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement.

“Charges” has the meaning assigned to it in Section 13.10.

“Chattel Paper” shall mean all “chattel paper,” as such term is defined in Article 9 of the UCC as in effect on the Closing Date in the State of New York.

“Claim” shall have the meaning provided in Section 13.04(g).

“Class” (a) when used with respect to Lenders, refers to whether such Lender has a Revolving Loan, Protective Advance or Commitment with respect to the U.S. Subfacility, the UK Subfacility, the Canadian Subfacility or the APAC Subfacility or a Term Loan or Term Loan Commitment, (b) when used with respect to Commitments, refers to whether such Commitments are U.S. Revolving Commitments, UK Revolving Commitments, Canadian Revolving Commitments, APAC Revolving Commitments or Term Loan Commitments, and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Loans under the U.S. Subfacility, Revolving Loans under the UK Subfacility, Revolving Loans under the Canadian Subfacility, Revolving Loans under the APAC Subfacility, Protective Advances under the U.S. Subfacility, Protective Advances under the UK Subfacility, Protective Advances under the Canadian Subfacility, Protective Advances under the APAC Subfacility or Term Loans.

“Closing Date” shall mean July 2, 2021.

“Closing Date Cash Purchase” shall mean the portion of the Closing Date Cash Payment (as defined in the Acquisition Agreement) equal to the GCL Closing Cash (as defined in the Acquisition Agreement) in an amount not to exceed $400,000,000.

“Closing Date Material Adverse Effect” shall have the meaning ascribed to the term “Material Adverse Effect” in the Acquisition Agreement; provided that for the purposes of Section 6(A).14(b), the reference in such definition of Material Adverse Effect to “Acquired Companies” and to “Operating Companies” shall instead mean a reference to “Lead Borrower and its Subsidiaries”.

“Closing Date Mergers” shall have the meaning provided in the recitals hereto.

“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean, collectively, the U.S. Collateral and the Foreign Collateral; provided that in no event shall the term “Collateral” include any interests in Real Property or Excluded Collateral.

“Collateral Agent” shall mean JPMorgan, in its capacity as collateral agent for the Secured Creditors pursuant to this Agreement and the Security Documents and, where the context requires, includes JPMorgan in its capacity as security trustee as set forth herein or in any applicable Security Documents, and shall include its branch offices and affiliates in any applicable jurisdiction that it from time to time designates for the purposes of performing any of its obligations hereunder in such capacity and any successor to the Collateral Agent appointed pursuant to Section 12.10.

“Collection Account” has the meaning given to that term in Section 9.17(e)(i).

“Collections” has the meaning given to that term in Section 9.17(e)(i).

“Commitment” shall mean any of the commitments of any Lender, whether a Revolving Commitment, LC Commitment, Swingline Commitment, Extended Revolving Commitment, Initial Term Loan Commitment, Refinancing Term Loan Commitment or an Incremental Term Loan Commitment of such Lender.

“Commitment Letter” shall mean that certain commitment letter, dated as of December 9, 2020, by and among the Lead Borrower, JPMorgan, Bank of America, N.A., BofA Securities, Inc. and Morgan Stanley Senior Funding, Inc., as amended, supplemented or otherwise modified by the joinders thereto entered into among the Lead Borrower, JPMorgan, Bank of America, N.A., BofA Securities, Inc., Morgan Stanley Senior Funding, Inc. and the other Commitment Parties.

“Commitment Parties” shall have the meaning provided to such term in the Commitment Letter.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” shall mean a certificate of a Responsible Officer of the Lead Borrower substantially in the form of Exhibit J hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Consolidated Depreciation and Amortization Expense” shall mean, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including (i) amortization of deferred financing fees and debt issuance costs, commissions, fees and expenses, (ii) amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits and (iii) amortization of intangibles (including, without limitation, amortization of turnaround costs, goodwill and organizational costs) (excluding any such adjustment to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such adjustment is subsequently reversed), in each case of such Person and its Restricted Subsidiaries for such period on a consolidated basis in accordance with U.S. GAAP.

“Consolidated EBITDA” shall mean, with respect to any Person for any period, Consolidated Net Income of such Person for such period; plus (without duplication):

(i) provision for taxes based on income, profits, revenue or capital (including state, foreign income taxes, franchise taxes, excise, value added and similar taxes), franchise taxes, foreign withholding taxes (in each case, including any future taxes or levies that replace or are intended to be in lieu of taxes and any penalties and interest related to taxes or arising from tax examinations) of such Person and its Restricted Subsidiaries for such period, and including an amount equal to the tax distributions actually made to the holders of the Equity Interests of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 10.03(vi) as though such amounts had been paid as income taxes directly by such Person, in each case, to the extent such provision for taxes was deducted in computing such Consolidated Net Income; plus

(ii) the Consolidated Depreciation and Amortization Expense of such Person and its Restricted Subsidiaries for such period, to the extent such expenses were deducted in computing such Consolidated Net Income; plus

(iii) the Consolidated Interest Charges of such Person and its Restricted Subsidiaries for such period, to the extent such Consolidated Interest Charges were deducted in computing such Consolidated Net Income; plus

(iv) any other non-cash losses, charges and expenses of such Person and its Restricted Subsidiaries (including write-offs and write-downs) for such period, to the extent such non-cash losses, charges or expenses were included in computing such Consolidated Net Income; provided that if any such non-cash charge represents an accrual or reserve for anticipated cash charges in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(v) any losses from foreign currency transactions and foreign translations (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent such losses were taken into account in computing such Consolidated Net Income; plus

(vi) (a) the Specified Permitted Adjustments and (b) any other cost savings, operating expense reductions, operating improvements and synergies permitted to be added back to this definition pursuant to the definition of “Pro Forma Cost Savings” (including, without limitation, expenses attributable to the implementation of such cost savings initiatives and costs and expenses incurred after the Closing Date related to employment of terminated employees incurred by such Person during such period to the extent such costs and expenses were deducted in computing Consolidated Net Income) and in the case of this clause (b), subject to the Cost Savings Cap; plus

(vii) losses in respect of pension and post-employment benefits of such Person, as a result of the application of ASC 715, Compensation-Retirement Benefits, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(viii) the amount of fees, indemnities and expenses incurred or reimbursed by such Person pursuant to (a) the Advisory Agreement as in effect on the Closing Date during such period or pursuant to any amendment, modification or supplement thereto or replacement thereof, so long as the Advisory Agreement, as so amended, modified, supplemented or replaced, taken as a whole, is otherwise permitted hereunder and (b) Section 10.06(xii) hereunder; plus

(ix) any proceeds from business interruption insurance received by such Person during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Consolidated Net Income; plus

(x) any fees and expenses related to a Qualified Securitization Transaction or any Receivables Facility to the extent such fees and expenses are included in computing Consolidated Net Income; plus

(xi) any contingent or deferred payments (including, without limitation, earn-out payments, noncompete payments and consulting payments) incurred in connection with the Acquisition, Permitted Acquisitions or any other acquisitions or Investments (including those consummated prior to the Closing Date), to the extent paid or accrued during such period; plus

(xii) the amount of loss or discount on sales of receivables and related assets to a Securitization Entity in connection with a Qualified Securitization Transaction or otherwise in connection with a Receivables Facility to the extent included in computing Consolidated Net Income; plus

(xiii) the amount of any interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any Restricted Subsidiary of such Person that is not a Wholly-Owned Restricted Subsidiary of such Person; plus

(xiv) with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (i), (ii) and (iii) above relating to such joint venture corresponding to such Person’s and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income of such joint venture was reduced thereby; minus

(xv) the amount of any gain in respect of pension and post-employment benefits as a result of the application of ASC 715, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(xvi) any gains from foreign currency transactions and foreign translations (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent such gains were taken into account in computing such Consolidated Net Income; minus

(xvii) non-cash gains increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and other than reversals of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period, provided, that the Lead Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (i) through (xvii) above if any such item individually is less than $6,000,000 in any fiscal quarter.

“Consolidated Fixed Charge Coverage Ratio” shall mean, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for such Test Period, minus (x) Capital Expenditures of the Lead Borrower and its Restricted Subsidiaries paid in cash (excluding the proceeds of any Indebtedness (other than Indebtedness hereunder)) for such Test Period, (y) the amount of cash payments made during such Test Period (net of cash refunds received during such period up to the amount of such cash payments) by the Lead Borrower and its Restricted Subsidiaries in respect of federal, state, local and foreign income taxes during such Test Period and (z) Dividends permitted by Section 10.03(xiii) or (xv) paid in cash for such Test Period to (b) Consolidated Fixed Charges for such Test Period, in each case, calculated on a Pro Forma Basis.

“Consolidated Fixed Charges” shall mean, with respect to any period, for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis, (i) the sum, without duplication, of

(a) Consolidated Interest Charges for such period to the extent paid in cash (or accrued and payable on a current basis in cash) and (b) the aggregate amount of scheduled amortization payments of principal made during such period in respect of long-term Consolidated Indebtedness less (ii) the consolidated interest income of the Lead Borrower and its Restricted Subsidiaries for such period, whether received or accrued, to the extent such income was included in determining Consolidated Net Income. Notwithstanding the foregoing, for purposes of calculating Consolidated Fixed Charges for any period that includes a fiscal quarter (or portion thereof) prior to the Closing Date, Consolidated Fixed Charges shall be calculated from the period from the Closing Date to the date of determination divided by the number of days in such period and multiplied by 365. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with U.S. GAAP.

“Consolidated Indebtedness” shall mean, at any time, the sum of (without duplication) (i) all Capitalized Lease Obligations of the Lead Borrower and its Restricted Subsidiaries, (ii) all Indebtedness of the Lead Borrower and its Restricted Subsidiaries of the type described in clause (i)(A) of the definition of “Indebtedness” and (iii) all Contingent Obligations of the Lead Borrower and its Restricted Subsidiaries in respect of Indebtedness of any third Person of the type referred to in the preceding clauses (i) and (ii), in each case, determined on a consolidated basis in accordance with U.S. GAAP and calculated on a Pro Forma Basis; provided that Consolidated Indebtedness shall not include Indebtedness in respect of any Refinancing Notes/Loans or Permitted Notes that have been defeased or satisfied and discharged in accordance with the applicable indenture or with respect to which the required deposit has been made in connection with a call for repurchase or redemption to occur within the time period set forth in the applicable indenture, in each case to the extent such transactions are permitted by Section 10.07. For the avoidance of doubt, it is understood that obligations under any Receivables Facility and any Qualified Securitization Transaction do not constitute Consolidated Indebtedness.

“Consolidated Interest Charges” shall mean, with respect to any period, for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis, all cash interest, premium payments, debt discount, charges and related fees and expenses, net of interest income, of the Lead Borrower and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with U.S. GAAP (including commissions, discounts, yield and other fees (including related interest expenses) related to any Qualified Securitization Transaction or any Receivables Facility), excluding (a) up-front or financing fees, transaction costs, commissions, expenses, premiums or charges, (b) costs associated with obtaining, or breakage costs in respect of swap or hedging agreements, (c) amortization of deferred financing costs and (d) all cash dividends, whether paid or accrued, on any series of preferred stock or any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, excluding items eliminated in consolidation, in each case, determined on a consolidated basis in accordance with U.S. GAAP. Notwithstanding the foregoing, for purposes of calculating Consolidated Interest Charges for any period that includes a fiscal quarter (or portion thereof) prior to the Closing Date (other than as a component of Consolidated EBITDA), Consolidated Interest Charges shall be calculated from the period from the Closing Date to the date of determination divided by the number of days in such period and multiplied by 365.

“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with U.S. GAAP; provided that:

(i) any after-tax effect of all extraordinary (as determined in accordance with U.S. GAAP prior to giving effect to Accounting Standards Update No. 2015-01, Income Statement—Extraordinary and Unusual Items (Subtopic 225-20), Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items), nonrecurring or unusual gains or losses or income or expenses or charges (including related to the Transaction) or any restructuring charges or reserves, including, without limitation, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses, retention, severance, system establishment cost, contract termination costs, costs to consolidate facilities and relocate employees, advisor fees and other out of pocket costs and non-cash charges to assess and execute operational improvement plans and restructuring programs, will be excluded;

(ii) any expenses, costs or charges incurred, or any amortization thereof for such period, in connection with any equity issuance, Investment, acquisition, disposition, recapitalization or incurrence or repayment of, or amendment or waiver of the operative documents with respect to, Indebtedness permitted under this Agreement, including a refinancing thereof (in each case whether or not successful) (including any such costs and charges incurred in connection with the Transaction), and all gains and losses realized in connection with any business disposition or any disposition of assets outside the ordinary course of business or the disposition of securities or the early extinguishment of Indebtedness or derivative instruments, together with any related provision for taxes on any such gain, loss, income or expense will be excluded;

(iii) the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be excluded; provided that the income of such Person will be included to the extent of the amount of dividends or similar distributions paid in cash (or converted to cash) to the specified Person or a Restricted Subsidiary of the Person;

(iv) the net income (or loss) of any Person and its Restricted Subsidiaries will be calculated without deducting the income attributed to, or adding the losses attributed to, the minority equity interests of third parties in any non-Wholly-Owned Restricted Subsidiary except to the extent of the dividends paid in cash (or convertible into cash) during such period on the shares of Equity Interests of such Restricted Subsidiary held by such third parties;

(v) [reserved];

(vi) the cumulative effect of any change in accounting principles will be excluded;

(vii) (a) any non-cash expenses resulting from the grant or periodic remeasurement of stock options, restricted stock grants, other equity incentive programs (including any stock appreciation and similar rights) or other management or employee benefit plan or agreement and (b) any costs or expenses incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent, in the case of clause (b), that such costs or expenses are funded with cash proceeds contributed to the common equity capital of the Lead Borrower or a Restricted Subsidiary of the Lead Borrower, will be excluded;

(viii) the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets or liabilities resulting from the application of U.S. GAAP and the amortization of intangibles arising from the application of U.S. GAAP, including pursuant to ASC 805, Business Combinations, ASC 350, Intangibles-Goodwill and Other, or ASC 360, Property, Plant and Equipment, as applicable, will be excluded;

(ix) any net after-tax income or loss from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposed, abandoned or discontinued, transferred or closed operations will be excluded;

(x) any increase in amortization or depreciation, or effect of any adjustments to inventory, property, plant or equipment, software, goodwill and other intangibles, debt line items, deferred revenue or rent expense, any one time cash charges (such as purchased in process research and development or capitalized manufacturing profit in inventory) or any other effects, in each case, resulting from purchase accounting in connection with the Transaction or any other acquisition prior to or following the Closing Date will be excluded;

(xi) an amount equal to the tax distributions actually made to the holders of the Equity Interests of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 10.03(vi) will be included as though such amounts had been paid as income taxes directly by such Person for such period;

(xii) unrealized gains and losses relating to foreign currency transactions or foreign translations, including those relating to mark-to-market of Indebtedness resulting from the application of U.S. GAAP, including pursuant to ASC 830, Foreign Currency Matters, (including any net loss or gain resulting from hedge arrangements for currency exchange risk) will be excluded;

(xiii) any net gain or loss in connection with the early extinguishment of Indebtedness or obligations under Swap Contracts (including of ASC 815, Derivatives and Hedging) will be excluded;

(xiv) the amount of any restructuring, business optimization, acquisition and integration costs and charges (including, without limitation, retention, severance, systems establishment costs, excess pension charges, information technology costs, rebranding costs, recruiting and signing bonuses and expenses, contract termination costs, including future lease commitments, costs related to the start-up (including entry into new market/channels and new service offerings), preopening, opening, closure or relocation, reconfiguration or consolidation of facilities and costs to relocate employees, systems, facilities or equipment conversion costs, consulting fees, costs associated with tax projects and audits) or other fees related to any of the foregoing (including any such costs, charges and fees incurred in connection with the Transactions) will be excluded;

(xv) accruals and reserves that are established or adjusted within 24 months after the Closing Date that are so required to be established as a result of the Transaction in accordance with U.S. GAAP will be excluded;

(xvi) any Public Company Costs will be excluded;

(xvii) all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), will be excluded;

(xviii) all discounts, commissions, fees and other charges (including interest expense) associated with any Qualified Securitization Transaction will be excluded;

(xix) (A) the non-cash portion of “straight-line” rent expense will be excluded and (B) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;

(xx) losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(xxi) non-cash charges or income relating to adjustments to deferred tax asset valuation allowances will be excluded; and

(xxii) cash dividends or returns of capital from Investments (such return of capital not reducing the ownership interest in the underlying Investment), in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Closing Date will be included.;

provided, that the Lead Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (i) through (xxii) above if any such item individually is less than $6,000,000 in any fiscal quarter.

“Consolidated Secured Debt” shall mean, at any time, (i) the sum of all Consolidated Indebtedness at such time that is secured by a Lien on any assets of the Lead Borrower or any of its Restricted Subsidiaries, less (ii) the aggregate amount of (a) unrestricted cash and Cash Equivalents of the Lead Borrower and its Restricted Subsidiaries and (b) Permitted Restricted Cash.

“Consolidated Secured Net Leverage Ratio” shall mean, with respect to any Test Period, the ratio of (i) Consolidated Secured Debt as of the last day of such Test Period to (ii) Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for such Test Period, in each case, calculated on a Pro Forma Basis.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with U.S. GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Lead Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period.

“Consolidated Total Net Leverage Ratio” shall mean, with respect to any Test Period, the ratio of (i) Consolidated Indebtedness as of the last day of such Test Period, less the aggregate amount of (a) unrestricted cash and Cash Equivalents of the Lead Borrower and its Restricted Subsidiaries and (b) Permitted Restricted Cash, to (ii) Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for such Test Period, in each case, calculated on a Pro Forma Basis.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any such obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. Except as otherwise provided herein, the amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Contribution Amount” shall have the meaning provided in subsection 444-90(1A) of Schedule 1 of the Taxation Administration Act 1953 (Cth) (Australia).

“Contribution Indebtedness” shall mean unsecured Indebtedness of the Lead Borrower or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not greater than 100% of the aggregate amount of cash contributions (other than the proceeds from the issuance of Disqualified Stock, contributions by the Lead Borrower or any Restricted Subsidiary or any Specified Equity Contribution made to the capital of the Lead Borrower or such Restricted Subsidiary after the Closing Date (whether through the issuance or sale of capital stock or otherwise)), in each case, to the extent not otherwise applied to increase any basket or exception under this Agreement; provided that (a) the maturity date of such Contribution Indebtedness is no earlier than the Latest Maturity Date as of the date such Contribution Indebtedness was incurred and (b) such Contribution Indebtedness is so designated as Contribution Indebtedness pursuant to a certificate of a Responsible Officer of the Lead Borrower promptly following incurrence thereof.

“Contribution Notice” shall mean a contribution notice issued by the Pensions Regulator under s38 or s47 of the United Kingdom’s Pensions Act 2004.

“Corporations Act” shall mean the Corporations Act 2001 (Cth) of Australia.

“CORRA” shall mean the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Corresponding Debt” has the meaning provided in Section 12.18(b) (German and Austrian Security Provisions; Parallel Debt).

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Cost Savings Cap” shall have the meaning provided to such term in the definition of “Pro Forma Cost Savings”.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning provided in Section 13.27(b).

“CRD IV” shall mean EU CRD IV and UK CRD IV.

“Credit Documents” shall mean this Agreement, Amedment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Guaranty Agreement, each Security Document, the ABL Intercreditor Agreement, any Additional Pari Passu Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement, each Incremental Amendment, each Refinancing Term Loan Amendment, each Extension Amendment and any joinder to a Credit Document listed above.

“Credit Event” shall mean the making of any Loan.

“Credit Extension” shall mean, as the context may require, (i) a Credit Event or (ii) the issuance, amendment, extension or renewal of any Letter of Credit by any Issuing Bank; provided that “Credit Extensions” shall not include conversions and continuations of outstanding Loans.

“Credit Party” shall mean Holdings, each Borrower and each Subsidiary Guarantor.

“CTA” shall mean the Corporation Tax Act 2009 (United Kingdom).

“Daily Simple RFR” shall mean, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day, or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, and (ii) Dollars, Daily Simple SOFR; provided that if the Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Lead Borrower.

“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Lead Borrower.

“Debt Fund Affiliate” shall mean any Affiliate of the Sponsor (other than Holdings, the Lead Borrower and its Restricted Subsidiaries) that is a bona fide diversified debt fund at the time of the relevant sale or assignment thereto and so long as the individuals who are employees, officers or directors of the Sponsor and who are primarily responsible for the advisement or management of such Affiliate do not include any individual who is primarily responsible for the advisement or management of Holdings or the Lead Borrower and its Restricted Subsidiaries, and the individuals who are employees, officers or directors of the Sponsor and who are primarily responsible for the advisement and management of Holdings or the Lead Borrower and its Restricted Subsidiaries do not have the right to direct the credit decisions of such Affiliate.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, administration, examinership, moratorium, rearrangement, receivership, insolvency, judicial management, reorganization, suspension of payments, statutory proceeding for the restructuring of debt, dissolution, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect including any proceeding under corporate law or other law of any jurisdiction whereby a corporation seeks a stay or a compromise of the claims of its creditors against it and each of the United Kingdom’s Insolvency Act 1986, Enterprise Act 2002, Companies Act 2006 and Corporate Insolvency And Governance Act 2020, Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong), Companies (Winding-Up) Rules (Chapter 32H of the Laws of Hong Kong), Bankruptcy Ordinance (Chapter 6 of the Laws of Hong Kong), the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the Insolvency, Restructuring and Dissolution Act 2018 of Singapore (No. 40 of 2018), the Corporations Act, the Dutch Bankruptcy Act (Faillissementswet), the filing of a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or (to the extent in force at such time)

any filing of a claim with a Dutch court under Section 2.3 of the Temporary Act COVID-19 Payment Deferral (Tijdelijke Wet COVID-19 SZW en JenV), Book XX (Insolventie van ondernemingen/Insolvabilité des entreprises) of the Belgian Code of Economic Law (Wetboek van economisch recht/Code de droit economique) (Belgium), the New Zealand Companies Act, the Corporations (Investigation and Management) Act 1989 (New Zealand), the Receiverships Act 1993 (New Zealand), and the Insolvency Act 2006 (New Zealand), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any corporate or other law of any applicable jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Declined Proceeds” shall have the meaning provided in Section 5.02(k).

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Lead Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Lead Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Lead Borrower, to confirm in writing to the Administrative Agent and the Lead Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Lead Borrower), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of (A) a proceeding under any Debtor Relief Law or (B) a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Lead Borrower and each other Lender promptly following such determination.

“Deposit Account” shall have the meaning assigned thereto in Article 9 of the UCC or “ADI account” in section 10 of the Australian PPSA (and/or with respect to any Deposit Account located outside of the United States or Australia, any bank account with a deposit function).

“Deposit Account Control Agreement” shall mean a Deposit Account control agreement to be executed by each institution maintaining a Deposit Account (other than an Excluded Account) for any Credit Party, in each case as required by and in accordance with the terms of Section 9.17 (or any similar agreements, documentation or requirement necessary, including notice to and acknowledgement from the relevant institution maintaining a Deposit Account as determined by the Administrative Agent in its Permitted Discretion), to perfect the security interest of the Collateral Agent and/or effect control over the relevant Deposit Accounts.

“Designated Account” shall mean the Deposit Account of Lead Borrower or any other Borrower identified on Schedule 2.02 to this Agreement (or such other Deposit Account of Lead Borrower or any other Borrower that has been designated as such, in writing, by Lead Borrower to Administrative Agent).

“Designated Non-cash Consideration” shall mean the fair market value of non-cash consideration received by the Lead Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Dilution” shall mean for any period with respect to any Credit Party, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of reductions in the Accounts of such Credit Party for such period other than by reason of dollar for dollar cash payment and the denominator of which is the aggregate dollar amount of the sales of such Credit Party for such period.

“Dilution Reserve” shall mean, as of any date of determination, an amount (initially $0) sufficient to reduce the advance rate against Eligible Accounts by 1 percentage point (or fraction thereof, rounding to the nearest one-tenth of 1 percentage point) for each percentage point (or fraction thereof, rounding to the nearest one-tenth of 1 percentage point) by which Dilution is in excess of 5%.

“Disqualified Lender” shall mean (a) competitors of the Lead Borrower and its Subsidiaries, and any person controlling or controlled by any such competitor, in each case identified in writing by the Lead Borrower (or its counsel) to the Administrative Agent at any time, (b) institutions designated in writing by the Sponsor (or its counsel) to one or more of the Lead Arrangers (or their counsel) on or prior to January 8, 2021 and (c) any affiliates of any such competitors, controlling or controlled persons or institutions reasonably identifiable as affiliates solely on the basis of their names (other than bona fide fixed income investors or debt funds that are affiliates of competitors described in clause (a) above but not of institutions described in clause (b) above) or identified by the Lead Borrower (or its counsel) in writing to the Administrative Agent at any time (it being understood that any update pursuant to clause (a) or clause (c) above shall not become effective until the third Business Day following the Administrative Agent’s receipt of such notice, and, in any event, shall not apply retroactively (solely with regards to such amount already assigned) or to any entity that is party to a pending trade as of the date of such notice).

“Disqualified Stock” shall mean, with respect to any Person, any capital stock of such Person other than common Equity Interests or Qualified Preferred Stock of such Person.

“Distribution Conditions” shall mean as to any relevant action contemplated in this Agreement, (i) no Event of Default has then occurred and is continuing or would immediately result from such action, (ii) (a) Adjusted Availability on a Pro Forma Basis immediately after giving effect to such action would be at least the greater of (x) 15.0% of the Line Cap and (y) $400,000,000 and (b) over the 30 consecutive days prior to consummation of such action, Adjusted Availability averaged no less than the greater of (x) 15.0% of the Line Cap and (y) $400,000,000, on a Pro Forma Basis for such action and (iii) if (a) Adjusted Availability on a Pro Forma Basis immediately after giving effect to such action is less than 25% of the Aggregate Revolving Commitments or (b) over the 30 consecutive days prior to consummation of such action, Adjusted Availability averaged less than 25% of the Aggregate Revolving Commitments on a Pro Forma Basis for such action, the Consolidated Fixed Charge Coverage Ratio would be at least 1.0 to 1.0 as of the last day of the most recently ended Test Period on a Pro Forma Basis for such action.

“Dividend” shall mean, with respect to any Person, that such Person has paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or made or caused to be made in respect of its Equity Interests any other payment or delivery of property (other than common Equity Interests of such Person) to its stockholders, partners or members as such in respect of its Equity Interests, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its Equity Interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its Equity Interests).

“Documentary LC Sublimit” shall mean $100,000,000.

“Dollar” and “$” shall mean lawful money of the United States.

“Dollar Equivalent” shall mean, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent (or, if applicable, any Issuing Bank)) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or, if applicable, any Issuing Bank in its sole discretion) (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable and sole discretion (or, if applicable, by such Issuing Bank in its sole discretion)) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion (or, if applicable, such Issuing Bank in its sole discretion).

“Domestic Subsidiary” shall mean, as to any Person, any Subsidiary of such Person incorporated or organized under the laws of the United States, any state thereof or the District of Columbia.

“Dominion Account” shall mean, collectively, the U.S. Dominion Account and the Canadian Dominion Account.

“Dutch ARPA Seller” shall mean Ingram Micro B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) having its corporate seat at Utrecht and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 30085572.

“Dutch Collateral” shall mean all Acquired Accounts and other property with respect to which any security interests have been granted (or purported to be granted) by the ARPA Purchaser pursuant to the Dutch Receivables Pledge Agreement.

“Dutch Parallel Debt” has the meaning provided in Section 12.19 (Dutch Parallel Debt).

“Dutch Receivables Pledge Agreement” shall mean a Dutch law governed deed of pledge over receivables, between the ARPA Purchaser as pledgor and the Collateral Agent as pledgee, which may be entered into on or after the UK Subfacility Effective Date, creating security under Dutch law over certain receivables purchased by the ARPA Purchaser pursuant to the ARPA.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” shall mean, as to any Term Loan or other Indebtedness, the effective yield on such Term Loan or other Indebtedness as mutually determined by the Administrative Agent and the Lead Borrower in good faith, taking into account the applicable interest rate margins in effect from time to time, any interest rate floors or similar devices in effect from time to time and all fees, including upfront or similar fees or original issue discount payable generally to lenders providing such Term Loan or other Indebtedness (provided, that all such fees shall be amortized over the shorter of (x) the Weighted Average Life to Maturity of such Term Loan or other Indebtedness and (y) the four years following the date of incurrence thereof), but excluding any ticking, arrangement, structuring, commitment, underwriting or similar fees (regardless of whether paid in whole or in part to any or all lenders) and other fees payable in connection therewith that are not generally shared with the relevant lenders and customary consent fees paid generally to consenting lenders. Each mutual determination of the “Effective Yield” by the Administrative Agent and the Lead Borrower shall be conclusive and binding on all Lenders absent manifest error.

“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Accounts” shall mean, on any date of determination of the Borrowing Base, all of the Accounts (including Acquired Accounts) owned by all applicable Credit Parties and reflected in the most recent Borrowing Base Certificate delivered by the Lead Borrower to the Administrative Agent, except any Account to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria with respect to Eligible Accounts, in each case, in its Permitted Discretion, subject to the approval of the Supermajority Lenders in the case of adjustments which have the effect of making more credit available than would have been available immediately prior to the exercise of such right by the Administrative Agent. Eligible Accounts shall not include any of the following Accounts:

(a) any Account in which the Collateral Agent, on behalf of the Secured Creditors, does not have a first priority (subject to Permitted Borrowing Base Liens) perfected (or the equivalent with respect to Foreign Credit Parties under applicable Requirements of Law) Lien; provided, that this subclause (a) shall not apply (x) to Accounts owned by the entities that are expected to be APAC Credit Parties for the period from the Closing Date until the date that is sixty (60) days after the Closing Date (which may be extended upon the reasonable request of the Lead Borrower by an additional thirty (30) days to the date that is ninety (90) days after the Closing Date by the Administrative Agent in its sole discretion) and (y) to Accounts owned by the entities that are expected to be UK Credit Parties for the period from the Closing Date until the date that is thirty (30) days after the Closing Date (which may be extended upon the reasonable request of the Lead Borrower by an additional thirty (30) days to the date that is sixty (60) days after the Closing Date by the Administrative Agent in its sole discretion);

(b) any Account that is not owned by a Credit Party;

(c) any Account due from an Account Debtor that is not domiciled in (i) with respect to Accounts owned by U.S. Credit Parties or Canadian Credit Parties, the United States, Canada and Mexico, (ii) with respect to Accounts owned by APAC Credit Parties, any Eligible APAC Jurisdiction and (iii) with respect to Accounts owned by UK Credit Parties, any Eligible European Jurisdiction or, in each case, any other jurisdiction reasonably acceptable to the Administrative Agent in its Permitted Discretion, and (if not a natural person) organized, incorporated or otherwise formed under the laws of the United States, Canada, Mexico (only with respect to Accounts owned by U.S. Credit Parties and Canadian Credit Parties), any Eligible APAC Jurisdiction (only with respect to Accounts owned by APAC Credit Parties), any Eligible European Jurisdiction (only with respect to Accounts owned by UK Credit Parties) or any other jurisdiction reasonably acceptable to the Administrative Agent in its Permitted Discretion unless, in each case, such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of the Administrative Agent, is directly drawable by the Administrative Agent and, with respect to which the Administrative Agent has “control” as defined in Section 9-107 of the UCC;

(d) any Account that is payable in any currency other than, with respect of the U.S. Borrowing Base and Canadian Borrowing Base, U.S. Dollars or Canadian Dollars, with respect to the UK Borrowing Base, Euros, Pounds Sterling, Swiss francs, Swedish krona and U.S. Dollars and with respect to the APAC Borrowing Base, Australian Dollars, Singapore dollars, Hong Kong dollars, New Zealand dollars and U.S. Dollars;

(e) any Account that does not arise from the sale of goods or the performance of services by a Credit Party (or, in the case of any Acquired Account, an ARPA Seller) in the ordinary course of its business;

(f) any Account that does not comply in all material respects with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority;

(g) any Account (i) as to which a Credit Party’s right to receive payment is contingent upon the fulfillment of any condition whatsoever unless such condition is satisfied, (ii) as to which a Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial or administrative process, (iii) that represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to a Credit Party’s (or, in the case of any Acquired Account, an ARPA Seller’s) completion of further performance under such contract or in relation to which contract any surety bond issuer was provided any collateral, a letter of credit or any other credit support or has performed under the applicable surety bond and became subrogated to the rights of the Account Debtor or (iv) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional except that up to $25,000,000 in aggregate of Accounts arising from sales which are on a cash-on-delivery basis (to the extent such cash-on-delivery is in the ordinary course of business) shall not be deemed ineligible pursuant to this definition until 14 days after the shipment of the goods relating thereto;

(h) to the extent that any defense, deduction counterclaim or dispute arises (which shall include any current account arrangement (Kontokorrentabrede)), or any accrued rebate exists or is owed, or the Account is, or is reasonably likely to become, subject to any right of set-off by the Account Debtor or subject to any other right of non-payment, to the extent of the amount of such set-off or right of non-payment, it being understood that the remaining balance of the Account shall be eligible;

(i) any Account that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(j) any Account with respect to which an invoice or other electronic transmission constituting a request for payment, reasonably acceptable to the Administrative Agent in form and substance, has not been sent on a timely basis to the applicable Account Debtor according to the normal invoicing and timing procedures of the Credit Parties (or, in the case of any Acquired Account, ARPA Sellers) or with respect to which the Credit Party (or, in the case of any Acquired Account, ARPA Sellers) is otherwise unable to request payment from the Account Debtor according to the underlying contract;

(k) any Account that arises from a sale to any director, officer, other employee or Affiliate of a Credit Party (or, in the case of any Acquired Account, an ARPA Seller) (other than (i) any portfolio company of the Sponsor to the extent such Account is on terms and conditions not less favorable to the applicable Credit Party or ARPA Seller as would reasonably be obtained by such Credit Party or ARPA Seller at that time in a comparable arm’s-length transaction with a Person other than a portfolio company of the Sponsor and (ii) sales of Accounts from ARPA Sellers to the ARPA Purchaser);

(l) any Account that is in default; provided that, without limiting the generality of the foregoing, an Account shall be deemed in default at any time upon the occurrence of any of the following; provided further that, in calculating delinquent portions of Accounts under clause (l)(i)(A) below, credit balances will be excluded:

(i) such Account (A) is not paid and is more than 60 days past due according to its original terms of sale or if no payment date is specified, more than 120 days after the date of the original invoice therefor; provided that up to $65,000,000 of Accounts that are not paid more than 120 but less than 150 days after the date of the original invoice therefor shall not be excluded pursuant to this clause (l)(i)(A) or (B) with dated terms of more than 120 days from the invoice date, or (C) which has been written off the books of the Credit Parties or otherwise designated as uncollectible; provided that, notwithstanding the foregoing, (x) up to $200,000,000 of Accounts with “investment grade” customers having extended terms shall not be deemed ineligible pursuant to this clause (l)(i) so long as such Accounts are not unpaid more than 210 days after the date of the original invoice therefor or more than 31 days past due and (y) up to $150,000,000 of Accounts with Media-Saturn-Holding GmbH and its Affiliates having extended terms shall not be deemed ineligible pursuant to this clause (l)(i) so long as such accounts are not unpaid more than 150 days after the date of the original invoice therefor or more than 30 days past due;

(ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors, fails to pay its debts generally as they come due, or is classified by the Lead Borrower and its Subsidiaries as “cash only, bad check,” as determined by the Lead Borrower and its Subsidiaries in the ordinary course of business consistent with past-practice; or

(iii) a petition is filed by or against any Account Debtor obligated upon such Account under any Debtor Relief Law; provided that so long as an order exists permitting payment of trade creditors specifically with respect to such Account Debtor and such Account Debtor has obtained adequate post-petition financing to pay such Accounts, the Accounts of such Account Debtor shall not be deemed ineligible under the provisions of this clause (iii) to the extent the order permitting such financing allows the payment of the applicable Account;

(m) any Account that is the obligation of an Account Debtor (other than an individual) if 50% or more of the Dollar Equivalent amount of all Accounts owing by such Account Debtor are ineligible under the criteria set forth in clause (l) above;

(n) any Account as to which any of the representations or warranties in the Credit Documents (or in the case of the Acquired Accounts, the ARPA) are untrue in any material respect (to the extent such materiality relates to the amount owing on such Account);

(o) any Acquired Account in the event that the ARPA is not in full force and effect and/or in relation to which, the relevant sale and purchase construct as set out in the ARPA have not been complied with, such that the ARPA Purchaser does not have good title to such Acquired Account;

(p) any Acquired Account which is the subject of a Repurchase Event or a Credit Event (in each case, under and as defined in the ARPA) (or any equivalent terms under and as defined in the ARPA, as the case may be);

(q) any Acquired Account sold by an ARPA Seller in relation to which an ARPA Sweep of such ARPA Seller is terminated for any reason or otherwise does not occur for a period of three consecutive Business Days;

(r) any Account which is evidenced by a judgment, Instrument or Chattel Paper and such Instrument or Chattel Paper is not pledged and delivered to the Administrative Agent under the Security Documents or, in respect of a New Zealand Credit Party or an Australian Credit Party, the Account is evidenced by a “chattel paper” or a “negotiable instrument” (as defined in the New Zealand PPSA or the Australian PPSA (as applicable)) and the Administrative Agent does not have “possession” (as defined in the New Zealand PPSA or the Australian PPSA (as applicable)) of such chattel paper or negotiable instrument;

(s) any Account arising on account of a supplier rebate, unless the Credit Parties (or, with respect to Acquired Accounts, an ARPA Seller) have received a waiver of offset from the supplier in form and substance reasonably satisfactory to the Administrative Agent;

(t) any Account which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Credit Parties exceeds 15% (or 20% in the case of Investment Grade Account Debtors) of all Eligible Accounts;

(u) any Account which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Credit Party (or, with respect to Acquired Accounts, an ARPA Seller) (including any Account where contractual performance has not been delivered to the Account Debtor and the contract underlying the Account could be subject to the insolvency administrator’s choice to reject performance of the contract);

(v) any Account which is owing in respect of interest and late charges or fees in respect of Indebtedness;

(w) other than with respect to up to $50,000,000 of Accounts in aggregate (and in any case with respect to Mexico, not to exceed $25,000,000 in the aggregate), any Account as to which the contract or agreement underlying such Account is governed by (or, if no governing law is expressed therein, is deemed to be governed by) the laws of any jurisdiction other than the United States, any state thereof, the District of Columbia, Canada or any province or territory thereof or in the case of the UK Borrowing Base, the laws of an Eligible European Jurisdiction and in the case of the APAC Borrowing Base, the laws of an Eligible APAC Jurisdiction;

(x) any Accounts (i) of an Acquired Entity or Business acquired in connection with a Permitted Acquisition or similar Investment, or (ii) acquired in a bulk sale transaction from a third party, in each case, until the completion of a field examination satisfactory to Administrative Agent in its Permitted Discretion with respect to such Accounts, in each case, to the extent that (x) unless otherwise agreed to by the Administrative Agent in its Permitted Discretion, such Accounts are not of a substantially similar type to the Accounts included in the Borrowing Base or (y) such Accounts (together with all Inventory deemed ineligible pursuant to clause (l)(y) of the definition of “Eligible Inventory”) would account for more than 15% of the Aggregate Borrowing Base; provided, for avoidance of doubt, that this clause (x) shall not be applicable to acquisitions of Acquired Accounts;

(y) [reserved];

(z) any Account which is excluded from the scope of any Security Document by virtue of the definition of “Excluded Collateral” (or equivalent terminology in any such Security Document);

(aa) any Account which is subject to any limitation on assignment or other restriction (whether arising by operation of law, by agreement or otherwise) which would, under any applicable law, have the effect of restricting the assignment for or by way of security or the creation of security over such Account generally (including, without limitation, those Accounts that qualify as “disputed receivables” (créditos litigiosos) under article 1,535 of the Spanish Civil Code), in each case unless any such restriction or limitation on assignment or creation of security has been complied with or waived with respect to the assignment for or by way of security or the creation of security over such Account to the Collateral Agent or is not applicable thereto or the Administrative Agent has determined that such restriction or limitation is not enforceable;

(bb) [reserved];

(cc) with respect to any Account governed by French law (A) any Account that is owed by an Account Debtor which is a consumer (consommateur) within the meaning of the French Consumer Code (Code de la consommation), (B) any Account that is not a professional receivables (créance professionnelle) within the meaning of the French Monetary and Financial Code (Code monétaire et financier), (C) any Account evidenced by any promissory note, bill of exchange (including lettre de change or billet à ordre), chattel paper or instrument and (D) any Account which does not meet the maximum payment terms authorized under French law, which are up to sixty (60) calendar days after the invoice is issued or forty-five (45) calendar days after the end of the month following the receipt of such invoice;

(dd) any Account governed by Spanish law which is paid or payable by means of bills of exchange (letras de cambio) or promissory notes to the order (pagarés a la orden) or cheques endorsable to the order (cheques endosables o a la orden) issued pursuant to Spanish Law 19/1985 dated 16 July (Ley 19/1985 de 16 de Julio, Cambiaria y del Cheque), as amended from time to time; or

(ee) any Account governed by Spanish law which arises under an agreement entered into with a consumer (within the meaning of article 3 of the Spanish Consumer Law (Real Decreto Legislativo 1/2007, de 16 de noviembre, por el que se aprueba el texto refundido de la Ley General para la Defensa de los Consumidores y Usuarios y otras leyes complementarias)) or otherwise where any Spanish consumer protection legislation may negatively affect such Account;

(ff) any Acquired Account in respect of which not all steps required by the ARPA to perfect the legal and beneficial title of the relevant Credit Party have been duly taken at the appropriate time (except to the extent the Administrative Agent otherwise agrees in its Permitted Discretion);

(gg) any Account which arises under a commercial agreement made with a private individual or regulated by the UK Consumer Credit Act 1974;

(hh) any Account with respect to an Account Debtor which is a consumer (consument) located in the Netherlands;

(ii) any Account governed by Swedish law with respect to which the Account Debtor is a consumer (Sw. konsument);

(jj) any Account governed by Swedish law which is evidenced by a negotiable promissory note (Sw. löpande skuldebrev) or other bearer instrument;

(kk) any Account governed by Belgian law with respect to an Account Debtor which is a consumer (consument/consomateur);

(ll) any Account governed by Belgian law that arises out of public procurement contracts;

(mm) any Account with respect to an Account Debtor which is a consumer (Konsument) located in Austria;

(nn) any Account (i) which is a “consumer credit contract” or a “consumer lease” (each as defined in the Credit Contracts and Consumer Finance Act 2003 (New Zealand)) or (ii) in respect of which a term of the documentation that gives rise to the Account has been declared to be an “unfair contract term” under the Fair Trading Act 1986 (New Zealand);

(oo) any Account governed by Swiss law and with respect to which the Account Debtor is a consumer (Konsument) (as defined in the Swiss Federal Act on Consumer Credits of 23 March 2001);

(pp) the Account is a “credit” contract or a “consumer lease” (each as defined in the National Credit Code (as set out in Schedule 1 of the National Consumer Credit Protection Act 2009 (Cth))) and a term of the documentation giving rise to the Account has been declared or found to be an “unfair contract term” under the Australian Consumer Law (set out in Schedule 2 of the Competition and Consumer Act 2010 (Cth));

(qq) [reserved];

(rr) any Account from an Account Debtor who has any Accounts that constitute Receivables Assets or Securitization Assets; provided that if the relevant Receivables Facility was created at the request of the Account Debtor, only the Accounts subject to such Receivables Facility shall be ineligible pursuant to this clause (rr); or

(ss) other such Accounts identified as ineligible in the Initial Field Exam and Appraisal.

For purposes of this definition of Eligible Accounts and the definitions of “U.S. Borrowing Base”, “Canadian Borrowing Base” and “Aggregate Borrowing Base” (including the definitions of “APAC Borrowing Base” and “UK Borrowing Base” to the extent relevant to determining the U.S. Borrowing Base, the Canadian Borrowing Base or the Aggregate Borrowing Base), the entities that are expected to be APAC Credit Parties and UK Credit Parties are to be deemed to be Credit Parties during the applicable post-Closing Date time periods specified in the proviso to subclause (a) above.

“Eligible APAC Jurisdiction” shall mean each of Australia, Hong Kong, New Zealand, and Singapore; provided that the Administrative Agent may, in is Permitted Discretion, remove one or more of the countries comprising the Eligible APAC Jurisdictions and subsequently add one or more countries back as Eligible APAC Jurisdictions.

“Eligible Cash” shall mean, with respect to any Person, unrestricted cash and Cash Equivalents and Permitted Restricted Cash of such Person in each case that are held in a Deposit Account located in the U.S., Canada, the United Kingdom, any Eligible APAC Jurisdiction and any other jurisdiction satisfactory to the Administrative Agent in its sole discretion including with respect to satisfactory security arrangements that is (i) subject to a Lien and control agreement (where applicable) in favor of the Collateral Agent in a form acceptable to the Collateral Agent in its Permitted Discretion and (ii) in the case of unrestricted cash and Cash Equivalents, not subject to any other Liens (other than Permitted Borrowing Base Liens); provided that (x) the Lead Borrower shall be required to provide daily reporting of cash and Cash Equivalents balances to the Administrative Agent in the event that Adjusted Availability is less than the greater of (1) 10% of the Line Cap and (2) $300,000,000 and (y) if the subject account is held at an institution other than Administrative Agent or its affiliates or branches, at any time that (i) a Credit Extension is requested, (ii) the Payment Conditions or the Distribution Conditions are tested or (iii) a Borrowing Base Certificate is delivered, the Collateral Agent reserves the right to verify the balance of such account (it being understood that the amount of Eligible Cash included in the Borrowing Base on any relevant date of determination shall be based on current account balances as of such date); provided, further, that failure to provide such daily reporting shall not be a Default or Event of Default in itself, but rather shall result in the relevant cash and Cash Equivalents not being included in the Borrowing Base.

“Eligible Cash Account” shall mean any Deposit Account of a Credit Party in which Eligible Cash is held or deposited.

“Eligible European Jurisdiction” shall mean each of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Italy, Ireland, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland, England and Wales and Scotland; provided that the Administrative Agent may, in its Permitted Discretion, remove one or more of the countries comprising the Eligible European Jurisdictions and subsequently add one or more countries back as Eligible European Jurisdictions.

“Eligible Inventory” shall mean, subject to adjustment as set forth below, items of Inventory of any applicable Credit Party held for sale in the ordinary course of business (excluding packing or shipping materials or maintenance supplies). Eligible Inventory shall exclude any Inventory to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria with respect to Eligible Inventory, in each case, in its Permitted Discretion, subject to the approval of the Supermajority Lenders, in the case of adjustments which have the effect of making more credit available than would have been available immediately prior to the exercise of such rights by the Administrative Agent. Eligible Inventory shall not include any Inventory of the Credit Parties that:

(a) is not solely owned by a Credit Party, or is leased by or is on consignment to a Credit Party, or the Credit Parties do not have title thereto;

(b) the Collateral Agent, on behalf of the Secured Creditors, does not have a first priority (subject to Permitted Borrowing Base Liens) perfected (to the extent applicable) Lien upon (such Lien being governed by the laws of the jurisdiction in which the Inventory in question is located); provided, that this subclause (b) shall not apply (x) to Inventory owned by the entities that are expected to be APAC Credit Parties for the period from the Closing Date until the date that is sixty (60) days after the Closing Date (which may be extended upon the reasonable request of the Lead Borrower by an additional thirty (30) days to the date that is ninety (90) days after the Closing Date by the Administrative Agent in its sole discretion) and (y) to Inventory owned by the entities that are expected to be UK Credit Parties for the period from the Closing Date until the date that is thirty (30) days after the Closing Date (which may be extended upon the reasonable request of the Lead Borrower by an additional thirty (30) days to the date that is sixty (60) days after the Closing Date by the Administrative Agent in its sole discretion);

(c) (i) is stored at a location not owned by a Credit Party unless (x) the Administrative Agent has given its prior consent thereto, (y) a reasonably satisfactory Landlord Lien Waiver and Access Agreement has been delivered to the Administrative Agent, or (z) Landlord Lien Reserves are permitted to be established hereunder by the Administrative Agent with respect thereto, or (ii) is stored with a bailee or warehouseman unless either (x) a reasonably satisfactory bailee waiver letter has been delivered to the Administrative Agent, or (y) Landlord Lien Reserves are permitted to be established hereunder by the Administrative Agent with respect thereto, it being understood that in each case of the foregoing clauses (i) and (ii), during (A) the 120-day period immediately following the Closing Date or (B) any period when Global Availability is and/or remains greater than 35% of the Line Cap, such location or warehouse need not be subject to a Landlord Lien Waiver and Access Agreement or bailee waiver letter, and neither the lack thereof nor the agreement hereunder not to impose Landlord Lien Reserves during such period shall not otherwise deem the applicable Inventory to be ineligible;

(d) (i) is placed on consignment, or (ii) is in transit unless such Inventory: (v) is in transit to a location that would otherwise be acceptable pursuant to the other clauses of this definition, (w) is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory; (x) is shipped by a common carrier that is not affiliated with the vendor and has not been acquired from a Person that is (1) currently the subject or target of any Sanctions or (2) a Sanctioned Person; (y) is being handled by a customs broker, freight-forwarder or other handler that has delivered a customary lien waiver unless otherwise agreed by the Administrative Agent in its Permitted Discretion; and (z) (1) is subject to a negotiable document of title showing the Administrative Agent (or, with the consent of the Administrative Agent in its Permitted Discretion, the applicable Credit Party) as consignee which document of title is in the control of the Administrative Agent (including by delivery of customs broker or freight forwarder agreements in a form and substance reasonably acceptable to the Administrative Agent) or (2) such Inventory is in transit between locations leased, owned or occupied by a Credit Party and does not constitute more than 10% of the Aggregate Borrowing Base at any one time;

(e) is covered by a negotiable document of title, unless such document has been delivered to the Administrative Agent with all necessary endorsements, free and clear of all Liens except Liens in favor of landlords, carriers, bailees and warehousemen if clause (c) has been complied with;

(f) is unsalable, shopworn, seconds, damaged or unfit for sale, in each case, as determined in the ordinary course of business by the Credit Parties;

(g) consists of display items or packing or shipping materials, manufacturing supplies, or parts, including parts used for service and maintenance;

(h) is not of a type held for sale in the ordinary course of the Credit Parties’ business;

(i) except as otherwise agreed by the Administrative Agent, does not conform in all material respects to the representations or warranties pertaining to Inventory set forth in the Credit Documents;

(j) is subject to any licensing arrangement or any other Intellectual Property or other proprietary rights of any Person, the effect of which would be to limit the ability of the Administrative Agent, or any Person selling the Inventory on behalf of the Administrative Agent, to sell such Inventory in enforcement of the Collateral Agent’s Liens without further consent or payment to the licensor or such other Person (unless such consent has then been obtained);

(k) is not covered by casualty insurance maintained as required by Section 9.03;

(l) is acquired by a Credit Party after the Closing Date (other than from another Credit Party), unless and until such time as the Administrative Agent shall have received or conducted (1) appraisals, from appraisers reasonably satisfactory to the Administrative Agent, of such Inventory acquired in such acquisition and (2) such other due diligence as the Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent; provided that the foregoing shall only apply to Inventory to the extent (x) unless otherwise agreed to by the Administrative Agent in its Permitted Discretion, such Inventory is not of a substantially similar type to the Inventory included in the Borrowing Base or (y) such Inventory (together with all Accounts deemed ineligible pursuant to clause (x)(y) of the definition of “Eligible Accounts”) would account for more than 15% of the Aggregate Borrowing Base;

(m) which is located at any location where the aggregate value of all Eligible Inventory of the Credit Parties at such location is less than $1,500,000;

(n) any Inventory which is excluded from the scope of any Security Document by virtue of the definition of “Excluded Collateral” (or equivalent terminology in any such Security Document);

(o) except with respect to Inventory that is in transit and satisfied the requirements of clause (d)(ii) above, is located in a jurisdiction other than the United States, Canada, England and Wales, or Australia;

(p) (i) which is subject to retention of title rights in favor of the vendor or supplier thereof, (ii) in relation to which, under applicable governing laws, retention of title may be imposed unilaterally by the vendor or supplier thereof, or (iii) in relation to which, any contract relating to such Inventory (or other Inventory supplied by the same vendor) of a Credit Party does not address retention of title and the relevant Credit Party has not represented to the Administrative Agent that there is no retention of title in favor of the vendor or supplier thereof; provided that Inventory of a Foreign Credit Party which may be subject to any rights of retention of title shall not be excluded from Eligible Inventory solely pursuant to this sub-paragraph (p) in the event that (A) the Administrative Agent shall have received evidence satisfactory to it that the full purchase price of such Inventory (and/or all other Inventory supplied by the same vendor) has, or will have, been paid prior, or upon the delivery of, such Inventory to the relevant Credit Party or (B) a Letter of Credit has been issued under and in accordance with the terms of this Agreement for the purchase of such Inventory; or

(q) such other Inventory identified as ineligible in the Initial Field Exam and Appraisal.

For purposes of this definition of Eligible Inventory and the definitions of “U.S. Borrowing Base”, “Canadian Borrowing Base” and “Aggregate Borrowing Base” (including the definitions of “APAC Borrowing Base” and “UK Borrowing Base” to the extent relevant to determining the U.S. Borrowing Base, the Canadian Borrowing Base or the Aggregate Borrowing Base), the entities that are expected to be APAC Credit Parties and UK Credit Parties are to be deemed to be Credit Parties during the applicable post-Closing Date time periods specified in the proviso to subclause (b) above.

“Eligible Transferee” shall mean and include any existing Lender, any Approved Fund or any commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act) but in any event excluding (i) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (ii) any Disqualified Lender (solely, in the case of a sale of a participation to such Person, to the extent that the list of Disqualified Lenders has been disclosed to all Lenders) and (iii) except to the extent provided in Sections 2.25, 2.26, 2.27, and 13.04(d) and (g), the Sponsor, Holdings, each of the Borrowers and their respective Subsidiaries and Affiliates (other than Debt Fund Affiliates).

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface and sub-surface strata and natural resources such as wetlands, flora and fauna.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demand letters, directives, claims, liens, notices of noncompliance or violation, and/or proceedings arising under or pursuant to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law, including, without limitation, (a) any and all Environmental Claims by governmental or regulatory authorities for enforcement, investigation, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising out of or relating to an alleged injury or threat of injury to human health, safety or the Environment due to the presence of Hazardous Materials, including any Release or threat of Release of any Hazardous Materials.

“Environmental Law” shall mean any federal, state, provincial, territorial, foreign, municipal or local statute, law, rule, regulation, ordinance, code, and rule of common law, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the Environment, human health and safety (as it pertains to Hazardous Materials).

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding, for the avoidance of doubt, any Indebtedness convertible into or exchangeable for the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context indicates otherwise, the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Closing Date and any successor Section thereof.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which, together with the Lead Borrower or a Restricted Subsidiary of the Lead Borrower, is treated as a “single employer” under Section 414(b) or (c) of the Code and, solely with respect to Section 412 of the Code, Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, but excluding any event for which the 30-day notice period is waived with respect to a Plan, (b) any failure to make a required contribution to any Plan that would result in the imposition of a Lien or other encumbrance or the failure to satisfy the minimum funding standards set forth in Section 412 or 430 of the Code or Section 302 or 303 of ERISA, or the arising of such a Lien or encumbrance, with respect to a Plan, (c) the incurrence by the Lead Borrower, a Restricted Subsidiary of the Lead Borrower, or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) of any of the Lead Borrower, a Restricted Subsidiary of the Lead Borrower, or an ERISA Affiliate from any Plan or Multiemployer Plan, (d) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (e) the receipt by the Lead Borrower, a Restricted Subsidiary of the Lead Borrower, or an ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to the Code, ERISA or other applicable law, (g) the receipt by the Lead Borrower, a Restricted Subsidiary of the Lead Borrower, or an ERISA Affiliate of any written notice concerning statutory liability arising from the withdrawal or partial withdrawal of the Lead Borrower, a Restricted Subsidiary of the Lead Borrower, or an ERISA Affiliate from a Multiemployer Plan or a written determination that a Multiemployer Plan is, or is reasonably expected to be, “insolvent,” within the meaning of Section 4245 of ERISA, (h) the occurrence of any non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to which the Lead Borrower or any Restricted Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Lead Borrower or any Restricted Subsidiary would reasonably be expected to have liability, (i) the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of any Plan or the appointment of a trustee to administer any Plan, (j) the filing of any request for or receipt of a minimum funding waiver under Section 412(c) of the Code with respect to any Plan or Multiemployer Plan, (k) a determination that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (l) the receipt by the Lead Borrower, a Restricted Subsidiary of the Lead Borrower or any ERISA Affiliate of any notice that a Multiemployer Plan is, or is reasonably expected to be, in “endangered” or “critical” status within the meaning of Section 305 of ERISA, or (m) any other extraordinary event or condition with respect to a Plan or Multiemployer Plan which would reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EU CRD IV” shall mean (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms or any laws, rules or guidance by which CRD IV is implemented.

“EURIBOR Interpolated Rate” shall mean, at any time, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“EURIBOR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate.

“EURIBOR Rate Loan” shall mean each Revolving Loan denominated in Euros which bears interest at a rate based on the Adjusted EURIBOR Rate.

“EURIBOR Screen Rate” shall mean the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Applicable Administrative Borrower. If the EURIBOR Screen Rate shall be less than 0%, the EURIBOR Screen Rate shall be deemed to be 0% for purposes of this Agreement.

“Euro” or “€” shall mean the single currency of the Participating Member States.

“Event of Default” shall have the meaning provided in Section 11.

“Excluded Account” shall mean a Deposit Account, Securities Account or Commodity Account (i) which is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation payments (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits), (ii) which is used solely for paying taxes, including sales taxes, (iii) which is used as an escrow account or as a fiduciary or trust account or is otherwise held exclusively for the benefit of an unaffiliated third party (including any account solely holding amounts representing fines, violations, fees and similar amounts paid by third parties and owed to municipalities), (iv) which is a zero balance Deposit Account, Securities Account or Commodity Account unless, in the case of a zero balance Deposit Account of a Foreign Credit

Party, such zero balance Deposit Account is used for the purposes of the collection of Accounts, or (v) which is not otherwise subject to the provisions of this definition and (x) in the case of any U.S. Credit Party, together with any other Deposit Accounts, Securities Accounts or Commodity Accounts of U.S. Credit Parties that are excluded pursuant to this clause (v), have an average daily balance for any fiscal month of less than $20,000,000 in the aggregate and (y) in the case of any Foreign Credit party, together with any other Deposit Accounts, Securities Accounts or Commodity Accounts of Foreign Credit Parties that are excluded pursuant to this clause (v), have an average daily balance for any fiscal month of less than $10,000,000 in the aggregate, provided that, to the extent the ARPA has been entered into, no Collection Account or Purchaser Account (each as defined in the ARPA) (or any equivalent terms as defined in the ARPA, as the case may be) shall be or shall be designated an Excluded Account.

“Excluded Collateral” shall mean, (i) with respect to a U.S. Credit Party, the meaning provided in the Initial U.S. Security Agreement or (ii) if applicable, all assets specifically described in any applicable Security Document as excluded from the grant of security.

“Excluded Subsidiary” shall mean any Subsidiary of the Lead Borrower that is (a) a Foreign Subsidiary, other than, for purposes of this clause (a), an Australian Subsidiary, Canadian Subsidiary, UK Subsidiary, Hong Kong Subsidiary, New Zealand Subsidiary or Singapore Subsidiary, (b) an Unrestricted Subsidiary, (c) a FSHCO, (d) not a Wholly-Owned Subsidiary of the Lead Borrower or one or more of its Wholly-Owned Restricted Subsidiaries (provided, that for purposes of this definition Ingram Micro Asia Pte Ltd. and any of its Subsidiaries, shall not be deemed to be not Wholly-Owned Subsidiaries of the Lead Borrower on account of no more than 0.1% of the Equity Interests of Ingram Micro Asia Pte Ltd. being owned by a third party), (e) an Immaterial Subsidiary, (f) established or created pursuant to Section 10.05(xi) and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period prior to such acquisition, (g) prohibited (but only for so long as such Subsidiary would be prohibited) by Requirements of Law, rule or regulation from guaranteeing the facilities under this Agreement, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee, in each case, unless such consent, approval, license or authorization has been received (but without obligation to seek the same), (h) prohibited (but only for so long as such Subsidiary would be prohibited) from guaranteeing the Obligations by any contractual obligation in existence (x) on the Closing Date or (y) at the time of the acquisition of such Subsidiary after the Closing Date (to the extent such prohibition was not entered into in contemplation of such acquisition), (i) a not-for-profit Subsidiary, a Securitization Entity, a Regulated Subsidiary, a captive insurance company or a special purpose entity, (j) any other Subsidiary with respect to which Lead Borrower and the Administrative Agent reasonably agree in writing that the cost or other consequences of guaranteeing the Obligations (including any adverse tax consequences) shall be excessive in view of the benefits to be obtained by the Lenders therefrom and (k) any Domestic Subsidiary that is a direct or indirect Subsidiary of a CFC; provided that, notwithstanding the above, (x) the Lead Borrower may designate any Restricted Subsidiary that would otherwise constitute an “Excluded Subsidiary” hereunder as a “Subsidiary Guarantor” and cause such Subsidiary to execute the Guaranty Agreement as a “Subsidiary Guarantor” (and from and after the execution of the Guaranty Agreement, such Subsidiary shall no longer constitute an “Excluded Subsidiary” unless released from its obligations under the Guaranty Agreement as a “Subsidiary Guarantor” in accordance with the terms hereof and thereof; provided that such Restricted Subsidiary shall not be released solely on the basis that it was not required to become a Guarantor) so long as the Administrative Agent has consented to such designation (such consent not to be unreasonably withheld, conditioned or delayed), and such Subsidiary shall grant a perfected lien on substantially all of its assets to the Collateral Agent for the benefit of the Secured Creditors regardless of whether such Subsidiary is organized in a jurisdiction other than the United States (notwithstanding anything to the contrary in this Agreement), pursuant to arrangements reasonably agreed between the Administrative Agent and the Lead Borrower and subject to customary limitations in such jurisdiction as set forth in the existing Security Documents for such jurisdiction (if any) or otherwise to be reasonably agreed to between the Administrative Agent and the Lead Borrower and in the case of any Foreign Subsidiary incorporated, organized or otherwise formed in a jurisdiction other than the jurisdiction in which any existing Credit Party was organized, incorporated or otherwise formed, the jurisdiction of such Subsidiary shall be reasonably acceptable to the Administrative Agent, taking into account the availability and enforceability of guarantees and collateral pledges in such jurisdictions and (y) if a Domestic Subsidiary serves as (i) a borrower or guarantor of the obligations of a Domestic Subsidiary (or Borrower) under the CF Term Loan Credit Agreement or (ii) an issuer or guarantor under the Secured Notes Indenture or any refinancing of the Secured Notes Indenture where the applicable issuer is a Domestic Subsidiary, then it shall not constitute an “Excluded Subsidiary”; provided, further that notwithstanding the foregoing, (x) so long as Acquired Accounts are included in the Aggregate Borrowing Base, the ARPA Purchaser may not become an Excluded Subsidiary and (y) any Subsidiary Borrower (for so long as such Subsidiary constitutes a Borrower) may not become an Excluded Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, (x) as it relates to all or a portion of the Guaranty of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, (a) Taxes imposed on (or measured by) its net income and franchise (and similar) Taxes imposed on it in lieu of income Taxes, in each case, as a result of such recipient being organized or having its principal office or applicable lending office located in such jurisdiction or as a result of any other present or former connection between it and the jurisdiction imposing such Tax (other than a connection arising from such Administrative Agent, Lender or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan, Letter of Credit or Credit Document), (b) any branch profits Taxes under Section 884(a) of the Code, or any similar Tax, in each case imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19) solely in respect of the U.S. Subfacility, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent such Lender (or its assignor, if any) was entitled, immediately before the designation of a new lending office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding tax pursuant to Section 5.05(a), (d) Taxes attributable to such recipient’s failure to comply with Section 5.05(b), Section 5.05(c) or Section 5.05(g), (e) any Taxes imposed under FATCA, (f) U.S. federal backup withholding Taxes pursuant to Section 3406 of the Code, (g) solely in respect of the Canadian Subfacility, any Canadian Taxes that are required to be deducted or withheld in respect of any payment, to or for the benefit of such Lender (A) with which the applicable Credit Party does not deal at arm’s length (within the meaning of the CITA) or (B) that is a “specified shareholder” (as defined in subsection 18(5) of the CITA) of the applicable Credit Party (or in the case of an applicable Credit Party that is a partnership, any direct or indirect member of the Credit Party) at any relevant time or does not deal at arm’s length for purposes of the CITA with a “specified shareholder” (as defined in subsection 18(5) of the CITA) of the applicable Credit Party (or in the case of an applicable Credit Party that is a partnership, any direct or indirect member of the Credit Party) at any relevant time (other than, in each case, a non-arm’s length relationship that arises, or where the Lender is a “specified shareholder” or does not deal at arm’s length with a “specified shareholder,” in connection with or as a result of the Lender having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any rights under, a Credit Document, (h) any UK Tax Deduction that qualifies as a UK Excluded Tax, (i) any Canadian capital tax imposed on any Canadian Lender or Canadian Issuing Bank and (j) solely in respect of the APAC Subfacility, any Australian Withholding Tax that (A) is Australian Withholding Tax in respect of interest paid to an Offshore Associate of the relevant Credit Party, (B) arises under Subdivision 12-E of Schedule 1 to the Taxation Administration Act 1953 (Cth) as a result of the relevant Lender failing to quote an Australian tax file number or an Australian business number, or failing to provide details of an exemption from the requirement to do so, or (C) is a deduction or withholding which arises because the Commissioner of Taxation of Australia has given a notice under Section 260-5 of Schedule 1 of the Taxation Administration Act 1953 (Cth) of Australia or Section 255 of the Australian Tax Act requiring the Credit Party to deduct from any payment to be made under the Credit Document.

“Existing Revolving Loans” shall have the meaning assigned to such term in Section 2.20(a).

“Existing Term Loan Tranche” shall have the meaning provided in Section 2.20(a).

“Extendable Bridge Loans” shall mean customary “bridge” loans which by their terms will be converted into loans that have, or extended such that they have, a maturity date later than the Latest Maturity Date of all Tranches of Term Loans then in effect.

“Extended Revolving Commitments” shall have the meaning assigned to such term in Section 2.20(a).

“Extended Revolving Loans” shall have the meaning assigned to such term in Section 2.20(a).

“Extended Revolving Maturity Date” shall mean, with respect to any Extended Revolving Commitments and Loans incurred under such Extended Revolving Commitments, the date specified as such in the applicable Extension Amendment.

“Extended Term Loan Maturity Date” shall mean, with respect to any Tranche of Extended Term Loans, the date specified as such in the applicable Extension Amendment.

“Extended Term Loans” shall have the meaning provided in Section 2.20(a).

“Extending Lender” shall have the meaning provided in Section 2.20(c).

“Extension” shall mean any establishment of Extended Term Loans, Extended Revolving Loans or Extended Revolving Commitments pursuant to Section 2.20 and the applicable Extension Amendment.

“Extension Amendment” shall have the meaning provided in Section 2.20(d).

“Extension Election” shall have the meaning provided in Section 2.20(c).

“Extension Request” shall have the meaning provided in Section 2.20(a).

“Extension Series” shall have the meaning provided in Section 2.20(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code on the Closing Date (or any amended or successor version described above) and any intergovernmental agreement, treaty or convention among Governmental Authorities (or related laws, rules or official administrative guidance) implementing such Sections of the Code.

“FATCA Deduction” shall mean a deduction or withholding from a payment under a Credit Document required by FATCA.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” shall mean that certain base fee letter, dated as of December 9, 2020, by and among the Lead Borrower, JPMorgan, Bank of America, N.A., BofA Securities, Inc. and Morgan Stanley Senior Funding, Inc., as amended, supplemented or otherwise modified by the joinders thereto entered into among the Lead Borrower, JPMorgan, Bank of America, N.A., BofA Securities, Inc., Morgan Stanley Senior Funding, Inc. and the other Commitment Parties.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 4.01.

“Financial Support Direction” shall mean a financial support direction issued by the Pensions Regulator under s43 of the United Kingdom’s Pensions Act 2004.

“Fitch” shall mean Fitch, Inc.

“Fixed Asset Collateral” shall have the meaning provided in the ABL Intercreditor Agreement.

“Fixed Incremental Amount” shall have the meaning provided in the definition of “Incremental Amount”.

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted Term CORRA Rate, BBSY or Daily Simple RFR. For the avoidance of doubt the initial Floor for each of the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted Term CORRA Rate, BBSY and Daily Simple RFR is 0.0%.

“Foreign Asset Sale” shall have the meaning provided in Section 5.02(j).

“Foreign Borrowing Base” shall mean any of the APAC Borrowing Base, the Canadian Borrowing Base or the UK Borrowing Base.

“Foreign Collateral” shall mean all Australian Collateral, Austrian Collateral, Belgian Collateral, Canadian Collateral, Dutch Collateral, French Collateral, German Collateral, Hong Kong Collateral, New Zealand Collateral, Singapore Collateral, Spanish Collateral, Swedish Collateral, Swiss Collateral and UK Collateral.

“Foreign Credit Parties” shall mean each Australian Credit Party, each Canadian Credit Party, each Hong Kong Credit Party, each New Zealand Credit Party, each Singapore Credit Party and each UK Credit Party.

“Foreign Pension Plan” shall mean any pension or benefit plan, undertaking, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States or Canada by the Lead Borrower or any one or more of its Restricted Subsidiaries primarily for the benefit of employees of the Lead Borrower or such Restricted Subsidiaries residing outside the United States or Canada (other than plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA, the Code or applicable Canadian law.

“Foreign Recovery Event” shall have the meaning provided in Section 5.02(j).

“Foreign Revolving Exposure” shall mean any of the APAC Revolving Exposure, the Canadian Revolving Exposure or the UK Revolving Exposure,

“Foreign Subfacilities” shall mean the APAC Subfacility, the Canadian Subfacility and the UK Subfacility.

“Foreign Subsidiaries” shall mean each Subsidiary of the Lead Borrower that is not a Domestic Subsidiary.

“French Collateral” shall mean all Acquired Accounts and other property with respect to which any security interests have been granted (or purported to be granted) by the ARPA Purchaser pursuant to the French Receivables Pledge Agreement.

“French Receivables Pledge Agreement” shall mean the French law governed receivables pledge agreement, between the ARPA Purchaser and the Collateral Agent, which may be entered into on or after the UK Subfacility Effective Date, creating security under French law over certain French law governed Accounts purchased by ARPA Purchaser pursuant to the ARPA.

“Fronting Exposure” shall mean a Defaulting Lender’s Pro Rata Share of LC Exposure or Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 2.12.

“Fronting Fee” shall have the meaning provided in Section 4.01(d).

“FSHCO” shall mean any Domestic Subsidiary that has no material assets other than (i) the Equity Interests (or Equity Interests and Indebtedness) of one or more Foreign Subsidiaries of the Lead Borrower that are CFCs or (ii) Equity Interests (or Equity Interests and Indebtedness) of one or more Domestic Subsidiaries of the Lead Borrower that hold no material assets other than the assets described in clause (i).

“German Account Receivables Assignment Agreement” shall mean a German law governed global assignment agreement, between the ARPA Purchaser and the Collateral Agent, which may be entered into on or after the UK Subfacility Effective Date, creating security under German law over certain German law governed Accounts purchased by the ARPA Purchaser pursuant to the ARPA.

“German ARPA Seller” shall mean Ingram Micro Distribution GmbH, a limited liability company incorporated under German law and registered with the commercial register of the local court of Munich, Germany under HRB 76025.

“German Collateral” shall mean all Acquired Accounts and other property with respect to which any security interests have been granted (or purported to be granted) by the ARPA Purchaser or the German ARPA Seller pursuant to the German Security Documents.

“German Pledges over Bank Accounts” shall mean the account pledge agreements over certain bank account(s) of the German ARPA Seller which may be entered into on or after the UK Subfacility Effective Date between the German ARPA Seller and the Collateral Agent.

“German Security Documents” mean the German Pledges over Bank Accounts and the German Account Receivables Assignment Agreement.

“GCL Holdings” shall have the meaning provided in the recitals hereto.

“Global Availability” shall mean, as of any applicable date, the amount by which the Line Cap at such time exceeds the sum of (i) Aggregate Revolving Exposures on such date and (ii) the aggregate principal amount of outstanding Term Loans as of such date.

“Global Revolving Availability” shall mean, as of any applicable date, the amount by which the Revolver Line Cap at such time exceeds the Aggregate Revolving Exposures on such date.

“Governmental Authority” shall mean the government of the United States of America, any other supranational authority (such as the European Union or the European Central Bank) or nation or any political subdivision thereof, whether state, provincial, territorial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Creditors” shall mean and include (i) each of the Lender Creditors, (ii) any Secured Bank Product Provider or any Person that was a Secured Bank Product Provider on the Closing Date or at the time it entered into a Bank Product with a Borrower or its Restricted Subsidiary and (iii) any other Secured Creditor.

“Guarantor” shall mean and include Holdings, each Borrower (other than with respect to its own Obligations) and each Subsidiary Guarantor.

“Guaranty” shall mean, as to any Guarantor, the guarantees granted by such Guarantor pursuant to the terms of the Guaranty Agreement.

“Guaranty Agreement” shall have the meaning provided in Section 6(A).10.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, perfluoroalkyl and polyfluoroalkyl substances, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance regulated under any Environmental Law.

“Holdings” shall have the meaning (i) on or after the Closing Date, the entity specified in the preamble hereto or (ii) after the Closing Date, any other Person (“New Holdings”) that is a direct or indirect parent of Holdings (or the previous New Holdings, as the case may be) (“Previous Holdings”); provided that (a) New Holdings shall directly own 100% of the Equity Interests of the Lead Borrower, (b) New Holdings shall expressly assume all the obligations of Previous Holdings under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (c)(i) all capital stock of the Lead Borrower and substantially all of the other assets of Previous Holdings shall be contributed or otherwise transferred, directly or indirectly, to New Holdings and pledged to secure the Obligations, (ii) all capital stock and all other assets of the Lead Borrower and the Subsidiary Guarantors that constituted Collateral prior to such substitution shall remain Collateral and shall remain subject to Liens thereon securing the Obligations that are valid and enforceable to the same extent as such Liens were valid and enforceable prior to such substitution, and the priority and the perfection of such Liens shall be maintained at all times, and (iii) New Holdings shall enter into a Guaranty Agreement on substantially the same terms as the Guaranty Agreement of Previous Holdings, (d)(i) no Event of Default shall occur and be continuing at the time of such substitution and such substitution shall not result in any Event of Default and (ii) such substitution shall not result in any material adverse tax consequences in the aggregate, to the Lenders or, individually, to the Administrative Agent, (e) the Administrative Agent shall have received at least five (5) Business Days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of the proposed transaction and Previous Holdings, New Holdings and the Lead Borrower shall promptly and in any event at least three (3) Business Days’ prior to the consummation of the transaction provide all information any Lender or the Administrative Agent may reasonably request to satisfy its “know your customer” and other similar requirements necessary for such Person to comply with its internal compliance and regulatory requirements with respect to the proposed successor New Holdings, (f) New Holdings shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia or any other jurisdiction permitted by the Administrative Agent in its reasonable discretion, (g) if reasonably requested by the Administrative Agent, (i) the Credit Parties shall execute and deliver amendments, supplements and other modifications to all Credit Documents, instruments and agreements executed in connection therewith necessary to perfect and protect the liens and security interests in the Collateral of New Holdings and to give effect to the new Guaranty, in each case in form and substance substantially consistent with the instruments and agreements previously delivered in respect thereof or reasonably satisfactory to the Administrative Agent; provided that, with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned, delayed or denied), such amendments, supplements, modifications, instruments and/or agreements may be executed and delivered following such substitution and shall not constitute a condition to the effectiveness of New Holdings’ substitution for Previous Holdings and (ii) the Credit Parties shall execute and deliver any documentation reasonably necessary to comply with the local law requirements of the applicable jurisdiction and (h) the Lead Borrower shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clauses (a), (c), (d)(i) and (h) of this definition; provided, further, that if each of the foregoing is satisfied, Previous Holdings shall be automatically released of all its obligations as “Holdings” under the Credit Documents and any reference to “Holdings” in the Credit Documents shall refer to New Holdings.

“Hong Kong Collateral” shall mean all property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Hong Kong Security Documents.

“Hong Kong Credit Parties” shall mean each Hong Kong Guarantor.

“Hong Kong Guarantor” shall mean each Hong Kong Subsidiary that is on the Closing Date, or which becomes, a party to the Guaranty Agreement in accordance with the requirements of this Agreement or the provisions of such Guaranty Agreement.

“Hong Kong Pension Plan” shall mean a superannuation, retirement benefit or pension fund (whether established by deed or under any statute of Hong Kong or any state or territory of Hong Kong) contributed to by, or to which there is or may be an obligation to contribute by, any Credit Party in respect of its Hong Kong employees and officers or former employees and officers.

“Hong Kong Priority Payables Reserve” shall mean, on any date of determination and only with respect to a Hong Kong Credit Party, reserves established by the Administrative Agent in its Permitted Discretion for amounts, ranking or capable of ranking in priority senior to or pari passu with the Collateral Agent’s Liens on Hong Kong Collateral, including, without duplication, in the Permitted Discretion of the Administrative Agent, (i) amounts deemed to be held in trust, or held in trust, pursuant to applicable law, (ii) any such amounts due or which may become due for wages, salaries, commissions or compensation, including vacation pay, (iii) any such amounts for workers’ compensation, employment insurance, employee source deductions, employee income tax, sales tax, goods and services tax, value added tax, harmonized sales tax or similar taxes, (iv) any amounts due and not contributed to a Hong Kong Pension Plan, including with respect to any wind-up or solvency deficiency, and (v) similar statutory or other claims, that in each case referred to in clauses (i) through (iv) above rank or are capable of ranking in priority senior to or pari passu with the Collateral Agent’s Liens on Hong Kong Collateral.

“Hong Kong Security Documents” shall mean the Initial Hong Kong Security Agreement(s), the documents set forth in Part A of Schedule 3 of Amendment No. 4, each Deposit Account Control Agreement entered into pursuant to Section 9.17(e) and, after the execution and delivery thereof, each Additional Security Document, in each case, governed by the laws of Hong Kong (or any state or territory thereof), together with any other applicable security documents governed by the laws of Hong Kong.

“Hong Kong Subsidiary” shall mean any Subsidiary of the Lead Borrower that is incorporated, formed or otherwise organized under the laws of Hong Kong.

“IFRS” shall mean international accounting standards as promulgated by the International Accounting Standards Board.

“Immaterial Subsidiary” shall mean any Restricted Subsidiary of the Lead Borrower that, as of the end of the most recently ended Test Period, does not have, when taken together with all other Immaterial Subsidiaries, (a) assets in excess of 5.00% of Consolidated Total Assets; or (b) revenues for the period of four consecutive fiscal quarters ending on such date in excess of 5.00% of the combined revenues of the Lead Borrower and the Restricted Subsidiaries for such period. For the avoidance of doubt, at all times prior to the first delivery of financial statements pursuant to Section 9.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of Lead Borrower and its Subsidiaries delivered to the Administrative Agent prior to the Closing Date; provided that in no event shall a Borrower be considered an Immaterial Subsidiary.

“Imola” shall have the meaning provided in the recitals hereto.

“Increase Date” shall have the meaning provided in Section 2.21(e).

“Increase Loan Lender” shall have the meaning provided in Section 2.21(e).

“Incremental Amendment” shall have the meaning provided in Section 2.21(b).

“Incremental Amount” shall mean, as of any date of determination, the sum of (a) the greater of (I)(i) the greater of (1) $~~750,000,000~~1,002,750,000 and (2) 75% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis), minus (ii) the aggregate principal amount of Incremental Facilities incurred pursuant to Section 2.21(a)(v), Indebtedness incurred pursuant to Section 10.04(xxvii), Indebtedness incurred pursuant to Section 2.15(a)(v)(x) of the CF Term Loan Credit Agreement in reliance on the CF Term Fixed Incremental Amount and CF Term Incremental Equivalent Debt incurred in reliance on the CF Term Fixed Incremental Amount, in each case, prior to such date and (II) the excess of the Aggregate Borrowing Base at such time over the sum of (x) aggregate Revolving Commitments at such time and (y) outstanding Term Loans at such time (clauses (a)(I)(i) and (a)(II), the “Fixed Incremental Amount”), plus (b) an amount equal to the sum of all Voluntary Debt Prepayments (in each case, to the extent not financed with the proceeds of long-term Indebtedness (excluding Revolving Loans and borrowings under any working capital facility permitted under Section 10.04 or any Qualified Securitization Transaction or Receivables Facility permitted under Section 10.04)) in each case prior to such date (this clause (b), the “Prepayment Available Incremental Amount”); provided that no Incremental Loan or Indebtedness incurred pursuant to Section 10.04(xxvii) in reliance on the Prepayment Available Incremental Amount shall be secured on a greater priority basis than that by which the Indebtedness so repaid and underlying such portion of the Prepayment Available Incremental Amount so utilized was secured (provided, that for purposes of this proviso, Indebtedness that is secured by a first priority Lien on ABL Collateral and a second priority Lien on Fixed Asset Collateral and Indebtedness that is secured by a second priority Lien on ABL Collateral and a first priority Lien on Fixed Asset Collateral shall also be considered to be secured on an equal priority or pari passu basis); provided, further, that amounts under the Fixed Incremental Amount and the Prepayment Available Incremental Amount may be used in a single transaction.

“Incremental Commitment Requirements” shall mean, with respect to any provision of an Incremental Term Loan Commitment or Revolving Commitment Increase on a given Incremental Term Loan Borrowing Date or Revolving Commitment Increase Effective Date, as applicable, the satisfaction of each of the following conditions: (a) no Event of Default then exists or would result therefrom (provided, that with respect to any Incremental Term Loan Commitment or Revolving Commitment Increase requested with respect to any Limited Condition Transaction, such requirement shall be limited to the absence of an Event of Default pursuant to Section 11.01 or Section 11.05); (b) the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (provided, that any representation or warranty that is qualified as to “materiality or similar language” shall be true and correct in all respects as of such date; provided, further, that in the case of any Incremental Term Loan Commitment or Revolving Commitment Increase requested in connection with the financing of a Permitted Acquisition or other Investment permitted hereunder, only the making and accuracy of the Specified Representations shall be required); (c) the delivery by the relevant Credit Parties of such technical amendments, modifications and/or supplements to the respective Security Documents as are reasonably requested by the Collateral Agent to ensure that the additional Obligations to be incurred pursuant to the Incremental Term Loan Commitments or Revolving Commitment Increase, as applicable, are secured by, and entitled to the benefits of, the relevant Security Documents, and each of the Lenders hereby agrees to, and authorizes the Collateral Agent to enter into, any such technical amendments, modifications or supplements and (d) solely to the extent such certifications are not included in the relevant Incremental Amendment, the delivery by the Lead Borrower to the Administrative Agent of an officer’s certificate executed by a Responsible Officer certifying as to compliance with preceding clauses (a) and (b).

“Incremental Commitments” shall have the meaning provided in Section 2.21(a).

“Incremental Facility” shall have the meaning provided in Section 2.21(a).

“Incremental Lender” shall have the meaning provided in Section 2.21(b).

“Incremental Loans” shall mean Loans made pursuant to the Incremental Commitments.

“Incremental Term Loan” shall have the meaning provided in Section 2.21(a).

“Incremental Term Loan Borrowing Date” shall mean, with respect to each Incremental Term Loan, each date on which Incremental Term Loans are incurred pursuant to Section 2.01(b), which date shall be the date of the effectiveness of the respective Incremental Amendment pursuant to which such Incremental Term Loans are to be made.

“Incremental Term Loan Commitment” shall mean, for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to Section 2.21 on a given Incremental Term Loan Borrowing Date, in such amount as agreed to by such Lender in the Incremental Amendment delivered pursuant to Section 2.21, as the same may be terminated pursuant to Sections 4.02 and/or 11.

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person (A) for borrowed money or (B) for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers’ acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of (x) the aggregate unpaid amount of Indebtedness secured by such Lien and (y) the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all obligations under any Swap Contracts and any Bank Product Debt or under any similar type of agreement and (vii) all Off-Balance Sheet Liabilities of such Person. Notwithstanding the foregoing, Indebtedness shall not include (a) trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person, (b) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement or (c) earn-outs and contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment has become fixed, due and payable for more than 10 Business Days without being paid and is required by U.S. GAAP to be reflected as a liability on the consolidated balance sheet of the Lead Borrower and its Restricted Subsidiaries. For purposes of this definition, “trade payables” shall include (1) any obligation owed by a Person arising out of arrangements whereby a third party makes payments for the account of such Person directly or indirectly to a trade creditor of such Person in respect of trade payables of such Person and (2) any obligation, contingent or otherwise, of any Person (the “Obligor”) in favor of another Person in respect of obligations set forth in the foregoing clause (1) held by the other Person that arise in connection with sales of goods or services by the Obligor or its Affiliates.

“Indemnified Person” shall have the meaning provided in Section 13.01(a).

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment by or on account of any obligation of any Credit Party under any Credit Document other than (i) Excluded Taxes and (ii) Other Taxes.

“Independent Assets or Operations” shall mean, with respect to any Parent Company, that such Parent Company’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in the Lead Borrower and the Restricted Subsidiaries), determined in accordance with U.S. GAAP and as shown on the most recent balance sheet of such Parent Company, is more than 5.00% of such Parent Company’s corresponding consolidated amount.

“Initial Australian Security Agreement” shall mean collectively, the following Australian law documents: (i) the general security deed executed by the Australian Credit Parties on or about the APAC Subfacility Effective Date or at such later time in accordance with this Agreement creating security interests over Australian Collateral of the Australian Credit Parties (subject to the exceptions set forth therein) and (ii) the Specific Security Agreement (Shares) over all the shares of Ingram Micro Holdings (Australia) Pty Limited on or about the APAC Subfacility Effective Date or at such later time in accordance with this Agreement executed by Ingram Micro Global Holdings C.V.

“Initial Borrower” shall have the meaning provided in the preamble hereto.

“Initial Canadian Security Agreement” shall mean the Canadian law Canadian ABL Security Agreement executed by the Canadian Credit Parties on or about the Closing Date or at such later time in accordance with this Agreement creating security interests over Canadian Collateral of the Canadian Credit Parties (subject to the exceptions set forth therein).

“Initial Commitment Parties” shall mean JPMorgan Chase Bank, N.A., Bank of America, N.A., BofA Securities, Inc. and Morgan Stanley Senior Funding, Inc.

“Initial Field Exam and Appraisal” shall mean a field examination and an inventory appraisal completed by one or more firms reasonably acceptable to the Administrative Agent, including, without limitation, the Administrative Agent’s internal field examination group.

“Initial Hong Kong Security Agreement” shall mean collectively, the following Hong Kong law documents: (i) the debenture executed by the Hong Kong Credit Parties on or about the APAC Subfacility Effective Date or at such later time in accordance with this Agreement creating security interests over Hong Kong Collateral of the Hong Kong Credit Parties (subject to the exceptions set forth therein) and (ii) the share security deed over all the shares of Ingram Micro Hong Kong (Holding) Limited and Ingram Micro International Trading Limited on or about the APAC Subfacility Effective Date or at such later time in accordance with this Agreement executed by Ingram Micro Asia Pte Ltd. and Ingram Micro Europe B.V.

“Initial Incremental Term Loan Maturity Date” shall mean, for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans in the Incremental Amendment relating thereto; provided that the initial final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

“Initial Lenders” shall have the meaning provided to such term in the Commitment Letter.

“Initial New Zealand Security Agreement” shall mean collectively, the following New Zealand law documents: (i) the general security deed executed by the New Zealand Credit Parties on or about the APAC Subfacility Effective Date or at such later time in accordance with this Agreement creating security interests over New Zealand Collateral of the New Zealand Credit Parties (subject to the exceptions set forth therein) and (ii) the specific security deed over all the shares of Ingram Micro New Zealand Holdings on or about the APAC Subfacility Effective Date or at such later time in accordance with this Agreement executed by Ingram Micro Global Holdings C.V.

“Initial Public Offering” shall mean (a) the offering of the common Equity Interests of any Parent Company in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8 or S-4) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, as amended or (b) any SPAC IPO.

“Initial Security Agreements” shall mean the Initial Australian Security Agreements, the Initial Canadian Security Agreement, the Initial Hong Kong Security Agreements, the Initial New Zealand Security Agreements, the Initial Singapore Security Agreement, the Initial UK Security Agreement and the Initial U.S. Security Agreement.

“Initial Singapore Security Agreement” shall mean collectively, the following Singapore law documents: (i) the debenture executed by the Singapore Credit Parties on or about the APAC Subfacility Effective Date or at such later time in accordance with this Agreement creating security interests over Singapore Collateral of the Singapore Credit Parties (subject to the exceptions set forth therein) and (ii) the share charge(s) over all the shares of Ingram Micro Asia Pacific Pte Ltd. and Ingram Micro Asia Marketplace Pte Ltd on or about the APAC Subfacility Effective Date or at such later time in accordance with this Agreement executed by Ingram Micro Americas Inc. and Ingram Micro Global Services B.V.

“Initial Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 2.01 directly below the column entitled “Initial Term Loan Commitment”, as the same may be terminated pursuant to Sections 4.02 and/or 11.

“Initial Term Loan Maturity Date” shall mean the date that is five years after the Closing Date, or if such date is not a Business Day, the next preceding Business Day.

“Initial Term Loans” shall mean the Term Loans made on the Closing Date pursuant to Section 2.01(a).

“Initial Tranche” shall have the meaning provided in the definition of “Tranche.”

“Initial UK Security Agreement” shall mean collectively, the following English law documents: (i) the debenture executed by the UK Credit Parties on or about the UK Subfacility Effective Date or at such later time in accordance with this Agreement creating security interests over UK Collateral of the UK Credit Parties and (ii) the shares charge over all the shares of the ARPA Purchaser, Ingram Micro Holdings Ltd. and Ingram Micro CFS Fulfilment Limited on or about the UK Subfacility Effective Date or at such later time in accordance with this Agreement executed by Ingram Micro Global Operations C.V., Ingram Micro Europe B.V. and Ingram Micro Services Holding BV.

“Initial U.S. Security Agreement” shall mean the U.S. ABL Security Agreement executed by the U.S. Credit Parties as of the Closing Date creating security interests over U.S. Collateral of the U.S. Credit Parties (subject to the exceptions set forth therein).

“Instrument” shall mean all “instruments,” as such term is defined in Article 9 of the UCC as in effect on the Closing Date in the State of New York.

“Intellectual Property” shall have the meaning provided in Section 8.20.

“Intercompany Subordination Agreement” shall mean an intercompany subordination agreement, in substantially the form of Exhibit N hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Interest Determination Date” shall mean, with respect to any Term SOFR Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such Term SOFR Rate Loan, unless market practice differs in the relevant ~~Interbank Market~~interbank market for a currency, in which case the Interest Determination Date for that currency will be determined by the Administrative Agent in accordance with market practice in the relevant ~~Interbank Market~~interbank market.

“Interest Payment Date” shall mean (a) with respect to any Base Rate Loan or Canadian Prime Rate Loan, each Adjustment Date, commencing with September 30, 2021, and the Maturity Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no numerically corresponding day, on the last day of such month) (provided, that if such day is not a Business Day, such Interest Payment Date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Payment Date shall be the next preceding Business Day) and the Maturity Date, (c) with respect to any Term SOFR Rate Loan, EURIBOR Rate Loan, Term CORRA Rate Loan or BBSY Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date, and (d) with respect to all Revolving Loans, upon termination of the Revolving Commitments

“Interest Period” shall mean, as to any Borrowing of a Term Benchmark Loan, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last Business Day) in the calendar month that is one, three, six (except with respect to Term CORRA Rate Loans), or, if agreed to by all relevant Lenders, twelve months (except with respect to Term SOFR Rate Loans and Term CORRA Rate Loans) or any other period (in each case, subject to the availability for the Benchmark applicable to the relevant Loan for any Agreed Currency), as the Applicable Administrative Borrower may elect, or on the date any Borrowing of a Term SOFR Rate Loan or Term CORRA Rate Loan is converted to a Borrowing of a Base Rate Loan or Canadian Prime Rate Loan in accordance with Section 2.06 or repaid or prepaid in accordance with Section 4.03 or Section 5; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period, (iii) unless the Required Term Lenders otherwise agree, no Interest Period for a Term SOFR Rate Term Loan may be selected at any time when an Event of Default is then in existence, and (iv) no Interest Period in respect of any Borrowing of any Tranche of Term Loans shall be selected which extends beyond the Maturity Date therefor.

“Interim Period” shall have the meaning assigned to such term in Section 10.11(b).

“Inventory” shall mean all “inventory,” as such term is defined in the UCC as in effect on the Closing Date in the State of New York, wherever located, in which any applicable Person now or hereafter has rights.

“Investments” shall have the meaning provided in Section 10.05.

“Investment Grade Account” shall mean an Account owing by an Investment Grade Account Debtor.

“Investment Grade Account Debtor” shall mean any Account Debtor that has an issuer rating (or has a direct or indirect parent entity that has an issuer rating) of BBB- or better from S&P or Baa3 or better from Moody’s.

“ISDA CDS Definition” shall have the meaning provided in Section 13.12(k).

“Issuing Bank” shall mean, as the context may require, (a) each of the Revolving Lenders with an LC Commitment set forth on Schedule 2.01 (as restated pursuant to Amendment No. 4), (b) any other Revolving Lender that may become an Issuing Bank pursuant to Sections 2.14(i) and 2.14(k), with respect to Letters of Credit issued by such Revolving Lender; or (c) collectively, all of the foregoing. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by affiliates or branches of such Issuing Bank (including without limitation with respect to Letters of Credit with a co-applicant that is not a U.S. Credit Party) (provided that the foregoing shall not excuse or relieve any Issuing Bank from its LC Commitment hereunder to issue Letters of Credit to the extent its affiliates or branches do not issue any such Letters of Credit), in which case the term “Issuing Bank” shall include any such affiliate or branch with respect to Letters of Credit issued by such affiliate or branch.

“ITA” shall mean the Income Tax Act 2007 (United Kingdom).

“ITFA” shall mean an indirect tax funding agreement between the members of an Australian GST Group whereby members of the Australian GST Group have made provision for the funding of the indirect tax liabilities of the Australian GST Group and which includes: (a) reasonably appropriate arrangements for the funding of indirect tax payments having regard to the taxable supplies and creditable acquisitions of each member of the Australian GST Group; and (b) reasonably appropriate arrangements to ensure payments by members of the Australian GST Group to the representative member (as defined in the Australian GST Act) under the agreement are used to discharge relevant group indirect tax liabilities of the Australian GST Group.

“ITSA” shall mean an agreement between the members of an Australian GST Group which takes effect as an indirect tax sharing agreement under section 444-90 of Schedule 1 of the Taxation Administration Act 1953 (Cth) (Australia) and complies with the Taxation Administration Act 1953 (Cth) (Australia) and the Australian GST Act as well as any applicable law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the Taxation Administration Act 1953 (Cth) (Australia), any such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

“JPMorgan” shall have the meaning provided in the preamble hereto.

“Junior Representative” shall mean, with respect to any series of Permitted Junior Debt (or Permitted Refinancing Indebtedness in respect thereof), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Permitted Junior Debt (or Permitted Refinancing Indebtedness in respect thereof) is issued, incurred or otherwise obtained and each of their successors in such capacities.

“Landlord Lien Reserve” shall mean an amount not to exceed three months’ rent for all of the locations of the Credit Parties that are not owned and controlled by a Credit Party at which Eligible Inventory is stored, other than locations with respect to which the Administrative Agent has received a Landlord Lien Waiver and Access Agreement.

“Landlord Lien Waiver and Access Agreement” shall mean a Landlord Lien Waiver and Access Agreement, in a form reasonably approved by the Administrative Agent.

“Latest Maturity Date” shall mean, at any time, the latest Maturity Date applicable to any Loan or Commitment hereunder as of such date of determination, including the latest maturity date of Revolving Commitment Increase, Extended Revolving Commitment, Incremental Term Loan, Refinancing Term Loan or Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.

“LC Collateral Account” shall mean a collateral account in the form of a deposit account established and maintained by the Administrative Agent for the benefit of the Revolving Lenders and the Issuing Banks, in accordance with the provisions of Section 2.14.

“LC Commitment” shall mean the commitment of each Issuing Bank to issue Letters of Credit under the U.S. Subfacility pursuant to Section 2.14. As of the ~~Closing~~Amendment No, 4 Effective Date, such LC Commitments are set forth on Schedule 2.01 (as restated pursuant to Amendment No. 4) under the heading “LC Commitments”, provided that any Issuing Bank shall be permitted to increase its LC Commitment in an amount agreed to by such Issuing Bank and the Lead Borrower.

“LC Credit Extension” shall mean, with respect to any Letter of Credit under the U.S. Subfacility, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“LC Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a Letter of Credit under the U.S. Subfacility.

“LC Documents” shall mean all documents, instruments and agreements delivered by any U.S. Borrower or any Restricted Subsidiary of the Lead Borrower that is a co-applicant in respect of any Letter of Credit to any Issuing Bank or the Administrative Agent in connection with any Letter of Credit under the U.S. Subfacility.

“LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

“LC Obligations” shall mean the sum (without duplication) of (a) all amounts owing by the U.S. Borrowers for any drawings under Letters of Credit (including any bankers’ acceptances or other payment obligations arising therefrom); and (b) the undrawn amount of all outstanding Letters of Credit.

“LC Participation Fee” shall have the meaning assigned to such term in Section 4.01(d).

“LC Request” shall mean a request by Lead Borrower in accordance with the terms of Section 2.14(b) in form and substance reasonably satisfactory to the Issuing Bank.

“LC Sublimit” shall mean $400,000,000.

“LCT Election” shall have the meaning provided in Section 1.03.

“LCT Test Date” shall have the meaning provided in Section 1.03.

“Lead Arrangers” shall mean (i) JPMorgan Chase Bank, N.A, BofA Securities, Inc., Morgan Stanley Senior Funding, Inc., BNP Paribas Securities Corp., Citibank, N.A., Wells Fargo Bank, National Association, BMO Capital Markets Corp., MUFG ~~Union~~ Bank, ~~N.A~~Ltd., PNC Capital Markets LLC, Deutsche Bank Securities Inc., Barclays

Bank PLC~~, Credit Suisse Loan Funding LLC~~, HSBC Securities (USA), Inc., Mizuho Bank, Ltd., RBC Capital Markets, LLC, The Bank of Nova Scotia, ING Capital LLC, Societe Generale ~~and~~, Stifel Nicolaus and Company and Goldman Sachs Bank USA, in their capacities as joint lead arrangers and/or joint bookrunners for this Agreement and (ii) the Amendment No. 4 Lead Arrangers.

“Lead Borrower” shall have the meaning provided in the preamble hereto.

“Legal Reservations” shall mean with respect to a Credit Party (other than a U.S. Credit Party or Canadian Credit Party):

(a) the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, bankruptcy, liquidation, judicial management, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;

(b) the time barring of claims under applicable limitation laws (including the Limitation Acts), the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction;

(c) any general principles, reservations or qualifications, in each case as to matters of law as set out in any legal opinion delivered to the Administrative Agent in connection with any provision of any Credit Document;

(d) the principle that any additional interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e) the principle that in certain circumstances security granted by way of fixed charge may be characterized as a floating charge or that security purported to be constituted by way of an assignment may be recharacterized as a charge;

(f) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant; and

(g) provisions of a contract being invalid or unenforceable for reasons of oppression or undue influence.

“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.13, 2.18, 2.19, 2.21, 2.24 or 13.04(b) and, as the context requires, includes the Swingline Lender.

“Lender Creditors” shall mean the Agents, the Lenders, the Issuing Banks and the Indemnified Persons.

“Lender-Related Person” shall have the meaning provided in Section 13.01(c).

“Letter of Credit” shall mean any letters of credit issued or to be issued by any Issuing Bank under the U.S. Subfacility for the account of the U.S. Borrowers (or any Restricted Subsidiary of the Lead Borrower, with a U.S. Borrower as a co-applicant thereof) pursuant to Section 2.14 to the extent the provisions of Section 2.14 are applicable thereto; provided that no Issuing Bank shall be obligated to issue any Letter of Credit other than standby and documentary letters of credit; provided, further that Morgan Stanley Senior Funding, Inc. Deutsche Bank AG New York Branch, ~~Credit Suisse AG,~~ Barclays Bank PLC, Citibank, N.A., Wells Fargo Bank, National Association ~~and~~, Stifel Bank & Trust and Goldman Sachs Bank USA, each in its capacity as an Issuing Bank, shall not be obligated to issue any Letter of Credit other than standby letters of credit.

“Letter of Credit Expiration Date” shall mean the date which is five (5) Business Days prior to the Revolving Maturity Date unless otherwise agreed by the Administrative Agent and the Issuing Banks.

“Lien” shall mean any mortgage, standard security, charge, assignation by way of security, assignment by way of security, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, deemed, documentary or statutory trust, security conveyance, Australian PPS Security Interest, NZ PPS Security Interest, transfer or assignment for security purposes, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any lease having substantially the same effect as any of the foregoing and any other in rem right created for security purposes).

“Limitation Acts” shall mean the United Kingdom’s Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Limited Condition Transaction” shall mean any transaction in connection with any acquisition (including by way of merger or amalgamation) or similar Investment (including the assumption or incurrence of Indebtedness), the making of any Dividend and/or the making of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to Section 10.07.

“Limited Originator Recourse” shall mean a letter of credit, cash collateral account or other such credit enhancement provided in connection with the incurrence of Indebtedness by a Securitization Entity under a Qualified Securitization Transaction, in each case, solely to the extent required to satisfy Standard Securitization Undertakings.

“Line Cap” shall mean as of any date the lesser of (i) the sum of (x) Revolving Commitments as of such date and (y) the aggregate principal amount of outstanding Term Loans as of such date and (ii) the sum of the Aggregate Borrowing Base as of such Date.

“Liquidity Event” shall mean the occurrence of a date when (a) Adjusted Availability shall have been less than the greater of (i) 10.0% of the Line Cap and (ii) $300,000,000, in either case for five consecutive Business Days, until such date as (b) (x) Adjusted Availability shall have been at least equal to the greater of (i) 10.0% of the Line Cap and (ii) $300,000,000 for 30 consecutive calendar days.

“Liquidity Notice” shall mean a written notice delivered by the Administrative Agent at any time during a Liquidity Period to any bank or other depository at which any Deposit Account (other than any Excluded Account) is maintained by any Credit Party directing such bank or other depository (a) to, in the case of a U.S. Credit Party, remit all funds in such Deposit Account to a Dominion Account, or in the case of a Dominion Account or a Deposit Account of a Foreign Credit Party, to the Administrative Agent on a daily basis, (b) to cease following directions or instructions given to such bank or other depository by such Credit Party regarding the disbursement of funds from such Deposit Account (other than any Excluded Account), and (c) to follow all directions and instructions given to such bank or other depository by the Administrative Agent in each case, pursuant to the terms of any Deposit Account Control Agreement in place.

“Liquidity Period” shall mean any period throughout which (a) a Liquidity Event has occurred and is continuing or (b) a Specified Event of Default has occurred and is continuing.

“Loans” shall mean the advances and loans made by the Lenders to or at the direction of the Applicable Administrative Borrower pursuant to this Agreement and may constitute Term Loans, Revolving Loans, Swingline Loans or Overadvance Loans.

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders and Required Term Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches and in respect of the Revolving Loans and Letters of Credit under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Management Investor” shall mean any Person who is an officer or otherwise a member of management of the Lead Borrower, any of its Subsidiaries or any of its direct or indirect parent companies on the Closing Date, immediately after giving effect to the Acquisition or at any time thereafter.

“Margin Stock” shall have the meaning provided in Regulation U.

“Master Agreement” shall have the meaning provided to such term in the definition of “Swap Contract.”

“Material Adverse Effect” shall mean (a) on the Closing Date, a Closing Date Material Adverse Effect, and (b) after the Closing Date, (i) a material adverse effect on the business, assets, financial condition or results of operations of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, excluding any effect resulting from or arising in connection with the COVID-19 pandemic on or prior to December 31, 2021 to the extent set forth in the confidential information memorandum with respect to the CF Term Loans, (ii) a material and adverse effect on the rights and remedies of the Administrative Agent and Collateral Agent, on behalf of the Lenders, taken as a whole, under the Credit Documents or (iii) a material and adverse effect on the ability of the Credit Parties, taken as a whole, to perform their payment obligations under the Credit Documents.

“Maturity Date” shall mean (a) with respect to any Initial Term Loans that have not been extended pursuant to Section 2.20, the Initial Term Loan Maturity Date, (b) with respect to any Incremental Term Loans that have not been extended pursuant to Section 2.20, the Initial Incremental Term Loan Maturity Date applicable thereto, (c) with respect to any Tranche of Extended Term Loans, the Extended Term Loan Maturity Date applicable thereto, (d) with respect to any Revolving Commitments that have not been extended pursuant to Section 2.20, the Revolving Maturity Date, (e) with respect to any Revolving Commitment Increases that have not been extended pursuant to Section 2.20, the Revolving Maturity Date and (f) with respect to any Extended Revolving Commitments, the Extended Revolving Maturity Date applicable thereto. For the avoidance of doubt, the parties understand that no waiver of any Default, Event of Default or mandatory prepayment shall constitute an extension of the Maturity Date.

“Maximum Rate” has the meaning assigned to it in Section 13.10.

“Merger 2” shall have the meaning provided in the recitals hereto.

“Merger 3” shall have the meaning provided in the recitals hereto.

“MFN Pricing Test” shall have the meaning provided in Section 2.21(a).

“Minimum Equity Amount” shall have the meaning provided in Section 6(A).06.

“Minimum Purchase Condition” shall have the meaning provided in Section 2.25(b).

“Minimum Term Borrowing Amount” shall mean $1,000,000.

“Minimum Revolving Borrowing Amount” shall mean (i) in the case of Base Rate Loans, not less than $500,000, (ii) in the case of Term SOFR Rate Loans, an integral multiple of $250,000 and not less than $1,000,000, (iii) in the case of Canadian Prime Rate Loans, an integral multiple of C$100,000 and not less than C$500,000, (iv) in the case of Term CORRA Rate Loans, an integral multiple of C$250,000 and not less than C$1,000,000, (v) in the case of EURIBOR Rate Loans, an integral multiple of €250,000 and not less than €1,000,000, (vi) in the case of BBSY Loans, an integral multiple of AU$250,000 and not less than AU$1,000,000, (vii) in the case of RFR Loans, an integral multiple of £250,000 and not less than £1,000,000 or (viii) in the case of any Loans, equal to the remaining available balance of the applicable Revolving Commitments (which, for avoidance of doubt, may include solely the Revolving Commitments under the applicable Subfacility).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA under which the Lead Borrower or a Restricted Subsidiary of the Lead Borrower has any obligation or liability, including on account of an ERISA Affiliate.

“Net Debt Proceeds” shall mean, with respect to any incurrence of Indebtedness for borrowed money, an amount in cash equal to the gross cash proceeds received by the respective Person from such incurrence, net of underwriting discounts, commissions, fees and other costs of, and expenses associated with, such incurrence.

“Net Insurance Proceeds” shall mean, with respect to any Recovery Event, an amount in cash equal to the gross cash proceeds received by the respective Person in connection with such Recovery Event, net of (i) costs of, and expenses associated with, such Recovery Event (including any costs incurred by the Lead Borrower or any of its Restricted Subsidiaries in connection with the adjustment, settlement or collection of any claims of the Lead Borrower or such Restricted Subsidiary in respect thereof), (ii) any taxes paid or payable as a result of such Recovery Event (including the Lead Borrower’s good faith estimate of any incremental income taxes that will be payable as a result of such Recovery Event, including pursuant to tax sharing arrangements or any tax distributions) and (iii) required payments of any Indebtedness or other obligations (other than the Loans and Indebtedness secured on a pari passu or junior basis to the Loans) which are secured by the assets which were the subject of such Recovery Event or would be in default under the terms thereof as a result of such theft, loss, physical destruction, damage, taking or similar event underlying such Recovery Event.

“Net Sale Proceeds” shall mean, with respect to any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale), an amount in cash equal to the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Asset Sale, net of (i) costs of, and expenses associated with, such Asset Sale (including fees and commissions), (ii) any taxes paid or payable as a result of such Asset Sale (including the Lead Borrower’s good faith estimate of any incremental income taxes that will be payable as a result of such Asset Sale, including pursuant to tax sharing arrangements or any tax distributions), (iii) payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness or other obligations (other than the Loans and Indebtedness secured on a pari passu or junior basis to the Loans) which are secured by the assets which were sold or would be in default under the terms thereof as a result of such Asset Sale, (iv) amounts provided as a reserve in accordance with U.S. GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Asset Sale (provided that to the extent and at the time any such amounts are released from such reserve to the Lead Borrower or any of its Restricted Subsidiaries, such amounts shall constitute Net Sale Proceeds) and (v) cash escrows from the sale price for such Asset Sale (provided that to the extent and at the time any such amounts are released from escrow to the Lead Borrower or any of its Restricted Subsidiaries, such amounts shall constitute Net Sale Proceeds).

“Net Short Lender” shall have the meaning provided in Section 13.12(k).

“New Zealand Collateral” shall mean all property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) pursuant to any New Zealand Security Documents.

“New Zealand Companies Act” shall mean the Companies Act 1993 (New Zealand).

“New Zealand Credit Parties” shall mean each New Zealand Guarantor.

“New Zealand Guarantor” shall mean each New Zealand Subsidiary that is on the Closing Date, or which becomes, a party to the Guaranty Agreement in accordance with the requirements of this Agreement or the provisions of such Guaranty Agreement.

“New Zealand Pension Plan” shall mean a superannuation, retirement benefit or pension fund, including any “KiwiSaver” scheme (whether established by deed or under any statute of New Zealand or any state or territory of New Zealand) contributed to by, or to which there is or may be an obligation to contribute by, any Credit Party in respect of its New Zealand employees and officers or former employees and officers.

“New Zealand PPSA” shall mean the Personal Property Securities Act 1999 (New Zealand).

“New Zealand Priority Payables Reserve” shall mean, on any date of determination and only with respect to a New Zealand Credit Party, reserves established by the Administrative Agent in its Permitted Discretion for amounts ranking or capable of ranking in priority senior to or pari passu with the Collateral Agent’s Liens on New Zealand Collateral, or in respect of amounts which the person owed such amount would have a preferential claim against the New Zealand Credit Party relative to the secured claims of the Collateral Agent in respect of the New Zealand Collateral under section 312 of the New Zealand Companies Act on a liquidation of that New Zealand Credit Party (but excluding, for the avoidance of doubt, any amount or amounts potentially payable to an individual employee to the extent that in total that amount or amounts are in excess of the sum specified within paragraph 3(1) of Schedule 7 of the New Zealand Companies Act), including, without duplication in the Permitted Discretion of the Administrative Agent, (but as limited by the terms of Schedule 7 of the New Zealand Companies Act in respect of amounts which are preferential claims) (i) amounts deemed to be held in trust, or held in trust, pursuant to applicable law, (ii) any such amounts due or which may become due for wages, salaries, commissions or compensation, including in respect of an employee’s services for up to 4 months and holiday pay payable to an employee on termination of employment under the New Zealand Holidays Act 2003, (iii) any such amounts for workers’ compensation, employment insurance, employee source deductions, employee income tax, sales tax, goods and services tax, value added tax, harmonized sales tax or similar taxes, (iv) any amounts due and not contributed to a New Zealand Pension Plan, including with respect to any wind-up or solvency deficiency, (v) any amounts secured by a “purchase money security interest” (as that term is defined in the New Zealand PPSA), and (vi) similar statutory or other claims, that in each case referred to in clauses (i) through (v) above rank or are capable of ranking in priority senior to or pari passu with the Collateral Agent’s Liens on New Zealand Collateral.

“New Zealand Security Documents” shall mean the Initial New Zealand Security Agreements, each Deposit Account Control Agreement entered into pursuant to Section 9.17(e) and, after the execution and delivery thereof, each Additional Security Document, in each case, governed by the laws of New Zealand, together with any other applicable security documents governed by the laws of New Zealand.

“New Zealand Subsidiary” shall mean any Subsidiary of the Lead Borrower that is incorporated, formed or otherwise organized under the laws of New Zealand.

“NOLV Percentage” shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the blended recovery on the aggregate amount of the Eligible Inventory at such time on a “net orderly liquidation value” basis as set forth in the most recent inventory appraisal received by the Administrative Agent in accordance with Section 9.02(b), net of operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets, and (b) the denominator of which is the net book value of the aggregate amount of the Eligible Inventory subject to appraisal.

“Non-Debt Fund Affiliate” shall mean any Affiliate of the Sponsor other than (a) Holdings, (b) any Borrower, (c) any Subsidiary of Holdings, (d) any Debt Fund Affiliate or (e) any natural Person.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-U.S. Security Documents” shall mean the Australian Security Documents, the Canadian Security Documents, the Hong Kong Security Documents, the New Zealand Security Documents, the Singapore Security Documents, the UK Security Documents and/or the ARPA Jurisdictions Security Documents.

“Note” shall mean each Term Note, Revolving Note or Swingline Note, as applicable.

“Notice of Borrowing” shall mean a notice substantially in the form of the relevant notice attached as Exhibit A-1 hereto, or in the case of a Swingline Borrowing, Exhibit A-2 hereto.

“Notice of Conversion/Continuation” shall mean a notice substantially in the form of Exhibit A-3 hereto or otherwise as approved by the Administrative Agent (including any form on an electronic platform or other electronic transmission as shall be approved by the Administrative Agent) and the Applicable Administrative Borrower and completed by a Responsible Officer of the Applicable Administrative Borrower.

“Notice of Loan Prepayment” shall mean the notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit D or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Applicable Administrative Borrower.

“Notice Office” shall mean the office of the Administrative Agent set forth in Schedule 13.03, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Noticed Hedge” shall mean any Secured Bank Product Obligations arising under a Swap Contract with respect to which the Lead Borrower and the Secured Bank Product Provider thereof have notified the Administrative Agent of the intent to include such Secured Bank Product Obligations as a Noticed Hedge hereunder and with respect to which a Bank Products Reserve has subsequently been established in the maximum amount thereof.

“NYFRB’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“NZ PPS Security Interest” shall mean a “security interest” as defined in the New Zealand PPSA other than an interest of the kind referred to in Section 17(1)(b) of the New Zealand PPSA where the transaction concerned does not, in substance, secure payment or performance of an obligation.

“Obligations” shall mean (i) all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to any Lender, Agent or Indemnified Person by any Credit Party arising out of this Agreement or any other Credit Document, including, without limitation, all obligations to repay principal or interest on the Loans and Letters of Credit, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to any Credit Party or for which any Credit Party is liable as indemnitor under the Credit Documents, whether or not evidenced by any note or other instrument (in each case, including interest, fees, expenses and other amounts accruing during any case or proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such case or proceeding) and (ii) liabilities and indebtedness of the Lead Borrower or any of its Restricted Subsidiaries owing under any Secured Bank Product Obligations (with respect to any Subsidiary Guarantor, other than any Excluded Swap Obligation of such Subsidiary Guarantor) entered into by the Lead Borrower or any of its Restricted Subsidiaries, whether now in existence or hereafter arising. Notwithstanding anything to the contrary contained above, other than in connection with any application of proceeds pursuant to Section 11.11, (x) obligations of any Credit Party or Restricted Subsidiary under any Secured Bank Product Obligations shall be secured and guaranteed pursuant to the Credit Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (y) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Bank Product Obligations.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or similar liability of such Person with respect to accounts or notes receivables sold by such Person, (ii) any liability of such Person under any Sale-Leaseback Transactions that do not create a liability on the balance sheet of such Person, (iii) any obligation under a Synthetic Lease or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Offshore Associate” shall mean an Associate:

(a) which either:

(i) is a non-resident of Australia and does not become a Lender or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or

(ii) is a resident of Australia and which becomes a Lender or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country; and

(b) which does not become a Lender and receive payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

“Open Market Purchase” shall have the meaning provided in Section 2.26(a).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes (including any secondary liability for VAT in respect of the Collateral) arising from any payment made under, from the execution, delivery, registration, performance or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19) that are imposed as a result of any present or former connection between the relevant Lender and the jurisdiction imposing such Tax (other than a connection arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan, Letter of Credit or Credit Document).

“Outstanding Amount” shall mean, with respect to Revolving Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans occurring on such date.

“Overadvance” shall have the meaning provided in Section 2.29.

“Overadvance Loan” shall mean a Base Rate Loan, Canadian Prime Rate Loan, RFR Loan or Term Benchmark Loan with an Interest Period of one month (other than in Dollars, Canadian Dollars or Pounds Sterling) made when an Overadvance exists or is caused by the funding thereof.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parallel Debt” has the meaning provided in Section 12.18(b) (German and Austrian Security Provisions; Parallel Debt).

“Parent Company” shall mean any direct or indirect parent company of the Lead Borrower (other than the Sponsor or any other Permitted Holder (excluding any Permitted Holder that is a Permitted Parent)).

“Pari Passu Representative” shall mean, with respect to any series of Permitted Pari Passu Notes or Permitted Pari Passu Loans (or, in each case, Permitted Refinancing Indebtedness in respect thereof), the trustee, collateral agent, security agent or similar agent under the indenture or other agreement pursuant to which such Permitted Pari Passu Notes or Permitted Pari Passu Loans (or, in each case, Permitted Refinancing Indebtedness in respect thereof) are issued and each of their successors in such capacities.

“Pari Passu Debt Reserve” shall mean the aggregate amount of reserves established by the Administrative Agent from time to time upon the incurrence of, in respect of, and in an amount equal to the aggregate outstanding amount of, Permitted Pari Passu Loans and Permitted Pari Passu Notes.

“Participant” shall have the meaning provided in Section 13.04(c).

“Participant Register” shall have the meaning provided in Section 13.04(c).

“Participating Member State” shall mean any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” shall have the meaning provided in Section 13.16.

“Payment” has the meaning assigned to it in Section 12.16(a).

“Payment Conditions” shall mean as to any relevant action contemplated in this Agreement, (i) no Event of Default has then occurred and is continuing or would immediately result from such action, (ii) (a) Adjusted Availability on a Pro Forma Basis immediately after giving effect to such action would be at least the greater of (x) 12.5% of the Line Cap and (y) $300,000,000 and (b) over the 30 consecutive days prior to consummation of such action, Adjusted Availability averaged no less than the greater of (x) 12.5% of the Line Cap and (y) $300,000,000, on a Pro Forma Basis for such action and (iii) if (a) Adjusted Availability on a Pro Forma Basis immediately after giving effect to such action is less than 25% of the Aggregate Revolving Commitments, or (b) over the 30 consecutive days prior to consummation of such action, Adjusted Availability averaged less than 25% of the Aggregate Revolving Commitments on a Pro Forma Basis for such action, the Consolidated Fixed Charge Coverage Ratio would be at least 1.0 to 1.0 as of the last day of the most recently ended Test Period on a Pro Forma Basis for such action.

“Payment Notice” has the meaning assigned to it in Section 12.16(b).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pensions Regulator” shall mean the body corporate called the Pensions Regulator established under Part I of the United Kingdom’s Pensions Act 2004, as amended.

“Perfection Certificate” shall have the meaning provided in the Initial U.S. Security Agreement or the Initial Canadian Security Agreement, as applicable.

“Periodic Term CORRA Determination Day” shall have the meaning assigned to such term in the definition of “Term CORRA”.

“Permitted Acquisition” shall mean the acquisition by the Lead Borrower or any of its Restricted Subsidiaries of an Acquired Entity or Business; provided that (i) the Acquired Entity or Business acquired is in a business permitted by Section 10.09 and (ii) all applicable requirements of Section 9.14 are satisfied.

“Permitted Asset Swap” shall mean the purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Lead Borrower or any Restricted Subsidiary and another Person.

“Permitted Borrowing Base Liens” shall mean Liens on the Collateral permitted by Sections 10.01(i), (ii) (solely with respect to (i) warehousemen’s liens and (ii) Eligible Accounts and Eligible Inventory of Canadian Credit Parties in respect of amounts not yet overdue), (iv), (xi), (xii) (solely as it relates to Eligible Accounts and Eligible Inventory of Canadian Credit Parties in respect to amounts not yet overdue), (xxiii) and (xxx) (solely as it relates to Section 10.04(xxvii)) (in the case of clauses (ii), (xi) and (xxiii), subject to compliance with clauses (c) and (d) of the definition of “Eligible Inventory”), and in each case, solely to the extent any such Lien set forth in clause (ii), (xi), (xii) or (xxiii) arises by operation of law).

“Permitted Discretion” shall mean reasonable credit judgment made in good faith in accordance with customary business practices for comparable asset-based lending transactions, and as it relates to the establishment or adjustment of Reserves (or the modification of eligibility standards and criteria) shall require that (a) such establishment, adjustment or imposition after the Closing Date be based on the analysis of facts or events first occurring or first discovered by the Administrative Agent after the Closing Date or are materially different from the facts or events occurring or known to the Administrative Agent on the Closing Date, unless the Lead Borrower and the Administrative Agent otherwise agree in writing (for the avoidance of doubt, it is understood that such Reserves may be established after the Closing Date pursuant to the terms of Section 9.17), (b) the contributing factors to the imposition of any Reserves shall not duplicate the exclusionary criteria set forth in the definitions of Eligible Accounts or Eligible Inventory, as applicable, and vice versa and (c) the amount of any such Reserve so established or the effect of any adjustment or imposition of exclusionary criteria shall be a reasonable quantification (as reasonably determined by the Administrative Agent) of the incremental dilution of the Borrowing Base attributable to such contributing factors.

“Permitted Encumbrances” shall mean, with respect to any Real Property, such exceptions to title as are set forth in the mortgage title insurance policy delivered with respect to the CF Term Credit Documents or Secured Notes Documents with respect thereto.

“Permitted Holders” shall mean (i) the Sponsor, (ii) any Related Party of the Sponsor, (iii) Management Investors, (iv) any Permitted Parent and (v) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group”, (a) such Persons specified in clauses (i), (ii), (iii) or (iv) above, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the voting Equity Interests of the Lead Borrower or any of its direct or indirect parent entities held by such “group” and (b) the Sponsor and Related Parties of the Sponsor, collectively, do not have beneficial ownership, directly or indirectly, of a lesser percentage of the voting Equity Interests of the Lead Borrower or any of its direct or indirect parent entities than any other Person that is a member of such “group” (without giving effect to any voting Equity Interests that may be deemed owned by such Person pursuant to Rule 13d-3 or 13d-5 under the Exchange Act as a result of such “group”).

“Permitted Investment” shall have the meaning provided in Section 10.05.

“Permitted Junior Debt” shall mean any Permitted Junior Notes and any Permitted Junior Loans.

“Permitted Junior Debt Documents” shall mean any Permitted Junior Notes Documents and any Permitted Junior Loan Documents.

“Permitted Junior Loan Documents” shall mean, after the execution and delivery thereof, each agreement, document or instrument relating to the incurrence of Permitted Junior Loans, in each case as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Junior Loans” shall mean any Indebtedness of the Lead Borrower in the form of unsecured or secured loans; provided that (i) except as provided in clause (v) below, no such Indebtedness shall be secured by any asset of the Lead Borrower or any of its Subsidiaries, (ii) no such Indebtedness shall be guaranteed by any Person other than the Credit Parties, (iii) no such Indebtedness shall be subject to scheduled amortization or have a final stated maturity, in either case, prior to the date occurring ninety-one (91) days following the Latest Maturity Date as of the date such Indebtedness was incurred, or shall have a Weighted Average Life to Maturity of less than the Weighted Average Life to Maturity as then in effect for the Tranche of then outstanding Term Loans with the then longest Weighted Average Life to Maturity except, in each case, in the case of Extendable Bridge Loans, (iv) any “asset sale” mandatory prepayment provision included in the agreement governing such Indebtedness shall not prohibit the Lead Borrower or the respective Subsidiary from repaying obligations under this Agreement before prepaying or offering to prepay such Indebtedness, (v) in the case of any such Indebtedness that is secured, (a) such Indebtedness is secured only by assets comprising Collateral on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, and not secured by any property or assets of any Credit Party other than the Collateral, (b) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are necessary to reflect the differing lien priorities or as otherwise reasonably satisfactory to the Collateral Agent) and (c) a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Junior Lien Intercreditor Agreement; provided that if such Indebtedness is the initial incurrence of Permitted Junior Debt that is secured by assets of any Credit Party, then the Administrative Agent, the Collateral Agent and the Junior Representative for such Indebtedness shall have executed and delivered, and each Credit Party shall have acknowledged, the Additional Junior Lien Intercreditor Agreement and (vi) the negative covenants and events of default (not taking into account any baskets based on the Distribution Conditions or Payment Conditions (and which may include “available amount” or “cumulative credit” and ratio-based baskets in lieu thereof)), taken as a whole, contained in the agreement governing such Indebtedness, shall not be materially more favorable to the lenders providing such Permitted Junior Loans than the related provisions contained in this Agreement; provided that (x) any such terms may be more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred and (y) in the event that any agreement evidencing such Indebtedness contains financial maintenance covenants that are effective prior to the Latest Maturity Date as of the date such Indebtedness was incurred, the Borrowers shall have offered in good faith to enter into an amendment to this Agreement to add any such financial covenants as are not then contained in this Agreement (provided that a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (vi), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Lead Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

“Permitted Junior Notes” shall mean any Indebtedness of the Lead Borrower in the form of unsecured or secured notes and incurred pursuant to one or more issuances of such notes; provided that (i) except as provided in clause (vii) below, no such Indebtedness shall be secured by any asset of the Lead Borrower or any of its Subsidiaries, (ii) no such Indebtedness shall be guaranteed by any Person other than the Credit Parties, (iii) no such Indebtedness shall be subject to scheduled amortization or have a final stated maturity, in either case, prior to the date occurring ninety-one (91) days following the Latest Maturity Date as of the date such Indebtedness was incurred, or shall have a Weighted Average Life to Maturity of less than the Weighted Average Life to Maturity as then in effect for the Tranche of then outstanding Term Loans with the then longest Weighted Average Life to Maturity, except, in each case, in the case of Extendable Bridge Loans, (iv) any “asset sale” offer to purchase covenant included in the indenture governing such Indebtedness, to the extent incurred by any Credit Party, shall not prohibit the Lead Borrower or the respective Subsidiary from repaying obligations under this Agreement before offering to purchase such Indebtedness, (v) the indenture governing such Indebtedness shall not include any financial maintenance covenants, (vi) the “default to other indebtedness” event of default contained in the indenture governing such Indebtedness shall provide for a “cross-acceleration” or a “cross-acceleration” and “cross-payment default” rather than a “cross-default”, (vii) in the case of any such Indebtedness that is secured, (a) such Indebtedness is secured only by assets comprising Collateral on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, and not secured by any property or assets of any Credit Party other than the Collateral, (b) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are necessary to reflect the differing lien priorities or as otherwise reasonably satisfactory to the Collateral Agent) and (c) a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Junior Lien Intercreditor Agreement; provided that if such Indebtedness is the initial incurrence of Permitted Junior Debt that is secured by assets of any Credit Party, then the Administrative Agent, the Collateral Agent and the Junior Representative for such Indebtedness shall have executed and delivered, and each Credit Party shall have acknowledged, the Additional Junior Lien Intercreditor Agreement and (viii) the negative covenants and events of default (not taking into account any baskets based on the Distribution Conditions or Payment Conditions (and which may include “available amount” or “cumulative credit” and ratio-based baskets in lieu thereof)), taken as a whole, contained in the indenture governing such Indebtedness shall not be materially more favorable to the holders of such Permitted Junior Notes than the related provisions contained in this Agreement; provided that any such terms may be more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred (provided that a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (viii), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Lead Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

“Permitted Junior Notes Documents” shall mean, after the execution and delivery thereof, each Permitted Junior Notes Indenture, and the Permitted Junior Notes, in each case as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Junior Notes Indenture” shall mean any indenture or similar agreement entered into in connection with the issuance of Permitted Junior Notes, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Permitted Notes” shall mean and include (i) any Permitted Junior Notes and (ii) any Permitted Pari Passu Notes.

“Permitted Parent” shall mean (i) any direct or indirect parent of the Lead Borrower formed not in connection with, or in contemplation of, a transaction that, assuming such parent was not so formed, after giving effect thereto would constitute a Change of Control, (ii) any direct or indirect parent of the Lead Borrower formed in connection with an Initial Public Offering, (iii) any direct or indirect parent of the Lead Borrower where the direct or indirect holders of the voting Equity Interests of such parent company immediately following the applicable transaction (a) are substantially the same as the direct or indirect holders of the voting Equity Interests of the Lead Borrower immediately prior to that transaction and (b) beneficially own substantially the same percentage of voting Equity Interests of such parent company as immediately prior to the applicable transaction and (iv) any Public Company (or Wholly-Owned Subsidiary of such Public Company) to the extent and until such time as any Person or “group” (within the meaning of Rules 13d-3 and 13-5 under the Exchange Act) (other than a Permitted Holder under clauses (i), (ii), (iii) or (v) of the definition thereof) is deemed to be or become a beneficial owner of voting Equity Interests of such Public Company representing more than 50.0% of the total voting power of the Equity Interests of such Public Company.

“Permitted Pari Passu Debt” shall mean any Permitted Pari Passu Notes and any Permitted Pari Passu Loans.

“Permitted Pari Passu Loan Documents” shall mean, after the execution and delivery thereof, each agreement, document or instrument relating to the incurrence of Permitted Pari Passu Loans, in each case as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Pari Passu Loans” shall mean any Indebtedness of the Lead Borrower in the form of secured loans; provided that (i) no such Indebtedness shall be guaranteed by any Person other than the Credit Parties, (ii) no such Indebtedness shall be subject to scheduled amortization or have a final stated maturity, in either case, prior to the Initial Term Loan Maturity Date as of the date such Indebtedness was incurred, or shall have a Weighted Average Life to Maturity of less than the Weighted Average Life to Maturity as then in effect for the Tranche of then outstanding Term Loans with the then longest Weighted Average Life to Maturity, except, in each case, in the case of Extendable Bridge Loans, (iii) any “asset sale” mandatory prepayment provision included in the agreement governing such Indebtedness, to the extent incurred by any Credit Party, shall not prohibit the Lead Borrower or the respective Subsidiary from repaying obligations under this Agreement on at least a pro rata basis with such Indebtedness from asset sale proceeds, (iv)(a) such Indebtedness is secured only by assets comprising Collateral on a pari passu basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, and not secured by any property or assets of any Credit Party other than the Collateral, (b) the security agreements relating to such Indebtedness are substantially the same in all material respects as the Security Documents (or with such differences as are reasonably satisfactory to the Collateral Agent) and (c) a Pari Passu Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Pari Passu Intercreditor Agreement; provided that if such Indebtedness is the initial incurrence or issue of Permitted Pari Passu Debt by a Credit Party, then the Administrative Agent, the Collateral Agent and the Pari Passu Representative for such Indebtedness shall have executed and delivered, and each Credit Party shall have acknowledged, the Additional Pari Passu Intercreditor Agreement, (v) the negative covenants and events of default (not taking into account any baskets based on the Distribution Conditions or Payment Conditions (and which may include “available amount” or “cumulative credit” and ratio-based baskets in lieu thereof)), taken as a whole, contained in the agreement governing such Indebtedness shall not be materially more favorable to the lenders providing such Permitted Pari Passu Loans than the related provisions contained in this Agreement; provided that any such terms may be more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred (provided that a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (v), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Lead Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)) and (vi) such Indebtedness in the form of syndicated term loans is subject to the MFN Pricing Test. For purposes of clause (iv) of this definition, Indebtedness that is secured by a first priority Lien on Fixed Asset Collateral and a second priority Lien on ABL Collateral and Indebtedness that is secured by a second priority Lien on Fixed Asset Collateral and a first priority Lien on ABL Collateral shall also be considered to be secured on a pari passu basis.

“Permitted Pari Passu Notes” shall mean any Indebtedness of the Lead Borrower in the form of secured notes and incurred pursuant to one or more issuances of such notes; provided that (i) no such Indebtedness shall be guaranteed by any Person other than the Credit Parties, (ii) no such Indebtedness shall be subject to scheduled amortization or have a final stated maturity, in either case, prior to the Initial Term Loan Maturity Date as of the date such Indebtedness was incurred, or shall have a Weighted Average Life to Maturity of less than the Weighted Average Life to Maturity as then in effect for the Tranche of then outstanding Term Loans with the then longest Weighted Average Life to Maturity, except, in each case, in the case of Extendable Bridge Loans, (iii) any “asset sale” offer to purchase covenant included in the indenture governing such Indebtedness, to the extent incurred by any Credit Party, shall not prohibit the Lead Borrower or the respective Subsidiary from repaying obligations under this Agreement on at least a pro rata basis with such Indebtedness from asset sale proceeds, (iv) the indenture governing such Indebtedness shall not include any financial maintenance covenants, (v) the “default to other indebtedness” event of default contained in the indenture governing such Indebtedness shall provide for a “cross-acceleration” or a “cross-acceleration” and “cross-payment default” rather than a “cross-default”, (vi) (a) such Indebtedness is secured only by assets comprising Collateral on a pari passu basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, and not secured by any property or assets of any Credit Party other than the Collateral, (b) the security agreements relating to such Indebtedness are substantially the same in all material respects as the Security Documents (or with such differences as are reasonably satisfactory to the Collateral Agent) and (c) a Pari Passu Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Pari Passu Intercreditor Agreement; provided that if such Indebtedness is the initial incurrence or issue of Permitted Pari Passu Debt by a Credit Party, then the Administrative Agent, the Collateral Agent and the Pari Passu Representative for such Indebtedness shall have executed and delivered, and each Credit Party shall have acknowledged, the Additional Pari Passu Intercreditor Agreement and (vii) the other negative covenants and events of default (not taking into account any baskets based on the Distribution Conditions or Payment Conditions (and which may include “available amount” or “cumulative credit” and ratio-based baskets in lieu thereof)), taken as a whole, contained in the indenture governing such Indebtedness shall not be materially more favorable to the holders of such Permitted Pari Passu Notes than the related provisions contained in this Agreement; provided that any such terms may be more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred (provided that a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (vii), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Lead Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)). For purposes of clause (vi) of this definition, Indebtedness that is secured by a first priority Lien on Fixed Asset Collateral and a second priority Lien on ABL Collateral and Indebtedness that is secured by a second priority Lien on Fixed Asset Collateral and a first priority Lien on ABL Collateral shall also be considered to be secured on a pari passu basis.

“Permitted Pari Passu Notes Documents” shall mean, after the execution and delivery thereof, each Permitted Pari Passu Notes Indenture and the Permitted Pari Passu Notes, in each case as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Pari Passu Notes Indenture” shall mean any indenture or similar agreement entered into in connection with the issuance of Permitted Pari Passu Notes, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Refinancing Indebtedness” shall mean Indebtedness incurred by the Lead Borrower or any Restricted Subsidiary which serves to extend, replace, refund, refinance, renew or defease (“Refinance”) any Indebtedness, including any previously issued Permitted Refinancing Indebtedness, so long as:

(1) the principal amount of such new Indebtedness does not exceed (a) the principal amount of Indebtedness (including any unused commitments therefor that are able to be drawn at such time) being Refinanced (such Indebtedness, the “Refinanced Debt”), plus (b) any accrued and unpaid interest and fees on such Refinanced Debt, plus (c) the amount of any tender or redemption premium paid thereon or any penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any costs, fees and expenses incurred in connection with the issuance of such new Indebtedness and the Refinancing of such Refinanced Debt;

(2) except in the case of Extendable Bridge Loans, such Permitted Refinancing Indebtedness has a:

(a) Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the applicable Refinanced Debt; and

(b) final scheduled maturity date equal to or later than the final scheduled maturity date of the Refinanced Debt (or, if earlier, the date that is 91 days after the Latest Maturity Date as of the date such Indebtedness was incurred);

(3) to the extent such Permitted Refinancing Indebtedness Refinances (a) Indebtedness that is expressly subordinated in right of payment to the Obligations (other than Indebtedness assumed or acquired in an acquisition and not created in contemplation thereof), such Permitted Refinancing Indebtedness is subordinated to the Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders than the subordination terms applicable to the Refinanced Debt, (b) secured by Liens that are subordinated to the Liens securing the Obligations, such Permitted Refinancing Indebtedness is (i) unsecured or (ii) secured by Liens that are subordinated to the Liens that secure the Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders than the Lien subordination terms applicable to the Refinanced Debt or (c) secured by Liens that are pari passu with the Liens securing the Obligations, such Permitted Refinancing Indebtedness is (i) unsecured or (ii) secured by Liens that are pari passu or subordinated to the Liens that secure the Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders than the Collateral sharing provisions applicable to the Refinanced Debt; and

(4) subject to Section 10.01(vi), such Permitted Refinancing Indebtedness shall not be secured by any assets or property of the Lead Borrower or any Restricted Subsidiary that does not secure the Refinanced Debt being Refinanced (plus improvements and accessions thereon and proceeds in respect thereof);

provided that (a) Permitted Refinancing Indebtedness will not include Indebtedness of a Restricted Subsidiary of the Lead Borrower that is not a Borrower or a Subsidiary Guarantor that refinances Indebtedness of a Borrower or a Subsidiary Guarantor and (b) clause (2) of this definition will not apply to any Refinancing of any Indebtedness under Sections 10.04(iii) or (v).

“Permitted Restricted Cash” shall mean cash and Cash Equivalents of the Lead Borrower and its Restricted Subsidiaries restricted solely in favor of or pursuant to (x) any CF Term Document, any document relating to CF Term Incremental Equivalent Debt, any document relating to CF Term Refinancing Debt, any Credit Document, any Secured Notes Document, any Permitted Pari Passu Loan Document, any Permitted Pari Passu Notes Document, any Refinancing Note/Loan Document (to the extent such Refinancing Notes/Loans constitute Permitted Pari Passu Notes or Permitted Pari Passu Loans) or Refinancing Term Loan Amendment and (y) any Permitted Junior Debt Document and any Refinancing Note/Loan Document (to the extent such Refinancing Notes/Loans constitute Permitted Junior Debt), in the case of this clause (y), to the extent such cash and Cash Equivalents also secure the Indebtedness hereunder on a senior priority basis.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, unlimited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA other than a Canadian Pension Plan, a Foreign Pension Plan or a Multiemployer Plan, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Lead Borrower or a Restricted Subsidiary of the Lead Borrower or with respect to which the Lead Borrower or a Restricted Subsidiary of the Lead Borrower has, or may have, any liability, including, for greater certainty, liability arising from an ERISA Affiliate.

“Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq. as modified by Section 3(42) of ERISA, as amended from time to time.

“Plan of Reorganization” shall have the meaning provided in Section 13.04(j)(ii).

“Platform” shall mean Debt Domain, Intralinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system.

“Pledged Collateral” shall have the meaning provided in the Initial U.S. Security Agreement.

“Pounds Sterling” or “£” shall mean the lawful currency of the United Kingdom.

“PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of the Collateral Agent’s Lien on any applicable Collateral are governed by the personal property security laws or other applicable laws of any jurisdiction in Canada other than Ontario, PPSA shall mean those personal property security laws or such other applicable laws (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“PRC” shall mean the People’s Republic of China, excluding, for purposes of this Agreement only, Hong Kong Special Administrative Region of the People’s Republic of China, Taiwan and the Macao Special Administrative Region of the People’s Republic of China.

“Prepayment Available Incremental Amount” shall have the meaning provided in the definition of “Incremental Amount”.

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” shall mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the Consolidated Fixed Charge Coverage Ratio, Consolidated Secured Net Leverage Ratio and the Consolidated Total Net Leverage Ratio and the calculation of Consolidated Total Assets, Consolidated EBITDA and Global Availability, of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Transaction, any acquisition, merger, amalgamation, consolidation, Investment, any issuance, incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated) (but excluding the identifiable proceeds of any Indebtedness being incurred substantially simultaneously therewith or as part of the same transaction or series of related transactions for purposes of netting cash to calculate the applicable ratio), any issuance or redemption of preferred stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period.

For purposes of making any computation referred to above:

(1) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contract applicable to such Indebtedness if such Swap Contract have a remaining term of the lesser of (i) 12 months or more and (ii) the remaining time to the scheduled maturity date of such underlying Indebtedness);

(2) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Lead Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with U.S. GAAP;

(3) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Lead Borrower may designate;

(4) interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and

(5) to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act.

Any pro forma calculation may include, without limitation, adjustments calculated to give effect to any Pro Forma Cost Savings; provided that any such adjustments, other than Specified Permitted Adjustments, that consist of reductions in costs and other operating improvements or synergies (whether added pursuant to this definition, the definition of “Pro Forma Cost Savings” or otherwise added to Consolidated Net Income or Consolidated EBITDA) shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings.”

“Pro Forma Cost Savings” shall mean, without duplication of any amounts referenced in the definition of “Pro Forma Basis”, an amount equal to the amount of cost savings, operating expense reductions, operating improvements and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken on or prior to, or to be taken by the Lead Borrower (or any successor thereto) or any Restricted Subsidiary within 24 months of, the date of such pro forma calculation, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such action; provided that (a) such cost savings, operating expense reductions, operating improvements and synergies are factually supportable and reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Lead Borrower (or any successor thereto)) and are reasonably anticipated to be realized within 24 months after the date of the relevant action or event and (b) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that, (i) except for the Specified Permitted Adjustments, the aggregate amount added in respect of the foregoing proviso (or otherwise added to Consolidated Net Income or Consolidated EBITDA in respect of such items) shall not exceed with respect to any four quarter period 25% of Consolidated EBITDA for such period (calculated after giving effect to any such adjustments and after giving effect to the Specified Permitted Adjustments, if applicable) (such limitation, the “Cost Savings Cap”) and (ii) the aggregate amount added in respect of the foregoing proviso (or otherwise added to Consolidated Net Income or Consolidated EBITDA) shall no longer be permitted to be added back to the extent the cost savings, operating expense reductions, operating improvements and synergies have not been achieved within 24 months of the action or event giving rise to such cost savings, operating expense reductions, operating improvements and synergies.

“Pro Forma Financial Statements” shall have the meaning provided in Section 6(A).11.

“Pro Rata Percentage” of any Lender at any time shall mean either (i) the percentage of the total Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment (under all applicable Subfacilities), (ii) the percentage of the total U.S. Revolving Commitments represented by such Lender’s U.S. Revolving Commitment, (iii) the percentage of the total UK Revolving Commitments represented by such Lender’s UK Revolving Commitment, (iv) the percentage of the total Canadian Revolving Commitments represented by such Lender’s Canadian Revolving Commitment, or (v) the percentage of the total APAC Revolving Commitments represented by such Lender’s APAC Revolving Commitment, as applicable.

“Pro Rata Share” shall mean, with respect to each Lender at any time, either (i) a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Exposure (under all applicable Subfacilities) of such Lender at such time and the denominator of which is the aggregate amount of all Revolving Exposures (of all Lenders under all applicable Subfacilities) at such time, (ii) a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the U.S. Revolving Exposure of such Lender at such time and the denominator of which is the aggregate amount of all U.S. Revolving Exposures at such time, (iii) a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the UK Revolving Exposure of such Lender at such time and the denominator of which is the aggregate amount of all UK Revolving Exposures at such time, (iv) a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Canadian Revolving Exposure of such Lender at such time and the denominator of which is the aggregate amount of all Canadian Revolving Exposures at such time or (v) a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the APAC Revolving Exposure of such Lender at such time and the denominator of which is the aggregate amount of all APAC Revolving Exposures at such time, as applicable. The initial Pro Rata Shares of each Lender are set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Projections” shall mean the detailed projected consolidated financial statements of the Lead Borrower and its Subsidiaries (after giving effect to the Transaction) delivered to the Administrative Agent on or prior to the Closing Date.

“Properly Contested” shall mean with respect to any obligation of a Credit Party, (a) the obligation is subject to a bona fide dispute regarding amount or the Credit Party’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with U.S. GAAP; (d) non-payment would not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Credit Party; (e) no Lien is imposed on assets of the Credit Party, unless bonded and stayed to the reasonable satisfaction of Administrative Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

“Protective Advances” shall have the meaning provided in Section 2.30.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company” shall mean any Person with a class or series of voting Equity Interests that is traded on a stock exchange or in the over-the-counter market.

“Public Company Costs” shall mean as to any Person, costs relating to compliance with the provisions of the U.S. Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity securities held by the public, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the rules of national securities exchange companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of listing of such Person’s equity securities on a national securities exchange.

“Public-Sider” shall mean a Lender whose representatives may trade in securities of the Lead Borrower or its controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Lead Borrower under the terms of this Agreement.

“Qualified Preferred Stock” shall mean any preferred capital stock of Holdings or the Lead Borrower so long as the terms of any such preferred capital stock (x) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to the 91st day after the Latest Maturity Date as of the date such Qualified Preferred Stock was issued other than (i) provisions requiring payment solely (or with provisions permitting Holdings or the Lead Borrower, as applicable, to opt to make payment solely) in the form of common Equity Interests, Qualified Preferred Stock of Holdings or the Lead Borrower or cash in lieu of fractional shares, as applicable, or any Equity Interests of any direct or indirect Parent Company of Holdings or the Lead Borrower, as applicable, (ii) provisions requiring payment solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale are subject to the payment in full of all Obligations in cash (other than unasserted contingent indemnification obligations) or such payment is otherwise permitted by this Agreement (including as a result of a waiver or amendment hereunder) and (iii) with respect to preferred capital stock issued to any plan for the benefit of employees of Holdings or the Lead Borrower, as applicable, or its Subsidiaries or by any such plan to such employees, provisions requiring the repurchase thereof in order to satisfy applicable statutory or regulatory obligations and (y) give Holdings or the Lead Borrower the option to elect to pay such dividends or distributions on a non-cash basis or otherwise do not require the cash payment of dividends or distributions at any time that such cash payment is not permitted under this Agreement or would result in an Event of Default hereunder.

“Qualified Reporting Subsidiary” shall have the meaning provided in Section 9.01.

“Qualified Securitization Transaction” shall mean any Securitization Transaction of a Securitization Entity that meets the following conditions:

(1) the board of directors of the Lead Borrower or the applicable Restricted Subsidiary shall have determined in good faith that such Qualified Securitization Transaction (including financing terms, covenants, termination events or other provisions) is in the aggregate economically fair and reasonable to the Lead Borrower or the applicable Restricted Subsidiary;

(2) all transfers of Securitization Assets to the Securitization Entity are made at fair market value (as determined in good faith by the Lead Borrower or the applicable Restricted Subsidiary) and may include Standard Securitization Undertakings; and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Lead Borrower) and may include Standard Securitization Undertakings and Limited Originator Recourse.

Notwithstanding anything to the contrary, the grant of a security interest in any accounts receivable of any Credit Party to secure Indebtedness or other obligations under this Agreement, the CF Term Loan Credit Agreement or the Secured Notes Indenture shall not be deemed a Qualified Securitization Transaction.

“Real Property” of any Person shall mean, collectively, the right, title and interest of such Person (including any leasehold, mineral or other estate) in and to any and all land, improvements and fixtures owned, leased or operated by such Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Assets” shall mean (a) any accounts receivable, any assets relating thereto and the proceeds thereof owed to a Borrower or a Restricted Subsidiary subject to a Receivables Facility and (b) all collateral securing such accounts receivable, including in each case, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, lockbox accounts, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with an accounts receivable factoring arrangement and which are, in each case, sold, conveyed, assigned or otherwise transferred or pledged by a Borrower or a Restricted Subsidiary to a commercial bank in connection with a Receivables Facility.

“Receivables Facility” shall mean an agreement between the Lead Borrower or a Restricted Subsidiary and a commercial bank, financial institution or other Person (other than Holdings and its Restricted Subsidiaries), pursuant to which (a) the Lead Borrower or such Restricted Subsidiary, as applicable, agrees to sell to such commercial bank, financial institution accounts or other Person receivables owing by customers of the Lead Borrower or such Restricted Subsidiary, together with Receivables Assets related thereto, and (b) the obligations of the Lead Borrower or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for (i) Standard Securitization Undertakings and (ii) in the case of any Foreign Subsidiary, recourse that is customary in the local market).

“Recovery Event” shall mean the receipt by the Lead Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Lead Borrower or any of its Restricted Subsidiaries (but not by reason of any loss of revenues or interruption of business or operations caused thereby) and (ii) under any policy of insurance required to be maintained under Section 9.03, in each case to the extent such proceeds or awards do not constitute reimbursement or compensation for amounts previously paid by the Lead Borrower or any of its Restricted Subsidiaries in respect of any such event.

“Reference Period” shall have the meaning provided in the definition of the term “Pro Forma Basis.”

“Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is SONIA, then four (4) Business Days prior to such setting, (4) if such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting, (5) if such Benchmark is the Adjusted Term CORRA Rate, 1:00 p.m. Toronto local time on the day that is two Business Day preceding the date of such setting and (6) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, Daily Simple SOFR, Adjusted Term CORRA Rate or SONIA, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Debt” shall have the meaning provided in the definition of the term “Permitted Refinancing Indebtedness.”

“Refinancing Effective Date” shall have the meaning specified in Section 2.24(a).

“Refinancing Note/Loan Documents” shall mean the Refinancing Notes/Loans, any indentures, credit agreements, other agreements, documents or instruments executed and delivered with respect to the Refinancing Notes/Loans, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Refinancing Notes/Loans” shall mean Permitted Junior Debt or Permitted Pari Passu Debt (or, in each case, Indebtedness that would constitute Permitted Junior Debt or Permitted Pari Passu Debt except as a result of a failure to comply with any maturity, weighted life to maturity or amortization requirement applicable thereto), in each case, that constitute Permitted Refinancing Indebtedness in respect of any Term Loans.

“Refinancing Term Loan Amendment” shall have the meaning specified in Section 2.24(c).

“Refinancing Term Loan Commitments” shall mean one or more commitments hereunder to provide a new Tranche of Refinancing Term Loans or Refinancing Term Loans under an existing Tranche of Term Loans.

“Refinancing Term Loan Lender” shall have the meaning specified in Section 2.24(b).

“Refinancing Term Loans” shall have the meaning specified in Section 2.24(a).

“Register” shall have the meaning provided in Section 13.04(b)(iv).

“Regulated Bank” shall mean an (i) Approved Commercial Bank that is (a) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, (b) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913, (c) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211, (d) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (c) or (e) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction or (ii) any Affiliate of a Person set forth in clause (i) above to the extent that (a) all of the Equity Interest of such Affiliate is directly or indirectly owned by either (x) such Person set forth in clause (i) above or (y) a parent entity that also owns, directly or indirectly, all of the Equity Interest of such Person set forth in clause (i) and (b) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the Securities Exchange Act.

“Regulated Subsidiary” shall mean any entity that is subject to United States or foreign, federal, state or local regulation over its ability to incur Indebtedness or create Liens (including Liens with respect to its own Equity Interests).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Rejection Notice” shall have the meaning provided in Section 5.02(k).

“Related Business Assets” shall mean assets used or useful in a Similar Business; provided that any assets received by the Lead Borrower or a Restricted Subsidiary in exchange for assets transferred by the Lead Borrower or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person is or would become a Restricted Subsidiary.

“Related Party” shall mean (a) with respect to the Sponsor, (i) any investment fund advised, managed, controlled by or under common control with Sponsor and Affiliates thereof (excluding any portfolio company of Sponsor), any officer or director of the foregoing persons, or any entity controlled by any of the foregoing persons and (ii) any spouse or lineal descendant (including by adoption or stepchildren) of the officers and directors referred to in clause (a)(i); (b) with respect to any officer of the Lead Borrower or its Subsidiaries, (i) any spouse or lineal descendant (including by adoption and stepchildren) of such officer and (ii) any trust, corporation or partnership or other entity, in each case to the extent not an operating company, of which an 80% or more controlling interest is held by the beneficiaries, stockholders, partners or owners who are the officer, any of the persons described in clause (b)(i) above or any combination of these identified relationships; and (c) with respect to any Agent, such Agent’s Affiliates and the respective directors, officers, employees, agents and advisors of such Agent and such Agent’s Affiliates.

“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping or migrating, of any Hazardous Material into, through or upon the Environment or within, from or into any building, structure, facility or fixture.

“Relevant Governmental Body” shall mean the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto (or, with respect to any Agreed Currency other than Dollars, the equivalent or other appropriate Governmental Authorities with respect to the applicable Benchmark for such Agreed Currency).

“Relevant Rate” shall mean (i) with respect to any Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Borrowing denominated in Pounds Sterling, the applicable RFR Rate, (iv) with respect to any Borrowing denominated in Canadian Dollars, the Adjusted Term CORRA Rate and (v) with respect to any Borrowing denominated in Australian Dollars, BBSY.

“Relevant Screen Rate” shall mean (i) with respect to any Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term CORRA Borrowing, Term CORRA and (iv) with respect to any BBSY Borrowing, BBSY.

“Replaced Lender” shall have the meaning provided in Section 2.19.

“Replacement Lender” shall have the meaning provided in Section 2.19.

“Required Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Commitments (or, in the case of any Subfacility where all Revolving Commitments thereunder have been terminated, their Revolving Exposure under such Subfacility) and Term Loans as of any date of determination represents greater than 50% of the sum of all outstanding principal of Commitments (or, in the case of any Subfacility where all Revolving Commitments thereunder have been terminated, the aggregate Revolving Exposure of all Non-Defaulting Lenders under such Subfacility) and Term Loans of Non-Defaulting Lenders at such time.

“Required Revolving Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Revolving Commitments (or, in the case of any Subfacility where all Revolving Commitments thereunder have been terminated, their Revolving Exposure under such Subfacility) as of any date of determination represents greater than 50% of the sum of all outstanding principal of Revolving Commitments (or, in the case of any Subfacility where all Revolving Commitments thereunder have been terminated, the aggregate Revolving Exposure of all Non-Defaulting Lenders under such Subfacility) of Non-Defaulting Lenders at such time.

“Required Subfacility Lenders” shall mean, with respect to any Subfacility, Non-Defaulting Lenders, the sum of whose outstanding principal of Revolving Commitments under such Subfacility (or, in the case of any Subfacility where all Revolving Commitments thereunder have been terminated, their Revolving Exposure under such Subfacility) as of any date of determination represents greater than 50% of the sum of all outstanding principal of Revolving Commitments under such Subfacility (or, in the case of any Subfacility where all Revolving Commitments thereunder have been terminated, the aggregate Revolving Exposure of all Non-Defaulting Lenders under such Subfacility) of Non-Defaulting Lenders at such time.

“Required Term Lenders” shall mean, Non-Defaulting Lenders, the sum of whose outstanding principal of Term Loans as of any date of determination represents greater than 50% of the sum of all outstanding principal of Term Loans of Non-Defaulting Lenders at such time.

“Requirement of Law” or “Requirements of Law” shall mean, with respect to any Person, any statute, law, treaty, rule, regulation, order, orders-in-council, decree, writ, injunction, official administrative pronouncement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” shall mean, without duplication of any items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent, from time to time determines in its Permitted Discretion, including but not limited to Dilution Reserves, Pari Passu Debt Reserves and Landlord Lien Reserves, plus any Bank Product Reserves, and (a) with respect to the Canadian Borrowing Base, the Canadian Priority Payables Reserve, (b) with respect to the APAC Borrowing Base, the APAC Priority Payables Reserve, (c) with respect to the UK Borrowing Base, the UK Priority Payables Reserves, (d) reserves for extended or extendible retention of title over Accounts, if any and (e) reserves for any cash that may be held in an account with any Eligible Cash but which relates to a Receivables Facility.

Notwithstanding the foregoing or anything contrary in this Agreement, (a) no Reserves shall be established or changed and no modifications to eligibility criteria or standards made, in each case, except upon not less than three (3) Business Days’ prior written notice to Lead Borrower, which notice shall include a reasonably detailed description of such Reserve being established or the modification to eligibility criteria or standards being made (during which period (i) the Administrative Agent shall, if requested, discuss any such Reserve, change or modification with Lead Borrower, (ii) Lead Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve, change or modification thereto no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser change or modification thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent and (iii) no Credit Extensions shall be made to the Borrowers if after giving effect to such Credit Extension the Availability Conditions would not be met after taking into account such Reserves), provided that (x) no Landlord Lien Reserves may be established prior to the date that is 120 days after the Closing Date, (y) no Landlord Lien Reserves may be established unless Global Availability falls below 35.0% of the Line Cap for a period of at least five (5) consecutive Business Days as of such date; provided that such Landlord Lien Reserves, to the extent imposed, shall cease to apply at the time Global Availability no longer falls below 35.0% of the Line Cap for a period of at least five (5) consecutive Business Days and (z) no Reserves may be established as a result of any failure to comply with the Assignment of Claims Act (or any state, municipal or foreign equivalent thereof) unless (I)(i) Global Availability falls below 15.0% of the Line Cap or (ii) an Event of Default has occurred and is continuing and (II) while clause (I) applies, the Administrative Agent shall have delivered a written request to the Lead Borrower that the applicable Credit Parties comply with the Assignment of Claims Act (or any state, municipal or foreign equivalent thereof); provided that such Reserves, to the extent imposed, shall cease to apply at the time Global Availability no longer falls below 15.0% of the Line Cap or such Event of Default giving rise to such Reserves is cured or waived, as applicable, (b) no Reserves shall be established with respect to any surety or performance bonds, except to the extent (i) any assets included in the Borrowing Base are subject to a perfected Lien securing reimbursement obligations in respect of such surety or performance bond and such Liens are pari passu or senior to the Liens securing the Obligations hereunder or (ii) the counterparties to any such surety bond have made demands for cash collateral which have not been satisfied, (c) the amount of any Reserve established by the Administrative Agent, and any change in the amount of any Reserve and any modification to eligibility criteria and standards, shall have a direct and reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such change, (d) no Reserve shall be duplicative of any Reserve already accounted for through eligibility criteria or constitute a general Reserve applicable to all Inventory or Accounts that is the functional equivalent of a decrease in advance rates and (e) no Reserve shall be established with respect to “Bank Products” of the type set forth in clauses (d), (e) and (g) of the definition thereof. Notwithstanding clause (i) of the preceding sentence, changes to the Reserves solely for purposes of correcting mathematical or clerical errors shall not be subject to such notice period, it being understood that no Default or Event of Default shall be deemed to result therefrom, if applicable, for a period of six (6) Business Days.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, with respect to any Person, its chief financial officer, chief executive officer, president, or any vice president, managing director, director, treasurer or assistant treasurer, controller, secretary, assistant secretary or company secretary or other officer of such Person having substantially the same authority and responsibility and, solely for purposes of notices given pursuant to Section 2, any other officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent; provided that, with respect to compliance with financial covenants, “Responsible Officer” shall mean the chief financial officer, treasurer or controller of the Lead Borrower, or any other officer of the Lead Borrower having substantially the same authority and responsibility. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Subsidiary” shall mean each Subsidiary of the Lead Borrower other than any Unrestricted Subsidiaries. The Subsidiary Borrowers, the Subsidiary Guarantors and, to the extent and for so long as Acquired Accounts purchased from an ARPA Seller are included in the Aggregate Borrowing Base, each such ARPA Seller shall at all times constitute Restricted Subsidiaries.

“Returns” shall have the meaning provided in Section 8.09.

“Revaluation Date” shall mean (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Term SOFR Rate Loan, Term CORRA Rate Loan, EURIBOR Rate Loan, RFR Loan or BBSY Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Term SOFR Rate Loan, Term CORRA Rate Loan, EURIBOR Rate Loan, RFR Loan or BBSY Loan denominated in an Alternative Currency pursuant to Section 2, (iii) for purposes of calculating the Unused Line Fee, the last day of any fiscal quarter and (iv) such additional dates as the Administrative Agent shall determine or require; (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable Issuing Bank under any Letter of Credit denominated in an Alternative Currency and (iv) for purposes of calculating the Unused Line Fee, the LC Participation Fee and the Fronting Fee, the last day of any fiscal quarter; (c) with respect to any Foreign Subfacility, if required by the Administrative Agent or the Required Subfacility Lenders, any date on which the Dollar Equivalent of the Outstanding Amount in respect of such Foreign Subfacility, as recalculated based on the exchange rate therefor quoted in the Wall Street Journal on the respective date of determination pursuant to this exception, would result in an increase in the Dollar Equivalent of such Outstanding Amount by 10% or more since the most recent prior Revaluation Date; and (d) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Borrowing” shall mean a U.S. Revolving Borrowing, a UK Revolving Borrowing, a Canadian Revolving Borrowing, and/or an APAC Revolving Borrowing.

“Revolving Commitment” shall mean the U.S. Revolving Commitment, the UK Revolving Commitment, the Canadian Revolving Commitment, and/or the APAC Revolving Commitment.

“Revolving Commitment Increase” shall have the meaning provided in Section 2.21(a).

“Revolving Commitment Increase Effective Date” shall mean, with respect to each Revolving Commitment Increase, each date on which Revolving Commitments with respect to a Subfacility are increased pursuant to Section 2.21, which date shall be the date of the effectiveness of the respective Incremental Amendment pursuant to which such Revolving Commitments are to be increased.

“Revolving Commitment Increase Notice” shall have the meaning provided in Section 2.21(e).

“Revolving Exposure” shall mean the U.S. Revolving Exposure, the UK Revolving Exposure, the Canadian Revolving Exposure and/or the APAC Revolving Exposure.

“Revolving Lender” shall mean a Lender with a Revolving Commitment.

“Revolving Line Cap” shall mean, as of any applicable date, the lesser of (i) the Revolving Commitments as of such date and (ii) an amount equal to (x) the sum of the Aggregate Borrowing Base as of such date minus (y) the aggregate principal amount of outstanding Term Loans as of such date.

“Revolving Loans” shall mean U.S. Revolving Loans, UK Revolving Loans, Canadian Revolving Loans, APAC Revolving Loans, Protective Advances and/or Overadvance Loans.

“Revolving Maturity Date” shall mean the date that is five years after the ~~Closing~~Amendment No. 4 Effective Date, or if such date is not a Business Day, the next preceding Business Day.

“Revolving Note” shall mean each revolving note substantially in the form of Exhibit B-1 hereto, whether in respect of the APAC Subfacility, the Canadian Subfacility, the UK Subfacility or the U.S. Subfacility.

“RFR” shall mean, for any RFR Loan denominated in (a) Pounds Sterling, SONIA and (b) Dollars, Daily Simple SOFR.

“RFR Adjustment” shall mean, for any RFR Loan denominated in (i) Pounds Sterling, 0.0326% and (ii) Dollars, 0.0%.

“RFR Borrowing” shall mean, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” shall mean for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” shall mean each Revolving Loan which bears interest at a rate based on the RFR Rate.

“RFR Rate” shall mean, for any day, the applicable Daily Simple RFR plus the RFR Adjustment. Any change in the RFR Rate due to a change in the applicable Daily Simple RFR shall be effective from and including the effective date of such change in the Daily Simple RFR without notice to the Lead Borrower.

“S&P” shall mean S&P Global Ratings, a division of S&P Global Inc., and any successor owner of such division.

“Sale-Leaseback Transaction” shall mean any arrangements with any Person providing for the leasing by the Lead Borrower or any of its Restricted Subsidiaries of real or personal property which has been or is to be sold or transferred by the Lead Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person in connection therewith.

“Sanctioned Country” shall mean a country, region or territory that at any time is the subject or target of any Sanctions (as of the Amendment No. 2 Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, the non-government controlled areas of the Kherson and the Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person ~~listed in any Sanctions-related list of designated Persons maintained~~who is the target of any Sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the Hong Kong Monetary Authority or by the United Nations Security Council, the government of Canada, the European Union or any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country, or (c) any Person subject to Sanctions as a result of being owned 50 percent or more, individually or in the aggregate, directly or indirectly, by any such Person or Persons described in the foregoing clause (a) or (b).

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the Hong Kong Monetary Authority, the United Nations Security Council, the government of Canada, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.

“Scheduled Repayment” shall have the meaning provided in Section 5.02(a).

“Scheduled Repayment Date” shall have the meaning provided in Section 5.02(a).

“SEC” shall have the meaning provided in Section 9.01(g).

“Section 9.01 Financials” shall mean the annual and quarterly financial statements required to be delivered pursuant to Sections 9.01(a) and (b), respectively.

“Secured Bank Product Obligations” shall mean Bank Product Debt owing to a Secured Bank Product Provider or any Person that was a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than JPMorgan and its Affiliates and branches) specified by such provider in writing to the Administrative Agent, which amount may be established or increased (by further written notice by the Lead Borrower or such provider to the Administrative Agent from time to time) as long as no Default or Event of Default then exists and no Overadvance would result from establishment of a Bank Product Reserve for such amount and all other Secured Bank Product Obligations.

“Secured Bank Product Provider” shall mean, at the time of entry into a Bank Product with a Borrower or its Restricted Subsidiary (or, if such Bank Product previously exists, as of the date the provider of such Bank Product or any of its Affiliates or branches becomes a Lender) the Administrative Agent, any Lender or any of their respective Affiliates or branches that is providing a Bank Product; provided such provider delivers written notice to the Administrative Agent, substantially in the form of Exhibit F hereto, by the latest of ten (10) days following (x) the Closing Date, (y) creation of the Bank Product and (z) the date such provider, any of its Affiliates or branches becomes a Lender, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.12. It is hereby understood that a Bank Product may not be designated as a Secured Bank Product Obligation hereunder to the extent it is similarly treated as such under the CF Term Loan Credit Agreement and if any such Bank Product is permitted to be treated as a “Secured Bank Product Obligation” (or similar term) under this Agreement and similarly treated under the CF Term Loan Credit Agreement, (x) if the Secured Bank Product Provider is the Administrative Agent or an affiliate or branch of the Administrative Agent, such agreement shall be deemed so designated under this Agreement and not under the CF Term Loan Credit Agreement unless otherwise elected by Lead Borrower in writing to the Administrative Agent or (y) if the Secured Bank Product Provider is not the Administrative Agent or an affiliate or branch of the Administrative Agent, such agreement shall be deemed so designated under this Agreement or the CF Term Loan Credit Agreement as elected by Lead Borrower in writing to the Administrative Agent.

“Secured Creditors” shall mean the Guaranteed Creditors and Lender Creditors, together with their permitted successors and assigns.

“Secured Notes” shall mean the senior secured notes issued under the Secured Notes Indenture.

“Secured Notes Agent” shall mean, The Bank of New York Mellon, as trustee and notes collateral agent, under the Secured Notes Indenture.

“Secured Notes Documents” shall mean the Secured Notes Indenture, the “Security Documents” as such term is defined in the Secured Notes Indenture and all other documents executed and delivered with respect to the Secured Notes or the Secured Notes Indenture, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof.

“Secured Notes Indenture” shall mean (i) that certain Indenture dated as of April 22, 2021, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms thereof and, after the Closing Date, the terms hereof, among Holdings, Borrower, as issuer, the other guarantors party thereto and the Secured Notes Agent, pursuant to which $2,000,000,000 aggregate principal amount of 4.750% Senior Secured Notes due 2029 were issued, and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to refinance (subject to the limitations set forth herein) in whole or in part the Indebtedness and other obligations outstanding under (x) the Indenture referred to in clause (i) or (y) any subsequent Secured Notes Indenture, unless such agreement or instrument expressly provides that it is not intended to be and is not a Secured Notes Indenture hereunder. Any reference to the Secured Notes Indenture hereunder shall be deemed a reference to any Secured Notes Indenture then in existence.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Securitization Assets” shall mean (a) the accounts receivable subject to a Securitization Transaction and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guaranties or other obligations in respect of such accounts receivable, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts receivable in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged by the Lead Borrower or any Subsidiary to a Securitization Entity in connection with a Securitization Transaction.

“Securitization Entity” shall mean a Wholly-Owned Subsidiary of the Lead Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Transaction with the Lead Borrower in which the Lead Borrower or any Subsidiary of the Lead Borrower makes an Investment and to which the Lead Borrower or any Subsidiary of the Lead Borrower transfers Securitization Assets) that is designated by the governing body of the Lead Borrower (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of Securitization Assets and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Lead Borrower or any of its Subsidiaries (other than one or more Securitization Entities) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings or Limited Originator Recourse), (b) is recourse to or obligates the Lead Borrower or any of its Subsidiaries (other than a Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (c) subjects any asset of the Lead Borrower or any of its Subsidiaries (other than a Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse;

(2) with which neither the Lead Borrower nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms not materially less favorable to the Lead Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Lead Borrower; and

(3) to which neither the Lead Borrower nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Securitization Fees” shall mean distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Entity in connection with any Qualified Securitization Transaction or a Receivables Facility.

“Securitization Repurchase Obligation” shall mean any obligation of a seller of Securitization Assets in a Qualified Securitization Transaction or a Receivables Facility, as applicable, to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Transaction” shall mean any transaction or series of transactions that may be entered into by the Lead Borrower, any of its Subsidiaries or a Securitization Entity pursuant to which the Lead Borrower, such Subsidiary or such Securitization Entity may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity, the Lead Borrower or any of its Subsidiaries which subsequently transfers to a Securitization Entity (in the case of a transfer by the Lead Borrower or such Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of the Lead Borrower or any of its Subsidiaries which arose in the ordinary course of business of the Lead Borrower or such Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Security Document” shall mean and include each of the U.S. Security Documents and each Non-U.S. Security Document.

“Security Trust Documents” shall have the meaning given to the term in Section 13.24.

“Seller” shall mean Tianjin Tianhai Logistics Investment Management Co., Ltd., a company organized under the laws of the PRC.

“Seller Parent” shall mean HNA Technology Company, Ltd., a joint stock company existing under the laws of the PRC.

“Settlement Date” shall have the meaning provided in Section 2.15(b).

“Similar Business” shall mean any business and any services, activities or businesses incidental, or reasonably related or similar to, complementary or corollary to any line of business engaged in by the Lead Borrower and its Restricted Subsidiaries on the Closing Date (after giving effect to the Transaction) or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Singapore Collateral” shall mean all property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Singapore Security Documents.

“Singapore Credit Parties” shall mean each Singapore Guarantor.

“Singapore Guarantor” shall mean each Singapore Subsidiary that is on the Closing Date, or which becomes, a party to the Guaranty Agreement in accordance with the requirements of this Agreement or the provisions of such Guaranty Agreement.

“Singapore Pension Plan” shall mean a superannuation, retirement benefit or pension fund (whether established by deed or under any statute of Singapore or any state or territory of Singapore) contributed to by, or to which there is or may be an obligation to contribute by, any Credit Party in respect of its Singapore employees and officers or former employees and officers.

“Singapore Priority Payables Reserve” shall mean, on any date of determination and only with respect to a Singapore Credit Party, reserves established by the Administrative Agent in its Permitted Discretion for amounts ranking or capable of ranking in priority senior to or pari passu with the Collateral Agent’s Liens on Singapore Collateral, including, without duplication, in the Permitted Discretion of the Administrative Agent, (i) amounts deemed to be held in trust, or held in trust, pursuant to applicable law, (ii) any such amounts due or which may become due for wages, salaries, commissions or compensation, including vacation pay, (iii) any contributions payable by a Singapore Credit Party with respect to employees, including any amounts due and not contributed to a Singapore Pension Plan, including with respect to any winding-up or solvency deficiency, (iv) taxes and goods and services taxes and (v) similar statutory or other claims, that in each case referred to in clauses (i) through (iv) above rank or are capable of ranking in priority senior to or pari passu with the Collateral Agent’s Liens on Singapore Collateral.

“Singapore Security Documents” shall mean the Initial Singapore Security Agreements, the documents set forth in Part B of Schedule 3 of Amendment No. 4, each Deposit Account Control Agreement entered into pursuant to Section 9.17(e) and, after the execution and delivery thereof, each Additional Security Document, in each case, governed by the laws of Singapore (or any state or territory thereof), together with any other applicable security documents governed by the laws of Singapore.

“Singapore Subsidiary” shall mean any Subsidiary of the Lead Borrower that is incorporated, formed or otherwise organized under the laws of Singapore.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” and “Solvency” shall mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries, on a consolidated basis (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability); (ii) the present fair saleable value of the assets of such Person and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries, on a consolidated basis (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability); (iii) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities (including, without limitation, contingent and subordinated liabilities) as they become absolute and mature in the ordinary course of business on their respective stated maturities and are otherwise “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances; and (iv) such Person and its Subsidiaries on a consolidated basis have, and will have, adequate capital with which to conduct the business they are presently conducting and reasonably anticipate conducting.

“SONIA” shall mean, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” shall mean the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” shall mean the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SPAC IPO” shall mean the acquisition, purchase, merger or combination of the Lead Borrower or any direct or indirect parent of the Lead Borrower, by, or with, a publicly traded special purpose acquisition company or targeted acquisition company or any entity similar to the foregoing that results in the equity of the Lead Borrower or any direct or indirect parent of the Lead Borrower (or its successor by merger or combination) being traded on, or such parent being wholly-owned by another entity whose equity is traded on, a national securities exchange.

“Spanish ARPA Seller” shall mean Ingram Micro, S.L.U.

“Spanish Civil Code” shall mean the Spanish Civil Code published by virtue of the Royal Decree of 24 July 1889 (Real decreto de 24 de julio de 1889 por el que se publica el Código Civil), as amended, restated, supplemented or otherwise modified or replaced from time to time.

“Spanish Civil Procedural Law” shall mean Law 1/2000 of 7 January (Ley de Enjuiciamiento Civil), as amended, restated, supplemented or otherwise modified or replaced from time to time.

“Spanish Collateral” shall mean all Acquired Accounts and other property with respect to which any security interests have been granted (or purported to be granted) by the ARPA Purchaser or the Spanish ARPA Seller pursuant to the Spanish Security Documents.

“Spanish Insolvency Law” shall mean the Spanish Royal Legislative Decree 1/2020 of 5 May 2020 (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal) approving the Spanish Recast Insolvency Law, as amended, restated, supplemented or otherwise modified or replaced from time to time.

“Spanish Pledges over Bank Accounts” shall mean the equal ranking pledges over certain bank account(s) of the Spanish ARPA Seller among the Spanish ARPA Seller, the ARPA Purchaser and/or and the Collateral Agent which may be entered into on or after the UK Subfacility Effective Date.

“Spanish Public Document” shall mean a Spanish law notarial deed (documento público), being either an escritura pública or a póliza o efecto intervenido por notario español.

“Spanish Receivables Pledge Agreements” shall mean the Spanish law governed equal ranking pledges between the ARPA Purchaser and the Collateral Agent, which may be entered into on or after the UK Subfacility Effective Date, creating security under Spanish law over certain Spanish law governed Accounts purchased by the ARPA Purchaser pursuant to the ARPA and other credit rights arising from the ARPA.

“Spanish Security Documents” shall mean each of (i) the Spanish Pledges over Bank Accounts, (ii) the Spanish Receivables Pledge Agreements and (iii) the Spanish law governed irrevocable powers of attorney granted by each of the Spanish ARPA Seller and the ARPA Purchaser in favor of the Collateral Agent in relation to the agreements referred to in clauses (i) and (ii) hereof, which may be entered into on or after the UK Subfacility Effective Date.

“Specified Equity Contribution” shall have the meaning provided in Section 10.11(b).

“Specified Event of Default” shall mean any Event of Default arising under Section 11.01, 11.03(i) (solely relating to a failure to comply with Section 10.11 or Section 9.17(c), (d), (e), (f) and (g)), 11.02 (solely with respect to any material inaccuracy in any Borrowing Base Certificate), 11.03(ii) or 11.05.

“Specified Excess Availability” shall mean, as of any applicable date, the amount (if positive and in any event not to exceed 5% of the sum of (i) Aggregate Revolving Commitments on such date and (ii) the aggregate principal amount of outstanding Term Loans as of such date) by which the Aggregate Borrowing Base at such time exceeds the sum of (i) Aggregate Revolving Commitments on such date and (ii) the aggregate principal amount of outstanding Term Loans as of such date.

“Specified Indebtedness” shall have the meaning provided in Section 13.12(k).

“Specified Permitted Adjustments” shall mean all adjustments identified in the calculation of “Pro Forma Adjusted EBITDA” in the confidential information memorandum for the CF Term Loans to the extent such adjustments, without duplication, continue to be applicable to the reference period (it being understood that such adjustments shall be calculated net of the amount of actual benefits realized or expected to be realized during such reference period that are otherwise included in the calculation of Consolidated EBITDA).

“Specified Representations” shall mean the representations and warranties of the Credit Parties set forth in Sections 8.02, 8.03(iii) (in the case of any Tranche or Class of Loans with respect to which such Specified Representations are made, limited to the incurrence of such Tranche or Class of Loans in the case of the relevant Borrowers, the provision or reaffirmation of the applicable Guaranty in the case of each Guarantor and the grant or reaffirmation of the Liens in the Collateral to the Collateral Agent for the benefit of the Secured Creditors in the case of all Credit Parties), 8.05(b), 8.08(e)(ii)(x) (in the case of any Tranche or Class of Loans with respect to which such Specified Representations are made, limited to the incurrence and use of proceeds thereof), 8.08(f) (in the case of any Tranche or Class of Loans with respect to which such Specified Representations are made, limited to the incurrence and use of proceeds thereof), 8.11, 8.15 (in the case of any Tranche or Class of Loans with respect to which such Specified Representations are made, limited to the incurrence and use of proceeds thereof and solely with respect to the Patriot Act, applicable Sanctions, and Anti-Corruption Laws) and 8.16 (solely with respect to the Investment Company Act of 1940).

“Sponsor” shall mean Platinum Equity Advisors, LLC and its Affiliates (excluding any operating portfolio company thereof).

“Sponsor Affiliate” shall mean the collective reference to any entities (other than a portfolio company) controlled directly or indirectly by the Sponsor.

“Spot Rate” shall mean the exchange rate, as reasonably determined by the Administrative Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source reasonably designated by the Administrative Agent) as of the end of the preceding Business Day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding Business Day in the Administrative Agent’s principal foreign exchange trading office for the first currency.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants, indemnities and guarantees of performance entered into by the Lead Borrower or any of its Subsidiaries which the Lead Borrower has determined in good faith to be customary in a Securitization Transaction including, without limitation, those relating to the servicing of the assets of a Securitization Entity, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subfacility” shall mean the APAC Subfacility, the Canadian Subfacility, the UK Subfacility and the U.S. Subfacility.

“Subordinated Indebtedness” shall mean any Indebtedness that is expressly subordinated in right of payment to the Obligations.

“Subsequent Transaction” shall have the meaning provided in Section 1.03.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time.

“Subsidiary Borrower” shall mean each Australian Borrower, Canadian Borrower, UK Borrower and U.S. Subsidiary Borrower.

“Subsidiary Guarantor” shall mean each Restricted Subsidiary that is not a Borrower in existence on the Closing Date (after giving effect to the Transaction) other than any Excluded Subsidiary, as well as each Restricted Subsidiary that is not a Borrower established, created or acquired after the Closing Date which becomes a party to the Guaranty Agreement in accordance with the requirements of this Agreement or the provisions of the Guaranty Agreement.

“Supermajority Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Commitments (or, in the case of any Subfacility where all Revolving Commitments thereunder have been terminated, their Revolving Exposure under such Subfacility) and Term Loans as of any date of determination represents at least 66-2/3% of the sum of all outstanding principal of Commitments (or, in the case of any Subfacility where all Revolving Commitments thereunder have been terminated, the aggregate Revolving Exposure of all Non-Defaulting Lenders under such Subfacility) and Term Loans of Non-Defaulting Lenders at such time.

“Supermajority Revolving Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Revolving Commitments (or, in the case of any Subfacility where all Revolving Commitments thereunder have been terminated, their Revolving Exposure under such Subfacility) as of any date of determination represents at least 66-2/3% of the sum of all outstanding principal of Revolving Commitments (or, in the case of any Subfacility where all Revolving Commitments thereunder have been terminated, the aggregate Revolving Exposure of all Non-Defaulting Lenders under such Subfacility) of Non-Defaulting Lenders at such time.

“Supermajority Term Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Term Loans as of any date of determination represents at least 66-2/3% of the sum of all outstanding principal of Term Loans of Non-Defaulting Lenders at such time.

“Supported QFC” shall have the meaning provided in Section 13.27.

“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” shall mean, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swedish Receivables Pledge Agreement” shall mean the Swedish law governed account receivables pledge agreement, between the ARPA Purchaser and the Collateral Agent, which may be entered into on or after the UK Subfacility Effective Date, creating security under Swedish law over certain Swedish law governed Accounts purchased by the ARPA Purchaser pursuant to the ARPA.

“Swedish Collateral” shall mean all Acquired Accounts and other property with respect to which any security interests have been granted (or purported to be granted) by the ARPA Purchaser pursuant to the Swedish Receivables Pledge Agreement.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.13, as the same may be reduced from time to time pursuant to Section 4.03 or Section 2.13.

“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean JPMorgan.

“Swingline Loan” shall mean any Loan made by the Swingline Lender pursuant to Section 2.13. All Swingline Loans shall be Base Rate Loans.

“Swingline Note” shall mean each term note substantially in the form of Exhibit B-2 hereto.

“Swiss ARPA Seller” shall mean INGRAM MICRO GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Switzerland and registered with the commercial register of the Canton of Zug under number CHE-106.824.603.

“Swiss Collateral” shall mean all Acquired Accounts and other property with respect to which any security interests have been granted (or purported to be granted) by the ARPA Purchaser pursuant to the Swiss Receivables Assignment Agreement.

“Swiss Receivables Assignment Agreement” shall mean the Swiss Law governed security receivables assignment, between the ARPA Purchaser and the Collateral Agent, which may be entered into on or after the UK Subfacility Effective Date, creating security under Swiss law over certain Accounts purchased by ARPA Purchaser pursuant to the ARPA.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Target” shall have the meaning provided in the recitals hereto.

“TARGET2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” shall mean any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Target Financial Statements” shall have the meaning provided in Section 6(A).11.

“Target Financial Statements Date” shall have the meaning provided in Section 6(A).11.

“Target Merger” shall have the meaning provided in the recitals hereto.

“Target Person” shall have the meaning provided in Section 10.05.

“Target Refinancing” shall mean the repayment in full (or redemption or satisfaction and discharge in full of the Indebtedness under any related indentures or notes, as applicable) of any outstanding Indebtedness under (i) that certain Credit Agreement, dated as of October 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Lead Borrower, Ingram Micro Luxembourg S.a.r.l., the other parties party thereto, and The Bank of Nova Scotia, as administrative agent for the lenders, (ii) that certain Credit Agreement, dated as of November 14, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), between the Target and China Construction Bank Corporation New York Branch, as lender, (iii) that certain Credit Agreement, dated as of November 25, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Target, certain subsidiaries of the Target, the guarantors party thereto, the pledgors party thereto, the other parties party thereto, Agricultural Bank of China Limited, New York Branch, as administrative agent and offshore collateral agent for the lenders, and Agricultural Bank of China Limited, Hainan Branch, as onshore collateral agent for the lenders, (iv) that certain Note Purchase Agreement, dated as of March 22, 2018, among GCL Holdings, the Target, and Kelley Asset Holding Ltd., as the purchaser, (v) that certain Indenture, dated as of August 10, 2012 (as amended by that certain First Supplemental Indenture, dated as of October 21, 2016), by and among the Lead Borrower, as issuer, the guarantors party thereto from time to time, Deutsche Bank Trust Company Americas, as trustee, pursuant to which the issuer thereunder issued $300,000,000 aggregate principal amount of 5.000% Notes due 2022, (vi) that certain Indenture, dated as of August 10, 2012 (as amended by that certain First Supplemental Indenture, dated as of October 21, 2016), by and among the Lead Borrower, as issuer, the guarantors party thereto from time to time, Deutsche Bank Trust Company Americas, as trustee, pursuant to which the issuer thereunder issued $500,000,000 aggregate principal amount of 5.450% Notes due 2024, (vii) that certain Master Receivables Transfers and Servicing Agreement, dated as of September 12, 2018, between Ingram Micro Luxembourg S.a.r.l., the Lead Borrower, Ingram Micro (UK) Limited, Ingram Micro Distribution GmbH and Societe Generale Capital Market Finance, as amended, (viii) that certain Receivables Purchase Agreement, dated as of April 26, 2010, among Ingram Funding Inc., the Lead Borrower, the various purchaser groups from time to time party thereto and The Bank of Nova Scotia and the related Receivables Sale Agreement, dated as of April 26, 2010, as amended, and (ix) that certain Receivables Purchase Agreement, dated as of December 5, 2008 (as amended by that certain 2019 Amendment Deed, dated as of September 16, 2019), between Ingram Micro Pty Limited and Westpac Banking Corporation.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, assessments or withholdings, charges or fees imposed by any Governmental Authority, including interest, penalties and additions to tax with respect thereto.

“Tax Funding Agreement” shall mean an agreement between the members of an Australian Tax Consolidated Group which includes:

(a) reasonably appropriate arrangements for the funding of tax payments by the head company of the Australian Tax Consolidated Group having regard to the position of each member of the Australian Tax Consolidated Group;

(b) an undertaking from each member of the Australian Tax Consolidated Group to compensate each other member adequately for loss of tax attributes (including tax losses and tax offsets) as a result of being a member of the Australian Tax Consolidated Group; and

(c) reasonably appropriate arrangements to ensure payments by members of the Australian Tax Consolidated Group to the head company of the Australian Tax Consolidated Group under the agreement are used to discharge relevant group liabilities (as described in section 721-10 of the Australian Tax Act) of the Australian Tax Consolidated Group.

“Tax Sharing Agreement” shall mean an agreement between the members of an Australian Tax Consolidated Group which takes effect as a tax sharing agreement under section 721-25 of the Australian Tax Act and complies with Australian Tax Act and any law, official directive, request, guidance or policy (whether or not having the force of law) issued in connection with the Australian Tax Act.

“Term Benchmark” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted Term CORRA Rate or BBSY.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term CORRA Administrator” shall mean Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA” shall mean, with respect to any Term Benchmark Borrowing denominated in Canadian dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Rate Loan” shall mean any Loan denominated in Canadian Dollars made by the Lenders to the Borrowers which bears interest at a rate based on the Adjusted Term CORRA Rate.

“Term CORRA Reference Rate” shall mean the forward-looking term rate based on CORRA.

“Term Lender” shall mean each Lender that has a Term Loan Commitment or that holds a Term Loan.

“Term Loan Commitment” shall mean, for each Lender, its Initial Term Loan Commitment, its Refinancing Term Loan Commitment or its Incremental Term Loan Commitment.

“Term Loan Percentage” of a Tranche of Term Loans shall mean, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate outstanding principal amount of all Term Loans of such Tranche at such time and the denominator of which is equal to the aggregate outstanding principal amount of all Term Loans of all Tranches at such time.

“Term Loans” shall mean the Initial Term Loans, each Incremental Term Loan, each Refinancing Term Loan and each Extended Term Loan.

“Term Note” shall mean each term note substantially in the form of Exhibit B-3 hereto.

“Term SOFR Determination Day” shall have the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Rate Loan” shall mean each Loan denominated in Dollars which bears interest at a rate based on the Adjusted Term SOFR Rate.

“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” shall mean each period of four consecutive fiscal quarters of the Lead Borrower (in each case taken as one accounting period) for which Section 9.01 Financials have been (or were required to be) delivered or are otherwise internally available; provided that, until the first such Section 9.01 Financials are (or are required to be) delivered hereunder or are otherwise internally available, “Test Period” shall mean the four consecutive fiscal quarters of the Lead Borrower for which financial statements have been delivered pursuant to Section 6(A).11.

“Threshold Amount” shall mean the greater of $~~300,000,000~~334,250,000 and 25% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period.

“Total Incremental Term Loan Commitment” shall mean, at any time, the sum of the Incremental Term Loan Commitments of each of the Lenders with such a Commitment at such time.

“Total Initial Term Loan Commitment” shall mean, at any time, the sum of the Initial Term Loan Commitments of each of the Lenders at such time.

“Total Refinancing Term Loan Commitment” shall mean, at any time, the sum of the Refinancing Term Loan Commitments of each of the Lenders with such a Commitment at such time.

“Total Term Loan Commitment” shall mean, at any time, the sum of the Total Initial Term Loan Commitment, the Total Incremental Term Loan Commitment and the Total Refinancing Term Loan Commitment.

“Tranche” shall mean the respective facilities and commitments utilized in making Initial Term Loans or Incremental Term Loans made pursuant to one or more tranches designated pursuant to the respective Incremental Amendments in accordance with the relevant requirements specified in Section 2.21 (collectively, the “Initial Tranches” and, each, an “Initial Tranche”), and after giving effect to an Extension pursuant to Section 2.20, shall include any group of Extended Term Loans, extended, directly or indirectly, from the same Initial Tranche and having the same Maturity Date, interest rate and fees and after giving effect to any Refinancing Term Loan Amendment pursuant to Section 2.24, shall include any group of Refinancing Term Loans refinancing, directly or indirectly, the same Initial Tranche having the same Maturity Date, interest rate and fees; provided that only in the circumstances contemplated by Section 2.24(b), Refinancing Term Loans may be made part of a then existing Tranche of Loans; provided, further, that only in the circumstances contemplated by Section 2.21(c), Incremental Loans may be made part of a then existing Tranche of Loans.

“Transaction” shall mean, collectively, (i) the entering into of the Credit Documents and the incurrence of Initial Term Loans and Revolving Loans (if any) on the Closing Date, (ii) the consummation of the Acquisition pursuant to the terms of the Acquisition Agreement (including, for the avoidance of doubt, the payment of any earn-outs, deferred purchase price adjustments and/or any other amounts due and owing under the Acquisition Agreement), (iii) entering into the CF Term Loan Credit Agreement and the incurrence of the CF Term Loans on the Closing Date, (iv) entering into the Secured Notes Indenture and the issuance Secured Notes on or before the Closing Date, (v) the Cash Equity Financing, (vi) the Target Refinancing, (vii) if applicable, the execution, delivery and performance of the ARPA and (viii) the payment of all Transaction Costs.

“Transaction Costs” shall mean the fees, premiums, commissions and expenses payable by Holdings, the Lead Borrower and its Subsidiaries in connection with the transactions described in clauses (i) through (vii) of the definition of “Transaction.”

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, Term SOFR Rate Loan, RFR Loan, EURIBOR Rate Loan, Term CORRA Rate Loan, Canadian Prime Rate Loan or BBSY Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“UK” or “United Kingdom” shall mean the United Kingdom of Great Britain and Northern Ireland.

“UK/APAC Credit Party” shall mean the UK Credit Parties and the APAC Credit Parties.

“UK Borrower DTTP Filing” shall mean an H.M. Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant UK Borrower, which (a) where it relates to a UK Treaty Lender that is a party to this Agreement as a Lender as at the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name at Schedule 2.01 (Commitments), and (i) where such UK Borrower is a party to this Agreement as a Borrower as at the date of this Agreement, is filed with H.M. Revenue & Customs within 30 days of the date of this Agreement; or (ii) where such UK Borrower becomes a party to this Agreement as a Borrower after the date of this Agreement, is filed with H.M. Revenue & Customs within 30 days of the date that UK Borrower becomes a party to this Agreement; or (b) where it relates to a UK Treaty Lender that is not a party to this Agreement as a Lender as at the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a party to this Agreement as a Lender, and (i) where such UK Borrower is a party to this Agreement as a Borrower as at the date on which that UK Treaty Lender becomes a party to this Agreement as a Lender, is filed with H.M. Revenue & Customs within 30 days of that date; or (ii) where such UK Borrower is not a party to this Agreement as a Borrower as at the date on which that UK Treaty Lender becomes a party to this Agreement as a Lender, is filed with H.M. Revenue & Customs within 30 days of the date on which that UK Borrower becomes a party to this Agreement as a Borrower.

“UK Borrowers” shall mean (i) the UK Lead Borrower and (ii) each UK Subsidiary Borrower (if any).

“UK Borrowing Base” shall mean, at any time of calculation, an amount equal to the sum of, without duplication:

(a) the book value of Eligible Accounts of the UK Credit Parties multiplied by the advance rate of 85% (provided that such rate shall be 90% with respect Eligible Accounts that are Investment Grade Accounts); plus

(b) the lesser of (i) of the book value of Eligible Inventory of the UK Credit Parties multiplied by the advance rate of 75% and (ii) the NOLV Percentage of Eligible Inventory of the UK Credit Parties multiplied by the advance rate of 85%; plus

(c) 100% of Eligible Cash of the UK Credit Parties; plus

(d) the positive amount, if any, by which the U.S. Borrowing Base exceeds the Aggregate Revolving Exposure of all Lenders in reliance on the U.S. Borrowing Base; plus

(e) the positive amount, if any, by which the Canadian Borrowing Base exceeds the Aggregate Revolving Exposure of all Lenders in reliance on the Canadian Borrowing Base; plus

(f) the positive amount, if any, by which the APAC Borrowing Base exceeds the Aggregate Revolving Exposure of all Lenders in reliance on the APAC Borrowing Base; minus

(g) any Reserves established from time to time by the Administrative Agent in accordance herewith.

“UK Collateral” shall mean all property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) pursuant to any UK Security Documents.

“UK CRD IV” shall mean (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”); (b) the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and (c) direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.

“UK Credit Parties” shall mean each UK Borrower and each UK Guarantor.

“UK Excluded Tax” shall have the meaning provided in Section 5.05(g)(i).

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Fixed Security” shall have the meaning provided in Section 9.17(e).

“UK Guarantor” shall mean each UK Subsidiary that is on the Closing Date, or which becomes, a party to the Guaranty Agreement in accordance with the requirements of this Agreement or the provisions of such Guaranty Agreement.

“UK Insolvency Event” shall mean (a) any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness (provided the ending of such moratorium will not remedy any Event of Default caused by such moratorium), winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Credit Party; (ii) a composition, compromise, assignment or arrangement with any creditor of any UK Credit Party in connection with or as a result of any financial difficulty on the part of any UK Credit Party; (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, monitor, compulsory manager or other similar officer in respect of any UK Credit Party, or any of its assets; or (iv) the enforcement of any Lien over any material assets of any UK Credit Party where the relevant Indebtedness in respect of which such Lien is enforced has an aggregate principal amount at least equal to the Threshold Amount or (v) any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a UK Credit Party, or any analogous procedure or step is taken in any jurisdiction; provided that clauses (a)(i) to (v) above shall not apply to (i) any winding-up petition which is frivolous or vexatious or which is discharged, stayed or dismissed within 30 Business Days of commencement, (ii) the appointment of an administrator (or any procedure or step in relation to such appointment) which the Administrative Agent is satisfied will be withdrawn and unsuccessful or (iii) any actions expressly permitted by the Credit Agreement; or (b) any UK Credit Party is unable or admits inability to pay its debts as they fall due, or, with respect to Indebtedness with an aggregate principal amount at least equal to the Threshold Amount, suspends making payments on such Indebtedness or threatens to suspend making payments on such Indebtedness or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Secured Creditor in its capacity as such) with a view to rescheduling such Indebtedness.

“UK Lead Borrower” shall mean Ingram Micro (UK) Limited.

“UK Line Cap” shall mean as of any date the lesser of (a) the UK Revolving Commitments as of such date and (b) the then applicable UK Borrowing Base.

“UK Liquidity Event” shall mean the occurrence of a date when either (a) the UK Revolving Exposure under the UK Subfacility exceeds 50% of the lesser of (i) the aggregate of the UK Revolving Commitments and (ii) the UK Borrowing Base or (b) Adjusted Availability is less than greater of (i) 20% of the Line Cap and (ii) $600,000,000, in either case, for five consecutive Business Days, until such date as (1) such UK Revolving Exposure is not in excess of 50% of the lesser of (x) the aggregate of the UK Revolving Commitments and (y) the UK Borrowing Base for 30 consecutive calendar days and (2) Adjusted Availability is not less than the greater of (x) 20% of the Line Cap and (y) $600,000,000 for 30 consecutive calendar days.

“UK Liquidity Notice” shall mean a written notice delivered by the Administrative Agent at any time during a UK Liquidity Period to any bank or other depository at which any Deposit Account (other than any Excluded Account) is maintained by any UK Credit Party directing such bank or other depository (a) to transfer to the Administrative Agent on a daily basis, (b) to cease following directions or instructions given to such bank or other depository by such UK Credit Party regarding the disbursement of funds from such Deposit Account (other than any Excluded Account), and (c) to follow all directions and instructions given to such bank or other depository by the Administrative Agent in each case, pursuant to the terms of any Deposit Account Control Agreement in place.

“UK Liquidity Period” shall mean any period throughout which (a) a UK Liquidity Event has occurred and is continuing or (b) a Specified Event of Default has occurred and is continuing.

“UK Non-Bank Lender” shall mean (a) a Lender which is identified as a UK Non-Bank Lender on Schedule 2.01 (Commitments) as of the Closing Date; and (b) a Lender which gives a UK Tax Confirmation in the documentation which it executes on becoming a party to this Agreement as a Lender after the Closing Date.

“UK Priority Payables Reserve” shall mean, on any date of determination and only with respect to a UK Credit Party, reserves established by the Administrative Agent in its Permitted Discretion for amounts ranking or capable of ranking in priority senior to or pari passu with the Collateral Agent’s Liens on UK Collateral, including, without duplication, in the Permitted Discretion of the Administrative Agent, (i) amounts deemed to be held in trust, or held in trust, pursuant to applicable law, (ii) any such amounts due or which may become due for wages, salaries, commissions or compensation, including vacation pay, (iii) any such amounts for workers’ compensation, employment insurance, employee source deductions, employee income tax, sales tax, goods and services tax, value added tax, Pay As You Earn (PAYE), harmonized sales tax or other taxes, (iv) any amounts due and not contributed to a UK Pension Plan, including with respect to any wind-up or solvency deficiency, (v) similar statutory or other claims, and (vi) reserves for the prescribed part of a UK Credit Party’s net property that would be made available for the satisfaction of its unsecured liabilities pursuant to Section 176A of the United Kingdom’s Insolvency Act 1986, as amended or supplemented from time to time, reserves with respect to liabilities of a UK Credit Party which constitute preferential debts pursuant to Sections 174A, 175, 176ZA, 386 or Schedule 6 of the United Kingdom’s Insolvency Act 1986, as amended or supplemented from time to time, that in each case referred to in clauses (i) through (vi) above rank or are capable of ranking in priority senior to or pari passu with the Collateral Agent’s Liens on UK Collateral.

“UK Protective Advance” shall have the meaning provided in Section 2.30.

“UK Qualifying Lender” shall mean:

(a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Credit Document and is:

(i) a Lender:

(A) that is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Credit Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(B) in respect of an advance made under a Credit Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that such advance was made, and, is within the charge to United Kingdom corporation tax with respect to any payments of interest made in respect of that advance; or

(ii) a Lender which is:

(A) a company resident in the United Kingdom for United Kingdom tax purposes;

(B) a partnership, each member of which is:

(1) a company so resident in the United Kingdom; or

(2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii) a UK Treaty Lender; or

(b) a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Credit Document.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Revolving Borrowing” shall mean a Borrowing comprised of UK Revolving Loans.

“UK Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make UK Revolving Loans hereunder up to the amount set forth and opposite such Lender’s name on Schedule 2.01 (as restated pursuant to Amendment No. 4) under the caption “UK Revolving Commitment,” or in the Assignment and Assumption pursuant to which such Lender assumed its UK Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 4.03 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 13.04. The aggregate amount of the Lenders’ UK Revolving Commitments on the ~~Closing~~Amendment No. 4 Effective Date is $250,000,000.

“UK Revolving Exposure” shall mean, with respect to any Revolving Lender at any time, the aggregate principal amount at such time of all outstanding UK Revolving Loans of such Revolving Lender.

“UK Revolving Loans” shall mean advances made pursuant to Section 2 hereof under the UK Subfacility.

“UK Security Documents” shall mean the Initial UK Security Agreement, each Deposit Account Control Agreement entered into pursuant to Section 9.17(e) and, after the execution and delivery thereof, each Additional Security Document, in each case, governed by the laws of England and Wales, together with any other applicable security documents governed by the laws of England and Wales; provided, for avoidance of doubt, that the ARPA shall not be a UK Security Document.

“UK Subfacility” shall mean the UK Revolving Commitments of the Revolving Lenders and the Revolving Loans pursuant to those Commitments in accordance with the terms hereof.

“UK Subfacility Effective Date” has the meaning set forth in Section 6(C).

“UK Subsidiary” shall mean any Subsidiary of the Lead Borrower that is incorporated, formed or otherwise organized under the laws of England and Wales.

“UK Subsidiary Borrower” shall mean each UK Subsidiary of the Lead Borrower that is on the Closing Date, or which becomes, a party to this Agreement as a Borrower in accordance with the requirements of this Agreement.

“UK Tax Confirmation” shall mean a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Credit Document is either:

(a) a company resident in the United Kingdom for United Kingdom tax purposes; or

(b) a partnership each member of which is:

(i) a company so resident in the United Kingdom; or

(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“UK Tax Deduction” a deduction or withholding from a payment under any Credit Document solely in respect of the UK Subfacility for and on account of any Taxes imposed by the United Kingdom.

“UK Treaty Lender” shall mean a Lender which:

(a) is treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty;

(b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in any advance is effectively connected; and

(c) fulfils any other conditions which must be fulfilled under the relevant UK Treaty by residents of that UK Treaty State (subject to the completion of any necessary procedural or filing requirements) for such residents to obtain full exemption from United Kingdom taxation on interest payable to that Lender in respect of an advance under a Credit Document.

“UK Treaty” shall have the meaning provided in the definition of “UK Treaty State.”

“UK Treaty State” shall mean a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” shall mean, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, interim receiver, receiver and manager, monitor, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision, if applicable law requires that such appointment not be disclosed.

“Unfunded Pension Liability” of any Plan subject to Title IV of ERISA shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets of such Plan.

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted Subsidiary” shall mean (i) on the Closing Date, each Subsidiary of the Lead Borrower listed on Schedule 1.01(B), except to the extent redesignated as a Restricted Subsidiary in accordance with such Section 9.16, (ii) any other Subsidiary of the Lead Borrower designated by the board of directors of the Lead Borrower as an Unrestricted Subsidiary pursuant to Section 9.16 subsequent to the Closing Date, except to the extent redesignated as a Restricted Subsidiary in accordance with such Section 9.16 and (iii) any Subsidiary of an Unrestricted Subsidiary pursuant to the foregoing clause (i) or (ii); provided that (i) no Subsidiary Borrower shall be designated as an Unrestricted Subsidiary unless released from its obligations as a Subsidiary Borrower concurrently with or after satisfaction of all applicable conditions to such designation in accordance with Section 9.16 and (ii) each Securitization Entity shall be deemed an Unrestricted Subsidiary.

Notwithstanding the foregoing, (x) to the extent Acquired Accounts are included in the Aggregate Borrowing Base, the ARPA Purchaser and any ARPA Seller with respect to such Acquired Accounts may not be designated an Unrestricted Subsidiary and (y) any Subsidiary that constitutes a Borrower (for so long as such Subsidiary constitutes a Borrower) may not be designated an Unrestricted Subsidiary (unless released from its obligations as a Subsidiary Borrower concurrently with or after satisfaction of all applicable conditions to such designation in accordance with Section 9.16).

“Unused Line Fee” shall have the meaning provided in Section 4.01(b).

“Unused Line Fee Rate” shall mean, (a) initially, 0.375% per annum and (b) from and after the first delivery by the Lead Borrower of a Borrowing Base Certificate to the Administrative Agent following the first full fiscal quarter completed after the Closing Date, (x) if the amount by which the Revolving Commitments (other than Revolving Commitments of a Defaulting Lender) exceed the average daily balance of outstanding Revolving Loans (other than Swingline Loans) and stated amount of outstanding Letters of Credit during the immediately preceding fiscal quarter is greater than 50% of the Revolving Commitments (other than Revolving Commitments of a Defaulting Lender), 0.375% per annum and (y) if the amount by which the Revolving Commitments (other than Revolving Commitments of a Defaulting Lender) exceed the average daily balance of outstanding Revolving Loans (other than Swingline Loans) and stated amount of outstanding Letters of Credit during the immediately preceding fiscal quarter is less than or equal to 50%, 0.250% per annum, in each case, calculated based upon the actual number of days elapsed over a 360-day year payable quarterly in arrears.

“U.S. Borrowers” shall mean (i) the Lead Borrower and (ii) each U.S. Subsidiary Borrower (if any).

“U.S. Borrowing Base” shall mean, at any time of calculation, an amount equal to the sum of, without duplication:

(a) the book value of Eligible Accounts of the U.S. Credit Parties multiplied by the advance rate of 85% (provided that such rate shall be 90% with respect Eligible Accounts that are Investment Grade Accounts); plus

(b) the lesser of (i) the book value of Eligible Inventory of the U.S. Credit Parties multiplied by the advance rate of 75% and (ii) the NOLV Percentage of Eligible Inventory of the U.S. Credit Parties multiplied by the advance rate of 85%; plus

(c) 100% of Eligible Cash of the U.S. Credit Parties; plus

(d) the positive amount, if any, by which the APAC Borrowing Base exceeds the Aggregate Revolving Exposure of all Lenders in reliance on the APAC Borrowing Base; plus

(e) the positive amount, if any, by which the Canadian Borrowing Base exceeds the Aggregate Revolving Exposure of all Lenders in reliance on the Canadian Borrowing Base; plus

(f) the positive amount, if any, by which the UK Borrowing Base exceeds the Aggregate Revolving Exposure of all Lenders in reliance on the UK Borrowing Base; minus

(g) any Reserves established from time to time by the Administrative Agent in accordance herewith.

“U.S. Collateral” shall mean all property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) pursuant to any U.S. Security Documents. For the avoidance of doubt, in no event shall U.S. Collateral include Excluded Collateral.

“U.S. Credit Party” shall mean each U.S. Borrower and each U.S. Guarantor.

“U.S. Dollars” and the sign “$” shall each mean freely transferable lawful money (expressed in dollars) of the United States.

“U.S. Dominion Account” shall mean a special concentration account established by a U.S. Borrower in the United States, at JPMorgan or another bank reasonably acceptable to the Administrative Agent, over which the Administrative Agent has exclusive control for withdrawal purposes pursuant to the terms and provisions of this Agreement and the other Credit Documents.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that determinations made pursuant to this Agreement in accordance with U.S. GAAP are subject (to the extent provided therein) to Section 13.07(a).

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Guarantor” shall mean Holdings and each U.S. Subsidiary that is on the Closing Date, or which becomes, a party to the Guaranty Agreement in accordance with the requirements of this Agreement or the provisions of such Guaranty Agreement.

“U.S. Line Cap” shall mean as of any date the lesser of (a) the sum of (x) U.S. Revolving Commitments as of such date and (y) outstanding Term Loans as of such date and (b) the then applicable U.S. Borrowing Base.

“U.S. Person” shall mean a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Protective Advances” shall have the meaning provided in Section 2.30.

“U.S. Revolving Borrowing” shall mean a Borrowing comprised of U.S. Revolving Loans.

“U.S. Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make U.S. Revolving Loans hereunder up to the amount set forth and opposite such Lender’s name on Schedule 2.01 (as restated pursuant to Amendment No. 4) under the caption “U.S. Revolving Commitment,” or in the Assignment and Assumption pursuant to which such Lender assumed its U.S. Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 4.03 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 13.04. The aggregate amount of the Lenders’ U.S. Revolving Commitments on the ~~Closing~~Amendment No. 4 Effective Date is $2,250,000,000.

“U.S. Revolving Exposure” shall mean, with respect to any Revolving Lender at any time, the aggregate principal amount at such time of all outstanding U.S. Revolving Loans of such Revolving Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such of such Revolving Lender’s Swingline Exposure.

“U.S. Revolving Loans” shall mean advances made pursuant to Section 2 hereof under the U.S. Subfacility and Swingline Loans.

“U.S. Security Documents” shall mean the Initial U.S. Security Agreement, each Deposit Account Control Agreement of a U.S. Credit Party entered into pursuant to Section 9.17(c), and, after the execution and delivery thereof, each Additional Security Document, in each case, governed by the laws of the United States (or any state thereof or the District of Columbia), together with any other applicable security documents governed by the laws of the United States (or any state thereof or the District of Columbia).

“U.S. Special Resolution Regime” shall have the meaning provided in Section 13.27.

“U.S. Subfacility” shall mean the U.S. Revolving Commitments of the Revolving Lenders and the Revolving Loans and LC Credit Extensions pursuant to those Commitments in accordance with the terms hereof.

“U.S. Subsidiary” shall mean, as to any Person, any Subsidiary of such Person that is incorporated, formed or otherwise organized under the laws of the United States, any state thereof or the District of Columbia.

“U.S. Subsidiary Borrower” shall mean each U.S. Subsidiary of the Lead Borrower that is on the Closing Date, or which becomes, a party to this Agreement as a Borrower in accordance with the requirements of this Agreement.

“U.S. Tax Compliance Certificate” shall have the meaning provided in Section 5.05(c).

“VAT” shall mean (a) in relation to the United Kingdom, any value added tax imposed by the Value Added Tax Act 1994 and supplemental legislation and regulations, (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere.

“Voluntary Debt Prepayments” shall mean, without duplication, voluntary prepayments (including buybacks and prepayments in connection with Section 5.01(b)) and redemptions of Term Loans, Refinancing Notes/Loans and Indebtedness incurred pursuant to Section 10.04(xxvii) (limited, in the case of any voluntary prepayment in accordance with the provisions of Section 2.25 or Section 2.26 or similar provisions in the definitive documentation with respect to such Refinancing Notes/Loans or other Indebtedness, to the cash payment made by any Credit Party or Restricted Subsidiary therefor).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary of such Person.

“Wholly-Owned Restricted Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Restricted Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person owns 100% of the Equity Interests at such time (other than, in the case of a Foreign Subsidiary with respect to preceding clauses (i) or (ii), director’s qualifying shares and/or other nominal amounts of shares required to be held by Persons other than the Lead Borrower and its Subsidiaries under Requirements of Law).

“Write-Down and Conversion Powers” shall mean, (i) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Terms Generally and Certain Interpretive Provisions. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Credit Documents and organizational documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Credit Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable) Any reference herein or in any other Credit Document to the satisfaction, repayment, or payment in full of the Obligations or the Obligations having been repaid in full, or words of similar import, shall mean (i) the payment or repayment in full of all such Obligations (other than

(x) LC Exposure of the type described in clause (a) of the definition thereof, (y) contingent indemnification Obligations for which no claim has been asserted and (z) Secured Bank Product Obligations), (ii) the receipt by the Administrative Agent of Cash Collateral in order to secure LC Exposure of the type described in clause (b) of the definition thereof, and (iii) the termination of all of the Commitments of the Lenders.

1.03 Limited Condition Transactions. Notwithstanding anything to the contrary in this Agreement, in connection with any action being taken in connection with a Limited Condition Transaction (other than (a) unless otherwise agreed by such Lender or Issuing Bank, determining whether the Availability Conditions are satisfied in connection with the making by any Lender or Issuing Bank, as applicable, of any Credit Extension and (b) determining Global Availability for purposes of the Payment Conditions or Distribution Conditions, other than with respect to any Limited Condition Transaction that is to be financed solely with proceeds of newly committed financing), for purposes of:

(i) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Consolidated Fixed Charge Coverage Ratio, Consolidated Secured Net Leverage Ratio and Consolidated Total Net Leverage Ratio); or

(ii) testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated EBITDA or Consolidated Total Assets, as applicable); or

(iii) determining other compliance with this Agreement (including the determination that representations and warranties are true and correct and that no Default or Event of Default (or any type of Default or Event of Default) has occurred, is continuing or would result therefrom);

in each case, at the option of the Lead Borrower (the Lead Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be made (1) in the case of any acquisition (including by way of merger or amalgamation) or similar Investment (including the assumption or incurrence of Indebtedness in connection therewith), at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of, the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or Investment, (y) the public announcement of an intention to make an offer in respect of the target of such acquisition or Investment or (z) the consummation of such acquisition or Investment, (2) in the case of any Dividend, at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of, the most recently ended Test Period at the time of) (x) the irrevocable declaration of such Dividend or (y) the making of such Dividend and (3) in the case of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to Section 10.07, at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of, the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such payment or prepayment or redemption or acquisition of such Indebtedness or (y) the making of such voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness (the “LCT Test Date”), and if, for the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), the Lead Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Lead Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of the Lead Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations; provided, that, notwithstanding anything to the contrary herein, if financial statements for one or more subsequent Test Periods shall have become available, the Lead Borrower may elect, in its sole discretion, to re-determine all such financial ratios or tests, with respect to, or as of the last day of, the most recently ended Test Period on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the LCT Test Date for purposes of such baskets, ratios and financial metrics. If the Lead Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Dividends, the making of any Permitted Investment, mergers, amalgamations, the conveyance, lease or other transfer of all or substantially all of the assets of the Lead Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, public announcement or irrevocable notice for such Limited Condition Transaction is terminated, revoked or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

1.04 Classification and Reclassification. It is understood and agreed that any Lien, sale, lease or other disposition of assets, Dividend, Indebtedness, Investment, transaction with Affiliates or prepayment of Indebtedness need not be permitted solely by reference to one category of permitted Lien, sale, lease or other disposition of assets, Dividend, Indebtedness, Investment, transactions with Affiliates or prepayment of Indebtedness under Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06 and 10.07, respectively, but may instead be permitted in part under any combination thereof (it being understood that the Lead Borrower may utilize amounts under any category that is subject to any financial ratio or test, including the Consolidated Fixed Charge Coverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Payment Conditions or Distribution Conditions, prior to amounts under any other category). For purposes of determining compliance at any time with Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06 and 10.07, in the event that any Lien, sale, lease or other disposition of assets, Dividend, Indebtedness, Investment, transaction with Affiliates or prepayment of Indebtedness meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06 and 10.07, the Lead Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category.

1.05 Currency Equivalents Generally; Exchange Rates.

(a) Notwithstanding anything to the contrary in this Agreement, (i) any representation or warranty that would be untrue or inaccurate, (ii) any undertaking that would be breached, (iii) any basket is exceeded or (iv) any event that would constitute a Default or an Event of Default, in each case, solely as a result of fluctuations in applicable currency exchange rates, shall not be deemed to be untrue, inaccurate, breached or so constituted, as applicable, solely as a result of such fluctuations in currency exchange rates.

(b) For purposes of determining the Consolidated Fixed Charge Coverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Payment Conditions and the Distribution Conditions, amounts denominated in a currency other than Dollars will be converted to the Dollar Equivalent thereof for the purposes of calculating any Consolidated Fixed Charge Coverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Payment Conditions and the Distribution Conditions and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with U.S. GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Equivalent of such Indebtedness.

(c) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in an Alternative Currency, such amount shall be the equivalent amount thereof in such Alternative Currency (rounded to the nearest Alternative Currency, with 0.5 Alternative Currency being rounded upward), as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

(c) All references in the Credit Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar Equivalent of any amounts denominated or reported under a Credit Document in a currency other than Dollars shall be determined by the Administrative Agent on a daily basis, based on the current Spot Rate. The Lead Borrower shall report value and other Borrowing Base components to the Administrative Agent in the currency invoiced by the Lead Borrower or shown in the Lead Borrower’s financial records, and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, the Borrowers shall repay such Obligation in such other currency.

1.06 Additional Alternative Currencies.

(a) The Borrowers may from time to time request that Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders with Commitments in respect of the Subfacility under which such additional Alternative Currency is being requested; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Bank.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to Loans, the Administrative Agent shall promptly notify each applicable Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable Issuing Bank thereof. Each applicable Lender (in the case of any such request pertaining to Loans) or the applicable Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or the applicable Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the applicable Issuing Bank, as the case may be, to permit Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders with Commitments in respect of the Subfacility under which such additional Alternative Currency is being requested consent to making Loans in such requested currency, the Administrative Agent shall so notify such Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Loans; and if the Administrative Agent and the applicable Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify such Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify such Borrower.

1.07 Divisions.

For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.08 Treatment of Subsidiaries Prior to Joinder.

Each Subsidiary of Holdings that is required to be joined as a Credit Party pursuant to Section 9.12 shall, from the time of the requirement that such Subsidiary be joined as a Credit Party pursuant to Section 9.12 until the completion of such joinder, be deemed for the purposes of Section 10 of this Agreement to be a Credit Party from and after the date of formation or acquisition of such Subsidiary; provided that this Section 1.08 shall only apply to the extent such Subsidiary is actually subsequently joined as a Credit Party pursuant to Section 9.12.

1.09 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.22 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Lead Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Lead Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.10 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or “Term Loan”) or by Type (e.g., a “Term SOFR Rate Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term SOFR Rate Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or “Term Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Rate Revolving Borrowing” or an “RFR Revolving Borrowing”).

1.11 Interpretation (Canada). Notwithstanding the foregoing, and where the context so requires, (i) any term defined in this Agreement by reference to the “Uniform Commercial Code” or “UCC” shall also have any extended, alternative or analogous meaning given to such term in the applicable PPSA and other Requirements of Law (including, without limitation, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Collateral, (ii) all references in this Agreement to Article 7, Article 8 or Article 9 of the UCC shall be deemed to refer also to applicable Canadian securities transfer laws including the Securities Transfer Act, 2006 (Ontario), as amended from time to time, (iii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under the PPSA, including, without limitation, where applicable, financing change statements, (iv) [reserved] and (v) all references in this Agreement to the United States Copyright Office or the United States Patent and Trademark Office shall be deemed to refer also to the Canadian Intellectual Property Office. For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Credit Document) and for all other purposes pursuant to which the interpretation or construction of a Credit Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property,” (b) “real property” shall be deemed to include “immovable property,” (c) “tangible property” shall be deemed to include “corporeal property,” (d) “intangible property” shall be deemed to include “incorporeal property,” (e) “security interest,” “mortgage” and “lien” shall be deemed to include a “hypothec,” “prior claim” and a “resolutory clause,” (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec to the extent such law is applicable to the validity, perfection and effect of perfection of the Collateral Agent’s Liens on applicable Collateral, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset,” “right of setoff” or similar expression shall be deemed to include a “right of compensation,” (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary,” (k) “construction liens” shall be deemed to include “legal hypothecs,” (l) “joint and several” shall be deemed to include “solidary,” (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault,” (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary,” (o) “easement” shall be deemed to include “servitude,” (p) “priority” shall be deemed to include “prior claim,” (q) “survey” shall be deemed to include

“certificate of location and plan,” (r) “fee simple title” shall be deemed to include “absolute ownership,” (s) “ground lease” shall be deemed to include “emphyteutic lease” and (t) “foreclosure” shall be deemed to include the exercise of a hypothecary right. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law or otherwise agreed to by the applicable parties) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable ou autrement convenu par les parties concernées).

1.12 Interpretation (Australia) and Banking Code of Practice (Australia).

(a) Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to Australian Credit Party, a reference in this Agreement to:

(i) “Account” also includes any “account” as defined in section 10 of the Australian PPSA;

(ii) “Controller,” “receiver” or “receiver and manager” has the meaning given to it in section 9 of the Corporations Act;

(iii) “Account Debtor” also includes any “account debtor” as defined in section 10 of the Australian PPSA;

(iv) “Inventory” has the meaning provided in section 10 of the Australian PPSA; and

(v) “Subsidiary” means a subsidiary within the meaning given in Part 1.2 Division 6 of the Corporations Act.

(b) The parties agree that the Banking Code of Practice (Australia) does not apply to the Credit Documents nor the transactions under them.

1.13 Interpretation (New Zealand)

Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to a New Zealand Credit Party, a reference in this Agreement to:

(i) “Account” also includes any “account receivable” as defined in section 16(1) of the New Zealand PPSA, but excluding any cash in a Deposit Account;

(ii) “Inventory” has the meaning provided in section 16(1) of the New Zealand PPSA; and

(iii) “Subsidiary” means a subsidiary within the meaning given in the New Zealand Companies Act.

Section 2. Amount and Terms of Credit.

2.01 The Commitments and Loans.

(a) Subject to and upon the terms and conditions set forth herein, each Lender with an Initial Term Loan Commitment severally and not jointly agrees to make an Initial Term Loan to the Lead Borrower, which Initial Term Loans (i) shall be incurred by the Lead Borrower pursuant to a single drawing on the Closing Date, (ii) shall, except as hereinafter provided, at the option of the Lead Borrower, be incurred and maintained as, and/or converted into, one or more Borrowings of Base Rate Term Loans or Term SOFR Rate Term Loans; provided that all Initial Term Loans comprising the same Borrowing shall at all times be of the same Type, and (iii) shall be made by each such Lender in that aggregate principal amount which does not exceed the Initial Term Loan Commitment of such Lender on the Closing Date (before giving effect to the termination thereof pursuant to Section 4.02(a)). Once repaid, Initial Term Loans may not be reborrowed.

(b) Subject to and upon the terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment from time to time severally and not jointly agrees to make Incremental Term Loans to the Lead Borrower, which Incremental Term Loans (i) shall be incurred pursuant to a single drawing on each applicable Incremental Term Loan Borrowing Date, (ii) shall be denominated in Dollars, (iii) shall, except as hereinafter provided, at the option of the Lead Borrower, be incurred and maintained as, and/or converted into one or more Borrowings of Base Rate Term Loans or Term SOFR Rate Term Loans; provided that all Incremental Term Loans of a given Tranche made as part of the same Borrowing shall at all times consist of Incremental Term Loans of the same Type, and (iv) shall not exceed for any such Incremental Lender at any time of any incurrence thereof, the Incremental Term Loan Commitment of such Incremental Lender for such Tranche (before giving effect to the termination thereof on such date pursuant to Section 4.02(b)). Once repaid, Incremental Term Loans may not be reborrowed.

(c) Each Lender may, at its option, make any Term Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not (i) affect in any manner the obligation of the Lead Borrower to repay such Term Loan in accordance with the terms of this Agreement or (ii) excuse or relieve any Lender from its Commitment to make any such Term Loan to the extent not so made by such branch or Affiliate.

(d) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Revolving Lender agrees, severally and not jointly, to make (i) U.S. Revolving Loans to the U.S. Borrowers in U.S. Dollars (or in one or more Alternative Currencies with respect to which Borrowings under the U.S. Subfacility have been approved pursuant to Section 1.06) at any time and from time to time on and after the Closing Date until the earlier of one Business Day prior to the Maturity Date and the termination of the U.S. Revolving Commitment of such Revolving Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in the Availability Conditions not being met; (ii) UK Revolving Loans to the UK Borrowers in U.S. Dollars, Pounds Sterling or Euros (or in one or more Alternative Currencies with respect to which Borrowings under the UK Subfacility have been approved pursuant to Section 1.06), at any time and from time to time on and after the Closing Date until the earlier of one Business Day prior to the Maturity Date and the termination of the UK Revolving Commitment of such Revolving Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in the Availability Conditions not being met; (iii) Canadian Revolving Loans to the Canadian Borrowers in U.S. Dollars or Canadian Dollars (or in one or more Alternative Currencies with respect to which Borrowings under the Canadian Subfacility have been approved pursuant to Section 1.06), at any time and from time to time on and after the Closing Date until the earlier of one Business Day prior to the Maturity Date and the termination of the Canadian Revolving Commitment of such Revolving Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in the Availability Conditions not being met; and (iv) APAC Revolving Loans to the Australian Borrowers in U.S. Dollars or Australian Dollars (or in one or more Alternative Currencies with respect to which Borrowings under the APAC Subfacility have been approved pursuant to Section 1.06), at any time and from time to time on and after the Closing Date until the earlier of one Business Day prior to the Maturity Date and the termination of the APAC Revolving Commitment of such Revolving Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in the Availability Conditions not being met. Within the limits set forth above and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans under each applicable Subfacility.

(e) [Reserved].

(f) [Reserved].

(g) Each (i) U.S. Revolving Loan (other than Swingline Loans) shall be made as part of a Revolving Borrowing consisting of U.S. Revolving Loans made by the relevant Revolving Lenders ratably in accordance with their applicable U.S. Revolving Commitments, (ii) UK Revolving Loan shall be made as part of a Revolving Borrowing consisting of UK Revolving Loans made by the relevant Revolving Lenders ratably in accordance with their applicable UK Revolving Commitments, (iii) Canadian Revolving Loan shall be made as part of a Revolving

Borrowing consisting of Canadian Revolving Loans made by the relevant Revolving Lenders ratably in accordance with their applicable Canadian Revolving Commitments and (iv) APAC Revolving Loans shall be made as part of a Revolving Borrowing consisting of APAC Revolving Loans made by the relevant Revolving Lenders ratably in accordance with their applicable APAC Revolving Commitments; provided that the failure of any Revolving Lender to make any Revolving Loan shall not in itself relieve any other Revolving Lender of its obligation to lend hereunder (it being understood, however, that no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make any Revolving Loan required to be made by such other Revolving Lender).

(h) Subject to Section 2.22, (i) each Revolving Borrowing of U.S. Revolving Loans shall be comprised entirely of Base Rate Loans or Term SOFR Rate Loans, (ii) each Revolving Borrowing of Canadian Revolving Loans shall be comprised entirely of (1) in the case of Canadian Revolving Loans denominated in Dollars, Term SOFR Rate Loans or (2) in the case of Canadian Revolving Loans denominated in Canadian Dollars, Term CORRA Rate Loans or Canadian Prime Rate Loans, (iii) each Revolving Borrowing of UK Revolving Loans shall be comprised entirely of (1) in the case of UK Revolving Loans in Dollars, Term SOFR Rate Loans, (2) in the case of UK Revolving Loans denominated in Euros, EURIBOR Rate Loans or (3) in the case of UK Revolving Loans denominated in Pounds Sterling, RFR Loans and (iv) each Revolving Borrowing of APAC Revolving Loans shall be comprised entirely of (1) in the case of APAC Revolving Loans denominated in Dollars, Term SOFR Rate Loans or (2) in the case of APAC Revolving Loans denominated in Australian Dollars, BBSY Loans, in each case, as the applicable Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Loan (including any Swingline Loan) by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not (i) limit or expand the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement or cause the Borrowers to pay increased additional amounts pursuant to Section 2.16 at the time of such exercise or (ii) excuse or relieve any Lender from its Commitment to make any such Loan to the extent not so made by such branch or Affiliate. Revolving Borrowings of more than one Type may be outstanding at the same time; provided further that the Borrowers shall not be entitled to request any Revolving Borrowing that, if made, would result in more than 10 Borrowings in the U.S. Subfacility, 5 Borrowings in the UK Subfacility, 5 Borrowings in the Canadian Subfacility and 5 Borrowings in the APAC Subfacility, respectively, outstanding hereunder at any one time. For purposes of the foregoing, Revolving Borrowings having different Interest Periods and/or payment periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(i) Except with respect to Revolving Loans made pursuant to Section 2.01(l), each Revolving Lender shall make each Revolving Loan (other than Swingline Loans) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate (i) in New York City, in the case of Revolving Loans to a U.S. Borrower, not later than the Applicable Time, (ii) in London, in the case of Revolving Loans to a UK Borrower not later than the Applicable Time, (iii) in Toronto, in the case of Revolving Loans to a Canadian Borrower, not later than the Applicable Time and (iv) in London, in the case of Revolving Loans to an Australian Borrower, not later than the Applicable Time, and the Administrative Agent shall promptly credit the amounts so received to the Designated Account (or such other deposit account of the Applicable Administrative Borrower specified in the applicable Notice of Borrowing) or, if a Revolving Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met or waived, return the amounts so received to the respective Lenders.

(j) Unless the Administrative Agent shall have received notice from a Revolving Lender prior to the date of any Revolving Borrowing that such Revolving Lender will not make available to the Administrative Agent such Revolving Lender’s portion of such Revolving Borrowing, the Administrative Agent may assume that such Revolving Lender has made such portion available to the Administrative Agent on the date of such Revolving Borrowing in accordance with paragraph (i) above, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Revolving Lender shall not have made such portion available to the Administrative Agent, such Revolving Lender and the Applicable Administrative Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the applicable Borrowers, the interest rate applicable at the time to the Revolving Loans comprising such Revolving Borrowing and (ii) in the case of such Revolving Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Revolving Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Revolving Lender’s Loan as part of such Revolving Borrowing for purposes of this Agreement.

(k) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.

(l) If an Issuing Bank shall not have received from the applicable Borrowers the payment required to be made by Section 2.14(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the LC Disbursement and the Administrative Agent will promptly notify each applicable Lender of such LC Disbursement and its Pro Rata Percentage thereof. Each such Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 11:00 a.m., New York City time on the immediately following Business Day), an amount equal to such Revolving Lender’s Pro Rata Percentage of such LC Disbursement (it being understood that such amount shall be deemed to constitute a Base Rate Loan (for LC Disbursements denominated in Dollars), a Canadian Prime Rate Loan (for LC Disbursements denominated in Canadian Dollars), a EURIBOR Rate Loan with an Interest Period of one month (for LC Disbursements denominated in Euros), a BBSY Loan with an Interest Period of one month (for LC Disbursements in Australian Dollars) or a RFR Loan (for LC Disbursements denominated Pounds Sterling) of such Revolving Lender, and such payment shall be deemed to have reduced the applicable LC Exposure), and the Administrative Agent will promptly pay to such Issuing Bank amounts so received by it from the applicable Revolving Lenders. The Administrative Agent will promptly pay to the applicable Issuing Bank any amounts received by it from the applicable Borrower pursuant to Section 2.14(e) prior to the time that any Revolving Lender makes any payment pursuant to this paragraph (l); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the applicable Issuing Bank, as their interests may appear. If any Revolving Lender under the applicable Subfacility shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, such Revolving Lender and the applicable Borrowers, severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (l) to but excluding the date such amount is paid, to the Administrative Agent for the account of the applicable Issuing Bank at (i) in the case of the Lead Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.08, and (ii) in the case of such Revolving Lender, at the Base Rate (for Dollars), the Canadian Prime Rate (for Canadian Dollars), the EURIBOR Rate with an Interest Period of one month (for Euros), the BBSY with an Interest Period of one month (for Australian Dollars) and the RFR Rate (for Pounds Sterling).

2.02 Minimum Amount of Each Borrowing.

(a) Term Borrowings. The aggregate principal amount of each Term Borrowing under any Tranche shall not be less than the Minimum Term Borrowing Amount. More than one Term Borrowing may occur on the same date, but at no time shall there be outstanding more than fifteen (15) Borrowings of Term SOFR Rate Term Loans in the aggregate for all Tranches of Term Loans.

(b) Revolving Borrowings. Except for Revolving Loans deemed made pursuant to Section 2.01(l), Revolving Loans (other than Swingline Loans) comprising any Revolving Borrowing shall be in an aggregate principal amount that is not less than the applicable Minimum Revolving Borrowing Amount.

2.03 Notice of Borrowings.

(a) Notice of Term Borrowing. Whenever the Lead Borrower desires to make a Term Borrowing hereunder, the Lead Borrower shall give the Administrative Agent at its Notice Office prior written notice on the day of such Term Borrowing of each Borrowing of Base Rate Term Loans to be made hereunder and at least three (3) Business Days’ (or such shorter period as the Administrative Agent shall agree in its sole and absolute discretion) prior written notice of each Term SOFR Rate Term Loan to be made hereunder; provided that (a) in each case, any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York City time) on such day (or such later time as the Administrative Agent shall agree in it its sole and absolute discretion) and (b) in any event, any such notice with respect to Initial Term Loans that are Term SOFR Rate Loans to be incurred on the Closing Date may be given up to two (2) Business Days prior to the Closing Date (or such later date or time as the Administrative Agent shall agree to in its sole and absolute discretion). Not later than 11:00 a.m. (New York City time), three (3) Business Days before the requested date of such Term Borrowing, conversion or continuation, the Administrative Agent shall notify the Lead Borrower whether or not the requested Interest Period that is other than one, three or six months in duration has been consented to by such Lenders or the Administrative Agent, as applicable. Each such notice, except as otherwise expressly provided in Section 2.16, shall be irrevocable and shall be in writing by or on behalf of the Lead Borrower, in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent including any form on an electronic platform or electronic transmission as shall be approved by the Administrative Agent, appropriately completed by a Responsible Officer of the Lead Borrower to specify:

(i) the aggregate principal amount of the Term Loans to be made pursuant to such Term Borrowing,

(ii) the date of such Term Borrowing (which shall be a Business Day),

(iii) whether the respective Term Borrowing shall consist of Initial Term Loans, Incremental Term Loans or Refinancing Term Loans,

(iv) whether the Term Loans being made pursuant to such Term Borrowing are to be initially maintained as Base Rate Loans or Term SOFR Rate Loans,

(v) in the case of Term SOFR Rate Term Loans, the Interest Period to be initially applicable thereto, and

(vi) the account of the Lead Borrower into which the proceeds of such Term Loans shall be deposited or other wire instructions therefor. The Administrative Agent shall promptly give each Lender of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Term Borrowing, of such Lender’s proportionate share thereof (determined in accordance with Section 2.07) and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b) Notice of Revolving Borrowing. To request a Revolving Borrowing, the Applicable Administrative Borrower shall notify the Administrative Agent of such request (which notice may be provided by electronic transmission (notwithstanding anything to the contrary in this clause (b), other than the immediately following requirement with respect to arrangements for electronic transmission) if arrangements for doing so have been approved by the Administrative Agent) (i) in the case of a Revolving Borrowing under the U.S. Subfacility (other than Base Rate Loans), (x) in the case of a Term SOFR Borrowing, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed Revolving Borrowing to the Administrative Agent’s New York office or (y) in the case of an RFR Borrowing denominated in Dollars, not later than 12:00 p.m., New York City time, five (5) RFR Business Days before the date of the proposed Revolving Borrowing to the Administrative Agent’s New York office (or, in each case, such later date or time as the Administrative Agent shall agree to in its sole and absolute discretion), (ii) in the case of a Revolving Borrowing of Base Rate Loans (other than Swingline Loans) under the U.S. Subfacility, not later than 11:00 a.m., New York City time (or such later time as the Administrative Agent shall agree to in its sole and absolute discretion), on the Business Day of the proposed Revolving Borrowing to the Administrative Agent’s New York office, (iii) in the case of a Revolving Borrowing under the Canadian Subfacility (other than Canadian Prime Rate Loans), not later than 12:00 p.m., Toronto time, three (3) Business Days (or (x) in the case of RFR Loans denominated in Dollars, not later than 12:00 p.m., New York City time, five (5) RFR Business Days and (y) in each case, such later date or time as the Administrative Agent shall agree to in its sole and absolute discretion) before the date of the proposed Revolving Borrowing to the Administrative Agent’s Toronto office, (iv) in the case of a Revolving Borrowing of Canadian Prime Rate Loans under the Canadian Subfacility, not later than 12:00 p.m., Toronto time (or such later time as the Administrative Agent shall agree to in its sole and absolute discretion), one (1) Business Day before the date of the proposed Revolving Borrowing to the Administrative Agent’s Toronto office, (v) in the case of a Revolving Borrowing under the APAC Subfacility, not later than 12:00 p.m., London time, four (4) Business Days (or (x) in the case of RFR Loans denominated in Dollars, not later than 12:00 p.m., New York City time, five (5) RFR Business Days and (y) in each case, such later date or time as the Administrative Agent shall agree to in its sole and absolute discretion) before the date of the proposed Revolving Borrowing to the Administrative Agent’s London Office and (vi) in the case of a Revolving Borrowing under the UK Subfacility, not later than 12:00 p.m., London time, three (3) Business Days (or (x) in the case of RFR Loans denominated in Pounds Sterling, four

(4) Business Days, (y) in the case of RFR Loans denominated in Dollars, not later than 12:00 p.m., New York City time, five (5) RFR Business Days and (z) in each case, such later date or time as the Administrative Agent shall agree to in its sole and absolute discretion) before the date of the proposed Revolving Borrowing to the Administrative Agent’s London office. Notwithstanding the foregoing, if Lead Borrower wishes to request any Revolving Loans having an Interest Period other than one, three or six months in duration, or less than one month in duration with the consent of the Administrative Agent, in each case as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days before the date of the proposed Revolving Borrowing (or such later date or time as the Administrative Agent shall agree to in its sole and absolute discretion), whereupon the Administrative Agent shall give prompt notice to each Revolving Lender with a relevant Revolving Commitment of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three (3) Business Days before the proposed date of such Revolving Borrowing, the Administrative Agent shall notify Lead Borrower whether or not the requested Interest Period has been consented to by such Revolving Lenders. Each such notice shall be irrevocable, subject to Section 2.16 and 5.02, and shall be in writing by or on behalf of the Applicable Administrative Borrower in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent including any form on an electronic platform or electronic transmission as shall be approved by the Administrative Agent (such approval not to be unreasonably withheld, delayed or conditioned) and signed by the Applicable Administrative Borrower. Each such Notice of Borrowing shall specify the following information:

(i) the name of the Borrower;

(ii) the aggregate amount of such Revolving Borrowing;

(iii) the date of such Revolving Borrowing, which shall be a Business Day;

(iv) whether such Revolving Borrowing is to be a Borrowing of Base Rate Loans, a Borrowing of Term SOFR Rate Loans, a Borrowing of Term CORRA Rate Loans, a Borrowing of Canadian Prime Rate Loans, a Borrowing of EURIBOR Rate Loans, a Borrowing of BBSY Loans or a Borrowing of RFR Loans;

(v) in the case of a Revolving Borrowing of Term SOFR Rate Loans, Term CORRA Rate Loans, EURIBOR Rate Loans or BBSY Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.01;

(vii) the Subfacility under which the Revolving Loans are to be borrowed;

(viii) the currency of the Revolving Borrowing;

(ix) if requested by the Administrative Agent, the amount of Eligible Cash as of the close of business on the Business Day prior to the date of such notice and the remaining Global Availability after adjusting for the proposed Borrowing; and

(x) that the conditions set forth in Section 7, as applicable, are satisfied or waived as of the date of the notice.

If no election as to the Type of Revolving Borrowing is specified, then the requested Borrowing shall be a Borrowing of Base Rate Loans (for Revolving Borrowings in U.S. Dollars under the U.S. Subfacility), Canadian Prime Rate Loans (for Revolving Borrowings in Canadian Dollars under the Canadian Subfacility), Term SOFR Rate Loans with an Interest Period of one month (for Borrowings in U.S. Dollars under any Foreign Subfacility), EURIBOR Rate Loans with an Interest Period of one month (for Revolving Borrowings in Euros), BBSY Loans with an Interest Period of one month (for Revolving Borrowings in Australian Dollars) or RFR Loans (for Revolving Borrowings in Pounds Sterling). If no Interest Period is specified with respect to any requested Borrowing of Term SOFR Rate Loans, EURIBOR Rate Loans, Term CORRA Rate Loans or BBSY Loans, then the Applicable Administrative Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified, then the requested Borrowing shall be made in U.S. Dollars (other than (i) Term CORRA Rate Loans, which shall be made in Canadian Dollars, (ii) BBSY Rate Loans, which shall be made in Australian Dollars, EURIBOR Rate Loans, which shall be made in Euros and (iv) RFR Loans, which shall be made in Pounds Sterling). Promptly following receipt of a Notice of Borrowing in accordance with this Section 2.03(b), the Administrative Agent shall advise each Revolving Lender of the details thereof and of the amount of such Revolving Lender’s Loan to be made as part of the requested Borrowing.

Notwithstanding the foregoing, in no event shall any Borrower be permitted to request an RFR Loan denominated in Dollars (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 2.22(a) and 2.22(f)).

This Section 2.03 shall not apply to Swingline Loans, the borrowing of which shall be in accordance with Section 2.13.

2.04 Disbursement of Funds; Evidence of Debt; Repayment of Revolving Loans; Pro Rata Treatment; Sharing of Set-offs.

(a) No later than 1:00 P.M. (New York City time) on the date specified in each Notice of Borrowing with respect to Term Loans, each Term Lender with a Commitment of the relevant Tranche or Class will make available its pro rata portion (determined in accordance with Section 2.07) of each such Term Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds at the Notice Office, and the Administrative Agent will make all funds so received by it in like funds as received by the Administrative Agent by wire transfer of such funds to the account designated in writing by the Lead Borrower (including in any Notice of Borrowing) from time to time. Unless the Administrative Agent shall have been notified by any Term Lender prior to the date of any Term Borrowing that such Term Lender does not intend to make available to the Administrative Agent such Term Lender’s portion of any Term Borrowing to be made on such date, the Administrative Agent may assume that such Term Lender has made such amount available to the Administrative Agent on such date of Term Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Lead Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Term Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Term Lender. If such Term Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Lead Borrower and the Lead Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Term Lender or the Lead Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Lead Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Term Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking rules on interbank compensation and (ii) if recovered from the Lead Borrower, the rate of interest applicable to the relevant Term Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Term Lender from its obligation to make Term Loans hereunder or to prejudice any rights which the Lead Borrower may have against any Term Lender as a result of any failure by such Term Lender to make Term Loans hereunder.

~~(b)~~

(b) [Reserved].

(c) If any Revolving Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Revolving Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Revolving Lender under such Subfacility, then the Revolving Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Revolving Lenders under such Subfacility to the extent necessary so that the benefit of all such payments shall be shared by the Revolving Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Lead Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Revolving Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in LC Disbursements to any assignee or participant, other than to the Lead Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law that any Revolving Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Credit Parties rights of set-off and counterclaim with respect to such participation as fully as if such Revolving Lender were a direct creditor of a Credit Party in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due under the applicable Subfacility to the Administrative Agent for the account of the Revolving Lenders or applicable Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Revolving Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Revolving Lenders or the Issuing Banks under the applicable Subfacility, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Revolving Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Revolving Lender shall fail to make any payment required to be made by it pursuant to Section 2.01(g), 2.01(l), 2.04(d), 2.13(d) or 2.14(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Revolving Lender to satisfy such Revolving Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(f) Each U.S. Borrower, jointly and severally, hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender under the U.S. Subfacility, the then unpaid principal amount of each U.S. Revolving Loan of such Revolving Lender and (ii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan, in each case with respect to clauses (i) and (ii), on the Revolving Maturity Date. Each UK Borrower, jointly and severally, hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender under the UK Subfacility, the then unpaid principal amount of each UK Revolving Loan of such Revolving Lender on the Revolving Maturity Date. Each Canadian Borrower, jointly and severally, hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender under the Canadian Subfacility, the then unpaid principal amount of each Canadian Revolving Loan of such Revolving Lender on the Revolving Maturity Date. Each Australian Borrower, jointly and severally, hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender under the APAC Subfacility, the then unpaid principal amount of each APAC Revolving Loan of such Revolving Lender on the Revolving Maturity Date.

(g) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Applicable Administrative Borrower shall be entitled to review records of such accounts with prior reasonable notice during normal business hours.

(h) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof, the currency thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender. The Applicable Administrative Borrower shall be entitled to review records of such accounts with prior reasonable notice during normal business hours.

(i) The entries made in the accounts maintained pursuant to paragraphs (g) and (h) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

(j) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied in the manner as provided in Section 5.02 or 11.11 hereof, as applicable, ratably among the parties entitled thereto.

2.05 Notes. The applicable Borrowers’ obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.04 and shall, if requested by such Lender, be evidenced by a promissory note. In such event, the Applicable Administrative Borrower shall promptly prepare, execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns substantially in the form of Exhibit B-1, Exhibit B-2 or Exhibit B-3, as applicable.

(b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the applicable Borrower’s obligations in respect of such Loans. For the avoidance of doubt, to the extent any conflict arises between the records maintained pursuant to this Section and the Register, the Register shall control.

(c) Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders that at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to any Borrower shall affect or in any manner impair the obligations of the applicable Borrower to pay the Loans (and all related Obligations) incurred by the applicable Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guarantees therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in the preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the applicable Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

2.06 Interest Elections.

(a) Each Term Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a Borrowing of Term SOFR Rate Loans, shall have an initial Interest Period as specified in such Notice of Borrowing. The Lead Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Term Borrowing Amount of the outstanding principal amount of Term Loans of a given Tranche made pursuant to one or more Borrowings of one or more Types of Term Loans, into a Borrowing (of the same Tranche) of another Type of Term Loan or to split any Borrowing of a single Type under a single Tranche into two or more Borrowings of different Types under such Tranche; provided that (i) except as otherwise provided in Section 2.16, Term SOFR Rate Term Loans may be converted into Base Rate Term Loans only on the last day of an Interest Period applicable to the Term Loans being converted and no such partial conversion of Term SOFR Rate Term Loans, as the case may be, shall reduce the outstanding principal amount of such Term SOFR Rate Term Loans, made pursuant to a single Borrowing to less than the Minimum Term Borrowing Amount, (ii) to the extent the Required Term Lenders have, or the Administrative Agent at the request of the Required Term Lenders has, so notified Borrower in writing, Base Rate Term Loans may not be converted into Term SOFR Rate Term Loans if any Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of Term SOFR Rate Term Loans than is permitted under Section 2.02 and (iv) no splitting of a Borrowing of a single Type under a single Tranche into two or more Borrowings of different Types under such Tranche shall result in any of the resulting Borrowings having a principal amount which is less than the applicable Minimum Term Borrowing Amount. Such conversion shall be effected by the Lead Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York City time) at least three (3) Business Days’ prior notice (in the case of any conversion to or continuation of Term SOFR Rate Term Loans) or same day notice (in the case of any conversion to Base Rate Term Loans) in the form of a Notice of Conversion/Continuation appropriately completed by a Responsible Officer of Borrower to specify the Term Loans of a given Tranche to be so converted, the Borrowing or Borrowings pursuant to which such Term Loans were incurred and, if to be converted into Term SOFR Rate Term Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Term Loans.

(b) Each Revolving Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a Borrowing of Term SOFR Rate Loans, EURIBOR Rate Loans, Term CORRA Rate Loans or BBSY Loans, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Applicable Administrative Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Borrowing of Term SOFR Rate Loans, EURIBOR Rate Loans, Term CORRA Rate Loans or BBSY Loans, may elect Interest Periods therefor, all as provided in this Section 2.06. The Applicable Administrative Borrower may elect different options with respect to different portions of the affected Revolving Borrowing, in which case each such portion shall be allocated ratably among the Revolving Lenders holding the Revolving Loans comprising such Borrowing, and the Revolving Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, the Borrowers shall not be entitled to request any conversion or continuation that, if made, would result in more than 10 Borrowings in the U.S. Subfacility, 5 Borrowings in the UK Subfacility, 5 Borrowings in the Canadian Subfacility, and 5 Borrowings in the APAC Subfacility outstanding hereunder at any one time. This Section 2.06 shall not apply to Swingline Loans, which may not be converted or continued. To make an election pursuant to this Section 2.06, the Applicable Administrative Borrower shall notify the Administrative Agent of such election in writing by the time that a Notice of Borrowing would be required under Section 2.03 if such Applicable Administrative Borrower was requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election, subject to Section 2.22. Each such notice shall be in writing (including electronic form, to the extent provided in the definition of “Notice of Conversion/Continuation”) in the form a Notice of Conversion/Continuation, unless otherwise agreed to by the Administrative Agent and the Applicable Administrative Borrower.

(c) Each Notice of Conversion/Continuation with respect to a Term Loan or Revolving Loan shall specify the following information in compliance with Section 2.01:

(i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Borrowing of Base Rate Loans, a Borrowing of Term SOFR Rate Loans, a Borrowing of EURIBOR Rate Loans, a Borrowing of Term CORRA Rate Loans, a Borrowing of Canadian Prime Rate Loans, a Borrowing of BBSY Loans or a Borrowing of RFR Loans;

(iv) the currency of the resulting Borrowing;

(v) whether such Borrowing is a Revolving Borrowing or a Term Borrowing; and

(vi) if the resulting Borrowing is a Borrowing of Term SOFR Rate Loans, EURIBOR Rate Loans, Term CORRA Rate Loans or BBSY Loans, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Notice of Conversion/Continuation requests a Borrowing of Term SOFR Rate Loans, EURIBOR Rate Loans, Term CORRA Rate Loans or BBSY Loans but does not specify an Interest Period, then the applicable Administrative Borrower shall be deemed to have selected an Interest Period of one month’s duration. No Borrowing may be converted into or continued as a Borrowing denominated in a different currency, but instead must be prepaid in the original currency of such Borrowing and reborrowed in the other currency.

(d) Promptly following receipt of a Notice of Conversion/Continuation, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If a Notice of Conversion/Continuation with respect to a Borrowing of Term SOFR Rate Loans denominated in Dollars under the U.S. Subfacility is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Borrowing of Base Rate Loans. If a Notice of Conversion/Continuation with respect to a Borrowing of Term CORRA Rate Loans under the Canadian Subfacility is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Borrowing of Canadian Prime Rate Loans. If a Notice of Conversion/Continuation with respect to any other Term Benchmark Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, the Applicable Administrative Borrower shall be deemed to have selected that such Borrowing shall automatically be continued with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Revolving Lenders, so notifies the Lead Borrower, then, so long as an Event of Default is continuing (i) other than as set forth in clause (ii) below, no outstanding Revolving Borrowing may be converted to or continued as a Term Benchmark Borrowing under the U.S. Subfacility in Dollars and (ii) unless repaid, (w) each Term SOFR Borrowing and each RFR Borrowing under the U.S. Subfacility denominated in Dollars shall be converted to Base Rate Borrowing at the end of the Interest Period applicable thereto, (x) each Term CORRA Rate Borrowing under the Canadian Subfacility shall be converted to a Canadian Prime Rate Borrowing at the end of the Interest Period applicable thereto, (y) each Term SOFR Borrowing (other than under the U.S. Subfacility) and BBSY Revolving Borrowing shall be converted to a Borrowing of Term SOFR Rate Loans and BBSY Loans with an Interest Period of one month, respectively, at the end of the Interest Period applicable thereto and (z) each EURIBOR Rate Borrowing shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected EURIBOR Rate or RFR Loans denominated in any applicable Agreed Currency shall be prepaid at the end of the applicable Interest Period or on the Interest Payment Date, as applicable, in full.

2.07 Pro Rata Term Borrowings. All Borrowings of Term Loans under this Agreement, subject to Section 2.16(d), shall be incurred from the Lenders pro rata on the basis of such Lenders’ Commitments as the case may be. No Lender shall be responsible for any default by any other Lender of its obligation to make Term Loans hereunder, and each Lender shall be obligated to make the Term Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Term Loans hereunder.

2.08 Interest.

(a) Subject to the provisions of Section 2.08(k), the Swingline Loans and each Revolving Borrowing of Base Rate Loans shall, in each case, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin in effect from time to time.

(b) Subject to the provisions of Section 2.08(k), the Loans comprising each Revolving Borrowing of Term SOFR Rate Loans shall bear interest at a rate per annum equal to the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c) Subject to the provisions of Section 2.08(k), the Loans comprising each Revolving Borrowing of EURIBOR Rate Loans shall bear interest at a rate per annum equal to the Adjusted EURIBOR Rate plus the Applicable Margin in effect from time to time.

(d) Subject to the provisions of Section 2.08(k), the Loans comprising each Revolving Borrowing of RFR Loans shall bear interest at a rate per annum equal to the RFR Rate plus the Applicable Margin in effect from time to time.

(e) Subject to the provisions of Section 2.08(k), the Loans comprising each Revolving Borrowing of Term CORRA Loans shall bear interest at a rate per annum equal to the Adjusted Term CORRA Rate plus the Applicable Margin in effect from time to time.

(f) Subject to the provisions of Section 2.08(k), the Loans comprising each Revolving Borrowing of Canadian Prime Rate Loans shall bear interest at a rate per annum equal to the Canadian Prime Rate plus the Applicable Margin in effect from time to time.

(g) Subject to the provisions of Section 2.08(k), the Loans comprising each Revolving Borrowing of BBSY Loans shall bear interest at a rate per annum equal to BBSY plus the Applicable Margin in effect from time to time.

(h) Accrued interest on each Revolving Loan shall be payable in arrears on each Interest Payment Date; provided that (x) interest accrued pursuant to paragraph (k) of this Section 2.08 shall be payable on demand and, absent demand, on each Adjustment Date, at the end of the current Interest Period and upon termination of the Revolving Commitments, as applicable, (y) in the event of any repayment or prepayment of any Revolving Loan (other than a prepayment of a Base Rate Loan or Canadian Prime Rate Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (z) in the event of any conversion of any Term SOFR Rate Loan, EURIBOR Rate Loan, Term CORRA Loan or BBSY Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(i) The Lead Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Term Loan (including with respect to any Term SOFR Rate Term Loan converted into a Base Rate Term Loan pursuant to Section 2.06) made to the Lead Borrower hereunder from the date of Borrowing thereof (or, in the circumstances described in the immediately preceding parenthetical, from the date of conversion of the respective Term SOFR Rate Term Loan into a Base Rate Term Loan) until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Term Loan to a Term SOFR Rate Term Loan pursuant to Section 2.06, as applicable, at a rate per annum which shall be equal to the sum of the Applicable Margin for Base Rate Term Loans plus the Base Rate, as in effect from time to time. The Lead Borrower agrees to pay interest in respect of the unpaid principal amount of each Term SOFR Rate Term Loan made to the Lead Borrower from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Term SOFR Rate Term Loan to a Base Rate Term Loan pursuant to Section 2.06 or otherwise under this Agreement, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin for Term SOFR Rate Term Loans plus the applicable Adjusted Term SOFR Rate for such Interest Period. Accrued (and theretofore unpaid) interest with respect to any Term Loan shall be calculated daily and payable (i) on each Interest Payment Date and (ii) on (w) the date of any conversion of a Term SOFR Rate Term Loan to a Base Rate Term Loan (on the amount so converted) prior to the last day of the Interest Period applicable thereto, (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) at maturity (whether by acceleration or otherwise) and (z) after such maturity, on demand. Upon each Interest Determination Date, the Administrative Agent shall determine the Adjusted Term SOFR Rate for each Interest Period applicable to the respective Term SOFR Rate Term Loans and shall promptly notify Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

(j) All interest hereunder and any Fees hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate, BBSY, Term CORRA, Canadian Prime Rate and RFR Rate with respect to Pounds Sterling shall be computed on the basis of a year of 365 days (or, with respect to the Base Rate when determined by reference to the Prime Rate, 366 days in a leap year) and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate, Adjusted Term SOFR Rate, Term SOFR, Adjusted EURIBOR Rate, EURIBOR Rate, BBSY, Adjusted Term CORRA Rate, Term CORRA, Canadian Prime Rate, Daily Simple RFR or RFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(k) Upon the occurrence and during the continuance of any Event of Default under Section 11.01 or 11.05 (x) overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to (i) for Base Rate Loans and associated interest, 2.00% per annum in excess of the Applicable Margin for Base Rate Loans plus the Base Rate, (ii) for Canadian Prime Rate Loans and associated interest, 2.00% per annum in excess of the Applicable Margin for Canadian Prime Rate Loans plus the Canadian Prime Rate and (iii) for any other Type of Loans and associated interest, 2.00% per annum in excess of the Applicable Margin for such Loans plus the Relevant Rate and (y) overdue amounts with respect to Fees shall bear interest at a rate per annum equal to 2.00% per annum in excess of the Applicable Margin for Base Rate Loans plus the Base Rate, each as in effect from time to time, in each case with such interest to be payable on demand.

(l) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 or 365 days or any other period of time that is less than a calendar year, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on the number of days in the calendar year, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends, and (z) divided by 360, 365 or such other period of time that is less than the calendar year, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. Each Canadian Credit Party confirms that it fully understands and is able to calculate the rate of interest applicable to loans, advances, liabilities and obligations under this Agreement based on the methodology for calculating per annum rates provided for in this Agreement.

(m) If any provision of this Agreement or of any of the other Credit Documents would obligate any Canadian Credit Party to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under this Section 2.08, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Canadian Credit Parties shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the applicable Canadian Credit Parties. Any amount or rate of interest referred to in this Section shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

2.09 [Reserved].

2.10 [Reserved].

2.11 [Reserved].

2.12 Defaulting Lenders.

(a) Reallocation of Pro Rata Share; Amendments. For purposes of determining the Revolving Lenders’ obligations to fund or acquire participations in Loans or Letters of Credit, the Administrative Agent may exclude the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata Shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Credit Document, except as provided in Section 13.12; provided that when a Defaulting Lender shall exist any such Defaulting Lender’s Revolving Commitment shall be disregarded in any of such calculations to the extent that disregarding the applicable Revolving Commitments would not cause the Revolving Exposure of any Lender under any Subfacility to exceed the amount of such Lender’s Revolving Commitment under such Subfacility.

(b) Payments; Fees. The Administrative Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Credit Documents, and a Defaulting Lender shall be deemed to have assigned to the Administrative Agent such amounts until all Obligations owing to the Administrative Agent, Non-Defaulting Lenders and other Secured Creditors have been paid in full. The Administrative Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s Fronting Exposure, or readvance the amounts to the Borrowers hereunder. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the Unused Line Fee under Section 4.01(b). To the extent any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, LC Participation Fees attributable to such LC Obligations under Section 2.04 shall be paid to such other Lenders. The Administrative Agent shall be paid all LC Participation Fees attributable to LC Obligations that are not so reallocated.

(c) Cure. The Lead Borrower, Administrative Agent and applicable Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender. At such time, Pro Rata Shares shall be reallocated without exclusion of such Lender’s Commitments and Loans, and all outstanding Loans, LC Obligations and other exposures under the Commitments shall be reallocated among Lenders and settled by the Administrative Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata Shares. Unless expressly agreed by the Lead Borrower, Administrative Agent and applicable Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

2.13 Swingline Loans.

(a) Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender may, but shall not be obligated to, make Swingline Loans to the U.S. Borrowers from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $400,000,000 or (ii) the U.S. Revolving Exposures plus the aggregate principal amount of outstanding Term Loans exceeding the U.S. Line Cap; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the applicable U.S. Borrowers may borrow, repay and reborrow Swingline Loans.

(b) Swingline Loans. To request a Swingline Loan, the Lead Borrower shall notify the Administrative Agent of such request by electronic mail service, not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from a U.S. Borrower requesting a Swingline Loan. The Swingline Lender shall make each Swingline Loan available to the applicable U.S. Borrower by means of a credit to the general deposit account of such U.S. Borrower, with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.14(e), by remittance to the applicable Issuing Banks) by 5:00 p.m., New York City time (in the case of Swingline Loans) on the requested date of such Swingline Loan. No U.S. Borrower shall request a Swingline Loan if at the time of and immediately after giving effect to such request a Default has occurred and is continuing. Swingline Loans shall be made in minimum amounts of $100,000.

(c) Prepayment. The applicable U.S. Borrower shall have the right at any time and from time to time to repay, without premium or penalty, any Swingline Loan, in whole or in part, upon giving written notice or notice via electronic mail service to the Swingline Lender and to the Administrative Agent before 4:00 p.m., New York City time on the date of repayment at the Swingline Lender’s address for notices specified in such Swingline Lender’s administrative questionnaire. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

(d) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 4:00 p.m., New York City time, on any Business Day require the Revolving Lenders under the U.S. Subfacility to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which such Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to such Revolving Lender, specifying in such notice such Revolving Lender’s Pro Rata Percentage of such Swingline Loan or Revolving Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, severally but not jointly, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Pro Rata Percentage of such Swingline Loan or Revolving Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Aggregate Revolving Commitments or whether an Overadvance exists or is created thereby, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided that such payment shall not cause such Revolving Lender’s Revolving Exposure to exceed such Revolving Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.01(i) with respect to Revolving Loans made by such Revolving Lender (and Section 2.01 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Lead Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by any Swingline Lender from any U.S. Borrower in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the applicable Revolving Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any U.S. Borrower of any default in the payment thereof.

(e) If the Revolving Maturity Date shall have occurred at a time when Extended Revolving Commitments are in effect, then on the Revolving Maturity Date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such Revolving Maturity Date); provided that, if on the occurrence of the Revolving Maturity Date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.14(o)), there shall exist sufficient unutilized Extended Revolving Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to the Extended Revolving Commitments which will remain in effect after the occurrence of the Revolving Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the Extended Revolving Commitments and such Swingline Loans shall not be so required to be repaid in full on the Revolving Maturity Date.

2.14 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Lead Borrower may request the issuance of Letters of Credit in U.S. Dollars, Canadian Dollars, Euros, Pounds Sterling and Australian Dollars (or in one or more Alternative Currencies with respect to which issuance of Letters of Credit have been approved pursuant to Section 1.06) for any U.S. Borrower’s account or the account of a Subsidiary of the Lead Borrower in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that a U.S. Borrower shall be a co-applicant with respect to each Letter of Credit issued for the account of or in favor of a Subsidiary). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a U.S. Borrower to, or entered into by any U.S. Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything to the contrary herein, the issuance of Letters of Credit by any Issuing Bank shall be subject to such Issuing Bank’s customary procedures for issuing letters of credit.

(b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Lead Borrower shall hand deliver (if arrangements for doing so been approved by the applicable Issuing Bank), telecopy or transmit by electronic communication (if arrangements for doing so have been approved by applicable Issuing Bank) a LC Request to the applicable Issuing Bank and the Administrative Agent not later than 1:00 p.m. on the third Business Day (or, in the case of any Letter of Credit denominated in an Alternative Currency, the fifth Business Day) preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is reasonably acceptable to the applicable Issuing Bank). A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount and currency thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the applicable Issuing Bank may reasonably require and shall attach the agreed form of the Letter of Credit. A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank, (w) the Letter of Credit to be amended, renewed or extended, (x) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day), (y) the nature of the proposed amendment, renewal or extension and (z) such other matters as the applicable Issuing Bank may reasonably require. If requested by the applicable Issuing Bank, the applicable U.S. Borrower also shall submit a letter of credit application substantially on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (A) the LC Exposure shall not exceed the LC Sublimit; provided that the LC Exposure solely with respect to documentary Letters of Credit shall not exceed the Documentary LC Sublimit, (B) the Availability Conditions are satisfied, (C) the LC Exposure of any Issuing Bank shall not exceed its LC Commitment unless such Issuing Bank agrees in its sole discretion that its LC Exposure may exceed its LC Commitment and (D) if a Defaulting Lender exists, either such Lender or the Lead Borrower has entered into arrangements reasonably satisfactory to the Administrative Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender).

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is one year after the date of the issuance of such Letter of Credit (or such other longer period of time as the Administrative Agent and the applicable Issuing Bank may agree and, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and, unless Cash Collateralized (in which case the expiry may extend no longer than twelve months after the Letter of Credit Expiration Date), the Letter of Credit Expiration Date. Each Letter of Credit may, upon the request of the Lead Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but not beyond the date that is after the Letter of Credit Expiration Date, unless Cash Collateralized (in which case the expiry may extend no longer than twelve months after the Letter of Credit Expiration Date)) unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender under the U.S. Subfacility, and each such Revolving Lender hereby acquires from such Issuing Bank, severally but not jointly, a participation in such Letter of Credit equal to such Revolving Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender under the U.S. Subfacility hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Pro Rata Percentage of each LC Disbursement made by the applicable Issuing Bank and not reimbursed by the U.S. Borrowers on the date due as provided in paragraph (e) of this Section 2.14, or of any reimbursement payment required to be refunded to the U.S. Borrowers for any reason. Each applicable Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Aggregate Revolving Commitments or whether or not an Overadvance exists or is created thereby, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the U.S. Borrowers under the U.S. Subfacility shall reimburse such LC Disbursement by paying to the applicable Issuing Bank an amount equal to such LC Disbursement not later than (x) in the case of reimbursement in Dollars under the U.S. Subfacility, 2:00 p.m., New York City time, on the Business Day after receiving notice from such Issuing Bank of such LC Disbursement or (y) in the case of reimbursement in an Alternative Currency, the Applicable Time specified by the Administrative Agent on the Business Day after receiving notice from such Issuing Bank of such LC Disbursement; provided that, whether or not the Lead Borrower submits a Notice of Borrowing, the applicable U.S. Borrower shall be deemed to have requested (except to the extent such Borrower makes payment to reimburse such LC Disbursement when due) a Revolving Borrowing of Base Rate Loans (in the case of LC Disbursements denominated in Dollars), EURIBOR Rate Loans with an Interest Period of one month (in the case of LC Disbursements denominated in Euros), Canadian Prime Rate Loans (in the case of LC Disbursements denominated in Canadian Dollars), BBSY Loans with an Interest Period of one month (in the case of LC Disbursements denominated in Australian Dollars) and RFR Loans (in the case of LC Disbursements denominated in Pounds Sterling), in each case, in an amount necessary to reimburse such LC Disbursement. If such U.S. Borrower fails to make such payment when due, the applicable Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender under the U.S. Subfacility of the applicable LC Disbursement, the payment then due from such U.S. Borrower in respect thereof and such Lender’s Pro Rata Percentage thereof. Promptly following receipt of such notice, each such Revolving Lender shall, severally but not jointly, pay to the Administrative Agent its Pro Rata Percentage of the unreimbursed LC Disbursement (in Dollars, if the applicable Letter of Credit was denominated in Dollars, or in the applicable Alternative Currency, if the applicable Letter of Credit was denominated in an Alternative Currency) in the same manner as provided in Section 2.01(l) with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from such Revolving Lenders. In the case of a Letter of Credit denominated in an Alternative Currency, the applicable U.S. Borrower shall reimburse the applicable Issuing Bank in such Alternative Currency, unless (A) such Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in U.S. Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable U.S. Borrower shall have notified such Issuing Bank promptly following receipt of the notice of drawing that such U.S. Borrower will reimburse such Issuing Bank in U.S. Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable Issuing Bank shall notify the applicable U.S. Borrower of the Dollar Equivalent amount of the drawing promptly following the determination thereof. Promptly following receipt by the Administrative Agent of any payment from the U.S. Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans as contemplated above) shall not constitute a Revolving Loan and shall not relieve any U.S. Borrower of its obligation to reimburse such LC Disbursement. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in U.S. Dollars pursuant to the third sentence in this Section 2.14(e) and (B) the Dollar amount paid by the U.S. Borrowers shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the U.S. Borrowers under the U.S. Subfacility agree, as a separate and independent obligation, to indemnify the applicable Issuing Bank for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing.

(f) Obligations Absolute.

(i) Subject to the limitations set forth below, the obligation of the applicable Borrowers to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.14 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, (iv) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary of any Letter of Credit, (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Lead Borrower or any Subsidiary or in the relevant currency markets generally or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.14, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrowers hereunder; provided that the Borrowers shall have no obligation to reimburse any Issuing Bank to the extent that such payment was made in error due to the gross negligence, bad faith, or willful misconduct of such Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction). Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, willful misconduct, or bad faith on the part of any Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction), each Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(ii) No Issuing Bank assumes any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Document. No Issuing Bank makes to the Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, such documents or any Credit Party. No Issuing Bank shall be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Document; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Credit Party.

(iii) No Issuing Bank or any of its Affiliates, and their respective officers, directors, employees, agents and investment advisors shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final nonappealable judgment. No Issuing Bank shall have any liability to any Lender if such Issuing Bank refrains from any action under any Letter of Credit or such LC Documents until it receives written instructions from the Required Revolving Lenders.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Lead Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.14(e)).

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.14, then Section 2.08(h) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section 2.14 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Resignation or Removal of any Issuing Bank. Any Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior written notice to the Revolving Lenders, the Administrative Agent and the Lead Borrower. Any Issuing Bank may be replaced at any time by agreement between the Lead Borrower and the Administrative Agent; provided that so long as no Event of Default has occurred and is continuing under Section 11.01 or 11.05, such successor Issuing Bank shall be reasonably acceptable to Lead Borrower. One or more Revolving Lenders may be appointed as additional Issuing Banks in accordance with subsection (k) below. The Administrative Agent shall notify the Revolving Lenders of any such replacement of such Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, the Lead Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 4.01(d). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such additional Issuing Bank and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, the Lead Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(j) Cash Collateralization.

(i) If any Specified Event of Default shall occur and be continuing, on the Business Day after Lead Borrower receives notice from the Administrative Agent (acting at the request of the Required Revolving Lenders) demanding the deposit of Cash Collateral pursuant to this paragraph, the Lead Borrower shall deposit in the LC Collateral Account, in the name of the Administrative Agent and for the benefit of the Secured Creditors, an amount in cash equal to 102.00% of the LC Exposure as of such date. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Lead Borrower under this Agreement, but shall be immediately released and returned to the Lead Borrower (in no event later than two (2) Business Days) once all Specified Events of Default are cured or waived. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made only in Cash Equivalents and at the direction of the Lead Borrower and at the Lead Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Lead Borrower for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Lead Borrower.

(ii) The Lead Borrower shall, on demand by an Issuing Bank or the Administrative Agent from time to time, Cash Collateralize the Fronting Exposure associated with any Defaulting Lender.

(k) Additional Issuing Banks. The Lead Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) and such Revolving Lender, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement. Any Revolving Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Revolving Lender) to be an Issuing Bank with respect to Letters of Credit issued or to be issued by such Revolving Lender, and all references herein and in the other Credit Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as Issuing Bank, as the context shall require.

(l) No Issuing Bank shall be under an obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it; or

(ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank.

(m) No Issuing Bank shall be under an obligation to amend any Letter of Credit if (i) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(n) LC Collateral Account.

(i) The Administrative Agent is hereby authorized to establish and maintain at the Notice Office, in the name of the Administrative Agent and pursuant to a dominion and control agreement, a restricted deposit account designated the “Lead Borrower LC Collateral Account” (or such sub-accounts as the Administrative Agent may require for purposes of administration or collateral separation or otherwise). Each Credit Party shall deposit into the LC Collateral Account from time to time the Cash Collateral required to be deposited under clause (j) above.

(ii) The balance from time to time in such LC Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. Notwithstanding any other provision hereof to the contrary, all amounts held in the LC Collateral Account shall constitute collateral security first for the liabilities in respect of Letters of Credit outstanding from time to time and second for the other Obligations hereunder until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full. All funds in the “Lead Borrower LC Collateral Account” may be invested in accordance with the provisions of clause (j) above.

(o) Extended Commitments. If the Maturity Date shall have occurred at a time when Extended Revolving Commitments are in effect, then (i) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make payments in respect thereof pursuant to Sections 2.14(d) and (e)) under (and ratably participated in by Revolving Lenders) the Extended Revolving Commitments under the applicable Subfacility, if any, up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended Revolving Commitments under such Subfacility at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the U.S. Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.14(j). Except to the extent of reallocations of participations pursuant to the prior sentence, the occurrence of the Maturity Date with respect to Existing Revolving Loans shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders of Extended Revolving Loans in any Letter of Credit issued before the Maturity Date.

2.15 Settlement Amongst Lenders.

(a) Each Swingline Lender may, at any time (but the Swingline Lender, in any event, shall weekly), on behalf of the Lead Borrower (which hereby authorizes the Swingline Lender to act on its behalf in that regard) request the Administrative Agent to cause the relevant Lenders to make a Revolving Loan (which shall be a Base Rate Loan) in an amount equal to such Lender’s Pro Rata Percentage of the Outstanding Amount of Swingline Loans under the U.S. Subfacility, which request may be made regardless of whether the conditions set forth in Section 7 have been satisfied; provided that, with respect to Swingline Loans, such Lender’s Pro Rata Percentage shall be determined as a proportion of the U.S. Subfacility. Upon such request, each such Revolving Lender shall make available to the Administrative Agent the proceeds of such Revolving Loans for the account of the Swingline Lender. If such Swingline Lender requires such a Revolving Loan to be made by the Lenders and the request therefor is received prior to 12:00 Noon on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if the request therefor is received after 12:00 Noon, then no later than 3:00 p.m. on the next Business Day. The obligation of each such Revolving Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or any Swingline Lender. If and to the extent any such Revolving Lender shall not have so made its transfer to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate.

(b) The amount of each Lender’s Pro Rata Percentage of outstanding Revolving Loans (including outstanding Swingline Loans) under the relevant Subfacility shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Swingline Loans) under such Subfacility and repayments of Revolving Loans (including Swingline Loans) under such Subfacility received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(c) The Administrative Agent shall deliver to each of the Revolving Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Loans (including Swingline Loans) under the relevant Subfacility for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each applicable Revolving Lender its applicable Pro Rata Percentage of applicable repayments, and (ii) each Revolving Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Revolving Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Revolving Lender under any applicable Subfacility with respect to Revolving Loans under such Subfacility to the Borrowers (including Swingline Loans) shall be equal to such Lender’s applicable Pro Rata Percentage under such Subfacility of Revolving Loans (including Swingline Loans) outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Revolving Lenders and is received prior to 12:00 Noon on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 12:00 Noon, then no later than 3:00 p.m. on the next Business Day. The obligation of each Revolving Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Revolving Lender shall not have so made its transfer to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate.

2.16 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (except any such reserve requirement reflected in the Adjusted EURIBOR Rate or any other interest rate benchmark);

(ii) impose on any Lender, Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or Letters of Credit issued by such Issuing Bank; or

(iii) subject any Lender, Issuing Bank or the Administrative Agent to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes or (C) Other Taxes) with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender, Issuing Bank or the Administrative Agent of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or issuing or participating in any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the Borrowers in respect of the applicable Subfacility or Term Loans will pay to such Lender, Issuing Bank or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers in respect of the applicable Subfacility or Term Loans will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Administrative Agent setting forth the amount or amounts necessary to compensate such Lender or the Administrative Agent or its holding company, as the case may be, as specified in clause (b) or (c) of this Section 2.16, and certifying that it is the general practice and policy of such Lender to demand such compensation from similarly situated borrowers in similar circumstances at such time to the extent it is legally permitted to do so, shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The applicable Borrowers shall pay such Lender or the Administrative Agent, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender, any Issuing Bank or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, Issuing Bank’s or the Administrative Agent’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender, an Issuing Bank or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank or the Administrative Agent, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s or the Administrative Agent’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.17 Compensation.

(a) The applicable Borrowers agree, jointly and severally, to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation and the calculation of the amount of such compensation; it being understood that no Lender shall be required to disclose (i) any confidential or price sensitive information or (ii) any other information, to the extent prohibited by any Requirement of Law), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Term Benchmark Loans but excluding loss of anticipated profits (and without giving effect to the minimum “Term SOFR Rate” or similar minimum)) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Term Benchmark Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation; (ii) if any prepayment or repayment (including any prepayment or repayment or termination or reduction of Commitments made pursuant to Section 5.01, Section 5.02, Section 4.03 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its Term Benchmark Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Term Benchmark Loans is not made on any date specified in a Notice of Loan Prepayment given by the Lead Borrower; or (iv) as a consequence of any other default by any Borrower to repay its Term Benchmark Loans when required by the terms of this Agreement or any Note held by such Lender.

2.18 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.16(a), (b) or (c) or Section 5.05 with respect to such Lender, it will, if requested by the Lead Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.18 shall affect or postpone any of the obligations of Borrower or the right of any Lender provided in Sections 2.16 and 5.05.

2.19 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of an event giving rise to the operation of Section 2.16(a), (b) or (c) or Section 5.05 with respect to such Lender or (z) in the case of a refusal by a Lender to consent to proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, Required Revolving Lenders or Required Term Lenders, as applicable, as (and to the extent) provided in Section 13.12(b), the Lead Borrower shall have the right to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent and each Issuing Bank (to the extent the Administrative Agent’s and such Issuing Bank’s consent would be required for an assignment to such Replacement Lender pursuant to Section 13.04); provided that (i) at the time of any replacement pursuant to this Section 2.19, the Replacement Lender shall enter into one or more Assignment and Assumptions pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Lead Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the respective Replaced Lender under each Tranche or Class with respect to which such Replaced Lender is being replaced and (II) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 4.01, (ii) all obligations of the Borrowers due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.19, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption on behalf of such Replaced Lender, and any such Assignment and Assumption so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.19 and Section 13.04 and (iii) in the case of any assignment resulting from clause (y) above, such assignment will result in a reduction in such compensation or payments thereafter. Upon the execution of the respective Assignment and Assumption, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register pursuant to Section 13.04 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the applicable Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.16, 2.17, 5.05, 12.07 and 13.01), which shall survive as to such Replaced Lender with respect to actions or occurrences prior to it ceasing to be a Lender hereunder.

2.20 Extended Term Loans and Extended Revolving Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.20, the Lead Borrower may at any time and from time to time request that all or a portion of any Tranche of Term Loans (each, an “Existing Term Loan Tranche”) or any then-existing Revolving Commitments under any Subfacility (each, “Existing Revolving Commitments”), together with any related outstandings (“Existing Revolving Loans”), be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or any portion of such Existing Term Loan Tranche (any such Term Loans which have been so converted, “Extended Term Loans”) or such Existing Revolving Commitments (and related Existing Revolving Loans) (any such Revolving Commitments which have been so converted, “Extended Revolving Commitments” and the related Revolving Loans, the “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.20. In order to establish any Extended Term Loans or Extended Revolving Commitments, the Lead Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Term Lenders or each of the Revolving Lenders under the applicable Existing Term Loan Tranche or Existing Revolving Commitments, as applicable) (each, an “Extension Request”) setting forth the proposed terms of the Extended Term Loans or Extended Revolving Commitments to be established, which shall (x) be identical as offered to each Term Lender under the relevant Existing Term Loan Tranche and/or be identical as offered to each Revolving Lender under the relevant Existing Revolving Commitments, as applicable (in each case, including as to the proposed interest rates and fees payable), and (y) have the same terms as the Existing Term Loan Tranche from which such Extended Term Loans are to be converted or the Revolving Loans under the relevant Existing Revolving Commitments from which the Extended Revolving Commitments are to be converted, as applicable, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche to the extent provided in the applicable Extension Amendment; (ii) repayments of principal of any Revolving Loans under the Extended Revolving Commitments may be delayed to later dates than the Maturity Date applicable to the Existing Revolving Commitments; (iii) the Effective Yield with respect to the Extended Term Loans or the effective yield on the Extended Revolving Commitments (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche or the effective yield of such Existing Revolving Commitments, as applicable, to the extent provided in the applicable Extension Amendment; (iv) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the applicable Extension Amendment (immediately prior to the establishment of such Extended Term Loans or Extended Revolving Commitments) provided, however, that (A) in no event shall the final maturity date of any Revolving Loans incurred pursuant to the Extended Revolving Commitments at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Loans hereunder that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Commitments) and (B) the Weighted Average Life to Maturity of any Loans incurred pursuant to the Extended Revolving Commitments at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of any other Revolving Loans then outstanding; (v) Extended Term Loans may have mandatory prepayment terms which provide for the application of proceeds from mandatory prepayment events to be made first to prepay the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans have been converted before applying any such proceeds to prepay such Extended Term Loans; (vi) Extended Term Loans may have optional prepayment terms (including call protection and terms which allow Term Loans under the relevant Existing Term Loan Tranche from which such Extended Term Loans have been converted to be optionally prepaid prior to the prepayment of such Extended Term Loans) as may be agreed by the Lead Borrower and the Lenders thereof; and (vii) such Extended Term Loans or Extended Revolving Commitments may have other terms (other than those described in the preceding clauses (i) through (vi)) that differ from those of the Existing Term Loan Tranche or Existing Revolving Commitments, in each case, taken as a whole, that are not materially more favorable to the Lenders providing such Extended Term Loans or Extended Revolving Commitments than the provisions applicable to the Existing Term Loan Tranche or Existing Revolving Commitments, as applicable, or as are otherwise reasonably satisfactory to the Administrative Agent. Any Extended Term Loans or Extended Revolving Commitments converted pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Term Loans or Extended Revolving Commitments, as applicable, for all purposes of this Agreement; provided that, subject to the requirements set forth above, any Extended Term Loans converted from an Existing Term Loan Tranche or Extended Revolving Commitments converted from Existing Revolving Commitments may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Existing Term Loan Tranche or Existing Revolving Commitments, as applicable.

(b) With respect to any Extended Revolving Commitments, subject to the provisions of Sections 2.13(e) and 2.14(o), to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after the Maturity Date applicable to the Existing Revolving Commitments, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Commitments and/or Extended Revolving Commitments in accordance with their Pro Rata Share of the Aggregate Revolving Commitments under each Extension Series of Extended Revolving Commitments of the applicable Subfacility (and, except as provided in Sections 2.13(e) and 2.14(o), without giving effect to changes thereto on such Maturity Date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under the Aggregate Revolving Commitments and repayments thereunder shall be made on a pro rata basis (except for (x) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (y) repayments required upon any Maturity Date of any Revolving Commitments or Extended Revolving Commitments). Notwithstanding the foregoing, if provided in any Extension Amendment with respect to any Extended Revolving Commitments, and with the consent of each Issuing Bank, participations in Letters of Credit may be reallocated from lenders holding Existing Revolving Commitments to lenders holding such Extended Revolving Commitments or may be retained by the lenders holding such Existing Revolving Commitments in the manner specified in such Extension Amendment, including upon effectiveness of such Extended Revolving Commitment or upon or prior to the maturity date for any class of Revolving Commitments.

(c) The Lead Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as to which the Administrative Agent may consent) prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolving Commitments of the applicable Subfacility are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.20. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche converted into Extended Term Loans or of any Existing Revolving Commitments converted into Extended Revolving Commitments pursuant to any Extension Request. Any Lender (each, an “Extending Lender”) wishing to have all or a portion of its Loans or Commitments subject to such Extension Request converted into Extended Term Loans or Extended Revolving Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or its Existing Revolving Commitments of the applicable Subfacility which it has elected to request be converted into Extended Term Loans or Extended Revolving Commitments, as applicable, (subject to any reasonable minimum denomination requirements imposed by the Administrative Agent). Any Lender that does not respond to the Extension Request on or prior to the date specified therein shall be deemed to have rejected such Extension Request. In the event that the aggregate principal amount of Term Loans under the applicable Existing Term Loan Tranche exceeds the amount of Extended Term Loans requested pursuant to such Extension Request, Term Loans of such Existing Term Loan Tranche subject to such Extension Elections shall either (i) be converted to Extended Term Loans of such Existing Term Loan Tranche on a pro rata basis based on the aggregate principal amount of Term Loans of such Existing Term Loan Tranche included in such Extension Elections, subject to such rounding requirements as may be established by the Administrative Agent or (ii) to the extent such option is expressly set forth in the applicable Extension Request, be converted to Extended Term Loans upon an increase in the amount of Extended Term Loans so that such excess does not exist. In the event that the aggregate principal amount of Existing Revolving Commitments subject to Extension Elections relating to a particular Extension Request exceeds the amount of Extended Revolving Commitments requested pursuant to such Extension Request, Revolving Commitments subject to such Extension Elections shall either (i) be converted to Extended Revolving Commitments on a pro rata basis based on the aggregate principal amount of Revolving Commitments included in each such Extension Elections or (ii) to the extent such option is expressly set forth in the respective Extension Request, the Lead Borrower shall have the option to increase the amount of Extended Revolving Commitments so that such excess does not exist.

(d) Extended Term Loans and Extended Revolving Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Lead Borrower, the Administrative Agent and each Extending Lender providing an Extended Term Loan or Extended Revolving Commitment thereunder, which shall be consistent with the provisions set forth in Section 2.20(a) above and each Issuing Bank (solely to the extent that such Extension Amendment would result in the extension of such Issuing Bank’s obligations with respect to Letters of Credit) (but which shall not require the consent of any other Lender). The Administrative Agent shall promptly notify each relevant Lender as to the effectiveness of each Extension Amendment. After giving effect to the Extension, the Loans so extended shall cease to be a part of the Tranche or Class they were a part of immediately prior to the Extension.

(e) (i) Extensions consummated by the Lead Borrower pursuant to this Section 2.20 shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement and (ii) with respect to Extended Revolving Commitments, if the aggregate amount extended is less than (A) the LC Commitment, the LC Commitment shall be reduced upon the date that is five (5) Business Days prior to the Latest Maturity Date that is in effect on the effective date of the Extension Amendment immediately prior to the establishment of such Extended Revolving Commitments (to the extent needed so that the LC Commitment does not exceed the aggregate Revolving Commitment which would be in effect after the Maturity Date of the Existing Revolving Commitments), and, if applicable, the Borrowers shall Cash Collateralize obligations under any issued Letters of Credit in an amount equal to 102% of the stated amount of such Letters of Credit or (B) the Swingline Commitment, the Swingline Commitment shall be reduced upon the date that is five (5) Business Days prior to such Latest Maturity Date (to the extent needed so that the Swingline Commitment does not exceed the aggregate Revolving Commitment which would be in effect after such Latest Maturity Date), and, if applicable, the Borrowers shall prepay any outstanding Swingline Loans. The Administrative Agent and the Lenders hereby consent to each Extension and Extension Amendment and the other transactions contemplated by this Section 2.20 (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Term Loans or Extended Revolving Commitments (and related outstandings) on such terms as may be set forth in the applicable Extension Request) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 5.01, 5.02, 5.03, 13.02 or 13.06) or any other Credit Document that may otherwise prohibit any Extension Amendment or any other transaction contemplated by this Section 2.20; provided that such consent shall not be deemed to be an acceptance of any Extension Request.

(f) Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) reasonably necessary to (i) reflect the existence and terms of any Extended Term Loans or Extended Revolving Commitments incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 5.02(a) with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans converted pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 5.02(a)), (iii) make such other changes to this Agreement and the other Credit Documents consistent with the provisions and intent of Section 13.12(e), (iv) establish new Tranches in respect of Term Loans so extended and tranches or sub-tranches in respect of Revolving Commitments so extended and, in each case, such technical amendments as may be necessary in connection with the establishment of such new Tranches, tranches or sub-tranches, as applicable, in each case, on terms consistent with this Section 2.20 and (v) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section 2.20, and each Lender hereby expressly authorizes the Administrative Agent to enter into any such Extension Amendment.

2.21 Incremental Commitments.

(a) The Lead Borrower may at any time and from time to time request, by written notice, one or more Lenders (or one or more Eligible Transferees who will become Lenders) to provide an increase in Revolving Commitments under any Subfacility (a “Revolving Commitment Increase”) or Incremental Term Loan Commitments (either as an increase to an existing Tranche of Term Loans or as a separate Tranche) (such Incremental Term Loan Commitments together with any Revolving Commitment Increase, “Incremental Commitments”) (such Term Loans incurred in connection therewith, each, an “Incremental Term Loan” and, collectively, the “Incremental Term Loans” and, collectively with any Revolving Commitment Increase, each, an “Incremental Facility” and collectively, the “Incremental Facilities”) to the applicable Borrowers and, subject to the terms and conditions contained in this Agreement and in the relevant Incremental Amendment, provide commitments and/or make Loans pursuant thereto; it being understood and agreed, however, that (i) (x) no Lender shall be obligated to provide an Incremental Facility as a result of any such request by the Lead Borrower and (y) no Issuing Bank or Swingline Lender shall be required to act in such capacity under the Revolving Commitment Increase without its prior written consent, (ii) any Lender

(including any Eligible Transferee who will become a Lender) may so provide an Incremental Facility without the consent of any other Lender, (iii) each Incremental Term Loan shall be denominated in Dollars, (iv) the amount of any Incremental Facility made available pursuant to a given Incremental Amendment shall be in a minimum aggregate amount for all Lenders which provide such Incremental Facility thereunder (including Eligible Transferees who will become Lenders) of at least $10,000,000, (v) other than with respect to any Incremental Term Loans established pursuant to Section 2.21(d), the aggregate principal amount of any Loan or Commitment, as applicable, pursuant to an Incremental Facility on the date of the incurrence thereof shall not exceed, when taken together with any incurrence of Permitted Pari Passu Notes, Permitted Pari Passu Loans or Permitted Junior Debt pursuant to Section 10.04(xxvii) on such date, the then-remaining Incremental Amount as of the date of incurrence, (vi) the proceeds of all Incremental Facilities incurred by the applicable Borrowers may be used for any purpose not prohibited under this Agreement, (vii) the Lead Borrower shall specifically designate, in consultation with the Administrative Agent, any Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as any existing Tranche of Incremental Term Loans, Incremental Term Loan Commitments or other Term Loans), unless the requirements of Section 2.21(c) are satisfied), which designation shall be set forth in the applicable Incremental Amendment, (viii) if to be incurred as a new Tranche of Incremental Term Loans, such Incremental Term Loans shall have the same terms as each other Tranche of Term Loans as in effect immediately prior to the effectiveness of the relevant Incremental Amendment, except as to purpose (which is subject to the requirements of the preceding clause (vi)) and optional prepayment provisions and mandatory prepayment provisions (which are governed by Sections 5.01 and 5.02; provided that each new Tranche of Incremental Term Loans shall be entitled to share in mandatory prepayments on a ratable basis with the other Tranches of Term Loans (unless the holders of the Incremental Term Loans of any Tranche agree to take a lesser share of any such prepayments)); provided, however, that (I) the maturity and amortization of such Tranche of Incremental Term Loans may differ, so long as such Tranche of Incremental Term Loans shall have (a) a Maturity Date of no earlier than the Latest Maturity Date of any outstanding Term Loans as of the date such Indebtedness was incurred and (b) a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Tranche of then outstanding Term Loans with the then longest Weighted Average Life to Maturity; provided, however, that Extendable Bridge Loans may have a maturity date earlier than the Latest Maturity Date of all then outstanding Term Loans and the Weighted Average Life to Maturity thereof may be shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans, (II) the Effective Yield applicable to such Tranche of Incremental Term Loans may differ from that applicable to the then outstanding Tranches of Term Loans, with the Effective Yield applicable thereto to be specified in the respective Incremental Amendment; provided, however, that, solely with respect to any syndicated Incremental Term Loan incurred on or prior to the date that is twenty-four months after the Closing Date, as applicable, if the Effective Yield for any such Incremental Term Loans exceeds the Effective Yield then applicable to any then outstanding Initial Term Loans by more than 0.50% per annum, the Applicable Margins for such then outstanding Initial Term Loans shall be increased as of such date (in accordance with the requirements of the definition of “Applicable Margin”) so that the difference between the Effective Yield with respect to such new Incremental Term Loans and the corresponding Effective Yield on such then outstanding Initial Term Loans is equal to 0.50% (the “MFN Pricing Test”); and (III) such Tranche of Incremental Term Loans may have other terms (other than those described in preceding clauses (I) and (II)) that may differ from those of other Tranches of Term Loans (including, without limitation, as to the application of optional or voluntary prepayments among the Incremental Term Loans and the existing Term Loans), in each case, taken as a whole, that are not materially more favorable to the lenders providing such Incremental Term Loans than the provisions applicable to the existing Term Loans or as are reasonably satisfactory to the Administrative Agent, (ix) with respect to any Subfacility, the terms and provisions of any Revolving Commitment Increase with respect to such Subfacility shall be identical to the terms and provisions in effect at such time with respect to the existing Revolving Loans and the existing Revolving Commitments with respect to such Subfacility, and, for purposes of this Agreement and the other Credit Documents, all Revolving Loans made under the Revolving Commitment Increase with respect to such Subfacility shall be deemed to be Revolving Loans under such Subfacility of the same Class as any Revolving Loans under such Subfacility made pursuant to the Revolving Commitments under such Subfacility that first became available on the Closing Date (including, without limitation, the following: (A) the rate of interest applicable to the Revolving Commitment Increase with respect to a Subfacility shall be the same as the rate of interest applicable to the existing Revolving Loans under such Subfacility, (B) unused line fees applicable to the Revolving Commitment Increase with respect to a Subfacility shall be calculated using the same Commitment Fee Rate applicable to the existing Revolving Commitments under such Subfacility, (C) the Revolving Commitment Increase with respect to a Subfacility shall share ratably in any mandatory prepayments of the existing Revolving Loans under such Subfacility, (D) after giving effect to any Revolving Commitment Increase with respect to a Subfacility, in the event that there is any subsequent reduction in the Revolving

Commitments under such Subfacility, the Revolving Commitments under such Subfacility shall be reduced based on each Lender’s Pro Rata Percentage (without regard to whether such Revolving Commitments related to the Revolving Commitment Increase or related to Revolving Commitments that first became available on the Closing Date), (E) the Revolving Commitment Increase and Revolving Loans related thereto shall rank pari passu in right of payment and security with the existing Revolving Commitments that first became available on the Closing Date and the Revolving Loans related thereto, (F) in no event shall the final maturity date of any Revolving Loans under a Revolving Commitment Increase at the time of establishment thereof be earlier than the Latest Maturity Date with respect to the Revolving Loans that is in effect on the effective date of the Revolving Commitment Increase (immediately prior to the establishment of such Revolving Commitment Increase), (G) the Revolving Commitment Increase shall require no scheduled amortization or mandatory commitment reduction prior to the Latest Maturity Date with respect to the Revolving Loans that is in effect on the effective date of the Revolving Commitment Increase (immediately prior to the establishment of such Revolving Commitment Increase) and (H) after giving effect to such Revolving Commitment Increases, the Pro Rata Percentage of the Revolving Commitments of each Revolving Lender under each applicable Subfacility and in the aggregate may be adjusted to give effect to the total Revolving Commitment under each applicable Subfacility and in the aggregate as increased by such Revolving Commitment Increase, (x) the Lead Borrower shall only be permitted to request six Revolving Commitment Increases during the term of this Agreement, (xi) following any Revolving Commitment Increase, the Revolving Commitments under the Foreign Subfacilities shall not exceed 50% of the Aggregate Revolving Commitments, (xii) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) incurred by the Lead Borrower shall be Obligations of the Lead Borrower under this Agreement and the other applicable Credit Documents and shall be secured by the applicable Security Documents, and guaranteed under each relevant Guaranty, on a pari passu basis with all other Term Loans secured by the applicable Security Documents and guaranteed under each such Guaranty and shall not be secured by any assets that do not constitute Collateral for the outstanding Loans or be guaranteed by any guarantors that are not Credit Parties, (xiii) each Lender (including any Eligible Transferee who will become a Lender) agreeing to provide an Incremental Commitment pursuant to an Incremental Amendment shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Revolving Loans (if any) under the Revolving Commitment Increases and/or Incremental Term Loans under the Tranche or Class specified in such Incremental Amendment as provided in Sections 2.01(b) or (d) and such Loans shall thereafter be deemed to be Revolving Loans or Incremental Term Loans under such Tranche or Class, as applicable, for all purposes of this Agreement and the other applicable Credit Documents and (xiv) all Incremental Commitment Requirements are satisfied.

(b) At the time of the provision of Incremental Commitments pursuant to this Section 2.21, the applicable Borrowers, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Commitment (each, an “Incremental Lender”) shall execute and deliver to the Administrative Agent an amendment to this Agreement (an “Incremental Amendment”) (which shall not require the consent of any other Lender), with the effectiveness of the Incremental Commitment provided therein to occur on the date on which (w) a fully executed copy of such Incremental Amendment shall have been delivered to the Administrative Agent, (x) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon upfront or arrangement fees owing to the Administrative Agent to the extent it served as the arranger for the Incremental Commitments), (y) all Incremental Commitment Requirements are satisfied, and (z) all other conditions set forth in this Section 2.21 shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Amendment (subject in the case of Revolving Commitment Increases to Section 2.21(e)), and at such time, (i) Schedule 2.01 shall be deemed modified to reflect the revised Incremental Commitments of the affected Lenders and (ii) to the extent requested by any Incremental Lender, Term Notes or Revolving Notes, as applicable, will be issued at the Borrowers’ expense to such Incremental Lender, to be in conformity with the requirements of Section 2.05 (with appropriate modification) to the extent needed to reflect the new Incremental Loans and Incremental Commitments made by such Incremental Lender.

(c) Notwithstanding anything to the contrary contained above in this Section 2.21, the Incremental Term Loan Commitments provided by an Incremental Lender or Incremental Lenders, as the case may be, pursuant to each Incremental Amendment shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement; provided that, with the consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned), the parties to a given Incremental Amendment may specify therein that the Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Tranche of Term Loans, in any case so long as the following requirements are satisfied:

(i) the Incremental Term Loans to be made pursuant to such Incremental Amendment shall have the same Borrower, the same Maturity Date and the same Applicable Margins as the Tranche of Term Loans to which the new Incremental Term Loans are being added;

(ii) the new Incremental Term Loans shall have the same Scheduled Repayment Dates as then remain with respect to the Tranche to which such new Incremental Term Loans are being added (with the amount of each Scheduled Repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining Scheduled Repayment of the respective Tranche proportionately); and

(iii) on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.06, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans of the applicable Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender holding Term Loans under the respective Tranche of Term Loans participates in each outstanding Borrowing of Term Loans of the respective Tranche (after giving effect to the incurrence of such new Incremental Term Loans pursuant to Section 2.01(b)) on a pro rata basis.

To the extent the provisions of the preceding clause (iii) require that Incremental Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding Borrowings of Term SOFR Rate Term Loans of such Tranche, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having irregular Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Term SOFR Rate Term Loans of such Tranche and which will end on the last day of such Interest Period), which irregular interest periods shall be permitted notwithstanding anything to the contrary in this Agreement. All determinations by any the Administrative Agent of the Term SOFR Rate, in such circumstances pursuant to the immediately preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.

(d) Subject to compliance with the other applicable requirements set forth in this Section 2.21, any new Incremental Term Loan may be established and incurred as a means of effectively extending the maturity of, effecting a repricing of or a refinancing, in whole or in part, of any applicable Term Loans then outstanding, without utilizing the capacity under the Incremental Amount, so long as:

(i) the Lenders with respect to the relevant series of Term Loans and/or Commitments being extended, repriced or refinanced are offered the opportunity to participate in such transaction on a pro rata basis (and on the same terms); and

(ii) the amount of any Incremental Term Loans does not exceed the sum of (x) the principal amount of the applicable Term Loans effectively being extended, repriced or refinanced, (y) fees and expenses (including any prepayment premium, penalties or other call protection) related to such extension, repricing or refinancing, and (z) fees and expenses (including any upfront fees, original issue discount, underwriting discounts, amendment fees, commissions and arrangement, underwriting and similar fees) related to the establishment and incurrence of such Incremental Term Loans.

(e) Each notice submitted pursuant to this Section 2.21 requesting a Revolving Commitment Increase (a “Revolving Commitment Increase Notice”) shall specify the amount of the increase in the Revolving Commitments being requested and the relevant Subfacility to be increased. Upon receipt of a Revolving Commitment Increase Notice, the Administrative Agent may (at the direction of the Lead Borrower, shall) promptly notify the Lenders under the applicable Subfacility and/or such other Persons who may participate as Lenders of the requested increase in Revolving Commitments (it being understood that Lead Borrower shall have no obligation to seek a Revolving Commitment Increase from any existing Lenders); provided that (i) each applicable Lender or additional financial institution may elect or decline, in its sole discretion, to have its Revolving Commitment increased in connection with any requested Revolving Commitment Increase, it being understood that no Lender shall be obligated to increase its Revolving Commitment unless it, in its sole discretion, so agrees; (ii) if commitments from additional financial institutions are obtained in connection with the Revolving Commitment Increase, any Person or Persons providing such commitment shall be subject to the written consent of the Administrative Agent, the Swingline Lender (solely with respect to a Revolving Commitment Increase affecting the U.S. Subfacility) and the Issuing Banks (such consents not to be unreasonably withheld, delayed or conditioned), if such consent would be required pursuant to Section 13.04; and (iii) in no event shall a Defaulting Lender be entitled to participate in such Revolving Commitment Increase. In the event that any Lender or other Person agrees to participate in any Revolving Commitment Increase (each an “Increase Loan Lender”), such Revolving Commitment Increase shall become effective on such date as shall be mutually agreed upon by the Increase Loan Lenders and the Lead Borrower, which date shall be as soon as practicable after the date of receipt of the Revolving Commitment Increase Notice (such date, the “Increase Date”). On the Increase Date, upon fulfillment of the conditions set forth in this Section 2.21, the Administrative Agent shall effect a settlement of all outstanding Revolving Loans under the increased Subfacility among the Lenders that will reflect the adjustments to the Revolving Commitments of the applicable Lenders as a result of the Revolving Commitment Increase.

(f) Each fixed dollar threshold set forth in the definition of “Payment Condition”, “Distribution Condition”, “Liquidity Period”, “UK Liquidity Period”, “APAC Liquidity Period” or “FCCR Test Amount” or otherwise relating to any measure of Global Availability or Adjusted Availability shall be proportionately adjusted to reflect any Revolving Commitment Increase.

2.22 Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.22, if prior to the commencement of any Interest Period for any Term Benchmark Borrowing or any RFR Interest Day for any RFR Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, BBSY or the Adjusted Term CORRA Rate, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable RFR Rate, Daily Simple RFR or RFR for the applicable Agreed Currency; provided that no Benchmark Transition Event shall have occurred with respect to the applicable Agreed Currency at such time; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, BBSY or the Adjusted Term CORRA Rate, as applicable, for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable RFR Rate, Daily Simple RFR or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing, then the Administrative Agent shall give notice thereof to the Lead Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Lead Borrower delivers a new Notice of Conversion/Continuation in accordance with the terms of Section 2.06 or a new Notice of Borrowing in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars under the U.S. Subfacility, any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing, and any Notice of Borrowing that requests a Term Benchmark Borrowing shall instead be deemed to be an Notice of Conversion/Continuation or a Notice of Borrowing, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.22(a)(i) or (ii) above or (y) a Base Rate Borrowing if the Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.22(a)(i) or (ii) above, (B) for Loans denominated in Canadian Dollars under the Canadian Subfacility, any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing, and any Notice of Borrowing that requests a Term Benchmark Borrowing shall instead be deemed to be an Notice of Conversion/Continuation or a Notice of Borrowing, as applicable, for a Candian Prime Rate Borrowing and (C) for

Loans denominated in any other currency under any other Subfacility, any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Notice of Borrowing that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Lead Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.22(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until the Administrative Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Lead Borrower delivers a new Notice of Conversion/Continuation in accordance with the terms of Section 2.06 or a new Notice of Borrowing in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars under the U.S. Subfacility, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.22(a)(i) or (ii) above or (y) a Base Rate Borrowing if the Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.22(a)(i) or (ii) above, on such day, and (B) for Loans denominated in an Alternative Currency, (1) if such Term Benchmark Loan is denominated in Canadian Dollars under the Canadian Subfacility, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Canadian Prime Rate Loan denominated in Canadian Dollars on such day, (2) if such Term Benchmark Loan is denominated in Euros, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall bear interest at the Central Bank Rate for Euros plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Euros cannot be determined, any outstanding affected Term Benchmark Loans denominated in Euros shall, at the Lead Borrower’s (or other Applicable Administrative Borrower’s) election prior to such day: (A) be prepaid by the Lead Borrower (or other Applicable Administrative Borrower) on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in Euros shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (3) any RFR Loan shall bear interest at the Central Bank Rate for Pounds Sterling plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Pounds Sterling cannot be determined, any outstanding affected RFR Loans denominated in Pounds Sterling shall, at the Lead Borrower’s (or other Applicable Administrative Borrower’s) election prior to such day: (A) be prepaid by the Lead Borrower (or other Applicable Administrative Borrower) on such day or (B) solely for the purpose of calculating the interest rate applicable to such RFR Loan, such RFR Loan denominated in Pounds Sterling shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time.

(b) Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark for the applicable Agreed Currency, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for such Agreed Currency for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c) (i) Notwithstanding anything to the contrary herein or in any other Credit Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(ii) The Administrative Agent will promptly notify the Lead Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.22, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.22.

(d) Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark for such Agreed Currency is a term rate (including the Term SOFR Rate, EURIBOR Rate, Term CORRA or BBSY) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor for such Benchmark for such Agreed Currency and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) for such Agreed Currency or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement) for such Agreed Currency, then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings with respect to such Agreed Currency at or after such time to reinstate such previously removed tenor.

(e) Upon the Lead Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Benchmark for any Agreed Currency, the Lead Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing, as applicable, in such Agreed Currency, or a conversion to or continuation of Term Benchmark Loans, in such Agreed Currency, in each case, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Lead Borrower will be deemed to have converted any such request for a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) a Base Rate Borrowing if the Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, (y) the Lead Borrower will be deemed to have converted any such request for a Term Benchmark Borrowing denominated in Canadian Dollars into a request for a Borrowing of or conversion to Canadian Prime Rate Loans, or (z) any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency (other than Canadian Dollars) shall be ineffective. During any Benchmark Unavailability Period with respect to the Benchmark for Loans denominated in Dollars or at any time that a tenor for the then-current Benchmark for Loans Denominated in Dollars is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. During any Benchmark Unavailability Period with respect to the Benchmark for Loans denominated in Canadian Dollars or at any time that a tenor for the then-current Benchmark for Loans Denominated in Canadian Dollars is not an Available Tenor, the component of Canadian Prime Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Canadian Prime Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Lead Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.22, (i) if such Term Benchmark Loan is denominated in Dollars under the U.S. Subfacility, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day, (ii) if such Term Benchmark Loan is denominated in Canadian Dollars under the Canadian Subfacility, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Canadian Prime Rate Loan denominated in Canadian Dollars on such day, (iii) if such Term Benchmark Loan is denominated in Euros, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for Euros plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Euros cannot be determined, any outstanding affected Term Benchmark Loans denominated in Euros shall, at the Applicable Administrative Borrower’s election prior to such day: (A) be prepaid by the Applicable Administrative Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in Euros shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time, (iv) any RFR Loan shall bear interest at the Central Bank Rate for Pounds Sterling plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Pounds Sterling cannot be determined, any outstanding affected RFR Loans denominated in Pounds Sterling shall, at the Applicable Administrative Borrower’s election prior to such day: (A) be prepaid by the Applicable Administrative Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such RFR Loan, such RFR Loan denominated in Pounds Sterling shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time or (v) any other Term Benchmark Loan shall be prepaid in full immediately.

2.23 [Reserved].

2.24 Refinancing Term Loans.

(a) The Lead Borrower may from time to time by written notice to the Administrative Agent elect to request the establishment of one or more additional Tranches of Term Loans under this Agreement (“Refinancing Term Loans”), which refinance, renew, replace, defease or refund all or any portion of one or more Tranches of Term Loans under this Agreement selected by the Lead Borrower; provided that such Refinancing Term Loans may not be in an amount greater than the aggregate principal amount of the Term Loans being refinanced, renewed, replaced, defeased or refunded plus unpaid accrued interest and premium (if any) thereon and upfront fees, original issue discount, underwriting discounts, fees, commissions and expenses incurred in connection with the Refinancing Term Loans; provided that such aggregate principal amount may also be increased to the extent such additional amount is capable of being incurred at such time pursuant to Section 2.21 and such excess incurrence shall for all purposes hereof be an incurrence under the relevant subclauses of Section 2.21. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Lead Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not less than three (3) Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:

(i) except in the case of Extendable Bridge Loans, the Weighted Average Life to Maturity of such Refinancing Term Loans shall not be shorter than the remaining Weighted Average Life to Maturity of the Term Loans being refinanced and the Refinancing Term Loans shall not have a final stated maturity before the Maturity Date applicable to the Term Loans being refinanced;

(ii) such Refinancing Term Loans shall have pricing (including interest rates, fees and premiums), amortization, optional prepayment, mandatory prepayment (so long as such Refinancing Term Loans are not entitled to participate on a greater than pro rata basis in any mandatory prepayment than the then outstanding Term Loans) and redemption terms as may be agreed to by the Lead Borrower and the relevant Refinancing Term Loan Lenders (as defined below);

(iii) such Refinancing Term Loans shall not be guaranteed by any Person other than the Credit Parties;

(iv) in the case of any such Refinancing Term Loans that are secured, such Refinancing Term Loans are secured only by assets comprising Collateral, and not secured by any property or assets of the Lead Borrower or any of its Subsidiaries other than the Collateral; and

(v) all other terms applicable to such Refinancing Term Loans (except as set forth above), taken as a whole, shall not be materially more favorable to the Refinancing Term Loan Lenders than the related provisions applicable to the then outstanding Term Loans or otherwise reasonably satisfactory to the Administrative Agent, except (i) to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date as of the date such Indebtedness was incurred and (ii) in the case of Refinancing Term Loans that are secured on pari passu basis with the Initial Term Loans, not taking into account any baskets based on Payment Conditions or Distribution Conditions (and which Refinancing Term Loans may include “available amount” or “cumulative credit” and ratio-based baskets in lieu thereof)) (provided that a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (v), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Lead Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

(b) The Lead Borrower may approach any Lender or any other Person that would be an Eligible Transferee of Term Loans to provide all or a portion of the Refinancing Term Loans (a “Refinancing Term Loan Lender”); provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated a series of Refinancing Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Term Loan Amendment and subject to the restrictions set forth in clause (a) above, be designated as an increase in any previously established Tranche of Term Loans.

(c) The Administrative Agent and the Lenders hereby consent to the transactions contemplated by Section 2.24(a) (including, for the avoidance of doubt, the payment of interest, fees, amortization (to the extent in compliance with Section 2.24(a)(i)) or premium in respect of the Refinancing Term Loans on the terms specified by the Lead Borrower) and hereby waive the requirements of this Agreement or any other Credit Document that may otherwise prohibit any transaction contemplated by Section 2.24(a). The Refinancing Term Loans shall be established pursuant to an amendment to this Agreement among Holdings, the Lead Borrower, the Administrative Agent and the Refinancing Term Loan Lenders providing such Refinancing Term Loans (a “Refinancing Term Loan Amendment”) (which shall not require the consent of any other Lender) which shall be consistent with the provisions set forth in Section 2.24(a). Each Refinancing Term Loan Amendment shall be binding on the Lenders, the Administrative Agent, the Credit Parties party thereto and the other parties hereto without the consent of any other Lender, and the Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Credit Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of Section 2.24, including such technical amendments as may be necessary or appropriate in connection therewith and to adjust the amortization schedule in Section 5.02(a) (insofar as such schedule relates to payments due to Lenders the Term Loans of which are refinanced with the proceeds of Refinancing Term Loans; provided that no such amendment shall reduce the pro rata share of any such payment that would have otherwise been payable to the Lenders, the Term Loans of which are not refinanced with the proceeds of Refinancing Term Loans). The Administrative Agent shall be permitted, and each is hereby authorized, to enter into such amendments with the Lead Borrower to effect the foregoing.

2.25 Reverse Dutch Auction Repurchases.

(a) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, Holdings, the Lead Borrower or any Restricted Subsidiary may, at any time and from time to time, conduct reverse Dutch auctions in order to purchase Term Loans of a particular Tranche (each, an “Auction”) (each such Auction to be managed exclusively by the Administrative Agent or any other bank or investment bank of recognized standing selected by the Lead Borrower (with the consent of the Administrative Agent or such other bank or investment bank) following consultation with the Administrative Agent (in such capacity, the “Auction Manager”)), so long as the following conditions are satisfied:

(i) each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.25(a) and Schedule 2.25(a);

(ii) no Event of Default shall have occurred and be continuing on the date of the delivery of each auction notice and at the time of purchase of Term Loans in connection with any Auction;

(iii) the minimum principal amount (calculated on the face amount thereof) of all Term Loans that Holdings, the Lead Borrower or such Restricted Subsidiary offers to purchase in any such Auction shall be no less than $2,500,000 (unless another amount is agreed to by the Administrative Agent);

(iv) Borrower shall not use the proceeds of any Revolving Borrowings to finance any such repurchase; and

(v) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by Holdings, the Lead Borrower or such Restricted Subsidiary shall automatically be cancelled and retired on the settlement date of the relevant purchase (and may not be resold).

(b) Holdings, the Lead Borrower or such Restricted Subsidiary must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Auction. Holdings, the Lead Borrower or such Restricted Subsidiary may withdraw any Auction if the reply amounts are insufficient to complete the purchase of a minimum principal amount of the Term Loans designated in writing to the applicable Auction Manager by Holdings, the Lead Borrower or such Restricted Subsidiary (the “Minimum Purchase Condition”). No Credit Party or any Restricted Subsidiary shall have any liability to any Lender for any termination of such Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the such Auction, or for any termination of such Auction as a result of the failure to satisfy the Minimum Purchase Condition, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans made pursuant to this Section 2.25, (x) Holdings, the Lead Borrower or such Restricted Subsidiary shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans up to the settlement date of such purchase and (y) such purchases (and the payments made therefor and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 5.01, 5.02 or 13.06. At the time of purchases of Term Loans pursuant to an Auction, the then remaining Scheduled Repayments shall be reduced by the aggregate principal amount (taking the face amount thereof) of Term Loans repurchased pursuant to such Auction, with such reduction to be applied to such Scheduled Repayments on a pro rata basis (based on the then remaining principal amount of each such Scheduled Repayments).

(c) The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.25 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 5.01, 5.02 and 13.06 (it being understood and acknowledged that purchases of the Term Loans by Holdings, the Lead Borrower or any Restricted Subsidiary contemplated by this Section 2.25 shall not constitute Investments by such Person)) or any other Credit Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.25. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Section 12 and Section 13.01 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent and the Auction Manager shall cooperate in a reasonable manner in connection therewith.

2.26 Open Market Purchases.

(a) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, Holdings, the Lead Borrower or any of its Restricted Subsidiaries may, at any time and from time to time, make open market purchases (including on a non-pro rata basis) of Term Loans (each, an “Open Market Purchase”), so long as the following conditions are satisfied:

(i) no Event of Default shall have occurred and be continuing on the date of such Open Market Purchase;

(ii) neither Holdings, the Lead Borrower nor any Restricted Subsidiary shall use the proceeds of any Revolving Borrowing to finance any such purchase; and

(iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by Holdings, the Lead Borrower or any of its Restricted Subsidiaries shall automatically be cancelled and retired on the settlement date of the relevant purchase (and may not be resold).

(b) With respect to all purchases of Term Loans made pursuant to this Section 2.26, (x) Holdings, the Lead Borrower or such Restricted Subsidiary shall pay on the settlement date of each such purchase all accrued and unpaid interest, if any, on the purchased Term Loans up to the settlement date of such purchase (except to the extent otherwise set forth in the relevant purchase documents as agreed by the respective selling Lender) and (y) such purchases (and the payments made therefor and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.01, 5.02 or 13.06. At the time of purchases of Term Loans pursuant to any Open Market Purchase, the then remaining Scheduled Repayments shall be reduced by the aggregate principal amount (taking the face amount thereof) of Term Loans repurchased pursuant to such Open Market Purchase, with such reduction to be applied to such Scheduled Repayments on a pro rata basis (based on the then remaining principal amount of each such Scheduled Repayments).

(c) The Administrative Agent and the Lenders hereby consent to the Open Market Purchases contemplated by this Section 2.26 and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 5.01, 5.02 and 13.06 (it being understood and acknowledged that purchases of the Term Loans by Holdings, the Lead Borrower or any Restricted Subsidiary contemplated by this Section 2.26 shall not constitute Investments by such Person)) or any other Credit Document that may otherwise prohibit any Open Market Purchase by this Section 2.26.

2.27 Sponsor and Affiliate Term Loan Purchases. Notwithstanding anything to the contrary in this Agreement, the Sponsor and any Non-Debt Fund Affiliate may be an assignee in respect of Term Loans (and to such extent shall be deemed an “Eligible Transferee”); provided that:

(a) at the time of acquisition thereof, the aggregate principal amount of Term Loans held by the Sponsor and Non-Debt Fund Affiliates, together with the aggregate principal amount of the Term Loans so acquired, shall not exceed 25% of the aggregate outstanding principal amount of the Term Loans at such time;

(b) notwithstanding anything to the contrary in the definition of “Required Lenders,” “Required Term Lenders”, or in Section 13.12, the holder of any Term Loans acquired pursuant to this Section 2.27(b) (other than Debt Fund Affiliates) shall not be entitled to vote such Term Loans in any “Required Lender” vote, “Required Term Lender” vote or direction pursuant to the terms of this Agreement or any other Credit Document, and for purposes of any such vote or direction such Term Loans shall be deemed not to be outstanding (it being understood that the holder of such Term Loans shall have the right to consent to votes requiring the consent of “all Lenders” or “all Lenders directly and adversely affected thereby” pursuant to Section 13.12 or otherwise, or any other amendment which treats such Lenders differently from other Lenders);

(c) by acquiring a Term Loan hereunder, the Sponsor or such applicable Non-Debt Fund Affiliates shall be deemed to have (I) waived its right to receive information prepared by the Administrative Agent or any Lender (or any advisor, agent or counsel thereof) under or in connection with the Credit Documents (in each case to the extent not provided to the Credit Parties) and attend any meeting or conference call with the Administrative Agent or any Lender (unless any Credit Party has been invited to attend such meeting or conference call), (II) agreed that it is prohibited from making or bringing any claim (but not from joining any claim initiated by any other Lender and acting as a passive participant with respect thereto), in its capacity as a Lender, against Administrative Agent or any Lender with respect to the duties and obligations of such Persons under the Credit Documents, and (III) agreed, without limiting its rights as a Lender described in Section 2.27(b), that it will have no right whatsoever, in its capacity as a Lender, to require the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to this Agreement or any other Credit Document;

(d) the Sponsor or such Non-Debt Fund Affiliate identifies itself as an Affiliate of the Credit Parties prior to the assignment of Term Loans to it pursuant to the applicable Assignment and Assumption; provided that this clause (d) shall not apply in the case of an acquisition of Term Loans through an un-Affiliated intermediary to the extent the Sponsor or such Non-Debt Fund Affiliate has made any representations and warranties to such intermediary as are required by such intermediary in connection with its engagement as such (which may include, to the extent required by such intermediary, a representation and warranty that it does not possess any material non-public information about the Credit Parties and their respective securities);

(e) Term Loans acquired by the Sponsor and Non-Debt Fund Affiliates shall be subject to the voting limitations set forth in Section 13.04(g);

(f) notwithstanding anything in Section 13.12 or the definition of “Required Term Lenders” to the contrary, for purposes of determining whether the Required Term Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by any Credit Party therefrom, (ii) otherwise acted on any matter related to any Credit Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document, all Term Loans held by Debt Fund Affiliates may not account for more than 49.9% of the Term Loans of consenting Lenders included in determining whether the Required Term Lenders have consented to any action pursuant to Section 13.12; and

(g) each assignor and assignee party to any relevant assignment under this Section 2.27 shall render customary “big boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Assignment and Assumption.

2.28 Lead Borrower and Applicable Administrative Borrower. Each Borrower hereby designates the Lead Borrower as its representative and agent for all purposes under the Credit Documents, including requests for Revolving Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base Certificates and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Credit Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, any Issuing Bank or any Lender, and each Borrower of any Subfacility hereby designates the Applicable Administrative Borrower of such Subfacility as its representative and agent for purposes of requests for Revolving Loans and Letters of Credit and designation of interest rates. Each of the Lead Borrower and each Applicable Administrative Borrower hereby accepts such appointment. The Administrative Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by the Lead Borrower on behalf of any Borrower, and any Notice of Borrowing, request for a Letter of Credit or designation of interest rate by any Applicable Administrative Borrower on behalf of the Borrowers of its Subfacility. The Administrative Agent and the Lenders may give any notice or communication with a Borrower hereunder to the Lead Borrower on behalf of such Borrower. Each of the Administrative Agent, the Issuing Banks and the Lenders shall have the right, in its discretion, to deal exclusively with the Lead Borrower for any or all purposes under the Credit Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Lead Borrower or, in the case of any Notice of Borrowing, request for a Letter of Credit or designation of interest rate, the Applicable Administrative Borrower for its Subfacility shall be binding upon and enforceable against it.

2.29 Overadvances. If (i) the aggregate U.S. Revolving Loans and Term Loans outstanding exceed the U.S. Line Cap, (ii) the aggregate UK Revolving Loans outstanding exceed the UK Line Cap, (iii) the aggregate Canadian Revolving Loans outstanding exceed the Canadian Line Cap, (iv) the aggregate APAC Revolving Loans outstanding exceed the APAC Line Cap or (v) the aggregate Revolving Loans and Term Loans outstanding exceed the Line Cap (each of the foregoing clauses (i), (ii), (iii), (iv) and (v), an “Overadvance”), in each case at any time, the excess amount shall be payable by the applicable Borrowers on demand (or, if such Overadvance is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility criteria or standards or the occurrence of a Revaluation Date, within three (3) Business Days following notice from the Administrative Agent) to the Administrative Agent, but all such Revolving Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Credit Documents. The Administrative Agent may require the Revolving Lenders to honor requests for Overadvance Loans and to forbear from requiring the Borrowers to cure an Overadvance, (a) when no Event of Default is known to the Administrative Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required) and (ii) (u) the aggregate amount of all Overadvances and Protective Advances is not known by the Administrative Agent to exceed 10% of the Aggregate Borrowing Base, (v) the aggregate amount of all Overadvances and Protective Advances under the U.S. Subfacility is not known by the Administrative Agent to exceed 10% of the U.S. Borrowing Base, (w) the aggregate amount of all Overadvances and Protective Advances under the UK Subfacility is not known by the Administrative Agent to exceed 10% of the UK Borrowing Base, (x) the aggregate amount of all Overadvances and Protective Advances under the Canadian Subfacility is not known by the Administrative Agent to exceed 10% of the Canadian Borrowing Base and (y) the aggregate amount of all Overadvances and Protective Advances under the APAC Subfacility is not known by the Administrative Agent to exceed 10% of the APAC Borrowing Base, and (b) regardless of whether an Event of Default exists, if the Administrative Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $500,000, and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause (i) the aggregate outstanding U.S. Revolving Loans and LC Obligations to exceed the aggregate U.S. Revolving Commitments, (ii) the aggregate outstanding UK Revolving Loans to exceed the aggregate UK Revolving Commitments, (iii) the aggregate outstanding Canadian Revolving Loans to exceed the aggregate Canadian Revolving Commitments, (iv) the aggregate outstanding APAC Revolving Loans to exceed the aggregate APAC Revolving Commitments, or (v) the Aggregate Revolving Exposure to exceed the Aggregate Revolving Commitments. The making of any Overadvance shall not create nor constitute a Default or Event of Default; it being understood that the making or continuance of an Overadvance shall not constitute a waiver by the Administrative Agent or the Revolving Lenders of the then existing Event of Default. In no event shall any Borrower or other Credit Party be permitted to require any Overadvance Loan to be made.

2.30 Protective Advances. The Administrative Agent shall be authorized, in its discretion, following notice to and consultation with the Lead Borrower, at any time, to make Base Rate Loans, Canadian Prime Rate Loans, RFR Loans or Term Benchmark Loans with an Interest Period of one month (other than in Dollars) (each such loan in respect of U.S. Collateral, a “U.S. Protective Advance,” in respect of UK Collateral, a “UK Protective Advance,” in respect of Canadian Collateral, a “Canadian Protective Advance,” in respect of Australian Collateral, Hong Kong Collateral, New Zealand Collateral or Singapore Collateral, an “APAC Protective Advance,” and collectively, “Protective Advances”) (a) (i) with respect to any Protective Advances, in an aggregate amount, together with the aggregate amount of all Overadvance Loans, not to exceed 10% of the Aggregate Borrowing Base, (ii) with respect to any U.S. Protective Advances, in an aggregate amount, together with the aggregate amount of Overadvance Loans under the U.S. Subfacility, not to exceed 10% of the U.S. Borrowing Base, (iii) with respect to UK Protective Advances, in an aggregate amount, together with the aggregate amount of Overadvance Loans under the UK Subfacility, not to exceed 10% of the UK Borrowing Bases, (iv) with respect to Canadian Protective Advances, in an aggregate amount, together with the aggregate amount of Overadvance Loans under the Canadian Subfacility, not to exceed 10% of the Canadian Borrowing Bases and (v) with respect to APAC Protective Advances, in an aggregate amount, together with the aggregate amount of Overadvance Loans under the APAC Subfacility, not to exceed 10% of the APAC Borrowing Base, in each case, if the Administrative Agent deems such Protective Advances necessary or desirable to preserve and protect the Collateral, or to enhance the collectability or repayment of the Obligations under such Subfacility; or (b) to pay any other amounts chargeable to Credit Parties under any Credit Documents, including costs, fees and expenses; provided that, (i) the aggregate amount of outstanding Protective Advances plus the outstanding amount of Revolving Loans and LC Obligations shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate amount of outstanding U.S. Protective Advances plus the outstanding amount of U.S. Revolving Loans and LC Obligations shall not exceed the aggregate U.S. Revolving Commitments, (iii) the aggregate amount of outstanding UK Protective Advances plus the outstanding amount of UK Revolving Loans shall not exceed the aggregate UK Revolving Commitments, (iv) the aggregate amount of outstanding Canadian Protective Advances plus the outstanding amount of Canadian Revolving Loans shall not exceed the aggregate Canadian Revolving Commitments and (v) the aggregate amount of outstanding APAC Protective Advances plus the outstanding amount of APAC Revolving Loans shall not exceed the aggregate APAC Revolving Commitments. Each Revolving Lender shall severally but not jointly participate in each Protective Advance in accordance with its Pro Rata Percentage. Required Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances under clause (a) by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. The Administrative Agent may use the proceeds of such Protective Advances to (a) protect, insure, maintain or realize upon any Collateral; or (b) defend or maintain the validity or priority of the Administrative Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien; provided that the Administrative Agent shall use reasonable efforts to notify the Lead Borrower after paying any such amount or taking any such action and shall not make payment of any item that is being Properly Contested.

2.31 Reallocation of Commitments. The Lead Borrower may, by written notice to the Administrative Agent, request that the Administrative Agent and the Lenders increase or decrease the Revolving Commitments under any Foreign Subfacility (a “Revolver Commitment Adjustment”), which request shall be granted provided that each of the following conditions are satisfied: (i) only four Revolver Commitment Adjustments may be made in any fiscal year, (ii) the written request for a Revolver Commitment Adjustment must be received by the Administrative Agent at least three (3) Business Days (or such later date as the Administrative Agent shall agree to in its sole discretion) prior to the requested date (which shall be a Business Day) of the effectiveness of such Revolver Commitment Adjustment (such date of effectiveness, the “Commitment Adjustment Date”), (iii) no Event of Default shall have occurred and be continuing as of the date of such request or both immediately before and after giving effect thereto as of the Commitment Adjustment Date, (iv) any increase in such Foreign Subfacility shall result in a Dollar-for-Dollar decrease in the U.S. Subfacility pursuant to this Section 2.31, and any decrease in the such Foreign Subfacility pursuant to this Section 2.31 shall result in a Dollar-for-Dollar increase in the U.S. Subfacility, (v) in no event shall the Revolving Commitments under the Foreign Subfacilities exceed 50% of the Aggregate Revolving Commitments, (vi) no Revolver Commitment Adjustment shall be permitted if, after giving effect thereto (and any prepayments or repayments to be made substantially concurrently therewith), an Overadvance would exist, and (vii) the Administrative Agent shall have received a certificate of the Lead Borrower dated as of the Commitment Adjustment Date certifying the satisfaction of all such conditions (including calculations thereof in reasonable detail) and otherwise in form and substance reasonably satisfactory to the Administrative Agent. Any such Revolver Commitment Adjustment shall be in an amount equal to $1,000,000 or a multiple of $500,000 in excess thereof and shall concurrently increase or reduce, as applicable, (1) the aggregate Revolving Commitments available for use under the applicable Foreign Subfacility among the Lenders in accordance with such Lender’s Pro Rata Percentage and (2) the aggregate U.S. Revolving Commitments available for use under the U.S. Subfacility then in effect among the Lenders in accordance with such Lender’s Pro Rata Percentage. After giving effect to any Revolver Commitment Adjustment, the Revolving Commitment available for use under the U.S. Subfacility or such Foreign Subfacility, as applicable, of each Lender (and the percentage of each U.S. Revolving Loan or such Revolving Loan under the applicable Foreign Subfacility, as applicable) that each participant must purchase a participation in) shall be equal to such Lender’s (or participant’s) Pro Rata Share of the U.S. Subfacility or such Foreign Subfacility, as applicable. Notwithstanding the foregoing, the Lead Borrower may elect, in its sole discretion, to terminate the application of this Section 2.31 by delivering notice of such election to the Administrative Agent. For purposes of this Section 2.31, each reference to a “Lender” shall include its Affiliates.

Section 3. [Reserved].

Section 4. Fees; Reductions of Commitment.

4.01 Fees .

(a) [Reserved].

(b) Unused Line Fee. The applicable Borrowers shall, jointly and severally, pay to the Administrative Agent, for the pro rata benefit of the Revolving Lenders (other than any Defaulting Lenders), a fee in Dollars equal to the Unused Line Fee Rate multiplied by the amount by which the Revolving Commitments (other than Revolving Commitments of a Defaulting Lender) exceed the average daily balance of outstanding Revolving Loans (other than Swingline Loans) and stated amount of outstanding Letters of Credit during any fiscal quarter (such fee, the “Unused Line Fee”). Such fee shall accrue commencing on the Closing Date, and will be payable in arrears, on the first day of each January, April, July and October, commencing on or about October 1, 2021.

(c) Administrative Agent Fees. The Lead Borrower agrees to pay to the Administrative Agent, for its own account, the “ABL Facilities Administrative Agency Fee” set forth in the Agency Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between the Lead Borrower and the Administrative Agent.

(d) LC and Fronting Fees. With respect to the U.S. Subfacility, the applicable U.S. Borrowers, jointly and severally, agree to pay (i) to the Administrative Agent for the account of each applicable Revolving Lender a participation fee (“LC Participation Fee”) in Dollars with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Term SOFR Rate Revolving Loans pursuant to Section 2.08, on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) of such Issuing Bank during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank’s standard and reasonable fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder as agreed among the Lead Borrower and such Issuing Bank from time to time. LC Participation Fees and Fronting Fees shall be payable on the last day of each March, June, September and December, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand (including documentation reasonably supporting such request). Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after written demand (together with backup documentation supporting such reimbursement request). All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders (other than Defaulting Lenders). Once paid, none of the fees shall be refundable under any circumstances.

4.02 Mandatory Reduction of Term Loan Commitments.

(a) In addition to any other mandatory commitment reductions pursuant to this Section 4.02, the Total Initial Term Loan Commitment shall terminate in its entirety on the Closing Date after the funding of all Initial Term Loans on such date.

(b) In addition to any other mandatory commitment reductions pursuant to this Section 4.02, the Total Incremental Term Loan Commitment pursuant to an Incremental Amendment (and the Incremental Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Incremental Term Loan Borrowing Date for such Total Incremental Term Loan Commitment after the funding of all relevant Incremental Term Loans on such date.

(c) Each reduction to the Total Initial Term Loan Commitment and the Total Incremental Term Loan Commitment under a given Tranche pursuant to this Section 4.02 as provided above shall be applied proportionately to reduce the Initial Term Loan Commitment or the Incremental Term Loan Commitment under such Tranche, as the case may be, of each Lender with such a Commitment.

4.03 Termination and Reduction of Revolving Commitments.

(a) The Revolving Commitments, the Swingline Commitment, and the LC Commitment shall automatically terminate on the Revolving Maturity Date.

(b) The Lead Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments of any Class; provided that (i) after giving effect to any such reduction or termination, the Revolving Commitments in respect of all Foreign Subfacilities shall not exceed 50% of the Aggregate Revolving Commitments, (ii) any such reduction shall be in an amount that is (x) an integral multiple of $1,000,000 or (y) the entire remaining Revolving Commitments of such Class; and (iii) the Revolving Commitments under any Subfacility shall not be terminated or reduced if after giving effect to any concurrent prepayment of the Revolving Loans under such Subfacility in accordance with Sections 5.01 and 5.02, the Revolving Exposures under such Subfacility would exceed the Commitments under such Subfacility.

(c) The Lead Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments of any Subfacility under paragraph (b) of this Section 4.03 at least three (3) Business Days prior to the effective date of such termination or reduction (or such shorter period as the Administrative Agent shall agree in its reasonable discretion), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each such notice shall be irrevocable except that, to the extent delivered in connection with a refinancing of the Obligations or other contingent transactions, such notice shall not be irrevocable until such refinancing is closed and funded or other contingent transactions have been consummated. Any effectuated termination or reduction of the Revolving Commitments of any Subfacility shall be permanent. Each reduction of the Revolving Commitments of any Subfacility shall be made ratably among the relevant Lenders in accordance with their respective Revolving Commitments.

(d) Each fixed dollar threshold set forth in the definition of “Payment Condition”, “Distribution Condition”, “Liquidity Period”, “UK Liquidity Period”, “APAC Liquidity Period”, or “FCCR Test Amount” or otherwise relating to any measure of Global Availability or Adjusted Availability shall be proportionately adjusted to reflect any effectuated termination or reduction of the Revolving Commitments.

Section 5. Prepayments; Payments; Taxes.

5.01 Voluntary Prepayments.

(a) The Lead Borrower shall have the right to prepay the Term Loans of any Tranche, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Lead Borrower shall give the Administrative Agent at its Notice Office a Notice of Loan Prepayment of its intent to prepay all of the Term Loans, or in the case of any partial prepayment, the Tranche of Term Loans to be prepaid, the amount of the Term Loans to be prepaid, the Types of Term Loans to be repaid, the manner in which such prepayment shall apply to reduce the Scheduled Repayments and, in the case of Term SOFR Rate Term Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Lead Borrower (x) prior to 12:00 Noon (New York City time) at least one Business Day prior to the date of such prepayment in the case of Term Loans maintained as Base Rate Term Loans and (y) prior to 12:00 Noon (New York City time) at least three Business Days prior to the date of such prepayment in the case of Term SOFR Rate Term Loans (or, in the case of clauses (x) and (y), such shorter period as the Administrative Agent shall agree in its sole and absolute discretion), and be promptly transmitted by the Administrative Agent to each of the Lenders; (ii) each partial prepayment of Term Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $1,000,000 or such lesser amount as is acceptable to the Administrative Agent; provided that if any partial prepayment of Term SOFR Rate Term Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Term SOFR Rate Term Loans made pursuant to such Borrowing to an amount less than the Minimum Term Borrowing Amount applicable thereto, then if such Borrowing is a Borrowing of Term SOFR Rate Term Loans, such Borrowing shall automatically be converted into a Borrowing of Base Rate Term Loans and any election of an Interest Period with respect thereto given by the Lead Borrower shall have no force or effect; (iii) each prepayment pursuant to this Section 5.01(a) in respect of any Term Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans; provided that it is understood and agreed that this clause (iii) may be modified as expressly provided in Section 2.20 in connection with an Extension Amendment; and (iv) each prepayment of principal of Term Loans of a given Tranche pursuant to this Section 5.01(a) shall be applied as directed by the Lead Borrower in the applicable Notice of Loan Prepayment delivered pursuant to this Section 5.01(a) or, if no such direction is given, in direct order of maturity. Notwithstanding anything to the contrary contained in this Agreement, any such Notice of Loan Prepayment pursuant to this Section 5.01(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including, but not limited to, the effectiveness of other credit facilities, the occurrence of a Change of Control or any similar event), in which case such notice may be revoked or the date of such prepayment may be delayed by the Lead Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b) In the event (i) of a refusal by a Lender to consent to proposed changes, amendments, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, Required Term Lenders or Required Revolving Lenders as (and to the extent) provided in Section 13.12(b) or (ii) any Lender becomes a Defaulting Lender, the Lead Borrower may, upon three Business Days’ prior written notice to the Administrative Agent at the Notice Office (or such shorter notice as may be agreed by the Administrative Agent) repay all Loans of such Lender, together with accrued and unpaid interest, Fees and other amounts owing to such Lender in accordance with, and subject to the requirements of, Section 13.12(b), so long as, in the case of any repayment pursuant to clause (i) hereof, the consents, if any, required under Section 13.12(b) in connection with the repayment pursuant to such clause (i) have been obtained. Each prepayment of any Term Loan pursuant to this Section 5.01(b) shall reduce the then remaining Scheduled Repayments of the applicable Tranche of Term Loans on a pro rata basis (based upon the then remaining unpaid principal amounts of Scheduled Repayments of the respective Tranche after giving effect to all prior reductions thereto).

(c) The Borrowers shall have the right at any time and from time to time to prepay, without premium or penalty (subject to Section 2.17), any Revolving Borrowing, in whole or in part, subject to the requirements of Section 5.03; provided that each partial prepayment shall be in an amount that is not less than the applicable Minimum Revolving Borrowing Amount (or the Dollar Equivalent thereof). Subject to the terms, conditions and limitations set forth in this Agreement, any Revolving Loans so prepaid may be reborrowed.

5.02 Mandatory Repayments.

(a) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date set forth below (each, a “Scheduled Repayment Date”), the Lead Borrower shall be required to repay to the Administrative Agent for the ratable account of the Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with September 30, 2021, an aggregate principal amount of Initial Term Loans equal to $1,250,000 and (ii) on the Initial Term Loan Maturity Date, the aggregate principal amount of all Initial Term Loans that remain outstanding on such date (each such repayment described in clauses (i) and (ii), as the same may be reduced as provided in this Agreement, including in Section 2.25, 2.26, 5.01 or 5.02(g), or as a result of the application of prepayments or otherwise in connection with any Extension as provided in Section 2.20, a “Scheduled Repayment”).

(b) In addition to any other mandatory repayments pursuant to this Section 5.02, the Lead Borrower shall be required to make, with respect to each new Tranche (i.e., other than Initial Term Loans, which are addressed in the preceding clause (a)) of Term Loans to the extent then outstanding, scheduled amortization payments of such Tranche of Term Loans to the extent, and on the dates and in the principal amounts, set forth in the Incremental Amendment, Refinancing Term Loan Amendment or Extension Amendment applicable thereto.

(c) In addition to any other mandatory repayments pursuant to this Section 5.02, within 10 days following each date on or after the Closing Date upon which the Lead Borrower or any of its Restricted Subsidiaries receives any cash proceeds from any issuance or incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 10.04 (other than Refinancing Term Loans and Refinancing Notes/Loans)), an amount equal to 100% of the Net Debt Proceeds therefrom shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h). Notwithstanding anything herein to the contrary, no mandatory repayment under this clause (c) shall be required until all loans and commitments under the CF Term Loan Credit Agreement shall have been first repaid and terminated in full.

(d) In addition to any other mandatory repayments pursuant to this Section 5.02, within 10 days following each date on or after the Closing Date upon which the Lead Borrower or any of its Restricted Subsidiaries receives any Net Sale Proceeds from any Asset Sale (only to the extent consisting of ABL Collateral), an amount equal to the Applicable Asset Sale/Recovery Event Prepayment Percentage of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h); provided, however, with respect to an aggregate amount of no more than the greater of $~~120,000,000~~133,700,000 and 10% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period, of such Net Sale Proceeds received by the Lead Borrower and its Restricted Subsidiaries in any fiscal year of the Lead Borrower, such Net Sale Proceeds shall not be required to be so applied or used to make mandatory repayments of Term Loans and any required prepayment shall be only the amount in excess thereof. Notwithstanding the foregoing, the Lead Borrower or such Restricted Subsidiary may apply all or a portion of such Net Sale Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder to reinvest in the purchase of assets useful in the business of the Lead Borrower and its Restricted Subsidiaries within 12 months following the date of receipt of such Net Sale Proceeds (or, if within such 12-month period, the Lead Borrower or any of its Restricted Subsidiaries enters into a binding commitment to so reinvest such Net Sale Proceeds, within 180 days following such 12-month period during which the Lead Borrower so committed to such plan of reinvestment); provided, further, that if within 12 months (or, to the extent applicable, 18 months) after the date of receipt by the Lead Borrower or such Restricted Subsidiary of such Net Sale Proceeds, the Lead Borrower or such Restricted Subsidiary has not so used all or a portion of such Net Sale Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder, an amount equal to the remaining portion of such Net Sale Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h) on the last day of such 12-month (or, to the extent applicable, 18-month) period.

(e) In addition to any other mandatory repayments pursuant to this Section 5.02, to the extent the Lead Borrower terminates the Aggregate Revolving Commitments in full, the Lead Borrower shall be required to repay the aggregate principal amount of all outstanding Term Loans concurrently with such termination of the Aggregate Revolving Commitments.

(f) In addition to any other mandatory repayments pursuant to this Section 5.02, within 10 days following each date on or after the Closing Date upon which the Lead Borrower or any of its Restricted Subsidiaries receives any Net Insurance Proceeds from any Recovery Event (only to the extent consisting of ABL Collateral), an amount equal to the Applicable Asset Sale/Recovery Event Prepayment Percentage of the Net Insurance Proceeds from such Recovery Event shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h); provided, however, with respect to an aggregate amount of no more than the greater of $~~120,000,000~~133,700,000 and 10% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period, of such Net Insurance Proceeds received by the Lead Borrower and its Restricted Subsidiaries in any fiscal year of the Lead Borrower, such Net Insurance Proceeds shall not give rise to a mandatory repayment and any required prepayment shall be only the amount in excess thereof. Notwithstanding the foregoing, the Lead Borrower or such Restricted Subsidiary may apply all or a portion of such Net Insurance Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder to reinvest in the purchase of assets useful in the business of the Lead Borrower and its Restricted Subsidiaries within 12 months following the date of receipt of such Net Insurance Proceeds (or, if within such 12-month period, the Lead Borrower or any of its Restricted Subsidiaries enters into a binding commitment to so reinvest such Net Insurance Proceeds, within 180 days following such 12-month period during which the Lead Borrower so committed to such plan of reinvestment); provided, further, that if within 12 months (or, to the extent applicable, 18 months) after the date of receipt by the Lead Borrower or such Restricted Subsidiary of such Net Insurance Proceeds, the Lead Borrower or such Restricted Subsidiary has not so used all or a portion of such Net Insurance Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder, an amount equal to the remaining portion of such Net Insurance Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h) on the last day of such 12-month (or, to the extent applicable, 18-month) period.

(g) Each amount required to be applied pursuant to Sections 5.02(d) and (f) in accordance with this Section 5.02(g) shall be applied to repay the outstanding principal amount of Term Loans, with each Tranche of then outstanding Term Loans to be allocated its Term Loan Percentage of each amount so required to be applied; provided that to the extent any Permitted Pari Passu Notes, any Permitted Pari Passu Loans or Refinancing Notes/Loans (or, in each case, any Permitted Refinancing Indebtedness in respect of any of the foregoing that is secured on a pari passu basis with the Obligations) requires any mandatory prepayment or repurchase of pari passu Indebtedness from any Net Sale Proceeds or Net Insurance Proceeds that would otherwise be required to be applied to prepay Term Loans in accordance with clause (d) or (f) above, up to a pro rata portion (based on the aggregate principal amount of Term Loans and such pari passu secured Indebtedness then outstanding) of such Net Sale Proceeds or Net Insurance Proceeds that would otherwise be required to prepay Term Loans in accordance with clause (d) or (f) above may be applied to prepay or repurchase such pari passu secured Indebtedness in lieu of prepaying Term Loans as provided above. Prepayments pursuant to Section 5.02(c) shall be applied to the Tranche or Tranches of Term Loans selected by the Lead Borrower. Except as otherwise provided below, all repayments of outstanding Term Loans of a given Tranche pursuant to Sections 5.02(c), (d) and (f) (and applied pursuant to this clause (g)) shall be applied to reduce the Scheduled Repayments of the applicable Tranche in direct order of maturity of such Scheduled Repayments.

(h) With respect to each repayment of Term Loans required by this Section 5.02, the Lead Borrower may (subject to the priority payment requirements of Section 5.02(g)) designate the Types of Term Loans of the applicable Tranche which are to be repaid and, in the case of Term SOFR Rate Term Loans, the specific Borrowing or Borrowings of the applicable Tranche pursuant to which such Term SOFR Rate Term Loans were made; provided that: (i) repayments of Term SOFR Rate Term Loans pursuant to this Section 5.02 may only be made on the last day of an Interest Period applicable thereto unless all such Term SOFR Rate Term Loans of the applicable Tranche with Interest Periods ending on such date of required repayment and all Base Rate Term Loans of the applicable Tranche have been paid in full; and (ii) each repayment of any Term Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans. In the absence of a designation by the Lead Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion.

(i) In addition to any other mandatory repayments pursuant to this Section 5.02, all then outstanding Term Loans of any Tranche of Term Loans shall be repaid in full on the Maturity Date for such Tranche of Term Loans.

(j) Notwithstanding any other provisions of this Section 5.02, (i) to the extent that any or all of the Net Sale Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Asset Sale”) or the Net Insurance Proceeds of any Recovery Event incurred by a Foreign Subsidiary (a “Foreign Recovery Event”) are prohibited or delayed by applicable local law, rule or regulation or applicable organizational documents of such Foreign Subsidiary from being repatriated to the United States, an amount equal to the portion of such Net Sale Proceeds or Net Insurance Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 5.02 so long, but only so long, as the applicable local law, rule or regulation or applicable organizational documents of such Foreign Subsidiary will not permit repatriation to the United States (the Lead Borrower hereby agreeing to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation and/or minimize any such costs of prepayment and/or use the other cash sources of the Lead Borrower and its Restricted Subsidiaries to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Sale Proceeds or Net Insurance Proceeds is permitted under the applicable local law, rule or regulation or applicable organizational documents of such Foreign Subsidiary, an amount equal to such Net Sale Proceeds or Net Insurance Proceeds will be promptly applied (net of additional taxes that would be payable or reserved against as a result of repatriating such amounts and additional costs relating to such repatriation) to the repayment of the Term Loans pursuant to this Section 5.02, (ii) to the extent that the Lead Borrower has reasonably determined in good faith that repatriation of any of or all the Net Sale Proceeds of any Foreign Asset Sale or Net Insurance Proceeds of any Foreign Recovery Event would have material adverse tax consequences, an amount equal to such Net Sale Proceeds or Net Insurance Proceeds so affected will not be required to be applied to prepay Term Loans at the times provided in this Section 5.02 and (iii) to the extent that the Net Sale Proceeds of an

Asset Sale are attributable to a non-Wholly-Owned Subsidiary or the Net Insurance Proceeds of a Recovery Event are attributable to a non-Wholly-Owned Subsidiary, the amount of such Net Sale Proceeds or such Net Insurance Proceeds used to calculate the required prepayment pursuant to this Section 5.02 shall not exceed the lesser of (x) an amount corresponding to the proportionate ownership interests in such non-Wholly-Owned Subsidiary or (y) an amount corresponding to the amount of distributions permitted to be made from such non-Wholly-Owned Subsidiary to its direct or indirect parent entity that is a Wholly-Owned Subsidiary for such purposes at the time such prepayment is required to be made.

(k) The Lead Borrower shall notify the Administrative Agent in writing of any mandatory repayment of Term Loans required to be made pursuant to Section 5.02(d) or (f) at least three Business Days prior to the date of such repayment. Each such notice shall specify the date of such repayment and provide the amount of such repayment. The Administrative Agent will promptly notify the Lenders of the contents of the Lead Borrower’s Notice of Loan Prepayment and of such Lender’s pro rata share of any repayment. Each Lender may reject all or a portion of its pro rata share of any mandatory repayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 5.02(d) or (f) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Lead Borrower no later than 5:00 P.M. (New York City time) on the Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such repayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver such Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans to which such Lender is otherwise entitled. Any Declined Proceeds may be retained by the Lead Borrower and its Restricted Subsidiaries.

(l) Revolving Loan Prepayments.

(i) In the event of the termination of all the Revolving Commitments of any Subfacility, the applicable Borrowers shall, on the date of such termination, repay or prepay all the outstanding Revolving Borrowings under such Subfacility and in the case of any termination of the U.S. Subfacility, all outstanding Swingline Loans and Cash Collateralize or backstop on terms reasonably satisfactory to the Administrative Agent the LC Exposure in respect of such Subfacility in accordance with Section 2.14(j).

(ii) In the event of any partial reduction of the Revolving Commitments under any Subfacility, then (A) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Lead Borrower and the Lenders of the Aggregate Revolving Exposures after giving effect thereto and (B) if (1) the aggregate U.S. Revolving ~~Exposures~~Exposure plus the aggregate principal amount of outstanding Term Loans would exceed the U.S. Line Cap then in effect (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any APAC Revolving Exposures borrowed in reliance on clause (d) of the definition of “APAC Borrowing Base”, any Canadian Revolving Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing Base” and any UK Revolving Exposures borrowed in reliance on clause (d) of the definition of “UK Borrowing Base”), after giving effect to such reduction, then the U.S. Borrowers shall, on the date of such reduction (or, if such excess is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five Business Days following such notice), first, repay or prepay U.S. Swingline Loans, second, repay any LC Disbursements that have not yet been reimbursed at such time, third, repay the outstanding amount of U.S. Revolving Loans and fourth, at the Lead Borrower’s election, (x) Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.14(j) and/or (y) prepay outstanding Term Loans in accordance with Section 5.02 in an amount sufficient to eliminate such excess, (2) the aggregate Canadian Revolving ~~Exposures~~Exposure would exceed the Canadian Line Cap then in effect (it being understood that for this purpose, the Canadian Borrowing Base shall deduct any APAC Revolving Exposures borrowed in reliance on clause (e) of the definition of “APAC Borrowing Base”, any U.S. Revolving Exposures borrowed in reliance on clause (e) of the definition of “U.S. Borrowing Base” and any UK Revolving Exposures borrowed in reliance on clause (e) of the definition of “UK Borrowing Base”), after giving effect to such reduction, then the Canadian Borrowers shall, within one (1) Business Day of the date of such reduction (or, if such excess is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five Business Days following such notice), repay or prepay Canadian Revolving Borrowings in an amount sufficient to eliminate such excess, (3) the aggregate UK

Revolving ~~Exposures~~Exposure would exceed the UK Line Cap then in effect (it being understood that for this purpose, the UK Borrowing Base shall deduct any APAC Revolving Exposures borrowed in reliance on clause (f) of the definition of “APAC Borrowing Base”, any U.S. Revolving Exposures borrowed in reliance on clause (f) of the definition of “U.S. Borrowing Base” and any Canadian Revolving Exposures borrowed in reliance on clause (f) of the definition of Canadian Borrowing Base”), after giving effect to such reduction, then the UK Borrowers shall, within one (1) Business Day of the date of such reduction (or, if such excess is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five Business Days following such notice), repay or prepay UK Revolving Borrowings in an amount sufficient to eliminate such excess, (4) the aggregate APAC Revolving ~~Exposures~~Exposure would exceed the APAC Line Cap then in effect (it being understood that for this purpose, the APAC Borrowing Base shall deduct any Canadian Revolving Exposures borrowed in reliance on clause (e) of the definition of “Canadian Borrowing Base”, any U.S. Revolving Exposures borrowed in reliance on clause (d) of the definition of “U.S. Borrowing Base” and any UK Revolving Exposures borrowed in reliance on clause (f) of the definition of “UK Borrowing Base”), after giving effect to such reduction, then the Australian Borrowers shall, within one (1) Business Day of the date of such reduction (or, if such excess is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five Business Days following such notice), repay or prepay APAC Revolving Borrowings in an amount sufficient to eliminate such excess, or (5) the Aggregate Revolving Exposures plus the aggregate principal amount of Term Loans would exceed the Line Cap then in effect, after giving effect to such reduction, then, at the direction of the Lead Borrower, the Borrowers under any Subfacility shall, on the date of such reduction (or, with respect to the repayment or prepayment of any Foreign Subfacility Loans, within one (1) Business Day of the date of such reduction) (or, if such excess is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five Business Days following such notice), first, in the case of the U.S. Subfacility only, if applicable, repay or prepay all Swingline Loans, second, in the case of the U.S. Subfacility only, if applicable, repay any LC Disbursements that have not yet been reimbursed at such time, third, repay or prepay Revolving Borrowings under such Subfacility and fourth, with respect to the U.S. Subfacility only, if applicable, at the Lead Borrower’s election, (x) Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.14(j) and/or (y) prepay outstanding Term Loans in accordance with Section 5.02, in an amount sufficient to eliminate such excess.

(iii) In the event that (1) the U.S. Revolving Exposures at any time exceed the U.S. Line Cap then in effect (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any APAC Revolving Exposures borrowed in reliance on clause (d) of the definition of “APAC Borrowing Base”, any Canadian Revolving Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing Base” and any UK Revolving Exposures borrowed in reliance on clause (d) of the definition of “UK Borrowing Base”), the U.S. Borrowers shall, immediately after demand (or, if such overadvance is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five Business Days following notice), apply an amount equal to such excess in the following order: first, to repay or prepay U.S. Swingline Loans, second, to repay any LC Disbursements that have not yet been reimbursed at such time, third, to repay the outstanding amount of U.S. Revolving Loans and fourth, at the Lead Borrower’s election, (x) to Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.14(j) and/or (y) to prepay outstanding Term Loans in accordance with Section 5.02, (2) the Canadian Revolving Exposures exceed the Canadian Line Cap then in effect (it being understood that for this purpose, the Canadian Borrowing Base shall deduct any APAC Revolving Exposures borrowed in reliance on clause (e) of the definition of “APAC Borrowing Base”, any U.S. Revolving Exposures borrowed in reliance on clause (e) of the definition of “U.S. Borrowing Base” and any UK Revolving Exposures borrowed in reliance on clause (e) of the definition of “UK Borrowing Base”), then the Canadian Borrowers shall, within one (1) Business Day after demand (or, if such excess is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five Business Days following such notice), repay or prepay Canadian Revolving Borrowings in an amount sufficient to eliminate such excess, (3) the UK Revolving Exposures exceed the UK Line Cap then in effect (it being understood that for this purpose, the UK Borrowing Base shall deduct any APAC Revolving Exposures borrowed in reliance on clause (f) of the definition of “APAC Borrowing Base”, any U.S. Revolving Exposures borrowed in reliance on clause (f) of the definition of “U.S. Borrowing Base” and any Canadian Revolving Exposures borrowed in reliance on clause (f) of the definition of Canadian Borrowing Base”), then the UK Borrowers shall, within one (1) Business Day after demand (or, if such excess is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five Business Days following such notice), repay or prepay UK Revolving Borrowings in an amount sufficient to eliminate such excess, (4) the APAC Revolving Exposures exceed the APAC Line Cap then in effect (it being understood that for this purpose, the APAC Borrowing Base shall deduct any Canadian Revolving Exposures borrowed in reliance on clause (e) of the definition of “Canadian Borrowing Base”, any U.S. Revolving Exposures borrowed in reliance on clause (d) of the definition of “U.S. Borrowing Base” and any UK Revolving Exposures borrowed in reliance on clause (f) of the definition of “UK Borrowing Base”), then the Australian Borrowers shall, within one (1) Business Day after demand (or, if such excess is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five Business Days following such notice), repay or prepay APAC Revolving Borrowings in an amount sufficient to eliminate such excess, or (5) the Aggregate Revolving Exposures plus the aggregate principal amount of Term Loans would exceed the Line Cap then in effect, then, at the direction of the Lead Borrower, the Borrowers under any Subfacility shall, immediately after demand (or, with respect to the repayment or prepayment of any Foreign Subfacility Loans, within one (1) Business Day of the date of such reduction) (or, if such excess is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five Business Days following such notice), apply an amount equal to such excess in the following order: first, in the case of the U.S. Subfacility only, if applicable, to repay or prepay all Swingline Loans, second, in the case of the U.S. Subfacility only, if applicable, to repay any LC Disbursements that have not yet been reimbursed at such time, third, to repay or prepay Revolving Borrowings under such Subfacility and fourth, with respect to the U.S. Subfacility only, if applicable, at the Lead Borrower’s election, (x) to Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.14(j) and/or (y) to prepay outstanding Term Loans in accordance with Section 5.02. For avoidance of doubt, no prepayments of Revolving Loans pursuant to this clause (iii) shall reduce any Revolving Commitments.

(iv) Revolving Loans that are incurred on the Closing Date to fund the Closing Date Cash Purchase shall be prepaid by the Borrowers on or prior to August 1, 2021; provided that for the avoidance of doubt any such Revolving Loans may be re-borrowed thereafter by the Borrowers in accordance with Section 2.01.

(v) In the event that the aggregate LC Exposure exceeds the aggregate LC ~~Commitment~~Commitments then in effect, the Lead Borrower shall, without notice or demand, immediately replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.14(j), in an amount sufficient to eliminate such excess.

(m) Application of Revolving Loan Prepayments.

(i) Prior to any optional or mandatory prepayment of Revolving Borrowings hereunder, the Lead Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to this paragraph (i) of Section 5.02(m). Unless during a Liquidity Period, UK Liquidity Period (in the case of the UK Borrowers and only to the extent the Administrative Agent has exercised its rights in Section 9.17(e)(v)) or APAC Liquidity Period (in the case of the Australian Borrowers and only to the extent the Administrative Agent has exercised its rights in Section 9.17(vi)), except as provided in Section 5.02(l) hereof, all mandatory prepayments shall be applied as follows: first, to fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to the Credit Documents; second, in the case of the U.S. Subfacility only, to interest then due and payable on the applicable Borrower’s Swingline Loans; third, in the case of the U.S. Subfacility only, to the principal balance of the Swingline Loans outstanding until the same has been prepaid in full; fourth, to interest then due and payable by the applicable Borrower(s) on the Revolving Loans and other amounts due pursuant to Sections 2.17 and 5.05 in respect of the applicable Subfacility subject to such mandatory prepayment; fifth, to the principal balance of the Revolving Loans in respect of the applicable Subfacility subject to such mandatory prepayment until the same have been prepaid in full; sixth, in the case of the U.S. Subfacility only, to Cash Collateralize all LC Exposure in respect of the applicable Subfacility subject to such mandatory prepayment plus any accrued and unpaid interest thereon (to be held and applied in accordance with Section 2.14(j) hereof); seventh, to all other Obligations pro rata in accordance with the amounts that such Lender certifies is outstanding; and eighth, as required by the ABL Intercreditor Agreement or, in the absence of any such requirement, returned to the Lead Borrower or to such party as otherwise required by law.

(ii) Amounts to be applied pursuant to this Section 5.02 to the prepayment of Revolving Loans shall be applied, as applicable, first to reduce outstanding Base Rate Loans and Canadian Prime Rate Loans, as applicable. Any amounts remaining after each such application shall be applied to prepay Term SOFR Rate Loans, EURIBOR Rate Loans, Term CORRA Rate Loans, RFR Loans and BBSY Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 5.02 shall be in excess of the amount of the Base Rate Loans and Canadian Prime Rate Loans, as applicable, at the time outstanding, only the portion of the amount of such prepayment that is equal to the amount of such outstanding Base Rate Loans and Canadian Prime Rate Loans shall be immediately prepaid and, at the election of the applicable Borrower, the balance of such required prepayment shall be either (A) deposited in the LC Collateral Account and applied to the prepayment of Term SOFR Rate Loans, EURIBOR Rate Loans, Term CORRA Rate Loans, RFR Loans or BBSY Loans, as applicable, on the last day of the then next expiring Interest Period or payment period for Term SOFR Rate Loans, EURIBOR Rate Loans, Term CORRA Rate Loans, RFR Loans and BBSY Loans (with all interest accruing thereon for the account of the applicable Borrowers) or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.04. Notwithstanding any such deposit in the LC Collateral Account, interest shall continue to accrue on such Loans until prepayment.

5.03 Notice of Prepayment of Revolving Loans. The Lead Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) in writing of any prepayment hereunder (i) in the case of prepayment of a Borrowing of Term SOFR Rate Loans denominated in Dollars, to the Administrative Agent’s New York office not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of a Borrowing of RFR Loans denominated in Dollars, to the Administrative Agent’s New York office not later than 1:00 p.m., New York City time, five RFR Business Days before the date of prepayment, (iii) in the case of prepayment of a Borrowing of Base Rate Loans (other than Swingline Loans), to the Administrative Agent’s New York office not later than 1:00 p.m., New York City time, on the date of prepayment, (iv) in the case of prepayment of a Borrowing of EURIBOR Rate Loans, to the Administrative Agent’s London office not later than 1:00 p.m., London time, four Business Days before the date of prepayment, (v) in the case of prepayment of a Borrowing of Canadian Prime Rate Loans, to the Administrative Agent’s Toronto office not later than 1:00 p.m., Toronto time, one Business Day before the date of prepayment, (vi) in the case of prepayment of a Borrowing of Term CORRA Rate Loans, to the Administrative Agent’s Toronto office not later than 1:00 p.m., Toronto time, three Business Days before the date of prepayment, (vii) in the case of prepayment of a Borrowing of BBSY Loans, to the Administrative Agent’s London office not later than 1:00 p.m., London time, three Business Days before the date of prepayment, (viii) in the case of prepayment of a Swingline Loan, not later than 4:00 p.m., New York City time, on the date of prepayment and (ix) in the case of prepayment of an RFR Loan denominated in Pounds Sterling, not later than 1:00 p.m. London time, three Business Days before the date of prepayment (or, in each case of clauses (i) through (ix) hereof, such later date or time as the Administrative Agent may agree to in its sole discretion). Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Each notice of prepayment pursuant to this Section shall be irrevocable, except that the Lead Borrower may, by subsequent notice to the Administrative Agent, revoke any such notice of prepayment or delay the prepayment date specified therein if such notice of revocation or delay is received not later than 10:00 a.m. (New York City time) on the day on which such prepayment is scheduled to occur and, provided that (i) the Lead Borrower reimburses each Lender pursuant to Section 2.17 for any funding losses within five Business Days after receiving written demand therefor and (ii) the amount of Loans as to which such revocation or delay applies shall be deemed converted to (or continued as, as applicable) Base Rate Loans, Canadian Prime Rate Loans, RFR Loans or Term Benchmark Loans with an Interest Period of one month, as applicable, in accordance with the provisions of Section 2.08 as of the date of notice of revocation (subject to conversion in accordance with the provisions of this Agreement). Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.01, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.08.

5.04 Method and Place of Payment.

(a) All payments under this Agreement and under any Note shall be made (i) to the Administrative Agent at its Notice Office for the account of the Lender or Lenders (including any Issuing Banks) entitled thereto, or, except as otherwise specifically provided herein, directly to such Lender or Lenders (including any Issuing Banks), in each case, not later than 2:00 p.m. (New York City time) on the date when due with respect to payments in Dollars or the Applicable Time with respect to payments in any Alternative Currency (or, in connection with any prepayment of all outstanding Loans or all outstanding Term Loans or all outstanding Revolving Loans under any or all Subfacilities, such later time as the Administrative Agent may agree), (ii) in Dollars or the applicable Alternative Currency in immediately available funds and (iii) free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Any payment received after such time on such date referred to in the first sentence of this Section 5.04 shall, at the option of the Administrative Agent, be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s applicable office in such Alternative Currency and in same day funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, a Borrower is prohibited by any Requirements of Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(b) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 12.07 are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 12.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 12.07.

5.05 Net Payments.

(a) All payments made by or on account of any Credit Party under any Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable Requirements of Law. If any Taxes are required to be withheld or deducted in respect of any such payments, then the applicable Credit Party agrees that (i) to the extent such deduction or withholding is on account of an Indemnified Tax or Other Tax, the sum payable by the applicable Credit Party shall be increased as necessary so that after all required deductions or withholdings of Indemnified Taxes or Other Taxes (including deductions or withholdings applicable to additional sums payable under this Section 5.05) have been made by the applicable withholding agent, the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings of Indemnified Taxes or Other Taxes been made, (ii) the applicable withholding agent will make such deductions or withholdings, and (iii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law. In addition, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law. The Credit Parties will furnish to the Administrative Agent within 45 days after the date the payment by any of them of any Taxes is due pursuant to applicable Requirements of Law certified copies of tax receipts evidencing such payment by the applicable Credit Party, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

Without duplication of amounts compensated pursuant to the other provisions of this Section 5.05, the applicable Credit Parties agree to indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent and each Lender, within 10 Business Days of written request therefor, for the amount of any Indemnified Taxes or Other Taxes (including any Indemnified Taxes or Other Taxes imposed on amounts payable under this Section 5.05) payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted from a payment to the Administrative Agent or such Lender, and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered by a Lender or by the Administrative Agent on behalf of a Lender shall be conclusive absent manifest error.

(b) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Credit Document shall deliver to the Lead Borrower and the Administrative Agent, at the time or times reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Lead Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or a reduced rate of, withholding Tax. In addition, each Lender shall deliver to the Lead Borrower and the Administrative Agent, at the time or times reasonably requested by the Lead Borrower or the Administrative Agent, such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documents required below in Section 5.05(c)) expired, obsolete or inaccurate in any respect, deliver promptly to the Lead Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Lead Borrower or the Administrative Agent) or promptly notify the Lead Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(c) Without limiting the generality of the foregoing: (x) each Lender that is not a U.S. Person shall, to the extent it is legally eligible to do so, deliver to the Lead Borrower and the Administrative Agent on or prior to the Closing Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.19 or 13.04(b) (unless the relevant Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, two of whichever of the following is applicable (i) in the case of such a Lender that is claiming the benefits of an income tax treaty to which the United States is a party (A) with respect to payments of interest under any Credit Document, duly executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the interest article of such tax treaty and (B) with respect to any other applicable payments under any Credit Document, duly executed originals of IRS Form W-8 BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) duly executed originals of IRS Form W-8ECI; (iii) in the case of such a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit C-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of any U.S. Borrower (or the direct or indirect owner of such Borrower from which such Borrower is disregarded as separate for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to such Borrower, as described in Section 881(c)(3)(C) of the Code and that no payments under any Credit Documents are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (B) duly executed originals of IRS Form W-8BEN or W-8BEN-E; (iv) to the extent such Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), duly executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the applicable Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of such direct or indirect partner(s); (v) duly executed originals of any other documentation prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Lead Borrower or the Administrative Agent to determine the withholding or deduction required to be made; (y) each Lender that is a U.S. Person shall deliver to the

Lead Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), two duly executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax; and (z) if any payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the Administrative Agent, at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent, such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower or the Administrative Agent as may be necessary for the Lead Borrower or the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine, if necessary, the amount to deduct and withhold from such payment. Solely for purposes of Section 5.05(c)(z), “FATCA” shall include any amendment made to FATCA after the Closing Date.

On or prior to the date it becomes a party to this Agreement, the Administrative Agent shall deliver to the Lead Borrower either (i) two duly completed originals of IRS Form W-9, or (ii) if the Administrative Agent is not a U.S. Person (a) two duly completed originals of IRS Form W-8ECI with respect to payments to be received under the Credit Documents for its own account and (b) with respect to payments received on account of any Lender, two duly completed originals of IRS Form W-8IMY evidencing its agreement with the Lead Borrower to be treated as a U.S. Person for U.S. federal withholding Tax purposes and assuming primary responsibility for U.S. federal income Tax withholding. Each Lender authorizes the Administrative Agent to deliver to the Lead Borrower and to any successor Administrative Agent any documentation provided by the Lender to the Administrative Agent pursuant to Section 5.05(b) or this Section 5.05(c).

Notwithstanding any other provision of this Section 5.05, a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(d) If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Credit Parties or with respect to which a Credit Party has paid additional amounts pursuant to Section 5.05(a), it shall pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under Section 5.05(a) with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses, including any Taxes, of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the relevant Credit Party, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.05(d), in no event will the Administrative Agent or any Lender be required to pay any amount to any Credit Party pursuant to this Section 5.05(d) to the extent such payment would place the Administrative Agent or such Lender in a less favorable position (on a net after-Tax basis) than such party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing in this Section 5.05(d) shall be construed to obligate the Administrative Agent or any Lender to disclose its Tax returns or any other information regarding its Tax affairs or computations to any Person or otherwise to arrange its Tax affairs in any manner other than as it determines in its sole discretion.

(e) Non-resident insurer tax. Any Tax paid by a Credit Party that is (i) a New Zealand tax resident or (ii) a non-resident that participates under a Letter of Credit for the purposes of a business it carries on through a fixed establishment in New Zealand, pursuant to section HD 16 of the Income Tax Act 2007 (New Zealand) which is deducted from an amount held for, or payable to, an Issuing Bank pursuant to section HD 5 of the Income Tax Act 2007 (New Zealand) shall be deemed to be an amount of Indemnified Tax paid by such Issuing Bank.

(f) Value Added Tax.

(i) All amounts set out or expressed in a Credit Document or Letter of Credit to be payable by any party to any Lender(s) and/or any Agent(s) (a “Finance Party”) which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party under a Credit Document or Letter of Credit and that Finance Party is required to account to the relevant tax authority for the VAT, that party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such party).

(ii) If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Receiving Finance Party”) under a Credit Document or Letter of Credit, and any party other than the Receiving Finance Party (the “Subject Party”) is required by the terms of any Credit Document or Letter of Credit to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Receiving Finance Party in respect of that consideration), (x) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Subject Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Receiving Finance Party must (where this clause (x) applies) promptly pay to the Subject Party an amount equal to any credit or repayment the Receiving Finance Party receives from the relevant tax authority which the Receiving Finance Party reasonably determines relates to the VAT chargeable on that supply; and (y) (where the Receiving Finance Party is the person required to account to the relevant tax authority for the VAT) the Subject Party must promptly, following demand from the Receiving Finance Party, pay to the Receiving Finance Party an amount equal to the VAT chargeable on that supply but only to the extent that the Receiving Finance Party reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii) Where a Credit Document or Letter of Credit requires any party to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 5.05(f) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union, including but not limited to the Value Added Tax Act 1994) so that a reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v) In relation to any supply made by a Lender to any party under a Credit Document or Letter of Credit, if reasonably requested by such Lender, that party must promptly provide such Lender with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.

(g) (i) A payment by a UK Borrower (or a UK Guarantor under a guarantee of the obligations of any UK Borrower) shall not be increased under Section 5.05(a), and no amount shall be indemnified under Section 5.05(a), by reason of a UK Tax Deduction on account of Taxes imposed by the United Kingdom on interest or on payments in respect of interest made under a guarantee (any such UK Tax Deduction in respect of which a payment is not required to be increased under Section 5.05(a) by virtue of this Section, a “UK Excluded Tax”) if, on the date on which the payment falls due:

(A) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty or any published practice or published concession of any relevant taxing authority; or

(B) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of UK Qualifying Lender, and:

(1) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the UK Credit Party making the payment a certified copy of that Direction; and

(2) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or

(C) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of UK Qualifying Lender and:

(1) the relevant Lender has not given a UK Tax Confirmation to the UK Lead Borrower; and

(2) the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the UK Lead Borrower, on the basis that the UK Tax Confirmation would have enabled the relevant UK Credit Party to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(D) the relevant Lender is a UK Treaty Lender and the UK Credit Party making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under clause (iii) or (iv), as applicable, below.

(ii) Within thirty days of making either a UK Tax Deduction or any payment required in connection with that UK Tax Deduction, the UK Credit Party making that UK Tax Deduction shall deliver to the Administrative Agent for the Lender entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Lender that the UK Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(iii) (A) Subject to clause (iii)(B) below, a UK Treaty Lender and each UK Credit Party which makes a payment to which that UK Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that UK Credit Party to obtain authorization to make that payment without a UK Tax Deduction.

(B) (1) A UK Treaty Lender which becomes a party to this Agreement on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence either (x) opposite its name at Schedule 2.01 (Commitments) or (y) to the Lead Borrower (on behalf of the UK Borrowers) no later than July 9, 2021; and

(2) a UK Treaty Lender which becomes a party to this Agreement after the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and jurisdiction of tax residence in the documentation which it executes on becoming a party to this Agreement as a Lender, and having done so, that Lender shall be under no obligation pursuant to clause (iii)(A) above.

(iv) If a Lender has confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 5.05(g)(iii)(B) above and:

(A) a UK Borrower making a payment to that Lender has not made a UK Borrower DTTP Filing in respect of that Lender; or

(B) a UK Borrower making a payment to that Lender has made a UK Borrower DTTP Filing in respect of that Lender but:

(1) that UK Borrower DTTP Filing has been rejected by H.M. Revenue & Customs; or

(2) H.M. Revenue & Customs has not given the UK Borrower authority to make payment to that Lender without a UK Tax Deduction within 60 days of the date of the UK Borrower DTTP Filing,

and in each case, the UK Borrower has notified that Lender in writing, that Lender and the UK Borrower shall co-operate in completing any additional procedural formalities necessary for that UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.

(v) If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with Section 5.05(g)(iv)(B), no Credit Party shall make a UK Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s advance or its participation in any advance unless the Lender otherwise agrees.

(vi) A UK Borrower shall, promptly on making a UK Borrower DTTP Filing, deliver a copy of that UK Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(vii) A UK Non-Bank Lender which is a Lender as at the date of this Agreement, by entering into this Agreement is deemed to have given a UK Tax Confirmation to each UK Credit Party.

(viii) A UK Non-Bank Lender shall promptly notify the UK Lead Borrower and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.

(h) Each Lender which becomes a party to this Agreement after the date of this Agreement (“New Lender”) shall indicate, in the documentation which it executes on becoming a party to this Agreement, and for the benefit of the Administrative Agent and without liability to any Credit Party, which of the following categories it falls within:

(i) not a UK Qualifying Lender;

(ii) a UK Qualifying Lender (other than a UK Treaty Lender); or

(iii) a UK Treaty Lender.

If a New Lender fails to indicate its status in accordance with this Section 5.05(h), then that New Lender shall be treated for the purposes of this Agreement (including by each UK Credit Party) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the UK Lead Borrower). For the avoidance of doubt, the documentation which a Lender executes on becoming a party to this Agreement shall not be invalidated by any failure of a New Lender to comply with this Section 5.05(h)

(i) For the avoidance of doubt, for purposes of this Section 5.05, the term “Lender” shall include any Issuing Bank and any Swingline Lender.

(j) The agreements in this Section 5.05 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

5.06 Australian Tax Matters.

(a) The parties agree that this Agreement is a “syndicated facility agreement” for the purposes of Section 128F(11) of the Australian Tax Act.

(b) Each Lender represents and warrants to the Australian Borrowers that, if the Lender received an invitation to become a Lender under this Agreement, at the time it received the invitation it was carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets.

(c) Each Lead Arranger and each Lender will provide to an Australian Borrower when reasonably requested by the Australian Borrower any factual information in its possession or which it is reasonably able to provide to assist the Australian Borrower to demonstrate (based upon tax advice received by the Australian Borrower) that Section 128F of the Australian Tax Act has been satisfied where to do so will not, in the reasonable opinion of the Lead Arrangers or the Lenders, breach any law or regulation or any duty of confidence. If, for any reason, the requirements of Section 128F of the Australian Tax Act have not been satisfied in relation to interest payable on a Loan to an Australian Borrower, then each party shall co-operate and take steps reasonably requested by the Australian Borrower with a view to satisfying those requirements at the cost of the Borrowers, provided that such steps would not, in the judgment of the applicable Lender or Lead Arranger acting reasonably, be disadvantageous in any material legal, economic or regulatory respect to such Lender or Lead Arranger, as applicable.

Section 6(A) Conditions Precedent to Credit Events on the Closing Date.

The obligation of the Issuing Banks, Swingline Lender and each Lender to fund any Loans or issue any Letters of Credit on the Closing Date, is subject at the time of the making of such Loans or Letters of Credit to the satisfaction or waiver of the following conditions:

Section 6(A).01 ABL Credit Agreement. On the Closing Date, Holdings, the U.S. Borrowers and the Canadian Borrowers shall have executed and delivered to the Administrative Agent a counterpart of this Agreement.

Section 6(A).02 CF Term Loan Credit Agreement and Indenture. On the Closing Date, Holdings, the Lead Borrower and the other Subsidiaries of the Lead Borrower party thereto (if any) shall have executed and delivered to the Administrative Agent (i) a counterpart of the CF Term Loan Credit Agreement and (ii) an executed copy of the Secured Notes Indenture.

Section 6(A).03 Opinions of Counsel. On the Closing Date, the Administrative Agent shall have received from (i) Willkie Farr & Gallagher LLP, special New York counsel to the Credit Parties, and (ii) local counsel to the Credit Parties listed on Part A of Schedule 6.03 hereto, a customary opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date.

Section 6(A).04 Corporate Documents; Proceedings, etc.

(a) On the Closing Date, the Administrative Agent shall have received a certificate from each U.S. Credit Party and Canadian Credit Party, dated the Closing Date, signed by the Secretary or Assistant Secretary or director or other appropriate representative of such Credit Party, and, where applicable, attested to by a Responsible Officer of such Credit Party, substantially in the form of Exhibit E (or such other form agreed by a Canadian Credit Party and the Administrative Agent) with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of the governing body of such Credit Party referred to in such certificate, and each of the foregoing shall be in customary form.

(b) The Administrative Agent shall have received good standing certificates (or equivalent evidence) and bring-down letters or facsimiles, if any, for the U.S. Credit Parties and Canadian Credit Parties from their respective jurisdictions of organization which the Administrative Agent reasonably may have requested only to the extent such concept is applicable in such Credit Party’s jurisdiction of organization.

Section 6(A).05 Acquisition. The Acquisition shall be consummated substantially concurrently with the initial funding of the Initial Term Loans in accordance in all material respects with the Acquisition Agreement without waiver or amendment thereof that is, in the aggregate when taken as a whole, materially adverse to the interests of the Initial Lenders (including any reduction in the acquisition consideration that does not meet the criteria below) unless consented to by the Initial Lenders (such consent not to be unreasonably withheld, delayed or conditioned); it being understood that (w) no reduction in the acquisition consideration shall be deemed to be materially adverse to the interests of the Initial Lenders if such reduction is applied first to reduce the Cash Equity Financing by an amount such that the Cash Equity Financing shall be no less than the Minimum Equity Amount and second to reduce the principal amount of term loans under this Agreement, the principal amount of CF Term Loans and the principal amount of the Secured Notes, on a ratable basis, (x) no increase in the acquisition consideration shall be deemed to be materially adverse to the interests of the Lenders if such increase is funded solely by an increase in the Cash Equity Financing, (y) no modification to the acquisition consideration as a result of any purchase price adjustment or working capital adjustment expressly contemplated by the Acquisition Agreement as of the date thereof shall constitute a reduction or increase in the acquisition consideration and (z) the Initial Lenders shall be deemed to have consented to any waiver or amendment of the Acquisition Agreement if it shall have not affirmatively objected to any such waiver or amendment within three Business Days (as defined in the Acquisition Agreement as of the date thereof) of receipt of written notice of such waiver or amendment.

Section 6(A).06 Equity Contribution. Prior to or substantially concurrently with the consummation of the Acquisition, the Sponsor and its controlled affiliates or investment funds advised by the Sponsor or its controlled affiliates, together with one or more co-investors that are reasonably acceptable to the Initial Commitment Parties, will make, directly or indirectly, cash equity investments (in the form of (x) common equity or (y) other equity on terms reasonably satisfactory to the Initial Lenders) in Holdings or an indirect parent of Borrower (the “Cash Equity Financing”), in an aggregate amount (which will be contributed to the common equity of the Lead Borrower) that is not less than 39.0% of the sum of (i) the Cash Equity Financing and (ii) the aggregate principal amount borrowed under this Agreement, the Secured Notes and the CF Term Loan Credit Agreement (excluding the portion of the Cash Equity Financing or amounts borrowed under this Agreement, the Secured Notes, and the CF Term Loan Credit Agreement (w) applied to pay any transaction fees and expenses, including any transaction or advisory fees paid or payable to the Sponsor or any other co-investor, (x) drawn under this Agreement to replace, backstop or cash collateralize existing letters of credit, guarantees, surety bonds or similar instruments, (y) drawn to fund any original issue discount or upfront fees in connection with the “flex” provisions of the Fee Letter on the Closing Date or (z) drawn to fund the Closing Date Cash Purchase on the Closing Date; provided that if the sum of the Cash Equity Financing plus the aggregate amount available on the Closing Date under this Agreement (other than Revolving Loans), the Secured Notes and the CF Term Loan Credit Agreement is greater than the funds required on the Closing Date (excluding for this purpose, the amount of the Closing Date Cash Purchase) then the amount of such excess shall be applied first to reduce the Cash Equity Financing by an amount such that the Cash Equity Financing shall be no less than 39.0% and second to reduce the Cash Equity Financing and the amounts borrowed under this Agreement (other than Revolving Loans), the Secured Notes and the CF Term Loan Credit Agreement on a ratable basis (the “Minimum Equity Amount”). After giving effect to the Transactions, the Sponsor shall own, directly or indirectly, at least 50.1% of the voting equity interests of Holdings in the aggregate on the Closing Date.

Section 6(A).07 Intercreditor Agreement. On the Closing Date, each U.S. Credit Party shall have executed and delivered an acknowledgment to the ABL Intercreditor Agreement.

Section 6(A).08 Refinancing. The Target Refinancing shall have occurred, or shall occur substantially simultaneously with the initial funding of the Initial Term Loans pursuant to this Agreement.

Section 6(A).09 Security Agreements. On the Closing Date,

(i) each U.S. Credit Party shall have executed and delivered to the Collateral Agent the Initial U.S. Security Agreement, in each case, covering all of such U.S. Credit Party’s present and future Collateral referred to therein, and shall have delivered to the Collateral Agent:

(A) proper financing statements (Form UCC-1 or the equivalent) authorized for filing under the UCC and filings with the United States Patent and Trademark Office and United States Copyright Office, if applicable, or other appropriate filing offices of each U.S. national or state jurisdiction as may be required to perfect the security interests purported to be created by the U.S. Security Agreement (except to the extent expressly not required by the U.S. Security Agreement);

(B) to the CF Term Agent, as bailee for the Collateral Agent pursuant to the ABL Intercreditor Agreement, all of the Pledged Collateral, if any, referred to in the U.S. Security Agreement and then owned by any U.S. Credit Party together with executed and undated endorsements for transfer in the case of Pledged Collateral constituting certificated securities and to the Collateral Agent all other documents and instruments required to perfect the security interest of the Collateral Agent in the Collateral (except to the extent expressly not required by the U.S. Security Agreement);

(C) to the Collateral Agent, certified copies of a recent date of requests for information or copies (Form UCC-1), or equivalent reports as of a recent date, listing all effective financing statements that name the Lead Borrower or any other U.S. Credit Party as debtor and that are filed in their respective jurisdictions of organizations; and

(D) to the Collateral Agent an executed Perfection Certificate;

(ii) each Canadian Credit Party shall deliver to the Collateral Agent the documents set forth on Part A of Schedule 6.09;

provided that to the extent any lien search or, if applicable, insurance certificate or endorsement, or any Collateral is not able to be provided and/or perfected on the Closing Date after the use by the applicable Credit Parties of commercially reasonable efforts without undue burden or expense, the provisions of this Section 6(A).09 shall be deemed to have been satisfied and the applicable Credit Parties shall be required to provide or perfect, as applicable, such lien searches, insurance certificates or endorsements, or such Collateral in accordance with the provisions set forth in Section 9.13 if, and only if, each applicable Credit Party shall have executed and delivered the Initial U.S. Security Agreement and the Initial Canadian Security Agreement and the Collateral Agent shall have a perfected security interest in all Collateral of the type for which perfection may be accomplished by filing a financing statement under the UCC and/or the PPSA of a Canadian province or territory or the Civil Code of Quebec or possession of certificated securities of each of Holdings’ material Wholly-Owned Domestic Subsidiaries (to the extent required by the Initial U.S. Security Agreement) that, in the case of any such certificated securities with respect to any Equity Interests of the Target and its Subsidiaries, have been received from the Target.

Section 6(A).10 Guaranty Agreement. On the Closing Date, each U.S. Guarantor and Canadian Guarantor shall have executed and delivered the ABL Guaranty Agreement substantially in the form of Exhibit H (as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Guaranty Agreement”).

Section 6(A).11 Financial Statements; Pro Forma Balance Sheets; Projections. On or prior to the Closing Date, the Commitment Parties shall have received (i) the audited consolidated balance sheets of Imola and its Subsidiaries as of (or about) December 31, 2017, December 31, 2018 and December 31, 2019 and for any fiscal year ending thereafter and at least 90 days prior to the Closing Date, and the related audited consolidated statements of income (loss) and statements of cash flows prepared in accordance with U.S. GAAP (collectively, the “Audited Target Financial Statements”), (ii) the unaudited consolidated balance sheets of Imola and its Subsidiaries as of each fiscal quarter ending after the date of the most recent balance sheet delivered pursuant to clause (i) and at least 45 days prior to the Closing Date (the last date of the last such applicable fiscal year or quarter, the “Target Financial Statements Date”; provided that the Target Financial Statements Date shall not apply for the fourth quarter of a fiscal year), and the related unaudited consolidated statements of income (loss) and statements of cash flows for the portion of the fiscal year then ended, prepared in accordance with U.S. GAAP (the “Unaudited Target Financial Statements” and,

together with the Audited Target Financial Statements, the “Target Financial Statements”), and (iii) a pro forma consolidated balance sheet for the Lead Borrower prepared as of the Target Financial Statements Date and a pro forma statement of operations for the four quarter period ending on the Target Financial Statements Date, in each case of this clause (iii), prepared so as to give effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of operations), which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting in connection with the Acquisition (the “Pro Forma Financial Statements”).

Section 6(A).12 Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a solvency certificate from the chief financial officer or treasurer (or officer with equivalent duties) of the Lead Borrower substantially in the form of Exhibit I.

Section 6(A).13 Fees, etc. All fees required to be paid by the Borrowers on the Closing Date pursuant to the Fee Letter and, to the extent invoiced at least three Business Days prior to the Closing Date, all reasonable and documented out-of-pocket expenses required to be reimbursed by Borrowers to the Commitment Parties in connection with the Transaction pursuant to the Commitment Letter shall have been paid, in each case to the extent due (which amount may be offset against the proceeds from the Loans made on the Closing Date under this Agreement).

Section 6(A).14 Representations and Warranties. (a) The Acquisition Agreement Representations shall be true and correct to the extent required by the definition thereof and (b) the Specified Representations shall be true and correct in all material respects as of the Closing Date (provided that the foregoing materiality qualifier shall not be applicable to any representations qualified or modified by materiality; provided, further, that any “Material Adverse Effect” or “Material Adverse Change” or similar qualifier in any such Specified Representation shall, for purposes of this Section 6(A).14, be deemed to refer to “Closing Date Material Adverse Effect”).

Section 6(A).15 Patriot Act. (i) The U.S. Credit Parties shall have provided or caused to be provided the documentation and other information to the Commitment Parties that they reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, in each case, at least three Business Days (as defined in the Acquisition Agreement) prior to the Closing Date and (ii) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent and each Initial Lender that requests a Beneficial Ownership Certification shall have received, at least three Business Days (as defined in the Acquisition Agreement) prior to the Closing Date, a Beneficial Ownership Certification in relation to such Borrower, in each case of clauses (i) and (ii), to the extent that the Commitment Parties or Initial Lenders, as applicable, have reasonably requested such items in writing at least 10 Business Days (as defined in the Acquisition Agreement) prior to the Closing Date.

Section 6(A).16 Notice of Borrowing. Prior to the making of the Initial Term Loans and the Revolving Loans (if any) on the Closing Date, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03.

Section 6(A).17 Officer’s Certificate. On the Closing Date, the Lead Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Lead Borrower certifying as to the satisfaction of the conditions in Section 6(A).05, Section 6(A).14 and Section 6(A).18.

Section 6(A).18 Material Adverse Effect. No fact, event, circumstance, development, condition, change, occurrence or effect has occurred since the Cut-Off Time (as defined in the Acquisition Agreement) that would be reasonably likely to result in a Closing Date Material Adverse Effect.

Section 6(A).19 Borrowing Base Certificate. The Lead Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate in form and substance reasonably satisfactory to the Administrative Agent, which states the Borrowing Base immediately after the Closing Date.

Section 6(B). Conditions Precedent to Borrowings under APAC Subfacility . Notwithstanding anything to the contrary herein, the Administrative Agent and the Lenders shall not be required to fund any APAC Revolving Loans in respect of the APAC Subfacility until each of the additional conditions set forth below are either satisfied or waived by the Required Subfacility Lenders (except with respect to Section 6(B).08 below, which shall require waiver by each Lender under the APAC Subfacility) in respect of the APAC Subfacility (the first date on which such conditions are satisfied or waived the “APAC Subfacility Effective Date”).

Section 6(B).01 Corporate Documents. (a) On the APAC Subfacility Effective Date, the Administrative Agent shall have received a certificate from each APAC Credit Party, dated the APAC Subfacility Effective Date, signed by the Secretary or Assistant Secretary or director or other appropriate representative of such APAC Credit Party, and, where applicable, attested to by a Responsible Officer of such APAC Credit Party, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such APAC Credit Party and the resolutions of the governing body of such APAC Credit Party referred to in such certificate, and each of the foregoing shall be in customary form (or such other form agreed by a relevant APAC Credit Party and the Administrative Agent) together with such other documents (including good standing certificates or equivalent evidence (if available)) customarily delivered for similar transactions as may reasonably be requested by the Administrative Agent.

Section 6(B).02 Security Documents. On the APAC Subfacility Effective Date each Credit Party contemplated to be a party thereto shall have executed (as applicable) and delivered to the Collateral Agent the documents set forth on Part B of Schedule 6.09 (with any modifications thereto that are agreed between the Lead Borrower and the Administrative Agent (each in its reasonable discretion) in light of the then-existing structure) that are applicable to such Credit Party.

Section 6(B).03 Opinions of Counsel. On the APAC Subfacility Effective Date, the Administrative Agent shall have received from local counsel to the applicable Credit Parties or the Administrative Agent (as applicable) listed on Part B of Schedule 6.03 hereto, a customary opinion addressed to the Administrative Agent and each of the Lenders and dated the APAC Subfacility Effective Date.

Section 6(B).04 ABL Credit Agreement and Guaranty Agreement. On the APAC Subfacility Effective Date, (a) each Australian Borrower shall have executed and delivered a joinder to this Agreement and (b) each APAC Credit Party shall have executed and delivered a joinder to the Guaranty Agreement.

Section 6(B).05 Borrowing Base Certificate. The Lead Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate in form and substance reasonably satisfactory to the Administrative Agent, which states the APAC Borrowing Base immediately following the APAC Subfacility Effective Date.

Section 6(B).06 Releases. The APAC Credit Parties shall have delivered any release agreements or deeds (as applicable) required to release any Liens over any assets of the APAC Credit Parties that are not Permitted Liens. Where applicable, such release agreement or deed shall include an obligation on the secured counterparty to register a financing change statement on the Personal Properties Securities Register under the Australian PPSA or the Personal Properties Securities Register under the New Zealand PPSA in relation to the Liens referred to in the relevant release agreements or deeds within 10 Business Days of the APAC Subfacility Effective Date.

Section 6(B).07 Financial Assistance Whitewash. On or before the APAC Subfacility Effective Date the Australian Credit Parties shall have delivered to the Administrative Agent evidence, in form and substance reasonably satisfactory to the Administrative Agent, that each Australian Credit Party has obtained shareholder approval and satisfied the requirements of section 260B of the Corporations Act.

Section 6(B).08 “Know Your Customer”. The Australian Credit Parties shall have delivered to the Administrative Agent, prior to the APAC Subfacility Effective Date, all documentation and other information necessary for purposes of allowing the Administrative Agent or applicable Lender to carry out and be satisfied it has complied with applicable “know your customer” and anti-money laundering rules and regulations under the laws of the United States and Australia.

Section 6(C). Conditions Precedent to Borrowings under UK Subfacility. Notwithstanding anything to the contrary herein, the Administrative Agent and the Lenders shall not be required to fund any UK Revolving Loans in respect of the UK Subfacility until each of the additional conditions set forth below are either satisfied or waived by the Required Subfacility Lenders (except with respect to Section 6(C).06 below, which shall require waiver by each Lender under the UK Subfacility) in respect of the UK Subfacility (the first date on which such conditions are satisfied or waived the “UK Subfacility Effective Date”).

Section 6(C).01 Corporate Documents. On the UK Subfacility Effective Date, the Administrative Agent shall have received a certificate from each UK Credit Party, dated the UK Subfacility Effective Date, signed by the Secretary or Assistant Secretary or director or other appropriate representative of such UK Credit Party, and, where applicable, attested to by a Responsible Officer of such UK Credit Party, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such UK Credit Party and the resolutions of the governing body of such UK Credit Party referred to in such certificate, and each of the foregoing shall be in customary form (or such other form agreed by a relevant UK Credit Party and the Administrative Agent) together with such other documents customarily delivered for similar transactions as may reasonably be requested by the Administrative Agent.

Section 6(C).02 Security Documents. On the UK Subfacility Effective Date each UK Credit Party contemplated to be a party thereto shall have executed (if applicable) and delivered to the Collateral Agent the documents set forth on Part C of Schedule 6.09 (with any modifications thereto that are agreed between the Lead Borrower and the Administrative Agent (each in its reasonable discretion) in light of the then-existing structure) that are applicable to such UK Credit Party.

Section 6(C).03 Opinions of Counsel. On the UK Subfacility Effective Date, the Administrative Agent shall have received from Mayer Brown International LLP, English counsel to the Administrative Agent, a customary opinion addressed to the Administrative Agent and each of the Lenders and dated the UK Subfacility Effective Date, and shall have received from local counsel to the applicable Credit Parties or the Administrative Agent (as applicable) listed on Part C of Schedule 6.03 hereto, a customary opinion addressed to the Administrative Agent and each of the Lenders and dated the UK Subfacility Effective Date.

Section 6(C).04 ABL Credit Agreement Guaranty Agreement. On the UK Subfacility Effective Date, (a) each UK Borrower shall have executed and delivered a joinder to this Agreement and (b) each UK Credit Party shall have executed and delivered a joinder to the Guaranty Agreement.

Section 6(C).05 Borrowing Base Certificate. The Lead Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate in form and substance reasonably satisfactory to the Administrative Agent, which states the UK Borrowing Base immediately following the UK Subfacility Effective Date.

Section 6(C).06 “Know Your Customer”. The UK Credit Parties shall have delivered to the Administrative Agent, prior to the UK Subfacility Effective Date, all documentation and other information necessary for purposes of allowing the Administrative Agent or applicable Lender to carry out and be satisfied it has complied with applicable “know your customer” and anti-money laundering rules and regulations under the laws of the United States and England and Wales.

Section 7. Conditions Precedent to all Credit Events after the Closing Date.

The obligation of each Lender and each Issuing Bank to make any Credit Extension (but limited, (x) in the case of the initial Credit Extension on the Closing Date (if any), to Section 7.02 below, and (y) in the case of any Term Loans made after the Closing Date, to the satisfaction or waiver of the conditions set forth in Section 2.21 or 2.24, as applicable) shall be subject to the satisfaction (or waiver) of each of the conditions precedent set forth below:

7.01 Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Banks and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.14(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.13(b).

7.02 Availability. The Availability Conditions on the proposed date of such Credit Extension shall be satisfied.

7.03 No Default. No Default or Event of Default shall exist at the time of, or result from, such funding or issuance.

7.04 Representations and Warranties. Each of the representations and warranties made by any Credit Party set forth in Section 8 hereof or in any other Credit Document shall be true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date (without duplication of any materiality standard set forth in any such representation or warranty). The acceptance of the benefits of each Credit Event after the Closing Date shall constitute a representation and warranty by each Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in this Section 7 and applicable to such Credit Event are satisfied as of that time (other than such conditions which are subject to the discretion of the Administrative Agent or the Lenders).

All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 6(A), Section 6(B), Section 6(C) and in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders.

7.05 Know Your Customer. Solely with respect to the initial Credit Extension under the Canadian Subfacility on or after the Closing Date, the Canadian Credit Parties shall have provided or caused to be provided the documentation and other information to the Administrative or applicable Lender that it reasonably determines is required by United States or Canada regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

Section 8. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans and the Issuing Banks to make any Credit Extension, each Borrower (and, solely with respect to Sections 8.01, 8.02, 8.03, 8.04, 8.11 and 8.16 and solely with respect to itself, Holdings), makes the following representations and warranties (limited, on the Closing Date, to the Specified Representations), in each case after giving effect to the Transaction.

8.01 Organizational Status. Each of Holdings, the Borrowers and each of the Restricted Subsidiaries (subject, in the case of clause (iii), to the Legal Reservations) (i) is a duly organized, incorporated or otherwise formed and validly existing corporation, partnership, limited liability company or other applicable business entity, as the case may be, in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its organization, incorporation or formation, (ii) has the requisite corporate, partnership, limited liability company or other applicable business entity power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is, to the extent such concepts are applicable under the laws of the relevant jurisdiction, duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect.

8.02 Power and Authority; Enforceability. Each Credit Party has the corporate, partnership, limited liability company or other applicable business entity power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership, limited liability company or other applicable business entity action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and Legal Reservations.

8.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any Requirement of Law, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject (in the case of the preceding clauses (i) and (ii), other than in the case of any contravention, breach, default and/or conflict, in each case, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect) or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party.

8.04 Approvals. Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no applicable order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the date of the making of this representation and warranty and which remain in full force and effect on such date and (y) filings which are necessary to perfect the security interests created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of any Credit Document.

8.05 Financial Statements; Financial Condition; Projections.

(a) (i) The consolidated balance sheets included in the Audited Target Financial Statements as of the fiscal year ended on or about December 31, 2020 and the related audited consolidated statements of income (loss) and statements of cash flows of Imola included in the Audited Target Financial Statements for the fiscal year ended on or about December 31, 2020, in each case, present fairly in all material respects the consolidated financial position of Imola and its Subsidiaries, as applicable, with respect to such Audited Target Financial Statements, as the case may be, in each case, at the dates of such balance sheets and the consolidated results of the operations of Imola for the periods covered thereby. All of the foregoing historical financial statements have been audited by independent certified public accountants of recognized national standing and prepared in accordance with U.S. GAAP consistently applied.

The unaudited consolidated balance sheets included in the Unaudited Target Financial Statements as of the fiscal quarter ended on or about March 31, 2021 and the related unaudited consolidated statements of income (loss) and statements of cash flows of Imola included in the Unaudited Target Financial Statements for the fiscal quarter ended on or about March 31, 2021 present fairly in all material respects the consolidated financial position of Imola and its Subsidiaries with respect to such Unaudited Target Financial Statements, at the dates of such balance sheets and the consolidated results of operations of Imola for the periods covered thereby, subject to normal year-end adjustments and the absence of footnotes.

(ii) The pro forma consolidated balance sheet of the Lead Borrower furnished to the Commitment Parties pursuant to Section 6(A).11(iii) has been prepared as of on or about March 31, 2021 as if the Transaction and the financing therefor had occurred on such date. The pro forma statement of operations of the Lead Borrower furnished to the Commitment Parties pursuant to Section 6(A).11(iii) has been prepared for the four fiscal quarters ended on or about March 31, 2021, as if the Transactions and the financing therefor had occurred on the first day of such four-quarter period.

(b) On the Closing Date, the Lead Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent after giving effect to the consummation of the Transaction.

(c) The Projections have been prepared in good faith and are based on assumptions that were believed by the Lead Borrower to be reasonable at the time delivered to the Administrative Agent (it being understood and agreed that the Projections are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Credit Parties and their Restricted Subsidiaries, no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by the Projections may differ from projected results, and such differences may be material).

(d) Since the Closing Date there has been no change, event or occurrence that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

8.06 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Lead Borrower, threatened in writing (i) with respect to the Transaction or any Credit Document or (ii) that either individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect.

8.07 True and Complete Disclosure.

(a) All written information (other than information consisting of statements, estimates, forecasts and Projections, as to which no representation, warranty or covenant is made (except with respect to Projections to the extent set forth in Section 8.05(c) above)) that has been or will be made available to the Administrative Agent or any Lender by any Credit Party or any representative of a Credit Party at its direction and on its behalf in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein, when taken as a whole and after giving effect to all supplements thereto, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in each case in light of the circumstances under which such statements are made, not materially misleading.

(b) As of the ~~Closing~~Amendment No. 4 Effective Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 6(A).15(ii) is true and correct in all respects.

8.08 Use of Proceeds; Margin Regulations.

(a) All proceeds of the Initial Term Loans incurred on the Closing Date will be used by the Lead Borrower to finance, in part, the Transaction.

(b) All proceeds of Incremental Term Loans will be used for the purpose set forth in Section 2.21(a).

(c) All proceeds of the Revolving Loans incurred on the Closing Date will be used (i) to fund certain original issue discount or upfront fees, (ii) to replace, backstop or cash collateralize any existing letters of credit, guarantees, surety bonds or similar instruments for the account of the Target and its subsidiaries, (iii) for working capital needs and/or working capital, earn-outs or purchase price adjustments under the Acquisition Agreement and (iv) to fund the Closing Date Cash Purchase.

(d) All proceeds of the Revolving Loans incurred after the Closing Date will be used for working capital needs and general corporate purposes, including the financing of capital expenditures, Permitted Acquisitions and other permitted Investments, Dividends and any other purpose not prohibited hereunder.

(e) (i) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. (ii) Neither the making of any Term Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate (x) the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System or (y) the applicable legislation governing financial assistance and/or capital maintenance, as set forth in Section 9.19.

(f) The Borrowers will not request any Borrowing, and the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and, to the knowledge of any Borrower, agents shall not use, directly or indirectly, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (B) (i) for the purpose of funding, financing or facilitating any activities, business or transaction with any Person, or in any jurisdiction, that, at the time of such funding, financing, or facilitating, is a Sanctioned Person or any Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as administrative agent, arranger, issuing bank, lender, underwriter, advisor, investor or otherwise) except to the extent permissible for a Person required to comply with applicable Sanctions. The foregoing representation in this Section 8.08(f) will not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such representations are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union or the United Kingdom).

8.09 Tax Returns and Payments. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Lead Borrower and each of its Restricted Subsidiaries has timely filed or caused to be timely filed with the relevant Governmental Authority all Tax returns, statements, forms and reports for Taxes (the “Returns”) required to have been filed by, or with respect to the income, properties or operations of, the Lead Borrower and/or any of its Restricted Subsidiaries (in each case, including in its capacity as a withholding agent), (ii) the Returns accurately reflect in all material respects all liability for Taxes of the Lead Borrower and its Restricted Subsidiaries for the periods covered thereby, and (iii) the Lead Borrower and each of its Restricted Subsidiaries have paid all Taxes due and payable by them, other than those that are being contested in good faith by appropriate proceedings and fully provided for as a reserve on the financial statements of the Lead Borrower and its Restricted Subsidiaries in accordance with U.S. GAAP. There is no action, suit, proceeding, audit or claim now pending and, to the knowledge of the Borrowers, there is no action, suit, proceeding, audit or claim threatened in writing by any relevant Governmental Authority or ongoing investigation by any relevant Governmental Authority, in each case, regarding any Taxes relating to the Lead Borrower or any of its Restricted Subsidiaries that is reasonably likely to be adversely determined, and, if adversely determined, would be reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

8.10 ERISA.

(a) No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect. Each Plan is in compliance in form and operation with its terms and with the applicable provisions of ERISA, the Code and other applicable law, except for such non-compliance that would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, is in the form of a prototype document that is the subject of a favorable opinion letter or has time remaining under applicable law to apply for a determination or opinion letter or to make any amendments necessary to obtain a favorable determination or opinion letter.

(b) There exists no Unfunded Pension Liability with respect to any Plan, except as would not reasonably be expected to have a Material Adverse Effect.

(c) There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Lead Borrower or any Restricted Subsidiary of the Lead Borrower, threatened, which would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(d) The Lead Borrower, any Restricted Subsidiary of the Lead Borrower and, to the knowledge of the Lead Borrower, any ERISA Affiliate have made all material contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan except where any failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(e) Except as would not reasonably be expected to have a Material Adverse Effect: (i) each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made; and (iii) neither the Lead Borrower nor any of its Restricted Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan.

(f) No Credit Party is or has at any time been (i) an employer (for the purposes of sections 38 to 51 of the United Kingdom’s Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom’s Pensions Schemes Act 1993) or (ii) except as would not reasonably be expected to have a Material Adverse Effect, “connected” with or an “associate” (as those terms are used in sections 38 and 43 of the United Kingdom’s Pensions Act 2004) of such an employer.

(g) Except as individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, (i) each Canadian Pension Plan is, and has been, established, registered, funded, administered and invested in compliance with the terms of such plan (including the terms of any documents in respect of such plan), all applicable laws and any collective agreements, as applicable, (ii) no Canadian Pension Plan is subject to an investigation, any other proceeding, or action or claim, (iii) all employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan by a Credit Party have been paid by each such Credit Party in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable Laws except to the extent cured within 10 Business Days of the due date in respect thereof and (iv) no Lien has arisen in respect of any Credit Party in connection with any Canadian Pension Plan (save for contribution amounts not yet due). No Canadian Pension Plan is a Canadian Defined Benefit Pension Plan as of the Closing Date.

8.11 The Security Documents. The provisions of the Security Documents are or will be effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest (except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws or by the Legal Reservations) in all right, title and interest of the Credit Parties (or, where and if applicable, the ARPA Sellers) in the Collateral specified therein in which a security interest can be created under applicable law, and (1) in the case of the U.S. Security Documents and U.S. Collateral, upon (i) the timely and proper filing of financing statements listing each applicable Credit Party, as a debtor, and the Collateral Agent, as secured party, in the secretary of state’s office (or other similar governmental entity) of the jurisdiction of organization of such Credit Party, (ii) the receipt by the Controlling Fixed Asset Collateral Agent (as defined in the ABL Intercreditor Agreement), as bailee for the Collateral Agent pursuant to the ABL Intercreditor Agreement or the collateral agent or trustee under any Permitted Pari Passu Loan Documents, any Permitted Pari Passu Notes Documents, any Refinancing Note/Loan Documents, any documents relating to any CF Term Incremental Equivalent Debt or any documents relating to any CF Term Refinancing Debt (in each case, as bailee for the Collateral Agent pursuant to the ABL Intercreditor Agreement or any Additional Intercreditor Agreement, as applicable)), of all Instruments, Chattel Paper and certificated pledged Equity Interests that constitute “securities” governed by Article 8 of the New York UCC, in each case constituting Collateral in suitable form for transfer by delivery or accompanied by instruments of transfer or assignment duly executed in blank, (iii) sufficient identification of commercial tort claims (as applicable), (iv) execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of the New York UCC) with respect to any deposit account (as applicable), (v) the recordation of any patent security agreements or trademark security agreements, if applicable, in the respective forms attached to the Initial U.S. Security Agreement (or in such other form as may be reasonably satisfactory to the Collateral Agent and the Lead Borrower), in each case in the United States Patent and Trademark Office and (vi) the recordation of any copyright security agreements, if applicable, in the form attached to the Initial U.S. Security Agreement (or in such other form as may be reasonably satisfactory to the Collateral Agent and the Lead Borrower) with the United States Copyright Office, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the Initial U.S. Security Agreement), a fully perfected security interest in all right, title and interest in all of the U.S. Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions, (2) in the case of the Canadian Security Documents and Canadian Collateral described therein, upon the timely and proper filing of appropriate personal property security filings under the applicable PPSA (and equivalent filings under the Civil Code of Quebec), the receipt by the Collateral Agent (or, if applicable, the Controlling Fixed Asset Collateral Agent (as defined in the ABL Intercreditor Agreement), as bailee for the Collateral Agent pursuant to the ABL Intercreditor Agreement or the collateral agent or trustee under any Permitted Pari Passu Loan Documents, any Permitted Pari Passu Notes Documents, any Refinancing Note/Loan Documents, any documents relating to any CF Term Incremental Equivalent Debt or any documents relating to any CF Term Refinancing Debt (in each case, as bailee for the Collateral Agent pursuant to the ABL Intercreditor Agreement or any Additional Intercreditor Agreement, as applicable)) of all Instruments and Chattel Paper (each as defined in the PPSA) and all certificated pledged Equity Interests, in each case constituting Collateral, in suitable form for transfer by delivery or accompanied by instruments of transfer or assignment duly executed in blank and the recordation of the relevant Canadian Security Documents (or notice thereof in appropriate form) in the Canadian Intellectual Property Office with respect to Canadian Intellectual Property, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the Canadian Security Documents) a fully perfected security interest in all right, title and interest in all of the Canadian Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions, (3) in the case of the Australian Security Documents and Australian Collateral described therein, upon the timely and proper filing of financing statements and/or the obtaining of “control” (for the purposes of Part 9.5 of the Australian PPSA) with respect to the Australian Collateral as required under the Australian PPSA, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the Australian Security Documents) a fully perfected security interest in all right, title and interest in all of the Australian Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions, (4) in the case of the UK Security Documents and UK Collateral described therein, upon the timely and proper filing of the Initial UK Security Agreement, relevant Additional Security Documents and the security interests created by it or them with Companies House, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the UK Security Documents) a fully perfected security interest in all right, title and interest in all of the UK Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions, (5) in the case of the Hong Kong Security Documents and Hong Kong Collateral described therein, upon (i) the timely and proper filing and/or registration of the Hong Kong Security Documents and the security interests created by them (where applicable)

with the Hong Kong Companies Registry and other appropriate filing offices of Hong Kong, and (ii) the giving of notices of charges and assignment (where applicable) to the relevant parties, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the Hong Kong Security Documents) a fully perfected security interest in all right, title and interest in all of the Hong Kong Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions, (6) in the case of the New Zealand Security Documents and New Zealand Collateral described therein, upon the proper filing of financing statements and/or the obtaining of “possession” (as defined in the New Zealand PPSA) with respect to the New Zealand Collateral as required under the New Zealand PPSA, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the New Zealand Security Documents) a fully perfected security interest in all right, title and interest in all of the New Zealand Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions, (7) in the case of the Singapore Security Documents and Singapore Collateral described therein, upon (i) the proper registration of the Singapore Security Documents and the security interests created by them (where applicable) with the Accounting and Corporate Regulatory Authority in Singapore within 30 days of execution in Singapore, or 37 days of execution outside of Singapore, by the parties thereto, (ii) stamping of the Singapore Security Documents (where applicable) within 14 days of execution in Singapore or 30 days of execution outside of Singapore, by the parties thereto, and (iii) the giving of notices of charges and assignment (where applicable) to the relevant parties, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the Singapore Security Documents) a fully perfected security interest in all right, title and interest in all of the Singapore Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions, (8) in the case of the Spanish Security Documents and Spanish Collateral described therein, upon the timely and proper notarization of the Spanish Security Documents and the security interests created by it or them, and compliance with the perfection requirements detailed therein, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the Spanish Security Documents) a fully perfected security interest in all right, title and interest in all of the Spanish Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions and (9) in the case of the German Security Documents, upon notification of the relevant account bank under the German Collection Account Pledge Agreement, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the German Security Documents) a fully perfected security interest in all right, title and interest in all of the German Collateral, subject to no other Liens other than Permitted Liens.

8.12 Properties. Each Borrower and each of its Restricted Subsidiaries has good and marketable title or valid leasehold interest in the case of Real Property, and good and valid title in the case of tangible personal property, to all material tangible properties owned by it, including all material property reflected in the most recent historical balance sheets referred to in Section 8.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens, except where the failure to have such title or interests would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the use or operation of such Real Property or personal property necessary for the ordinary conduct of the Lead Borrower’s business, taken as a whole.

8.13 Capitalization. As of the Closing Date, after giving effect to the consummation of the Transaction, all outstanding shares of capital stock of the Lead Borrower have been duly and validly issued and are fully paid and non-assessable (other than any assessment on the shareholders of the Lead Borrower that may be imposed as a matter of law) and are owned by Holdings. No Borrower has any outstanding capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

8.14 Subsidiaries. On and as of the Closing Date and after giving effect to the consummation of the Transaction, the Lead Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 8.14. Schedule 8.14 correctly sets forth, as of the Closing Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of the Lead Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

8.15 Compliance with Statutes, Sanctions; Patriot Act; Anti-Corruption Laws.

(a) Subject to any applicable anti-boycott laws or regulations, including section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung—AWV)), and except to the extent that compliance by a Canadian Credit Party would not violate or conflict with the Foreign Extraterritorial Measures Act (Canada) or other similar applicable laws of Canada, each of the Lead Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders (including any laws relating to terrorism, money laundering, embargoed persons or the Patriot Act), and all applicable restrictions imposed by, governmental bodies or courts, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect. Subject to any applicable anti-boycott laws or regulations, including section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung—AWV)), the Borrowers will not directly (or knowingly indirectly) use the proceeds of any Credit Extension to violate or engage in conduct that would result in a violation of any such applicable statutes, regulations, orders or restrictions referred to in the immediately preceding sentence.

(b) Subject to any applicable anti-boycott laws or regulations, including section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung—AWV)), (x) the Borrowers have implemented and maintain in effect policies and procedures reasonably and appropriately designed to ensure material compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (y) the Borrowers, their Subsidiaries and their respective officers and, to the knowledge of the Borrowers, their respective employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Subject to any applicable anti-boycott laws or regulations, including section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung—AWV)), none of (a) any Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any Borrower, any agent of any Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. Subject to any applicable anti-boycott laws or regulations, including section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung—AWV)), no Borrowing, Letter of Credit, use of proceeds or the Transaction itself will violate any Anti-Corruption Law or applicable Sanctions. The foregoing representation in this Section 8.15(b) will not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such representations are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union or the United Kingdom).

8.16 Investment Company Act. None of Holdings, the Lead Borrower or any of its Restricted Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, required to be registered as such.

8.17 [Reserved].

8.18 Environmental Matters. Except for any matters that, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect: (a) the Lead Borrower and each of its Restricted Subsidiaries and each of their respective facilities and operations are in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, (b) there are no pending or, to the knowledge of any Credit Party, threatened (in writing) Environmental Claims against the Lead Borrower or any of its Restricted Subsidiaries or any Real Property currently or formerly owned, leased or operated by the Lead Borrower or any of its Restricted Subsidiaries and (c) to the knowledge of any Credit Party, there are no facts, circumstances, conditions or occurrences that would be reasonably expected (i) to form the basis of an Environmental Claim against the Lead Borrower or any of its Restricted Subsidiaries or (ii) to cause any Real Property owned, leased or operated by the Lead Borrower or any of its Restricted Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Lead Borrower or any of its Restricted Subsidiaries under any applicable Environmental Law.

8.19 Labor Relations. Except as set forth in Schedule 8.19 or except, in each case, to the extent the same has not, either individually or in the aggregate, had and would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts, slowdowns or other labor disputes pending against the Lead Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Lead Borrower, threatened (in writing) against the Lead Borrower or any of its Restricted Subsidiaries, (b) to the knowledge of the Lead Borrower, there are no questions concerning union representation with respect to Lead Borrower or any of its Restricted Subsidiaries, (c) the hours worked by and payments made to employees of Lead Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act, the Fair Work Act 2009 (Cth) of Australia, or any other applicable Federal, state, local, or foreign law dealing with such matters and (d) to the knowledge of the Lead Borrower, no wage and hour department investigation has been made of Lead Borrower or any of its Restricted Subsidiaries.

8.20 Intellectual Property. Each of the Lead Borrower and each of its Restricted Subsidiaries owns or has the right to use all the patents, trademarks, domain names, service marks, trade names, copyrights, inventions, trade secrets, formulas, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) (collectively, “Intellectual Property”), necessary for the present conduct of its business, without any known conflict with the Intellectual Property rights of others, except for such failures to own or have the right to use and/or conflicts as would not reasonably be expected to have, a Material Adverse Effect.

8.21 Affected Financial Institutions. No Credit Party is an Affected Financial Institution.

8.22 Borrowing Base Certificate. At the time of delivery of each Borrowing Base Certificate, assuming that any eligibility criteria that requires the approval or satisfaction of the Administrative Agent has been approved by or is satisfactory to the Administrative Agent, each material Account reflected therein as eligible for inclusion in each Borrowing Base is an Eligible Account, the material Inventory reflected therein as eligible for inclusion in each Borrowing Base constitutes Eligible Inventory and the cash and Cash Equivalents reflected therein as eligible for inclusion in each Borrowing Base constitutes Eligible Cash.

8.23 Centre of Main Interests and Establishments. For the purposes of the Regulation (EU) 2015/848 on insolvency proceedings (recast) (the “Regulation”), (a) the centre of main interests (as that term is used in Article 3(1) of the Regulation) of each of the Credit Parties to whom the Regulation applies is situated in such Credit Parties’ respective jurisdictions of incorporation and (b) none of the Credit Parties to whom the Regulation applies have an “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

8.24 Common Enterprise. The successful operation and condition of each of the Credit Parties is dependent on the continued successful performance of the functions of the group of the Credit Parties as a whole and the successful operation of each of the Credit Parties is dependent on the successful performance and operation of each other Credit Party. Each Credit Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Credit Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Credit Party has determined that execution, delivery, and performance of this Agreement and any other Credit Documents to be executed by such Credit Party is within its purpose, will be of direct and indirect commercial benefit to such Credit Party, and is in its best interest.

Section 9. Affirmative Covenants.

Each Borrower hereby covenants and agrees that on and after the Closing Date and so long as any Lender shall have any Commitment hereunder, any Loans or other Obligations outstanding hereunder (other than (i) any indemnification obligations arising hereunder which are not then due and payable and (ii) Secured Bank Product Obligations, except to the extent then due and payable and then entitled to payment in accordance with Section 11.11) or any Letter of Credit shall remain outstanding (unless Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank), such Borrower shall, and shall cause each of its respective Restricted Subsidiaries to:

9.01 Information Covenants. The Lead Borrower will furnish to the Administrative Agent for distribution to each Lender, including each Lender’s Public-Siders except as otherwise provided below:

(a) Quarterly Financial Statements. Within 45 days (or 75 days in the case of the first three fiscal quarters ending after the Closing Date for which delivery is required hereunder) after the close of each of the first three quarterly accounting periods in each fiscal year of the Lead Borrower, in each case, ending after the Closing Date, (i) the consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of operations and income (loss) and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case, beginning with the fiscal quarter ending on or about September 30, 2022 setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year, all of which shall be certified by a Responsible Officer of the Lead Borrower that they fairly present in all material respects in accordance with U.S. GAAP the financial condition of the Lead Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period.

(b) Annual Financial Statements. Within 90 days (or 150 days for the first fiscal year ending after the Closing Date) after the close of each fiscal year of the Lead Borrower, (x) the consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and income (loss) and retained earnings and statement of cash flows for such fiscal year and, beginning with the fiscal year ending on or about December 31, 2022, setting forth comparative figures for the preceding fiscal year and certified, in the case of consolidated financial statements, by PricewaterhouseCoopers or any other independent certified public accountants of recognized national standing, together with an opinion of such accounting firm (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except for any emphasis matter paragraph and except for qualifications for a change in accounting principles with which such accountants concur and which shall have been disclosed in the notes to the financial statements or other than as a result of, or with respect to, (A) an upcoming maturity date under this Agreement, the CF Term Loan Credit Agreement or the Secured Notes Indenture, (B) any actual or potential inability to satisfy any financial maintenance covenant set forth in Section 10.11 on a future date or in a future period or (C) the activities, operations, performance, assets or liability of any Unrestricted Subsidiary) to the effect such statements fairly present in all material respects in accordance with U.S. GAAP the financial condition of the Lead Borrower and its Subsidiaries as of the date indicated and the results of their operations for the periods indicated, and (y) management’s discussion and analysis of the important operational and financial developments during such fiscal year.

(c) Notwithstanding the foregoing, the obligations referred to in Sections 9.01(a) and 9.01(b) above and Section 9.01(d) below may be satisfied with respect to financial information of the Lead Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of (I) any Parent Company, (II) Holdings or any successor of Holdings or (III) any Wholly-Owned Restricted Subsidiary of the Lead Borrower that, together with its consolidated Restricted Subsidiaries, constitutes substantially all of the assets of the Lead Borrower and its consolidated Subsidiaries (a “Qualified Reporting Subsidiary”) or (B) the Lead Borrower’s or such Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC (and the public filing of such report with the SEC shall constitute delivery under this Section 9.01); provided that with respect to each of the preceding clauses (A) and (B), (1) to the extent such information relates to a Parent Company, if and so long as such Parent Company will have Independent Assets or Operations, such information is accompanied by, or the Lead Borrower shall separately deliver within the applicable time periods set forth in Sections 9.01(a) and 9.01(b) above and Section 9.01(d) below, consolidating information (which need not be audited) that explains in reasonable detail the differences between the information relating to such Parent Company and its Independent Assets or Operations, on the one hand, and the information relating to the Lead Borrower and the consolidated Restricted Subsidiaries on a stand-alone basis, on the other hand, (2) to the extent such information relates to a Qualified Reporting Subsidiary such information is accompanied by, or the Lead Borrower shall separately deliver within the applicable time periods set forth in Sections 9.01(a) and 9.01(b) above and Section 9.01(d) below, consolidating information (which need not be audited) that explains in reasonable detail the differences between the information relating to such Qualified Reporting Subsidiary, on the one hand, and the information relating to the Lead Borrower and the consolidated Restricted Subsidiaries on a stand-alone basis, on the other hand and (3) to the extent such information is in lieu of information required to be provided under Section 9.01(b), such materials are accompanied by a report and opinion of independent certified public accountants of recognized national standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion (a) will be prepared in accordance with generally accepted auditing standards and (b) will be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except for any emphasis matter paragraph and except for qualifications for a change in accounting principles with which such accountants concur and which shall have been disclosed in the notes to the financial statements or other than as a result of, or with respect to, (x) an upcoming maturity date under this Agreement, the CF Term Loan Credit Agreement or the Secured Notes Indenture, (y) any actual or potential inability to satisfy any financial maintenance covenant set forth in Section 10.11 on a future date or in a future period or (z) the activities, operations, performance, assets or liability of any Unrestricted Subsidiary ).

(d) Forecasts. Within 90 days (or 150 days for the first fiscal year ending after the Closing Date) after the close of each fiscal year of the Lead Borrower, in each case, ending after the Closing Date, a reasonably detailed annual forecast (including projected statements of income, sources and uses of cash and balance sheets for the Lead Borrower and its Subsidiaries on a consolidated basis), prepared on a quarter-by-quarter basis for such fiscal year and including a discussion of the principal assumptions upon which such forecast is based (it being agreed that such annual forecasts shall not be provided to Public Lenders and, following an Initial Public Offering, shall only be required to be provided to Revolving Lenders that are not Public Lenders).

(e) Officer’s Certificates. No later than five days after the time of the delivery of the Section 9.01 Financials, a Compliance Certificate from a Responsible Officer of the Lead Borrower substantially in the form of Exhibit J, certifying on behalf of the Lead Borrower that, to such Responsible Officer’s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) solely to the extent the financial covenant in Section 10.11 is then required to be tested, set forth the reasonably detailed calculations with respect to the Consolidated Fixed Charge Coverage Ratio for such period, (ii) if delivered with the financial statements required by Section 9.01(b) for any fiscal year ending on or after December 31, 2021, certify that there have been no changes to the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in any such certification, in each case since the Closing Date or, if later, since the date of the most recent certificate delivered pursuant to this clause (ii) or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (ii), solely to the extent such changes would result in a change to the list of beneficial owners identified in any such certification) and (iii) if delivered with the financial statements required by Section 9.01(b) for any fiscal year ending on or after December 31, 2021, certify that there have been no changes to Schedules 1(a), 2(a), 6, 7, 8(a), 8(b), 8(c), 9 and 10 of the Perfection Certificate, in each case since the Closing Date or, if later, since the date of the most recent certification delivered pursuant to this clause (iii), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (iii), only to the extent such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents).

(f) Notice of Default, Litigation and Material Adverse Effect. Promptly after any Responsible Officer of any Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default or any default or event of default under (A) the Secured Notes Indenture or any refinancing thereof, (B) Refinancing Notes/Loans, Permitted Pari Passu Notes, Permitted Pari Passu Loans, Permitted Junior Debt or other Indebtedness constituting debt for borrowed money, in each case of this clause (B), with a principal amount outstanding in excess of the Threshold Amount or (C) the CF Term Loan Credit Agreement, (ii) any litigation, or governmental investigation or proceeding pending against Holdings or any of its Subsidiaries (x) which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Credit Document, or (iii) any other event, change or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect.

(g) Other Reports and Filings. Promptly after the sending, filing or delivery thereof, as applicable, copies of (i) all financial information, proxy materials and reports, if any, which Holdings or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”) and (ii) material notices received from, or reports or other information or material notices furnished to, holders of Indebtedness under, (A) the Secured Notes Indenture or any refinancing thereof, (B) Refinancing Notes/Loans, Permitted Pari Passu Notes, Permitted Pari Passu Loans, Permitted Junior Debt or other Indebtedness constituting debt for borrowed money, in each case of this clause (B), with a principal amount outstanding in excess of the Threshold Amount or (C) the CF Term Loan Credit Agreement (in each case, other than any regularly required monthly, quarterly or annual certificates or notices specific to the nature of a specific facility or the internal requirements of the specific debtholders under such facility (e.g., borrowing base certificates, monthly financial statements, etc.)) (including, for the avoidance of doubt, any notices relating to an actual or purported default or event of default thereunder and any notices to the extent the action or occurrence described therein would reasonably be expected to be materially adverse to the interests of the Lenders, but excluding any administrative notices or regular reporting requirements thereunder).

(h) Environmental Matters. Promptly after any Responsible Officer of the Lead Borrower obtains knowledge thereof, notice of a pending or threatened Environmental Claim to the extent such Environmental Claim, either individually or when aggregated with all other such Environmental Claims, would reasonably be expected to have a Material Adverse Effect. All such notices provided pursuant to this Section 9.01(h) shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Lead Borrower’s or such Subsidiary’s response thereto.

(i) Financial Statements of Unrestricted Subsidiaries. Simultaneously with the delivery of each set of Section 9.01 Financials, the related consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

(j) ARPA. If the ARPA shall have been executed, (w) such information with respect to the ARPA (including, without limitation, the Acquired Accounts), the ARPA Sellers, the Purchaser Account and Seller Collection Accounts (each as defined in the ARPA) (or any equivalent terms as defined in the ARPA, as the case may be) and the timely payment of any VAT in respect of such receivables) as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request, within three Business Days of such request, (x) notice of, and information in relation to, the occurrence of any Repurchase Event or Credit Event (under and as defined in the ARPA) (or any equivalent terms under and as defined in the ARPA, as the case may be) promptly upon the occurrence of the same, (y) during a Liquidity Period (and at any other times, within three Business Days of a request by the Administrative Agent), copies of any Payment Reconciliation Reports (under and as defined in the ARPA) (or any equivalent term under and as defined in the ARPA, as the case may be), and (z) within three Business Days of a request by the Administrative Agent at any time, copies of any Notices of Assignment (as defined in the ARPA) (or any equivalent term as defined in the ARPA, as the case may be) and related acknowledgements,

(k) Other Information. From time to time, (x) such other information or documents (financial or otherwise) with respect to the Lead Borrower or any of its Restricted Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request, and (y) information and documentation reasonably requested by the Administrative Agent or any Lender necessary for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. Notwithstanding the foregoing, neither the Lead Borrower nor any of its Restricted Subsidiaries will be required to provide any information pursuant to this Section 9.01(k) to the extent that the provision thereof would violate any Requirements of Law or result in the breach of any binding contractual obligation or the loss of any professional privilege; provided that in the event that the Lead Borrower or any of its Restricted Subsidiaries does not provide information that otherwise would be required to be provided hereunder in reliance on such exception, the Lead Borrower shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such Requirements of Law or result in the breach of such binding contractual obligation or the loss of such professional privilege).

(l) Foreign Pension Plans. Promptly after any Responsible Officer of the Lead Borrower obtains knowledge thereof, (i) details of any investigation or proposed investigation by the Pensions Regulator which would be reasonably likely to lead to the issue of a Financial Support Direction or a Contribution Notice in relation to any Foreign Pension Plan (or if any Credit Party is in receipt of a Financial Support Direction or a Contribution Notice in relation to any Foreign Pension Plan), describing such matter or event and the action proposed to be taken with respect thereto); and (ii) details of any material change to the rate or basis to the employer contributions to a Foreign Pension Plan, in each case, to the extent any of the foregoing, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Documents required to be delivered pursuant to this Section 9.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet; or (ii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Lead Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Lead Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Lead Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Public Side Information, they shall be treated as set forth in Section 13.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Each Borrower represents and warrants that it, Holdings or any other direct or indirect Parent Company and any Subsidiary, in each case, if any, either (x) has no registered or publicly traded securities outstanding, or (y) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, each Borrower hereby (i) authorizes the Administrative Agent to make financial statements and other information provided pursuant to clauses (a) and (b) of this Section 9.01 above, along with the Credit Documents and the list of Disqualified Lenders, available to Public-Siders and (ii) agrees that at the time the Section 9.01 Financials are provided hereunder, they shall already have been, or shall substantially concurrently be, made available to holders of its securities. The Borrowers will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Borrowers have no outstanding publicly traded securities, including 144A securities (it being understood that the Borrowers shall have no obligation to request that any material be posted to Public-Siders). Notwithstanding anything herein to the contrary, in no event shall the Lead Borrower request that the Administrative Agent make available to Public-Siders budgets or any certificates, reports or calculations with respect to the Borrowers’ compliance with the covenants contained herein.

9.02 Books, Records and Inspections; Conference Calls.

(a) The Lead Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with U.S. GAAP shall be made of all dealings and transactions in relation to its business and activities (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).

(b) The Lead Borrower will permit the Administrative Agent, subject to reasonable advance notice to, and reasonable coordination with, the Lead Borrower and during normal business hours, to visit and inspect the properties of any Borrower, at the Borrowers’ expense as provided in clause (c) below, inspect, audit and make extracts from any Borrower’s corporate, financial or operating records, and discuss with its officers, employees, agents, advisors and independent accountants (subject to such accountants’ customary policies and procedures) such Borrower’s business, financial condition, assets and results of operations (it being understood that a representative of the Lead Borrower and such Borrower shall be permitted to be present in any discussions with officers, employees, agent, advisors and independent accountants); provided that the Administrative Agent shall only be permitted to conduct one field examination and one inventory appraisal per 12-month period, and any such field examination or inventory appraisal shall relate only to the assets and inventory of the Credit Parties and ARPA Sellers comprising the Aggregate Borrowing Base or intended to comprise the Aggregate Borrowing Base (or any portion thereof); provided, further that (i) if at any time Global Availability is less than the greater of (x) 15% of the Line Cap at such time and (y) $400,000,000, in each case, for a period of 5 consecutive Business Days during such 12-month period, one additional field examination and one additional inventory appraisal of such assets and inventory will be permitted in such 12-month period and (ii) during any Liquidity Period, one additional field examination and one additional inventory appraisal of such assets and inventory will be permitted in such 12-month period, except that during the existence and continuance of an Event of Default, there shall be no limit on the number of additional field examinations and inventory appraisals of such assets and inventory that shall be permitted at the Administrative Agent’s request. No such inspection or visit shall unduly interfere with the business or operations of any Borrower, nor result in any damage to the property or other Collateral. No inspection shall involve invasive testing without the prior written consent of the Lead Borrower. Neither the Administrative Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with any Borrower. Each of the Lead Borrowers acknowledges that all inspections, appraisals and reports are prepared by the Administrative Agent and Lenders for their purposes, and the Borrowers shall not be entitled to rely upon them.

(c) The Lead Borrower will reimburse (or will cause to be reimbursed) the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses (other than any legal fees or costs and expenses covered under Section 13.01) of the Administrative Agent in connection with (i) one examination per fiscal year of any Borrower’s books and records as described in clause (a) above and (ii) field examinations and inventory appraisals of the assets and inventory of the Credit Parties and ARPA Sellers comprising the Aggregate Borrowing Base or intended to comprise the Aggregate Borrowing Base (or any portion thereof), in each case subject to the limitations on such examinations, audits and appraisals permitted under the preceding paragraph. Subject to and without limiting the foregoing, the Borrowers specifically agree to pay the Administrative Agent’s then standard charges for examination activities, including the standard charges of the Administrative Agent’s internal appraisal group. This Section 9.02 shall not be construed to limit the Administrative Agent’s right to use third parties for such purposes.

(d) The Lead Borrower will, within 30 days (or, if after using commercially reasonable efforts to schedule such call, at such later date as agreed to by the Administrative Agent at its reasonable discretion) after the date of the delivery (or, if later, required delivery) of the quarterly and annual financial information pursuant to Sections 9.01(a) and (b), hold a conference call or teleconference, at a time selected by the Lead Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal quarter or fiscal year, as the case may be, of the Lead Borrower (it being understood that any such call may be combined with any similar call held for any of the Lead Borrower’s other lenders or security holders).

9.03 Maintenance of Property; Insurance.

(a) The Borrowers will, and will cause each of their respective Restricted Subsidiaries to, (i) except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, keep all tangible property necessary to the business of the Lead Borrower and its Restricted Subsidiaries in reasonably good working order and condition, ordinary wear and tear, casualty and condemnation excepted, (ii) maintain with financially sound and reputable insurance companies (as determined in the good faith judgment of management of the Lead Borrower) insurance on all such property and against all such risks as is, in the good faith determination of the Lead Borrower, consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Lead Borrower and its Restricted Subsidiaries, and (iii) furnish to the Collateral Agent, upon its request therefor, all information reasonably requested as to the insurance carried. The provisions of this Section 9.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

(b) [Reserved].

(c) The Borrowers will, and will cause each of their respective Restricted Subsidiaries to, at all times keep its tangible property constituting Collateral insured in favor of the Collateral Agent, and all liability and property policies or certificates (or certified copies thereof) with respect to such insurance (i) shall, at all times after the time required by Section 9.13, be endorsed in a customary manner to the Collateral Agent for the benefit of the Secured Creditors (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured; provided, that, notwithstanding anything to the contrary in this Agreement, endorsements naming the Collateral Agent as “lender loss payable” shall not be required); and (ii) if agreed by the insurer (which agreement the Borrowers shall use commercially reasonable efforts to obtain), shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof (or, with respect to non-payment of premiums, 10 days’ prior written notice) by the respective insurer to the Collateral Agent; provided, that the requirements of this Section 9.03(c) shall not apply to (x) insurance policies covering (1) directors and officers, fiduciary or other professional liability, (2) employment practices liability, (3) workers compensation liability, (4) automobile and aviation liability, (5) health, medical, dental and life insurance, and (6) such other insurance policies and programs as to which a secured lender is not customarily granted an insurable interest therein as the Collateral Agent may approve; (y) self-insurance programs; and (z) insurance policies of Foreign Credit Parties to the extent not customary in similar transactions for similarly situated borrowers in the jurisdictions of incorporation, organization or other formation of such Foreign Credit Parties, as reasonably determined by the Administrative Agent; provided, further, unless an Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to the applicable Borrowers or Subsidiary Guarantors, (B) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to Lead Borrower (or, upon the written request of Lead Borrower to the Collateral Agent, any designee of Lead Borrower) any amounts received by it as an additional insured or loss payee under any property insurance maintained by the Borrowers and their Subsidiaries and (C) the Collateral Agent agrees that Lead Borrower and/or its applicable Subsidiaries shall have the sole right to adjust or settle any claims under such insurance; provided, further, that any such proceeds shall be applied in accordance with Section 5.02(f) to the extent required thereby.

(d) If the Borrowers or any of the Restricted Subsidiaries shall fail to maintain insurance in accordance with this Section 9.03, or the Borrowers or any of the Restricted Subsidiaries shall fail to so endorse all policies with respect thereto to the extent required by this Section 9.03, after any applicable grace period, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance so long as the Collateral Agent provides written notice to the Lead Borrower of its election to procure such insurance prior thereto, and the Credit Parties jointly and severally agree to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance.

9.04 Existence; Franchises. The Borrowers will, and will cause each of their respective Restricted Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, franchises, licenses and permits in each case to the extent material; provided, however, that nothing in this Section 9.04 shall prevent (i) sales of assets and other transactions by the Lead Borrower or any of its Restricted Subsidiaries in accordance with Section 10.02, (ii) the abandonment by the Lead Borrower or any of its Restricted Subsidiaries of any franchises, licenses or permits that the Lead Borrower reasonably determines are no longer material to the operations of the Lead Borrower and its Restricted Subsidiaries taken as a whole or (iii) the withdrawal by the Lead Borrower or any of its Restricted Subsidiaries of its qualification as a foreign corporation, partnership, limited liability company or other applicable business entity, as the case may be, in any jurisdiction if such withdrawal would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.05 Compliance with Statutes, etc. Subject to any applicable anti-boycott laws or regulations, including section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung—AWV)), each Borrower will, and will cause each of its Subsidiaries to, comply with the Anti-Corruption Laws, the Patriot Act and applicable Sanctions, except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Subject to any applicable anti-boycott laws or regulations, including section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung—AWV)), each Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all other applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Subject to any applicable anti-boycott laws or regulations, including section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung—AWV)), the Borrowers will maintain in effect and enforce policies and procedures designed to ensure material compliance by the Borrowers, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The foregoing covenant in this Section 9.05 will not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such covenants are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union or the United Kingdom).

9.06 Compliance with Environmental Laws. Each Borrower will comply, and will cause each of its Restricted Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of Real Property now or hereafter owned, leased or operated by the Borrowers or any of their respective Restricted Subsidiaries, except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws (other than Liens imposed on leased Real Property resulting from the acts or omissions of the owner of such leased Real Property or of other tenants of such leased Real Property who are not within the control of the Borrowers), except such Liens as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.07 Pension and Benefit Plans.

(a) ERISA. Promptly upon a Responsible Officer of the Lead Borrower obtaining knowledge thereof, the Lead Borrower will deliver to the Administrative Agent a written notice setting forth in reasonable detail such occurrence and the action, if any, that the Lead Borrower, any Restricted Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by the Lead Borrower, such Restricted Subsidiary or the Plan administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority, the Multiemployer Plan sponsor or a Plan participant and any notices received by the Lead Borrower, such Restricted Subsidiary or such ERISA Affiliate from the PBGC or any other Governmental Authority, the Multiemployer Plan sponsor or a Plan participant with respect thereto: that (a) an ERISA Event has occurred that is reasonably expected to result in a Material Adverse Effect; (b) there has been an increase in Unfunded Pension Liabilities since the most recent date the representations hereunder are given, or from any prior notice, as applicable, in either case, which is reasonably expected to result in a Material Adverse Effect; (c) there has been an increase in the estimated withdrawal liability under Section 4201 of ERISA, if the Lead Borrower, any Restricted Subsidiary of the Lead Borrower and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans which is reasonably expected to result in a Material Adverse Effect; (d) the Lead Borrower, any Restricted Subsidiary of the Lead Borrower or any ERISA Affiliate adopts, or commences contributions to, any Plan subject to Section 412 of the Code, or adopts any amendment to a Plan subject to Section 412 of the Code which is reasonably expected to result in a Material Adverse Effect; (e) a contribution required to be made with respect to a Foreign Pension Plan has not been timely made which failure is reasonably likely to result in a Material Adverse Effect; or (f) a Foreign Pension Plan has been or is reasonably expected to be terminated, reorganized, partitioned, or declared insolvent, and such event is reasonably expected to result in a Material Adverse Effect.

(b) Canadian Pension Plans.

(i) Except as individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, for each existing, or hereafter adopted, Canadian Pension Plan, each Credit Party will in a timely fashion comply with and perform in all respects all of its obligations under and in respect of such Canadian Pension Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).

(ii) Except as individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, all contributions required to be remitted, paid to or in respect of each Canadian Pension Plan by a Credit Party shall be paid or remitted by each such Credit Party in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws provided that any Credit Party shall have a 10 Business Day cure period in the event any such payments, contributions or premiums have not been paid or remitted when due.

(iii) The Credit Parties shall deliver to the Administrative Agent, (i) if requested by the Administrative Agent, copies of each actuarial report or valuation with respect to each Canadian Pension Plan as filed with any applicable Governmental Authority, and (ii) prior notification of the establishment of any new Canadian Defined Benefit Pension Plan to which a Credit Party has assumed an obligation to contribute or has any liability under, or the assumption of any liability under or commencement of contributions to any Canadian Defined Benefit Pension Plan by a Credit Party in respect of which such Credit Party was not previously contributing or liable.

(iv) Except as individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, no Credit Party shall (i) maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Canadian Defined Benefit Pension Plan or (ii) contribute to or assume any obligation to contribute to a “multi-employer pension plan” as that term is used in the Pension Benefits Act (Ontario) or any similar plan under pension standards laws in another Canadian jurisdiction.

(c) UK Pensions. Except as individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, no Credit Party shall be (i) an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or (ii) “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.

9.08 End of Fiscal Years; Fiscal Quarters. Each Borrower will cause (i) each of its, and each of the Restricted Subsidiaries’, fiscal years to end on or near December 31 of each year; provided, however, that the Lead Borrower may, upon written notice to the Administrative Agent, change its fiscal year (or the fiscal year of its Restricted Subsidiaries) to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrowers and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments to this Agreement and the other Credit Documents that are necessary, in the judgment of the Administrative Agent and the Lead Borrower or Holdings, as applicable, to reflect such change in fiscal year and (ii) each of its, and each of its Restricted Subsidiaries’, fiscal quarters to end on or near March 31, June 30, September 30 and December 31 of each year.

9.09 [Reserved].

9.10 Payment of Taxes. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the Borrowers will pay and discharge, and will cause each of their respective Subsidiaries to pay and discharge, all Taxes imposed upon such entity or upon its income or profits or upon any properties belonging to it (including in its capacity as a withholding agent), prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Lead Borrower or any of its Subsidiaries not otherwise permitted under Section 10.01(i); provided that neither the Lead Borrower nor any of its Subsidiaries shall be required to pay any such Tax which is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdictions of incorporation, organization or formation).

9.11 Use of Proceeds. The Borrowers will use the proceeds of the Loans only as provided in Section 8.08.

9.12 Additional Security; Further Assurances; etc.

(a) Holdings and the Lead Borrower will, and will cause each of the Subsidiary Borrowers and Subsidiary Guarantors to, grant to the Collateral Agent for the benefit of the applicable Secured Creditors security interests in such assets and properties of Holdings, the Borrowers and the Subsidiary Guarantors as are acquired after the Closing Date (other than assets constituting Excluded Collateral or the equivalent terminology in any non-U.S. Security Document) and as may be reasonably requested from time to time by the Collateral Agent (collectively, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Additional Security Documents”). All such security interests shall be granted pursuant to documentation consistent with the initial Security Documents in such jurisdiction (as applicable) and shall include such other documents as the Collateral Agent may reasonably request, including, but not limited to, opinions of counsel, and shall otherwise be reasonably satisfactory in form and substance to the Collateral Agent and (subject to exceptions as are reasonably acceptable to the Collateral Agent) shall constitute, upon taking all necessary perfection (or the equivalent with respect to (i) each UK Credit Party, under applicable English law, (ii) each Canadian Credit Party, under applicable Canadian law, (iii) each Hong Kong Credit Party, under applicable Hong Kong law, (iv) each New Zealand Credit Party, under applicable New Zealand law, (v) each Singapore Credit Party, under applicable Singapore law, (vi) each Australian Credit Party, under applicable Australian law) and (vii) without prejudice to the foregoing, each Foreign Credit Party with respect to any Accounts or Inventory (solely to the extent such Accounts or Inventory are included in the Borrowing Base Certificate most recently delivered to the Administrative Agent) or Deposit Accounts (solely to the extent any such Deposit Account is an Eligible Cash Account or Collection Account), under the laws of the jurisdiction in which that asset is located (in the case of Inventory and Deposit Accounts) or under the laws of the Eligible European Jurisdiction or Eligible APAC Jurisdiction (as applicable) which governs that asset or in which the Account Debtor is located (in the case of Accounts)) action (which the Credit Parties agree to take pursuant to clause (c) below) valid and enforceable perfected (or the equivalent with respect to (i) each UK Credit Party, under applicable English law, (ii) each Canadian Credit Party, under applicable Canadian law, (iii) each Hong Kong Credit Party, under applicable Hong Kong law, (iv) each New Zealand Credit Party, under applicable New Zealand law, (v) each Singapore Credit Party, under applicable Singapore law and (vi) each Australian Credit Party, under applicable Australian law) security interests (except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law and subject to any other Legal Reservations)), subject to the terms of the ABL Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement and any Additional Pari Passu Intercreditor Agreement, superior to and prior to the rights of all third Persons other than holders of Permitted Liens with priority by virtue of applicable law and subject to no other Liens except for Permitted Liens; provided that no notification will be required to be delivered to any Account Debtor until the occurrence and during the continuation of a Liquidity Period (in the case of the Credit Parties), UK Liquidity Period (in the case of the UK Credit Parties) or APAC Liquidity Period (in the case of the APAC Credit Parties). The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect (subject to exceptions as are reasonably acceptable to the Collateral Agent) the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents. Notwithstanding any other provision in this Agreement or any other Credit Document, no Excluded Subsidiary shall be required to pledge any of its assets to secure any obligations of the Borrowers under the Credit Documents or guarantee the obligations of the Borrowers under the Credit Documents.

(b) Subject to the terms of the ABL Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement and any Additional Pari Passu Intercreditor Agreement, with respect to any Person that is or becomes a Restricted Subsidiary (or ceases to be an Excluded Subsidiary) after the Closing Date, Holdings and the Lead Borrower will, and will cause each applicable Credit Party to, deliver to the Collateral Agent (or the Controlling Fixed Asset Collateral Agent (as defined in the ABL Intercreditor Agreement) (as bailee for the Collateral Agent pursuant to the ABL Intercreditor Agreement) or the collateral agent or trustee under any Permitted Pari Passu Loan Documents, any Permitted Pari Passu Notes Documents, any Refinancing Note/Loan Documents, any documents relating to any CF Term Incremental Equivalent Debt or any documents relating to any CF Term Refinancing Debt (in each case, as bailee for the Collateral Agent pursuant to the ABL Intercreditor Agreement or any Additional Intercreditor Agreement, as applicable)) the certificates, if any, representing all (or such lesser amount as is required) of the Equity Interests of such Restricted Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Restricted Subsidiary to any Credit Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Credit Party (in each case, to the extent required pursuant to the U.S. Security Documents). Subject to the terms of the ABL Intercreditor Agreement any Additional Junior Lien Intercreditor Agreement and any Additional Pari Passu Intercreditor Agreement, if any additional direct or indirect U.S. Subsidiary of Lead Borrower (i) is formed, acquired or ceases to constitute an Excluded Subsidiary following the Closing Date and such U.S. Subsidiary is (1) a Wholly Owned Domestic Subsidiary that is not an Excluded Subsidiary or (2) any other U.S. Subsidiary that may be designated by the Lead Borrower in its sole discretion, the Lead Borrower shall cause such U.S. Subsidiary to become a “Subsidiary Borrower” or “Subsidiary Guarantor” hereunder by causing such Subsidiary (A) to execute (x) either (I) a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent or (II) a joinder agreement to the Guaranty Agreement in the form attached thereto and (y) such U.S. Security Documents creating such Lien over its assets in favor of the Collateral Agent for the benefit of the Secured Creditors on such terms and of such scope substantially consistent with the Initial U.S. Security Agreement; (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the U.S. Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; and (C) at the request of the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Lenders, of counsel to the Credit Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 9.12(b) and customarily opined upon by counsel to the Credit Parties as the Administrative Agent may reasonably request. At the option of the Lead Borrower, it may cause a Restricted Subsidiary that is a U.S. Subsidiary, Canadian Subsidiary, UK Subsidiary or Australian Subsidiary, to become a “Subsidiary Borrower” hereunder by causing such Subsidiary (A) to execute (x) a joinder agreement to this Agreement in form and substance satisfactory to the Administrative Agent and (y) such Security Documents creating such Lien over its assets in favor of the Collateral Agent for the benefit of the Secured Creditors on such terms and of such scope substantially consistent with the applicable Initial Security Agreements or in any event, in form and substance reasonably satisfactory to the Collateral Agent; (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; (C) promptly, and in any event at least three (3) Business Days’ prior to the effectiveness of the joinder agreement described in the preceding clause (A)(x), provide all information any applicable Lender or the Administrative Agent may reasonably request to satisfy its “know your customer” and other similar requirements necessary for such Person to comply with Requirements of Law with respect to the proposed Subsidiary Borrower and (D) at the request of the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Lenders, of counsel to the Credit Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 9.12(b) and customarily opined upon by counsel to the Credit Parties as the Administrative Agent may reasonably request. At the option of the Lead Borrower, it may cause a Restricted Subsidiary that is an Australian Subsidiary, Canadian Subsidiary, UK Subsidiary, Hong Kong Subsidiary, New Zealand Subsidiary or Singapore Subsidiary to become a “Subsidiary Guarantor” hereunder by causing such Subsidiary (A) to execute (x) a joinder agreement to the Guaranty Agreement in the form attached thereto and (y) such Security Documents creating such Lien over its assets in favor of the Collateral Agent for the benefit of the Secured Creditors on such terms and of such scope substantially consistent with the applicable Initial Security Agreements or in any event, in form and substance reasonably satisfactory to the Collateral Agent, (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent and (C) at the request of the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Lenders, of counsel to the Credit Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 9.12(b) and customarily opined upon by counsel to the Credit Parties as the Administrative Agent may reasonably request.

(c) Holdings and the Lead Borrower will, and will cause each of the other Credit Parties to, at the expense of the Lead Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent, promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at the Lead Borrower’s expense, any document or instrument supplemental to or confirmatory of the Security Documents to the extent deemed by the Administrative Agent or the Collateral Agent reasonably necessary for the continued validity, perfection (or the equivalent with respect to (i) each UK Credit Party, under applicable English law, (ii) each Canadian Credit Party, under applicable Canadian law, (iii) each Hong Kong Credit Party, under applicable Hong Kong law, (iv) each New Zealand Credit Party, under applicable New Zealand law, (v) each Singapore Credit Party, under applicable Singapore law, (vi) each Australian Credit Party, under applicable Australian law and (vii) without prejudice to the foregoing, each Foreign Credit Party with respect to any Accounts or Inventory (solely to the extent such Accounts or Inventory are included in the Borrowing Base Certificate most recently delivered to the Administrative Agent) or Deposit Accounts (solely to the extent any such Deposit Account is an Eligible Cash Account or Collection Account), under the laws of the jurisdiction in which that asset is located (in the case of Inventory and Deposit Accounts) or under the laws of the Eligible Europan Jurisdiction or Eligible APAC Jurisdiction (as applicable) which governs that asset or in which the Account Debtor is located (in the case of Accounts)) and priority (subject to the terms of the ABL Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement and any Additional Pari Passu Intercreditor Agreement) of the Liens on the Collateral covered thereby subject to no other Liens except for Permitted Liens or as otherwise permitted by the applicable Security Document; provided that no notification will be required to be delivered to any Account Debtor until the occurrence and during the continuation of a UK Liquidity Period (in the case of the UK Credit Parties only), an APAC Liquidity Period (in the case of the APAC Credit Parties only) or a Liquidity Period (in the case of the Credit Parties).

(d) [Reserved].

(e) The Lead Borrower agrees that each action required by clauses (a) through (c) of this Section 9.12 shall be completed in no event later than 90 days after such action is required to be taken pursuant to such clauses or requested to be taken by the Administrative Agent, the Collateral Agent or the Required Lenders (or such longer period as the Administrative Agent or Collateral Agent shall otherwise agree), as the case may be; provided that, in no event will the Lead Borrower or any of its Restricted Subsidiaries be required to take any action to obtain consents from third parties with respect to its compliance with this Section 9.12.

9.13 Post-Closing Actions. Each Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.13 as soon as commercially reasonable and by no later than the date set forth in Schedule 9.13 with respect to such action or such later date as the Administrative Agent may reasonably agree in its reasonable discretion.

9.14 Permitted Acquisitions.

(a) Subject to the provisions of this Section 9.14 and the requirements contained in the definition of “Permitted Acquisition,” the Lead Borrower and its Restricted Subsidiaries may from time to time after the Closing Date effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition), the Payment Conditions shall be satisfied on a Pro Forma Basis for such Permitted Acquisition on the date of the consummation thereof.

(b) The Lead Borrower shall cause each Restricted Subsidiary (other than an Excluded Subsidiary) which is formed to effect, or is acquired pursuant to, a Permitted Acquisition (and each Credit Party that is the direct parent of such Restricted Subsidiary that was so formed or acquired) to comply with, and to execute and deliver all of the documentation as and to the extent (and within the relevant time periods) required by, Section 9.12, to the reasonable satisfaction of the Collateral Agent (it being understood that nothing in this clause (b) shall require the Lead Borrower or any of its Restricted Subsidiaries to take any action pursuant to Section 9.12 that is otherwise at their option).

9.15 Credit Ratings. The Lead Borrower shall use commercially reasonable efforts to maintain a corporate credit rating from S&P and a corporate family rating from Moody’s, in each case, with respect to the Lead Borrower, and a credit rating from S&P and Moody’s with respect to the Term Loans incurred pursuant to this Agreement, in all cases, but not a specific rating.

9.16 Designation of Subsidiaries. The Lead Borrower may at any time and from time to time after the Closing Date designate any Restricted Subsidiary of the Lead Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, such designation shall constitute an Investment in such Unrestricted Subsidiary (calculated as an amount equal to the sum of (x) the fair market value of the Equity Interests of the designated Subsidiary and any of its Subsidiaries that are owned by the Lead Borrower or any Restricted Subsidiary, immediately prior to such designation (such fair market value to be calculated without regard to any Obligations of such designated Subsidiary or any of its Subsidiaries under the Guaranty Agreement) and (y) the aggregate principal amount of any Indebtedness owed by such Subsidiary and any of its Subsidiaries to the Lead Borrower or any of its Restricted Subsidiaries immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (x) above, on a consolidated basis in accordance with U.S. GAAP), and such Investment shall be permitted under Section 10.05, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it or any of its Subsidiaries is a “Restricted Subsidiary” for the purpose of (I) the CF Term Loan Credit Agreement, (II) the Secured Notes Indenture or (III) any Refinancing Note/Loan Documents, any Permitted Pari Passu Notes Document, any Permitted Pari Passu Loan Documents, any Permitted Junior Notes Document or other debt instrument, in each case of this clause (III), with a principal amount in excess of the Threshold Amount, (iv) following the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Borrowers shall comply with the provisions of Section 9.12 with respect to such designated Restricted Subsidiary, (v) no Restricted Subsidiary may be a Subsidiary of an Unrestricted Subsidiary (and any Subsidiary of an Unrestricted Subsidiary that is acquired or formed after the date of designation shall automatically be designated as an Unrestricted Subsidiary), (vi) the Lead Borrower may not be designated an Unrestricted Subsidiary, (vii) no Unrestricted Subsidiary may hold Intellectual Property that is material to the operations of the Lead Borrower and its Subsidiaries taken as a whole, (viii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Lead Borrower or any Restricted Subsidiary (other than Equity Interests in an Unrestricted Subsidiary and, in the case of a Securitization Entity, other than pursuant to Standard Securitization Undertakings and Limited Originator Recourse) and (ix) if any Subsidiary Borrower is to be designated as an Unrestricted Subsidiary, (x) a new Borrowing Base Certificate giving pro forma effect to such designation shall have been delivered in connection with such designation if the assets of such Subsidiary Borrower comprise more than 10% of the Aggregate Borrowing Base and (y) to the extent such Subsidiary Borrower is the only Borrower whose assets are included in the applicable Borrowing Base under a particular Subfacility at that time, all outstanding Loans under such Subfacility shall have been prepaid in full and all Revolving Commitments under the applicable Subfacility shall have been cancelled. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary and its Subsidiaries existing at such time and (ii) a return on any Investment by the Lead Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Lead Borrower’s Investment in such Subsidiary.

9.17 Collateral Monitoring and Reporting.

(a) Borrowing Base Certificates. (i) By the 20th day of each fiscal month (or if such date is not a Business Day, the following Business Day), the Lead Borrower shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver same to the Lenders) a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the previous fiscal month (provided that, during a Liquidity Period, the Lead Borrower shall deliver to the Administrative Agent weekly Borrowing Base Certificates by the third Business Day of every week prepared as of the close of business on Friday of the previous week, which weekly Borrowing Base Certificates shall be in standard form unless otherwise reasonably agreed to by the Administrative Agent), or more frequently if elected by the Lead Borrower, provided that the Aggregate Borrowing Base shall continue to be reported on such more frequent basis for at least three (3) months following any such election); and (ii) upon any sale or other disposition of any ABL Collateral comprising more than 10% of the then existing Aggregate Borrowing Base, an updated Borrowing Base Certificate, prepared after giving effect to such sale or other disposition; provided, further, that (i) Inventory amounts shown in the Borrowing Base Certificates delivered on a weekly basis will be based on the Inventory amount (a) set forth in the most recent weekly report, where possible, and (b) for the most recently ended fiscal month for which such information is available with regard to locations where it is impracticable to report Inventory more frequently, and (ii) the amount of Eligible Accounts shown in such Borrowing Base Certificate will be based on the amount of the gross Accounts set forth in the most recent weekly report, less the amount of ineligible Accounts reported for the most recently ended fiscal month). In addition, an updated Borrowing Base Certificate will be delivered (x) in connection with any Notice of Borrowing delivered following the transfer of any assets pursuant to

Section 10.02(xxii)(A) between the Credit Parties if such transferred assets would need to be included in the applicable Borrowing Base in order to meet the Availability Conditions and (y) following the transfer of any assets pursuant to Section 10.02(xxii)(D) that exceeds the threshold specified in the proviso thereto. All calculations of Global Availability in any Borrowing Base Certificate shall be made by the Lead Borrower and certified by a Responsible Officer; provided that the Administrative Agent may from time to time review and adjust any such calculation in consultation with the Lead Borrower to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Reserves.

If Lead Borrower has not delivered to the Administrative Agent the Initial Field Exam and Appraisal on or prior to the Closing Date (it being acknowledged and agreed that the delivery of the Initial Field Exam and Appraisal shall not be a condition precedent to the availability of any Credit Extension), the Lead Borrower shall deliver the Initial Field Exam and Appraisal and a Borrowing Base Certificate to the Administrative Agent no later than the 180th day following the Closing Date or such later date as the Administrative Agent shall agree in its Permitted Discretion.

(b) Records and Schedules of Accounts. The Lead Borrower shall keep materially accurate and complete records of all Accounts, including all payments and collections thereon, and shall submit to the Administrative Agent, upon the Administrative Agent’s request, sales, collection, reconciliation and other reports in form reasonably satisfactory to the Administrative Agent on a periodic basis (but not more frequently than at the time of delivery of each of the Section 9.01 Financials). The Lead Borrower shall also provide to the Administrative Agent, upon the Administrative Agent’s request, on or before the 20th day of each fiscal month, a detailed aged trial balance of all Accounts as of the end of the preceding fiscal month, specifying each Account’s Account Debtor name and the amount, invoice date and due date as the Administrative Agent may reasonably request. If Accounts owing from any single Account Debtor in an aggregate face amount of $100,000,000 or more cease to be Eligible Accounts, the Borrowers shall notify the Administrative Agent of such occurrence promptly after any Responsible Officer of the Lead Borrower has actual knowledge thereof.

(c) Maintenance of U.S. Dominion Account. With respect to each U.S. Credit Party’s Deposit Accounts (other than Excluded Accounts) and U.S. Dominion Accounts located in the United States, within 120 days (or such later date as Administrative Agent may agree in its reasonable discretion) of the Closing Date or, if opened following the Closing Date, within sixty (60) days (or such later date as the Administrative Agent may agree in its reasonable discretion), of the opening of such Deposit Account or the date any Person that owns such Deposit Account becomes a U.S. Credit Party hereunder, (i) each U.S. Credit Party shall obtain from each bank or other depository institution that maintains such Deposit Account, a Deposit Account Control Agreement, in form reasonably satisfactory to the Administrative Agent that provides for such bank or other depository institution, following its receipt of a Liquidity Notice (it being understood that the Administrative Agent shall reasonably promptly deliver a copy of such Liquidity Notice to the Lead Borrower), to transfer to a U.S. Dominion Account, on a daily basis (other than days which are not business days in the applicable jurisdiction), all balances in such Deposit Account for application to the Obligations then outstanding (the “U.S. Sweep”); provided, that, following the termination of the Liquidity Period, the Administrative Agent shall promptly instruct such bank or other depository institution to terminate the U.S. Sweep; (ii) a U.S. Borrower shall establish the U.S. Dominion Account and obtain a Deposit Account Control Agreement in form reasonably satisfactory to the Administrative Agent, from the applicable U.S. Dominion Account bank, establishing the Administrative Agent’s control over such U.S. Dominion Account, (iii) each U.S. Credit Party irrevocably appoints the Administrative Agent as such U.S. Credit Party’s attorney-in-fact to collect such balances during a Liquidity Period to the extent any such delivery is not so made and (iv) each U.S. Credit Party shall instruct each Account Debtor to make all payments with respect to ABL Collateral into Deposit Accounts subject to Deposit Account Control Agreements, or the U.S. Credit Parties shall promptly (and in any event within seven (7) days) direct any such payments into Deposit Accounts subject to Deposit Account Control Agreements; and it is expressly acknowledged that the Administrative Agent reserves the right to impose Reserves with respect to the failure to obtain any such Deposit Account Control Agreement within such 120 or sixty (60) day period, at or after the end of such period, as applicable.

(d) Maintenance of Canadian Dominion Account. With respect to each Canadian Credit Party’s Deposit Accounts (other than Excluded Accounts) and Canadian Dominion Accounts located in Canada, within 150 days (or such later date as Administrative Agent may agree in its reasonable discretion) of the Closing Date or, if opened following the Closing Date, within sixty (60) days (or such later date as the Administrative Agent may agree in its reasonable discretion), of the opening of such Deposit Account or the date any Person that owns such Deposit Account becomes a Canadian Credit Party hereunder, (i) each Canadian Credit Party shall obtain from each bank or other depository institution that maintains such Deposit Account, a Deposit Account Control Agreement, in form reasonably satisfactory to the Administrative Agent that provides for such bank or other depository institution, following its receipt of a Liquidity Notice (it being understood that the Administrative Agent shall reasonably promptly deliver a copy of such Liquidity Notice to the Lead Borrower), to transfer to a Canadian Dominion Account, on a daily basis (other than days which are not business days in the applicable jurisdiction), all balances in such Deposit Account for application to the Obligations then outstanding (the “Canadian Sweep”); provided, that, following the termination of the Liquidity Period, the Administrative Agent shall promptly instruct such bank or other depository institution to terminate the Canadian Sweep; (ii) a Canadian Credit Party shall establish the Canadian Dominion Account and obtain a Deposit Account Control Agreement in form reasonably satisfactory to the Administrative Agent, from the applicable Canadian Dominion Account bank, establishing the Administrative Agent’s control over such Canadian Dominion Account, (iii) each Canadian Credit Party irrevocably appoints the Administrative Agent as such Canadian Credit Party’s attorney-in-fact to collect such balances during a Liquidity Period to the extent any such delivery is not so made and (iv) each Canadian Credit Party shall instruct each Account Debtor to make all payments with respect to ABL Collateral into Deposit Accounts subject to Deposit Account Control Agreements, or the Canadian Credit Parties shall promptly (and in any event within seven (7) days) direct any such payments into Deposit Accounts subject to Deposit Account Control Agreements; and it is expressly acknowledged that the Administrative Agent reserves the right to impose Reserves with respect to the failure to obtain any such Deposit Account Control Agreement within such 150 or sixty (60) day period, at or after the end of such period, as applicable.

(e) Australian, English, Singapore, Hong Kong and New Zealand Deposit Accounts.

(i) Each UK/APAC Credit Party shall, with respect to its Deposit Accounts into which proceeds of the Accounts of a UK/APAC Credit Party (“Collections”) are paid (each such Deposit Account being a “Collection Account”) and its Eligible Cash Accounts, within 150 days (or such later date as the Administrative Agent may agree in its reasonable discretion) of the APAC Subfacility Effective Date (with respect to APAC Credit Parties) or UK Subfacility Effective Date (with respect to UK Credit Parties) or, if opened following the APAC Subfacility Effective Date (with respect to APAC Credit Parties) or UK Subfacility Effective Date (with respect to UK Credit Parties), within ninety (90) days (or such later date as the Administrative Agent may agree in its reasonable discretion), of the opening of such Collection Account or Eligible Cash Account or the date any Person that owns such Collection Account or Eligible Cash Account (as applicable) becomes a UK/APAC Credit Party hereunder, take all actions necessary to obtain a Deposit Account Control Agreement (or equivalent account control arrangement or other equivalent documentation, including a notice and acknowledgement from the bank with whom such Collection Account or Eligible Cash Account (as applicable) is held) in each case in form reasonably satisfactory to the Administrative Agent under the laws of the jurisdiction in which that Collection Account or Eligible Cash Account (as applicable) is located, and shall take all other actions necessary to establish the Administrative Agent’s and/or the Collateral Agent’s control over such Collection Account and Eligible Cash Account such that, following the delivery of a UK Liquidity Notice in the case of the UK Credit Parties only, an APAC Liquidity Notice in the case of the APAC Credit Parties only, or a Liquidity Notice in the case of the UK Credit Parties and APAC Credit Parties (it being understood that the Administrative Agent shall reasonably promptly deliver a copy of such UK Liquidity Notice (to the extent the Administrative Agent exercises its rights in accordance with Section 9.17(e)(v)), APAC Liquidity Notice (to the extent the Administrative Agent exercises its rights in accordance with Section 9.17(e)(vi)) or Liquidity Notice to the Lead Borrower), the Administrative Agent and/or the Collateral Agent are able to transfer to the Administrative Agent, on a daily basis (other than days which are not business days in the applicable jurisdictions), all balances in such Collection Account and Eligible Cash Account (net of such minimum balance required by the bank at which such Collection Account or Eligible Cash Account (as applicable) is maintained) for application to the Obligations then outstanding (the “UK/APAC Sweep”); provided that (x) following the termination of the UK Liquidity Period or/and Liquidity Period, as applicable, the Administrative Agent shall promptly instruct such bank or other depository institution to terminate the UK/APAC Sweep in respect of the Collection Accounts and Eligible Cash Accounts of the UK Credit Parties; and (y) following the termination of the APAC Liquidity Period and/or Liquidity Period, the Administrative Agent shall promptly instruct such bank or other depository institution to terminate the UK/APAC Sweep in respect of the Collection Accounts and Eligible Cash Accounts of the APAC Credit Parties. Notwithstanding anything to the contrary in this clause (i), any Eligible Cash Accounts of the UK/APAC Credit Parties shall only be subject to this clause (i) to the extent so elected by the applicable UK/APAC Credit Party (or by the Lead Borrower on its behalf), and such UK/APAC Credit Party (or the Lead Borrower) may make such election (or not make such election) at any time (other than during a Liquidity Period, UK Liquidity Period, or APAC Liquidity Period) in its sole discretion and may subsequently elect (or not elect) in its sole discretion at any time (other than during a Liquidity Period, UK Liquidity Period, or APAC Liquidity Period) to make any such Eligible Cash Account that was previously made subject to this clause (i) no longer subject to this clause (i).

(ii) [Reserved].

(iii) Notwithstanding the foregoing, it is expressly acknowledged that it may be impractical for a UK/APAC Credit Party to obtain a Deposit Account Control Agreement or other documentation contemplated by subclause (i) of this clause (e), or it may take longer than agreed to obtain such documentation, in which event the Administrative Agent will act reasonably in extending the time for obtaining such documentation if the Administrative Agent is satisfied that such time extension is likely to result in the delivery of the relevant documentation; provided that in each case, such UK/APAC Credit Party has exercised due diligence and reasonable efforts in providing such documentation.

(iv) In the event that any UK/APAC Credit Party shall fail to obtain any documentation in the manner specified in Section 9.17(e)(i) within such 150 or ninety (90) day period referred to in Section 9.17(e)(i), the Administrative Agent may require that the relevant UK/APAC Credit Party move such Collection Accounts or Eligible Cash Accounts (as applicable) to the Administrative Agent (or another bank that will enter into the required form of documentation within a further ninety (90) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) of a request from the Administrative Agent to do so; and it is expressly agreed that the Administrative Agent may implement Reserves in its Permitted Discretion with respect to such Collection Accounts and Eligible Cash Accounts of the UK/APAC Credit Parties to the extent no Deposit Account Control Agreement (or equivalent account control arrangement or other equivalent documentation, including a notice and acknowledgement from the bank with whom such Collection Account or Eligible Cash Account (as applicable) is held) is obtained.

(v) At any time at the request of the Administrative Agent in its sole discretion following the commencement of a UK Liquidity Period, the Administrative Agent may (i) in respect of the UK Credit Parties’ Collection Accounts and Eligible Cash Accounts (with respect to Eligible Cash Accounts, solely to the extent such accounts have been designated as subject to subclause (i) of this clause (e) by the applicable UK Credit Party (or the Lead Borrower)), require the UK Credit Parties to take all actions necessary to establish the Administrative Agent’s and/or Collateral Agent’s control sufficient for a fixed charge or assignment by way of security that is not floating security (“UK Fixed Security”) in respect of any such Collection Accounts and Eligible Cash Accounts, including by obtaining a new Deposit Account Control Agreement (or equivalent account control arrangement or other equivalent documentation, including a notice and acknowledgement from the bank with whom any Collection Account or Eligible Cash Account (as applicable) is held) and executing supplemental Security Documents, in each case in form reasonably satisfactory to the Administrative Agent under the laws of the jurisdiction in which that Collection Account or Eligible Cash Account (as applicable) is located to achieve such UK Fixed Security; and/or (ii) exercise the UK/APAC Sweep in respect of the UK Credit Parties’ Collection Accounts and Eligible Cash Accounts (with respect to Eligible Cash Accounts, solely to the extent such accounts have been designated as subject to subclause (i) of this clause (e) by the applicable UK Credit Party (or the Lead Borrower)) and apply such amounts to the Obligations then outstanding.

(vi) At any time at the request of the Administrative Agent in its sole discretion following the commencement of an APAC Liquidity Period, the Administrative Agent may (i) in respect of the Collection Accounts and Eligible Cash Accounts (with respect to Eligible Cash Accounts, solely to the extent such accounts have been designated as subject to subclause (i) of this clause (e) by the applicable APAC Credit Party (or the Lead Borrower)) of the Australian Credit Parties, Hong Kong Credit Parties and Singapore Credit Parties, require such Credit Parties to take all actions necessary to establish the Administrative Agent’s and/or Collateral Agent’s control sufficient for (x) in the case of the Hong Kong Credit Parties and Singapore Credit Parties, a fixed charge or assignment by way of security that is not floating security and (y) in the case of the Australian Credit Parties, a non-circulating security interest with respect to that collateral (“APAC Fixed/Non-Circulating Security”) in respect of any such Collection Accounts and Eligible Cash Accounts, including by obtaining a new Deposit Account Control Agreement (or equivalent account control arrangement or other equivalent documentation, including a notice and acknowledgement from the bank with whom any Collection Account or Eligible Cash Account (as applicable) is held) and executing supplemental Security Documents, in each case in form reasonably satisfactory to the Administrative Agent under the laws of the jurisdiction in which that Collection Account and Eligible Cash Accounts is located to achieve such APAC Fixed/Non-Circulating Security; and/or (ii) exercise the UK/APAC Sweep in respect of the APAC Credit Parties’ Collection Accounts and Eligible Cash Accounts (with respect to Eligible Cash Accounts, solely to the extent such accounts have been designated as subject to subclause (i) of this clause (e) by the applicable APAC Credit Party (or the Lead Borrower)) and apply such amounts to the Obligations then outstanding.

(vii) The Lead Borrower may at any time in its sole discretion request that the Administrative Agent exercises its rights under Sections 9.17(v) and (vi) to obtain UK Fixed Security and/or APAC Fixed/Non-Circulating Security (as applicable) notwithstanding that a UK Liquidity Period or APAC Liquidity Period (as applicable) may not have occurred.

(viii) Notwithstanding anything to the contrary herein, during a Liquidity Period the Administrative Agent shall exercise the UK/APAC Sweep (and/or, to the extent Section 9.17(e)(i) or (iv) have not been satisfied, require the UK/APAC Credit Parties to transfer), on a daily basis (other than days which are not business days in the applicable jurisdictions), of all balances in their Collection Accounts and Eligible Cash Accounts (with respect to Eligible Cash Accounts, solely to the extent such accounts have been designated as subject to subclause (i) of this clause (e) by the applicable UK/APAC Credit Party (or the Lead Borrower)) (net of such minimum balance required by the bank at which any such Collection Account or Eligible Cash Account (as applicable) is maintained) and apply such amounts to the Obligations then outstanding.

(ix) The provisions of this Section 9.17(e) do not apply to Excluded Accounts.

(x) Notwithstanding anything herein to the contrary, so long as any Acquired Accounts are included in the Aggregate Borrowing Base, (i) the ARPA Purchaser shall cause (and shall cause each ARPA Seller to cause) all proceeds of such Acquired Accounts included in the Aggregate Borrowing Base to be deposited into or transferred into (including by depositing such proceeds into a Deposit Account of the ARPA Seller and then transferring such proceeds to a Deposit Account of the ARPA Purchaser) a Collection Account of the ARPA Purchaser subject to a Deposit Account Control Agreement (or equivalent account control arrangement or other equivalent documentation, including a notice and acknowledgement from the bank with whom such Collection Account is held) in each case in form reasonably satisfactory to the Administrative Agent, under the laws of the jurisdiction in which that Collection Account is located, no less frequently than daily (other than days which are not business days in the applicable jurisdictions) (the “ARPA Sweep”), (ii) the ARPA Purchaser will ensure that at all times all proceeds of any ARPA Seller’s Accounts are deposited (whether directly or indirectly) into Collection Accounts (as defined in the ARPA), in a manner that is reasonably satisfactory to the Administrative Agent; and (iii) each Collection Account (as defined in the ARPA) in respect of such Acquired Accounts shall not be subject to any consensual Lien or encumbrance other than (1) in favor of the Collateral Agent or the ARPA Purchaser, (2) otherwise constituting Permitted Borrowing Base Liens or (3) permitted by the Administrative Agent.

(f) Deposit Account Operations.

(i) Schedule 10 to the Perfection Certificate sets forth all Deposit Accounts (other than Excluded Accounts) maintained by the U.S. Credit Parties and the Canadian Credit Parties, including the Dominion Accounts, as of the Closing Date. The Lead Borrower shall promptly notify the Administrative Agent of any opening or closing of a Deposit Account (other than any Excluded Accounts), and shall not open any Deposit Accounts (other than any Excluded Accounts) at a bank not reasonably acceptable to the Administrative Agent.

(ii) If any Credit Party receives cash or any check, draft or other item of payment payable to such Credit Party with respect to (x) if payable to a U.S. Credit Party, any ABL Collateral, or (y) if payable to a Foreign Credit Party, any Collateral of the type that would constitute ABL Collateral if such Foreign Credit Party were party to the ABL Intercreditor Agreement, it shall hold the same in trust for the Administrative Agent and promptly (and in any event within seven (7) days) deposit the same into any Deposit Account that is (or is required to be by the expiration of the applicable time periods referred to in Section 9.17(e)) subject to a Deposit Account Control Agreement (or equivalent account control arrangement or other equivalent documentation, including a notice and acknowledgement from the bank with whom any Deposit Account is held) in each case in form reasonably satisfactory to the Administrative Agent, under the laws of the jurisdiction in which that Collection Account is located, or a Dominion Account.

(iii) Each UK Credit Party agrees that upon the commencement and during the continuation of a UK Liquidity Period (to the extent the Administrative Agent exercises its rights in accordance with Section 9.17(e)(v)) or Liquidity Period, and each APAC Credit Party agrees that upon the commencement and during the continuation of an APAC Liquidity Period (to the extent the Administrative Agent exercises its rights in accordance with Section 9.17(e)(vi)) or Liquidity Period, the only way in which monies may be withdrawn from any Collection Account or Eligible Cash Account (with respect to Eligible Cash Accounts, solely to the extent such accounts have been designated as subject to Section 9.17(e)(i) by the applicable UK/APAC Credit Party (or the Lead Borrower)) is (i) by (or on the authorisation or instruction of) the Collateral Agent (or the Administrative Agent) for application to the Obligations then outstanding or (ii) at the sole discretion of, and through the express authorisation or instruction by, the Collateral Agent (or the Administrative Agent) or as otherwise set out in that Deposit Account Control Agreement (or equivalent account control arrangement or other equivalent documentation, including a notice and acknowledgement from the bank with whom Collection Account or Eligible Cash Account (as applicable) is held) in each case in form reasonably satisfactory to the Administrative Agent, under the laws of the jurisdiction in which that Collection Account is located.

(iv) If any UK/APAC Credit Party receives cash or any check, draft or other item of payment payable to such UK/APAC Credit Party with respect to any of its Accounts, it shall hold the same in trust for the Administrative Agent or the Collateral Agent and promptly (and in any event within seven (7) days) deposit the same into a Collection Account.

(g) Transfer of Accounts; Notification of Account Debtors.

(i) At any time at the request of the Administrative Agent in its sole discretion during (x) a UK Liquidity Period, in the case of the UK Credit Parties, and (y) an APAC Liquidity Period, in the case of the APAC Credit Parties, each applicable UK Credit Party (with respect to the aforesaid clause (x)) or APAC Credit Party (with respect to the aforesaid clause (y)), as applicable, shall (a) at the discretion of the Administrative Agent, either (i) immediately cause all of their Deposit Accounts into which the proceeds of Accounts are being paid (each an “Existing Collection Account”) to be transferred to the name of the Administrative Agent or (ii) promptly open new Deposit Accounts with (and, at the discretion of the Administrative Agent, in the name of) the Administrative Agent or an Affiliate of the Administrative Agent (such new bank accounts being Deposit Accounts under and for the purposes of this Agreement), and (b) if new Deposit Accounts have been established pursuant to this Section (each a “New Collection Account”) ensure that all Account Debtors are instructed to pay the Collections owing to such Credit Parties to the New Collection Accounts. Until all Collections have been redirected to the New Collection Accounts, each such Credit Party shall cause all amounts on deposit in any Existing Collection Account to be transferred to a New Collection Account at the end of each Business Day, provided that if any such Credit Party does not instruct such re-direction or transfer, each of them hereby authorizes the Administrative Agent to give such instructions on their behalf to the applicable Account Debtors and/or the account bank holding such Existing Collection Account (as applicable).

(ii) At any time at the request of the Administrative Agent in its sole discretion during (x) a UK Liquidity Period, in the case of the UK Credit Parties, and (y) an APAC Liquidity Period, in the case of the APAC Credit Parties, each applicable UK Credit Party (with respect to the aforesaid clause (x)) or APAC Credit Party (with respect to the aforesaid clause (y)), as applicable, agrees that if any of its Account Debtors have not previously received notice of the security interest of the Collateral Agent over the Accounts and the Collections, it shall give notice to such Account Debtors and if any such Credit Party does not serve such notice, each of them hereby authorizes the Administrative Agent or the applicable Collateral Agent to serve such notice on their behalf.

9.18 Centre of Main Interests. Each Credit Party to which the Regulation applies shall (a) maintain its centre of main interests (as that term is used in Article 3(1) of the Regulation) in its jurisdiction of incorporation for the purposes of the Regulation and (b) shall not have an establishment (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

9.19 Financial Assistance. Each Credit Party and its Restricted Subsidiaries shall comply in all respects with applicable legislation governing financial assistance and/or capital maintenance, to the extent such legislation is applicable to such Credit Party or such Restricted Subsidiary, including §§ 678-679 of the United Kingdom’s Companies Act 2006, sections 76 – 80 or sections 107 – 108 (as applicable) of the New Zealand Companies Act, Part 2J.3 of the Corporations Act, Division 5 of Part 5 of the Companies Ordinance, Chapter 622 of the Laws of Hong Kong, and section 76 of the Companies Act, Chapter 50 of Singapore, in each case as amended, or any equivalent and applicable provisions under the laws of the jurisdiction of organization of such Credit Party and its Restricted Subsidiaries, including in relation to the execution of the Security Documents by such Credit Party and payments of amounts due under this Agreement.

9.20 People with Significant Control Regime. Each Borrower and each of its Restricted Subsidiaries shall (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of a Lien in favor of the Collateral Agent, and (b) promptly provide the Collateral Agent with a copy of that notice.

9.21 Australian PPSA Undertaking and New Zealand PPSA Undertaking.

(a) If the Collateral Agent holds any security interests for the purposes of the Australian PPSA or the New Zealand PPSA in any Collateral of the type that would constitute ABL Collateral if such Australian Credit Party or New Zealand Credit Party were party to the ABL Intercreditor Agreement, the applicable Australian Credit Parties and New Zealand Credit Parties agree to comply with all reasonable requests of the Collateral Agent for the perfection of those security interests and to continuously perfect any such security interest, including all steps reasonably necessary:

(i) for the Collateral Agent to obtain, subject to Permitted Liens, the highest ranking priority possible in respect of the security interest (such as perfecting a purchase money security interest or perfecting a security interest by control or possession); and

(ii) subject to Permitted Liens, to reduce as far as reasonably possible the risk of a third party acquiring an interest free of the security interest (such as including the serial number in a financing statement for personal property that may (and customarily is in financing statements under the Australian PPSA) or must be described by a serial number); provided, that such Australian Credit Parties and New Zealand Credit Parties may be required to provide asset lists or serial numbers (if otherwise required pursuant to this clause (ii)) no more frequently than annually).

(b) Everything a Credit Party is required to do under this Section 9.21 is at the Credit Party’s own expense. Subject to Section 13.01, each Credit Party agrees to pay or reimburse the reasonable and documented costs (including in connection with advisers) of the Collateral Agent in connection with anything the Collateral Agent is required to do under this Section 9.21.

9.22 Australian Tax Consolidation.

(a) If any of the Credit Parties are a member of an Australian Tax Consolidated Group, each Credit Party agrees to ensure that all members of the Australian Tax Consolidated Group are at all times party to a valid Tax Sharing Agreement and Tax Funding Agreement. It will promptly provide copies to the Administrative Agent of the latest Tax Sharing Agreement and Tax Funding Agreement upon request.

(b) If any of the (b) Credit Parties is or becomes a member of an Australian Tax Consolidated Group, each such Credit Party shall ensure that: (i) the Tax Sharing Agreement and Tax Funding Agreement are not amended in any material respect without the prior written consent of the Lenders (acting reasonably and not to be unreasonably delayed), in a manner that could reasonably be expected to adversely affect the rights of the Lenders or would reasonably be expected to result in the Tax Sharing Agreement not being a Tax Sharing Agreement for the purposes of the Australian Tax Act; (ii) all members of the Australian Tax Consolidated Group comply with the Tax Sharing Agreement and Tax Funding Agreement in all material respects and enforce all of their rights, powers and remedies under the Tax Sharing Agreement and Tax Funding Agreement in a manner consistent to that which a reasonable prudent person in its position would act if the other parties were independent persons dealing at arms’ length; (iii) any entity which becomes a member of an Australian Tax Consolidated Group, accedes to the Tax Sharing Agreement and Tax Funding Agreement with effect substantially concurrently with the time that the entity becomes a member of the Australian Tax Consolidated Group; and (iv) none of the members of the Australian Tax Consolidated Group cease to be a party to, or replace or terminate the Tax Sharing Agreement or the Tax Funding Agreement without the Lenders’ consent (acting reasonably and not to be unreasonably delayed).

9.23 Australian GST Group.

(a) If any of the Credit Parties are a member of an Australian GST Group, each Credit Party agrees to ensure that all members of the Australian GST Group are at all times party to a valid ITSA and ITFA. The ITFA may be contained in the same document as the ITSA.

(b) If any of the Credit Parties is or becomes a member of an Australian GST Group, each such Credit Party shall: (i) enter into and comply with the terms of the ITSA and ITFA of which it is a party; (ii) promptly provide a copy of the ITSA and ITFA to the Administrative Agent upon request; (iii) ensure that the ITSA and ITFA are maintained in full force and effect while the Australian GST Group is in existence; (iv) not amend or vary the ITSA or ITFA in a manner that could reasonably be expected to be adverse in any material respect to the Lenders without the prior written consent of the Lenders (it being understood and agreed that any such amendment that does not adversely affect in any material respect a Credit Party’s cash flows or financial condition or its present or prospective indirect tax liabilities or liabilities under the ITSA or ITFA shall be deemed to be not adverse to the Lenders in any material respect); (v) not cease to be a party to, or replace or terminate the ITSA or ITFA, without the prior written consent of the Lenders (acting reasonably and not to be unreasonably delayed); (vi) ensure that the ITSA is in an approved form as may be determined by the Australian Commissioner of Taxation from time to time; (vii) ensure that Contribution Amounts are determined on a reasonable basis; and (viii) ensure that the representative member (as defined in the Australian GST Act) of the Australian GST Group provides a copy of the ITSA to the Australian Commissioner of Taxation within 14 days of request or within such other time required by the Australian Commissioner of Taxation.

Section 10. Negative Covenants.

Each Borrower and each of its Restricted Subsidiaries (and Holdings in the case of Section 10.09(b) and solely the ARPA Purchaser in the case of Section 10.12) hereby covenant and agree that on and after the Closing Date and so long as any Lender shall have any Commitment hereunder, any Loans or other Obligations under the Credit Documents shall remain outstanding (other than (i) any indemnification obligations arising hereunder which are not then due and payable and (ii) Secured Bank Product Obligations, except to the extent then due and payable and then entitled to payment in accordance with Section 11.11) or any Letter of Credit shall remain outstanding (unless Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent):

10.01 Liens. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of such Borrower or any of its Restricted Subsidiaries, whether now owned or hereafter acquired; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of, or any filing in respect of, the following (Liens described below are herein referred to as “Permitted Liens”):

(i) Liens for Taxes not yet overdue for 30 days or not yet due and payable or Liens for Taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of incorporation, organization or formation);

(ii) Liens in respect of property or assets of the Lead Borrower or any of its Restricted Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, contractors’, materialmen’s, repairer’s and mechanics’, suppliers’ and storage liens and other similar Liens arising in the ordinary course of business, and which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien for which adequate reserves have been established in accordance with U.S. GAAP (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles in their respective jurisdiction of incorporation, organization or formation);

(iii) Liens (x) in existence on the Closing Date which are listed, and the property subject thereto described, in Schedule 10.01(iii) (or to the extent not listed on such Schedule 10.01(iii), where the principal amount of obligations secured by such Lien is less than $50,000,000 in the aggregate) and (y) Liens securing Permitted Refinancing Indebtedness in respect of any Indebtedness secured by the Liens referred to in clause (x);

(iv) (w) Liens created pursuant to the Credit Documents (including Liens on Secured Bank Product Obligations), (x) Liens securing Obligations (as defined in the CF Term Loan Credit Agreement) under the CF Term Loan Credit Agreement and the credit documents related thereto and incurred pursuant to Section 10.04(i)(x), including any Bank Product Debt that is guaranteed or secured by the guarantees and security interests thereunder, (y) Liens securing obligations under any CF Term Incremental Equivalent Debt and any CF Term Refinancing Debt and, in each case, the credit documents related thereto and incurred pursuant to Section 10.04(i)(y) and (z) Liens securing obligations under the Secured Notes Indenture and the Secured Notes Documents related thereto incurred pursuant to Section 10.04(i)(z); provided that in the case of Liens securing such Indebtedness under the CF Term Loan Credit Agreement and/or the Secured Notes Indenture, the CF Term Agent (or other applicable representative thereof on behalf of the holders of such Indebtedness) and/or the Secured Notes Agent (or other applicable representative thereof on behalf of the holders of such Indebtedness) shall have entered into with the Administrative Agent and/or the Collateral Agent the ABL Intercreditor Agreement;

(v) leases, subleases, licenses or sublicenses (including licenses or sublicenses of software, technology and other Intellectual Property) granted to other Persons not materially interfering with the conduct of the business of the Lead Borrower or any of its Restricted Subsidiaries, taken as a whole;

(vi) Liens (x) upon assets of the Lead Borrower or any of its Restricted Subsidiaries securing Indebtedness permitted by Section 10.04(iii); provided that such Liens do not encumber any asset of the Lead Borrower or any of its Restricted Subsidiaries other than the assets acquired with such Indebtedness and after-acquired property that is affixed or incorporated into such assets and proceeds and products thereof; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender on customary terms and (y) Liens securing Permitted Refinancing Indebtedness in respect of any Indebtedness secured by the Liens referred to in clause (x);

(vii) Liens on Equity Interests of Unrestricted Subsidiaries;

(viii) easements, rights-of-way, restrictions (including zoning and other land use restrictions), covenants, conditions, licenses, encroachments, protrusions, reservations, limitations, provisos and conditions expressed in any original grant from the Crown (i.e., the sovereign of the United Kingdom, Canada and other Commonwealth realms and territories), and other similar charges or encumbrances and title deficiencies, which in the aggregate do not materially interfere with the conduct of the business of the Lead Borrower or any of its Restricted Subsidiaries, taken as a whole;

(ix) Liens arising from precautionary UCC, PPSA or other similar financing statement filings regarding operating leases or consignments entered into in the ordinary course of business or Liens provided for by any transfer of an Account (as defined in the Australian PPSA) permitted under the Credit Documents, a commercial consignment or a PPS Lease (as defined in the Australian PPSA) which do not secure payment or performance of an obligation;

(x) attachment and judgment Liens, to the extent and for so long as the underlying judgments and decrees do not constitute an Event of Default pursuant to Section 11.09 and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(xi) statutory, common law and contractual landlords’ liens under leases to which the Lead Borrower or any of its Restricted Subsidiaries is a party;

(xii) Liens (other than Liens imposed under ERISA or any pension standards legislation of any other applicable jurisdiction) incurred in the ordinary course of business in connection with workers’ compensation claims, unemployment insurance, wages, vacation pay, statutory pension plans and social security benefits and Liens securing leases and obligations permitted pursuant to Section 10.04(xvi) (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any public utility or any Governmental Authority other than letters of credit) incurred in the ordinary course of business;

(xiii) Permitted Encumbrances;

(xiv) (A) Liens on property or assets (other than Accounts or Inventory owned by a Credit Party or by a Restricted Subsidiary that is organized in the same jurisdiction as a Credit Party, unless such Liens are expressly made junior to the Liens in favor of the Administrative Agent) acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary of the Lead Borrower in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition and in each case, on after acquired property that is affixed or incorporated into such assets and proceeds and products thereof and other after acquired property to the extent required by the terms thereof (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition); provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04, and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Lead Borrower or any of its Restricted Subsidiaries and (B) Liens securing Permitted Refinancing Indebtedness in respect of any Indebtedness secured by the Liens referred to in clause (A);

(xv) deposits or pledges to secure bids, leases and obligations permitted pursuant to Section 10.04(xvi) (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit), and as security for the payment of rent, in each case arising in the ordinary course of business;

(xvi) Liens on assets of non-Credit Parties (other than non-Credit Parties organized in the jurisdiction of a Credit Party) securing Indebtedness of non-Credit Parties permitted pursuant to Section 10.04(viii);

(xvii) any interest or title of, and any Liens created by, a lessor, lessee, sublessor, licensee, sublicensee, licensor or sublicensor under any lease, sublease, license or sublicense agreement (including software and other technology licenses) in the ordinary course of business;

(xviii) Liens on property subject to Sale-Leaseback Transactions to the extent such Sale-Leaseback Transactions are permitted by Section 10.02(xii);

(xix) (x) any encumbrances or restrictions (including, without limitation, put and call agreements) with respect to the Equity Interests of any joint venture or similar arrangement permitted by the terms of this Agreement arising pursuant to the agreement evidencing such joint venture or similar arrangement and (y) Liens on Equity Interests of any joint venture securing Indebtedness or other obligations of such joint venture;

(xx) Liens in favor of any Borrower or any Restricted Subsidiary securing intercompany Indebtedness permitted by Section 10.05; provided that any Liens securing Indebtedness that is required to be subordinated pursuant to Section 10.05 shall be subordinated to the Liens created pursuant to the Security Documents;

(xxi) Liens on specific items of inventory or other goods (and proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business;

(xxii) Liens on insurance policies and the proceeds thereof (whether accrued or not) and rights or claims against an insurer, in each case securing insurance premium financings permitted under Section 10.04(x);

(xxiii) Liens that may arise on inventory or equipment of the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business as a result of such inventory or equipment being located on premises owned by Persons other than the Lead Borrower and its Restricted Subsidiaries (including Liens arising out of conditional sale, title retention (including extended retention of title), consignment or similar arrangements for the sale of goods);

(xxiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xxv) Liens (i) of a collection bank arising under Section 4-210 of the UCC (or the equivalent under Australian law or similar provisions of other Requirements of Law) on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(xxvi) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.05(ii); provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(xxvii) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence or issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Lead Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Lead Borrower or any Restricted Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(xxviii) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Investment permitted hereunder;

(xxix) other Liens attaching to properties and assets (other than Accounts or Inventory owned by a Credit Party or by a Restricted Subsidiary that is organized in the same jurisdiction as a Credit Party, unless such Liens are expressly made junior to the Liens in favor of the Administrative Agent) to the extent securing liabilities with a principal amount not in excess of the greater of $~~400,000,000~~534,800,000 and 40.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of incurrence) in the aggregate at any time outstanding and any Liens securing Permitted Refinancing Indebtedness of any Indebtedness secured by a Lien set forth in this clause;

(xxx) Liens on property or assets of the Lead Borrower or any of its Restricted Subsidiaries securing obligations in respect of Indebtedness permitted by Sections 10.04(xiii), (xxvii), (xxix), (xxxi), and (xxxiii);

(xxxi) cash deposits with respect to any Indebtedness the extent permitted by Section 10.07;

(xxxii) Liens on accounts receivable sold in connection with the sale or discount of accounts receivable permitted by Section 10.02(iv);

(xxxiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Lead Borrower or any Restricted Subsidiary in the ordinary course of business;

(xxxiv) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xxxv) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business of the Lead Borrower and the Restricted Subsidiaries complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Lead Borrower or any Restricted Subsidiary;

(xxxvi) deposits made in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;

(xxxvii) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(xxxviii) so long as no Default has occurred and is continuing at the time of granting such Liens, Liens on cash deposits securing any Swap Contracts permitted hereunder that do not constitute Obligations hereunder;

(xxxix) Liens arising in connection with any Qualified Securitization Transaction or Receivables Facility with respect to which the Securitization Assets or Receivables Assets, as applicable, subject thereto consist solely of assets originated by one or more Foreign Subsidiaries (other than any Foreign Subsidiary organized in the jurisdiction of a Foreign Credit Party);

(xl) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by the indenture is issued (including the indenture under which the notes are to be issued);

(xli) leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of the Lead Borrower or any of its Restricted Subsidiaries;

(xlii) Liens on cash or Cash Equivalents (and the related escrow accounts) in connection with the issuance into (and pending the release from) escrow of any Indebtedness;

(xliii) Liens on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Agreement and that such deposit shall be deemed for purposes of Section 10.07 (to the extent applicable) to be a prepayment of such Indebtedness;

(xliv) in relation to any Australian Subsidiaries, (i) a deemed security interest under section 12(3) of the Personal Property Securities Act 2009 (Cth) which does not secure payment or performance of an obligation and (ii) a Lien taken in personal property (as defined in the Personal Property Securities Act 2009 (Cth)) by a seller of that personal property to the extent that it secures the obligation to pay all or part of the purchase price of that personal property, where that personal property is purchased in the ordinary course of the buyer’s business; and

(xlv) other ordinary course Liens or Liens consistent with past practice, in each case, incidental to the conduct of any Foreign Subsidiaries’ business or the ownership of its property not securing any Indebtedness of such Foreign Subsidiary, and which do not in the aggregate materially detract from the value of such Foreign Subsidiaries’ property when taken as a whole or materially impair the use thereof in the operation of its business.

In connection with the granting of Liens of the type described in this Section 10.01 by the Lead Borrower or any of its Restricted Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

10.02 Consolidation, Merger, or Sale of Assets, etc. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger, amalgamation or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any Sale-Leaseback Transaction, except that:

(i) any Investment permitted by Section 10.05 (including those that may be structured as a merger, consolidation or amalgamation) shall be permitted;

(ii) the Lead Borrower and its Restricted Subsidiaries may sell assets (including Equity Interests), so long as, (x) the Lead Borrower or the respective Restricted Subsidiary receives at least fair market value (as determined in good faith by the Lead Borrower or such Restricted Subsidiary, as the case may be) and (y) in the case of any single transaction that involves assets having a fair market value of more than the greater of $~~90,000,000~~100,275,000 and 7.5% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such sale), at least 75% of the consideration received by the Lead Borrower or such Restricted Subsidiary shall be in the form of cash, Cash Equivalents or, subject to the proviso below, Designated Non-cash Consideration (taking into account the amount of cash and Cash Equivalents, the principal amount of any promissory notes and the fair market value, as determined by the Lead Borrower or such Restricted Subsidiary, as the case may be, in good faith, of any other consideration (including Designated Non-cash Consideration)) and is paid at or about the time of the closing of such sale; provided, however, that for purposes of this clause (y), the following shall be deemed to be cash: (A) any liabilities (as shown on the Lead Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Lead Borrower or such Restricted Subsidiary (or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Lead Borrower’s or such Restricted Subsidiary’s balance sheet (or in the footnotes thereto) (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable disposition and for which the Lead Borrower and the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes, other obligations or assets received by such Borrower or such Restricted Subsidiary from such transferee that are convertible by such Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable asset sale, (C) consideration consisting of Indebtedness of the Lead Borrower or such Restricted Subsidiary that is not Subordinated Indebtedness received from such transferee, (D) accounts receivable of a business retained by the Lead Borrower or any of its Restricted Subsidiaries, as the case may be, following the sale of such business; provided that such accounts receivable (1) are not past due more than 90 days and (2) do not have a payment date greater than 120 days from the date of the invoices creating such accounts receivable and (E) any Designated Non-cash Consideration received by the Lead Borrower or any of its Restricted Subsidiaries in such asset sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (y) that is at that time outstanding, not to exceed the greater of $~~360,000,000~~401,100,000 and 30% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of the receipt of such Designated Non-cash Consideration) (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(iii) each of the Lead Borrower and its Restricted Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 10.04(iii));

(iv) each of the Lead Borrower and its Restricted Subsidiaries may sell or discount, in each case in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(v) each of the Lead Borrower and its Restricted Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Lead Borrower or any of its Restricted Subsidiaries, including of Intellectual Property;

(vi) (w) any Subsidiary of the Lead Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into (I) the Lead Borrower (so long as (1) the surviving Person of such merger, consolidation, dissolution, amalgamation or liquidation is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States of America, any state thereof or the District of Columbia and, (2) if such surviving Person is not the Lead Borrower, (A) such Person expressly assumes, in writing, all the obligations of the Lead Borrower under the Credit Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent and (B) the Administrative Agent shall have received at least five (5) Business Days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of the proposed transaction and the Lead Borrower shall promptly and in any event at least three (3) Business Days’ prior to the consummation of the transaction provide all information any Lender or the Administrative Agent may reasonably request to satisfy its “know your customer” and other similar requirements necessary for such Person to comply with Requirements of Law with respect to the proposed successor), (II) any Subsidiary Borrower (so long as the surviving Person of such merger, consolidation, dissolution, amalgamation or liquidation is a Wholly-Owned Subsidiary of the Lead Borrower and is or becomes a Subsidiary Borrower concurrently with such merger, consolidation, dissolution, amalgamation or liquidation) or (III) any Subsidiary Guarantor (so long as the surviving Person of such merger, consolidation, dissolution, amalgamation or liquidation is a Wholly-Owned Subsidiary of the Lead Borrower and is or becomes a Subsidiary Guarantor concurrently with such merger, consolidation, dissolution, amalgamation or liquidation), (x) any Excluded Subsidiary (other than an Unrestricted Subsidiary) of the Lead Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into any other Excluded Subsidiary (other than an Unrestricted Subsidiary) of the Lead Borrower and (y) any Excluded Subsidiary (other than an Unrestricted Subsidiary) of the Lead Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into any Credit Party (so long as such Credit Party is the surviving corporation of such merger, consolidation, dissolution, amalgamation or liquidation); provided that any such merger, consolidation, dissolution, amalgamation or liquidation shall only be permitted pursuant to this clause (vi), so long as (I) no Event of Default then exists or would exist immediately after giving effect thereto and (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors in the assets (and Equity Interests) of any such Person subject to any such transaction shall not be impaired in any material respect as a result of such merger, consolidation, dissolution, amalgamation or liquidation;

(vii) any disposition (i) of Securitization Assets arising in connection with a Qualified Securitization Transaction, (ii) of Receivables Assets arising in connection with a Receivables Facility or (iii) arising in connection with or pursuant to the ARPA, in each case, not in violation of Section 10.04;

(viii) each of the Lead Borrower and its Restricted Subsidiaries may make sales or leases of (A) inventory in the ordinary course of business, (B) goods held for sale in the ordinary course of business and (C) immaterial assets with a fair market value, in the case of this clause (C), of less than the greater of $~~90,000,000~~100,275,000 and 7.5% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such sale or lease, as applicable);

(ix) each of the Lead Borrower and its Restricted Subsidiaries may sell or otherwise dispose of (i) outdated, obsolete, surplus or worn out property and (ii) property no longer used or useful in the conduct of the business of the Lead Borrower and its Restricted Subsidiaries;

(x) each of the Lead Borrower and its Restricted Subsidiaries may sell or otherwise dispose of assets (A) acquired pursuant to a Permitted Acquisition or a transaction otherwise permitted hereunder so long as (x) such assets are not used or useful to the core or principal business of the Lead Borrower and its Restricted Subsidiaries and (y) such assets have a fair market value not in excess of the greater of $~~120,000,000~~133,700,000 and 10.0% of Consolidated EBITDA (measured at the time of such sale or other disposition) and (B) in connection with the approval of any antitrust authority or otherwise necessary or advisable in the good faith determination of the Lead Borrower to consummate a Permitted Acquisition;

(xi) in order to effect a sale, transfer or disposition otherwise permitted by this Section 10.02, a Restricted Subsidiary of the Lead Borrower may be merged, amalgamated or consolidated with or into another Person, or may be dissolved or liquidated;

(xii) each of the Lead Borrower and its Restricted Subsidiaries may effect Sale-Leaseback Transactions (a) involving real property acquired after the Closing Date and not more than 180 days prior to such Sale-Leaseback Transaction for fair market value (as determined by the Lead Borrower) and with at least 75% of the consideration in the form of cash or cash Equivalents or (b) with respect to any other Sale-Leaseback Transactions not described in subclause (xii)(a), having an aggregate fair market value not in excess of the greater of $~~120,000,000~~133,700,000 and 10% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such Sale-Leaseback Transaction);

(xiii) the issuance of directors’ qualifying shares and shares of Equity Interests of Foreign Subsidiaries issued to foreign nationals that are required by Requirements of Law;

(xiv) each of the Lead Borrower and its Restricted Subsidiaries may issue or sell Equity Interests in or of, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(xv) each of the Lead Borrower and its Restricted Subsidiaries may make transfers of property subject to casualty or condemnation proceedings upon the occurrence of the related Recovery Event;

(xvi) each of the Lead Borrower and its Restricted Subsidiaries may abandon, allow to lapse or expire or otherwise become invalid Intellectual Property rights in the ordinary course of business, in the exercise of its reasonable good faith judgment;

(xvii) each of the Lead Borrower and its Restricted Subsidiaries may make voluntary terminations of or unwind Swap Contracts and other Bank Products;

(xviii) each of the Lead Borrower and its Restricted Subsidiaries may make dispositions resulting from foreclosures by third parties on properties of the Lead Borrower or any of its Restricted Subsidiaries and acquisitions by the Lead Borrower or any of its Restricted Subsidiaries resulting from foreclosures by such Persons or properties of third parties;

(xix) each of the Lead Borrower and its Restricted Subsidiaries may terminate leases and subleases;

(xx) each of the Lead Borrower and its Restricted Subsidiaries may use cash and Cash Equivalents (or other assets that were Cash Equivalents when the relevant Investment was made) to make payments that are not otherwise prohibited by this Agreement;

(xxi) each of the Lead Borrower or its Restricted Subsidiaries may sell or otherwise dispose of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such sale or disposition are promptly applied to the purchase price of such replacement property or (iii) such disposition constitutes Permitted Asset Swaps, in the case of this subclause (iii) in an amount not to exceed the greater of $~~300,000,000~~334,250,000 and 25% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period;

(xxii) sales, dispositions or contributions of property (A) between Credit Parties (other than Holdings) so long as a new Borrowing Base Certificate is delivered if any Overadvance is caused by such transfer to a Credit Party under a different Subfacility, (B) between Restricted Subsidiaries (other than Credit Parties), (C) by Restricted Subsidiaries that are not Credit Parties to the Credit Parties (other than Holdings) or (D) by Credit Parties to any Restricted Subsidiary that is not a Credit Party; provided with respect to clause (D) that (x) (1) the portion (if any) of any such sale, disposition or contribution of property made for less than fair market value and (2) any noncash consideration received in exchange for any such sale, disposition or contribution of property, shall in each case constitute an Investment in such Restricted Subsidiary subject to Section 10.05 and (y) a new Borrowing Base Certificate shall be delivered if assets comprising more than 10% of the Aggregate Borrowing Base are transferred in a single transaction or series of related transactions to non-Credit Parties.

(xxiii) dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(xxiv) transfers of condemned property as a result of the exercise of “eminent domain” (or the equivalent under other applicable law) or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement; provided that the proceeds of such dispositions are applied in accordance with Section 5.02(f);

(xxv) any disposition of any asset between or among the Lead Borrower and its Restricted Subsidiaries as a substantially concurrent interim disposition in connection with a disposition otherwise permitted pursuant to this Section 10.02;

(xxvi) dispositions permitted by Section 10.03 and the granting of any Liens permitted by Section 10.01;

(xxvii) dispositions or other transactions undertaken in good faith for Tax planning purposes, so long as after giving effect to such dispositions or other transactions, the security interest of the Collateral Agent in the Collateral for the benefit of the Secured Creditors, taken as a whole, is not materially impaired;

(xxviii) other dispositions not to exceed the greater of $~~300,000,000~~334,250,000 and 25% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period;

(xxix) dispositions of property and assets (including Equity Interests and including Collateral), so long as the Consolidated Total Net Leverage Ratio, on a Pro Forma Basis giving effect to such disposition (and including any voluntary prepayments of Indebtedness and Dividends made in connection therewith), does not exceed 3.10:1.00; and

(xxx) the Lead Borrower and its Restricted Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business or consistent with past practice or otherwise if the Lead Borrower determines in good faith that such action is in the best interests of the Lead Borrower and its Restricted Subsidiaries, taken as a whole.

To the extent the Required Lenders (or such other percentage of the Lenders as may be required by Section 10.02) waive the provisions of this Section 10.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 10.02 (other than to a Borrower or a Guarantor), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by them in order to effect the foregoing.

Notwithstanding anything to the contrary in this Section 10.02, the Lead Borrower and its Restricted Subsidiaries shall not, directly or indirectly, sell or otherwise transfer any Intellectual Property that is material to the operations of the Lead Borrower and its Subsidiaries taken as a whole to any Unrestricted Subsidiary.

10.03 Dividends. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, authorize, declare or pay any Dividends with respect to the Lead Borrower or any of its Restricted Subsidiaries, except that:

(i) any Restricted Subsidiary of the Lead Borrower may authorize, declare and pay Dividends or return capital or make distributions and other similar payments with regard to its Equity Interests to the Lead Borrower or to other Restricted Subsidiaries of the Lead Borrower which directly or indirectly own equity therein;

(ii) any non-Wholly-Owned Subsidiary of the Lead Borrower may authorize, declare and pay cash Dividends to its shareholders generally so long as the Lead Borrower or its Restricted Subsidiary which owns the Equity Interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

(iii) so long as no Event of Default exists at the time of the applicable Dividend, redemption or repurchase or would exist immediately after giving effect thereto, the Lead Borrower may authorize, declare and pay cash Dividends to Holdings to allow Holdings to pay cash dividends or make cash distributions to any other Parent Company to redeem or repurchase, contemporaneously with such Dividend, Equity Interests of Holdings or such other Parent Company from management, employees, officers and directors (and their successors and assigns) of the Lead Borrower and its Restricted Subsidiaries; provided that (A) the aggregate amount of Dividends made by the Lead Borrower to Holdings pursuant to this clause (iii), and the aggregate amount paid by Holdings or such other Parent Company in respect of all such Equity Interests so redeemed or repurchased shall not (net of any cash proceeds received by Holdings (but in no event from any Initial Public Offering) from issuances of its Equity Interests and contributed to the Lead Borrower in connection with such redemption or repurchase), in either case, exceed during any fiscal year of the Lead Borrower, (x) the greater of $~~75,000,000~~83,562,500 and 6.25% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such Dividend) or (y) subsequent to the consummation of any Initial Public Offering of common stock or other comparable equity interests of the Lead Borrower or any direct or indirect parent of the Lead Borrower, the greater of $~~120,000,000~~133,700,000 and 10% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such Dividend) (provided that the amount of cash Dividends permitted to be, but not, paid in any fiscal year pursuant to this clause (iii) shall increase the amount of cash Dividends permitted to be paid in the succeeding two fiscal years pursuant to this clause (iii)); (B) such amount in any calendar year may be increased by an amount not to exceed: (I) the cash proceeds of key man life insurance policies received by the Lead Borrower or any of its Restricted Subsidiaries after the Closing Date; plus (II) the net proceeds from the sale of Equity Interests of Holdings, in each case to members of management, managers, directors or consultants of any Parent Company or any of its Subsidiaries that occurs after the Closing Date, where the net proceeds of such sale are received by or contributed to the Lead Borrower; less (III) the amount of any Dividends previously made with the cash proceeds described in the preceding clause (I); and (C) cancellation of Indebtedness owing to the Lead Borrower from members of management, officers, directors, employees of the Lead Borrower or any of its Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any other Parent Company will not be deemed to constitute a Dividend for purposes of this Agreement;

(iv) the Lead Borrower may authorize, declare and pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings (or subsequently paid to any other Parent Company) to pay expenses incurred by Holdings or any other Parent Company in connection with offerings, registrations, or exchange listings of equity or debt securities and maintenance of same (A) where the net proceeds of such offering are to be received by or contributed to the Lead Borrower, (B) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed or loaned, or (C) otherwise on an interim basis prior to completion of such offering so long as Holdings and any other Parent Company shall cause the amount of such expenses to be repaid to the Lead Borrower or the relevant Restricted Subsidiary of the Lead Borrower out of the proceeds of such offering promptly if such offering is completed;

(v) the Lead Borrower may authorize, declare and pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings (or subsequently paid to any other Parent Company) to pay costs (including all professional fees and expenses) incurred by Holdings or any other Parent Company in connection with reporting obligations under or otherwise incurred in connection with compliance with Requirements of Law, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, including in respect of any reports filed with respect to the Securities Act, the Securities Exchange Act or the respective rules and regulations promulgated thereunder;

(vi) the Lead Borrower may authorize, declare and pay cash Dividends or other distributions, or make loans or advances to, any Parent Company or the equity interest holders thereof in amounts required for any Parent Company or the equity interest holders thereof to pay, in each case without duplication:

(A) franchise Taxes (and other fees and expenses) required to maintain their existence to the extent such Taxes, fees and expenses are reasonably attributable to the operations of Holdings, the Lead Borrower and its Restricted Subsidiaries;

(B) with respect to any period where the Lead Borrower or any of its Subsidiaries is a member of a consolidated, combined or similar income Tax group for U.S. federal and/or applicable state, local or foreign income or similar Tax purposes of which a direct or indirect parent of the Lead Borrower is the common parent or other applicable taxpayer, the portion of any U.S. federal, state, local and/or foreign income and similar Taxes (including any alternative minimum taxes) of such Tax group that is attributable to the taxable income of the Lead Borrower and/or its applicable Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries for such purpose, in amounts required to pay any such Taxes that are attributable to the taxable income of such Unrestricted Subsidiaries; provided that the aggregate amount of such payments with respect to such period (regardless of when paid) shall not exceed the aggregate amount of such Taxes that the Lead Borrower and/or its applicable Restricted Subsidiaries (and, subject to the limitation described above, any applicable Unrestricted Subsidiaries of the Lead Borrower) would have been required to pay with respect to such period were such entities stand-alone corporate taxpayers or a stand-alone corporate tax group for all applicable taxable periods ending after the Closing Date taking into account any applicable limitations on the ability to utilize net operating loss carryforwards and similar tax attributes under the Code;

(C) [reserved];

(D) customary salary, bonus and other benefits payable to directors, officers and employees of any Parent Company to the extent such salaries, bonuses and other benefits are reasonably attributable to the ownership or operations of the Lead Borrower and its Restricted Subsidiaries;

(E) general corporate operating and overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) of any Parent Company to the extent such costs and expenses are reasonably attributable to the ownership or operations of the Lead Borrower and its Restricted Subsidiaries;

(F) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Lead Borrower or any Parent Company;

(G) the purchase or other acquisition by Holdings or any other Parent Company of the Lead Borrower of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person; provided that if such purchase or other acquisition had been made by the Lead Borrower, it would have constituted a Permitted Acquisition permitted to be made pursuant to Section 9.14; provided that (A) such dividend, distribution, loan or advance shall be made concurrently with the closing of such purchase or other acquisition and (B) such Parent Company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) and any liabilities assumed to be contributed to the Lead Borrower or any Restricted Subsidiary or (2) the merger or amalgamation (to the extent permitted in Section 10.02) into the Lead Borrower or any Restricted Subsidiary of the Person formed or acquired in order to consummate such purchase or other acquisition; and

(H) any customary fees and expenses related to any unsuccessful equity offering by any Parent Company directly attributable to the operations of the Lead Borrower and its Restricted Subsidiaries;

(vii) the Lead Borrower and its Restricted Subsidiaries may give reasonable and customary indemnities to directors, officers and employees of Holdings or any other Parent Company in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Lead Borrower and its Restricted Subsidiaries;

(viii) the Lead Borrower may authorize, declare and pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings (or subsequently paid to any other Parent Company) for payment of (x) obligations under or in respect of director and officer insurance policies to the extent reasonably attributable to the ownership or operation of the Lead Borrower and its Restricted Subsidiaries or (y) indemnification obligations owing to the Sponsor and Sponsor Affiliates under the Advisory Agreement;

(ix) any Dividend used (x) to fund the Transaction, including Transaction Costs, and (y) in order to satisfy deferred purchase price, earn-outs and contingent payments in respect of any amounts due and owing as provided for in the Acquisition Agreement;

(x) the Lead Borrower may authorize, declare and pay cash Dividends to Holdings (who may subsequently authorize, declare and pay cash Dividends to any other Parent Company) so long as the proceeds thereof are used to pay the Sponsor or Sponsor Affiliate fees, expenses and indemnification payments that are then permitted to be paid pursuant to Sections 10.06(v), 10.06(vii) and 10.06(xii);

(xi) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or similar equity incentive awards;

(xii) a Dividend (including to any Parent Company) to fund a payment of dividends on the Lead Borrower’s or any Parent Company’s common stock following an Initial Public Offering of such common stock after the Closing Date, not to exceed, in any fiscal year, 6.0% of the net cash proceeds contributed to the capital of the Lead Borrower from any such Initial Public Offering;

(xiii) the Lead Borrower may pay any Dividends so long as the Distribution Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Dividends;

(xiv) purchases of minority interests in Restricted Subsidiaries that are not Wholly-Owned Subsidiaries by the Lead Borrower and the Guarantors; provided that the aggregate amount of such purchases, when added to the aggregate amount of Investments pursuant to Section 10.05(xvii), shall not exceed the greater of $~~60,000,000~~66,850,000 and 5.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such Dividend);

(xv) the authorization, declaration and payment of Dividends or the payment of other distributions by the Lead Borrower in an aggregate amount since the Closing Date not to exceed the greater of $~~250,000,000~~334,250,000 and 25.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such Dividend);

(xvi) the Lead Borrower and each Restricted Subsidiary may authorize, declare and make Dividend payments or other distributions payable solely in the Equity Interests of such Person so long as in the case of Dividend or other distribution by a Restricted Subsidiary, the Lead Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;

(xvii) the Lead Borrower may authorize, declare and pay Dividends with the cash proceeds contributed to its common equity (including from the net cash proceeds of any equity issuance by any Parent Company), so long as, with respect to any such payments, no Event of Default shall have occurred and be continuing or would result therefrom;

(xviii) the Lead Borrower and any Restricted Subsidiary may authorize, declare and pay Dividends within 90 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with another provision of this Section 10.03;

(xix) [reserved];

(xx) [reserved];

(xxi) any payment that is intended to prevent any Indebtedness of any U.S. Borrower from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

(xxii) [reserved]; and

(xxiii) any Dividend or other distribution made with the net cash proceeds or other assets or property received from a disposition permitted pursuant to Section 10.02(xxix).

In determining compliance with this Section 10.03 (and in determining amounts paid as Dividends pursuant hereto for purposes of the definitions of “Consolidated EBITDA”, “Consolidated Net Income” and “Consolidated Fixed Charge Coverage Ratio”), amounts loaned or advanced to Holdings pursuant to Section 10.05(vi) shall, to the extent such loan or advance remains unpaid, be deemed to be cash Dividends paid to Holdings to the extent provided in said Section 10.05(vi).

Notwithstanding anything to the contrary in this Section 10.03, the Lead Borrower and its Restricted Subsidiaries shall not, directly or indirectly, sell or otherwise transfer any Intellectual Property that is material to the operations of the Lead Borrower and its Subsidiaries taken as a whole to any Unrestricted Subsidiary.

10.04 Indebtedness . Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(i) (w) Indebtedness incurred pursuant to this Agreement and the other Credit Documents (including pursuant to any Revolving Commitment Increase or Incremental Term Loan), (x) Indebtedness incurred pursuant to the CF Term Loan Credit Agreement and the other CF Term Credit Documents in an aggregate principal amount not to exceed $2,000,000,000 plus any amounts incurred under Section 2.15 of the CF Term Loan Credit Agreement (as in effect on the ~~Closing~~Amendment No. 4 Effective Date, or any similar provision of any subsequent CF Term Loan Credit Agreement which does not modify the financial tests and dollar baskets set forth in Section 2.15 of the CF Term Loan Credit Agreement (as in effect on the ~~Closing~~Amendment No. 4 Effective Date) in a manner that is less restrictive to the Credit Parties in any material respect), (y) CF Term Incremental Equivalent Debt, CF Term Refinancing Debt or any similar provision of any subsequent CF Term Loan Credit Agreement which does not modify the applicable financial tests and dollar baskets set forth in the relevant definitions and provisions of the CF Term Loan Credit Agreement (as in effect on the ~~Closing~~Amendment No. 4 Effective Date) in a manner that is less restrictive to the Credit Parties in any material respect), plus the portion of the principal amount of any such CF Term Refinancing Debt incurred to finance the unpaid accrued interest and premium (if any) on the underlying Indebtedness refinanced with such CF Term Refinancing Debt and any upfront fees, original issue discount, underwriting discounts, fees, commissions and expenses incurred in connection with the incurrence of such CF Term Refinancing Debt and (z) Indebtedness incurred pursuant to the Secured Notes and the other Secured Notes Documents in an aggregate principal amount not to exceed $2,000,000,000;

(ii) Indebtedness under Swap Contracts entered into with respect to other Indebtedness permitted under this Section 10.04 so long as the entering into of such Swap Contracts are bona fide hedging activities and are not for speculative purposes;

(iii) Indebtedness of the Lead Borrower and its Restricted Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness (including obligations in respect of mortgages, industrial revenue bonds, industrial development bonds and similar financings) in connection with the acquisition, construction, installation, repair, replacement or improvement of fixed or capital assets and any Permitted Refinancing Indebtedness in respect thereof; provided that in no event shall the aggregate principal amount of all such Indebtedness incurred or assumed in each case after the Closing Date pursuant to this clause (iii) exceed the greater of $~~300,000,000~~334,250,000 and 25.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of incurrence) at any one time outstanding;

(iv) [reserved];

(v) (A) Indebtedness of a Restricted Subsidiary of the Lead Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness of the Lead Borrower or a Restricted Subsidiary assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) either (I) the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, shall not exceed 3.10:1.00 or (II) the Consolidated Fixed Charge Coverage Ratio determined on a Pro Forma Basis as of the last day of the most recently ended Test Period shall be at least 2.00:1.00 and (B) any Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to subclause (A);

(vi) intercompany Indebtedness and cash management pooling obligations and arrangements among the Lead Borrower and its Restricted Subsidiaries to the extent permitted by Section 10.05(vi);

(vii) Indebtedness outstanding on the Closing Date and listed on Schedule 10.04 (or to the extent not listed on such Schedule 10.04, where the outstanding principal amount of such Indebtedness is less than $50,000,000 in the aggregate) and any Permitted Refinancing Indebtedness in respect thereof;

(viii) Indebtedness (a) of Foreign Subsidiaries that are not Credit Parties and Permitted Refinancing Indebtedness in respect thereof; provided that the aggregate principal amount of Indebtedness outstanding pursuant to this clause (viii)(a) shall not at any time exceed the greater of $~~300,000,000~~401,100,000 and 30.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time of incurrence), (b) arising from secured local lines of credit of any Foreign Subsidiary that is not a Credit Party and is organized in a jurisdiction where no ABL Collateral is located and Permitted Refinancing Indebtedness in respect thereof; provided that the aggregate principal amount of Indebtedness outstanding pursuant to this clause (viii)(b) shall not at any time exceed the greater of $~~600,000,000~~668,500,000 and 50.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time of incurrence);

(ix) Contribution Indebtedness and any Permitted Refinancing Indebtedness in respect thereof;

(x) Indebtedness incurred in the ordinary course of business to finance insurance premiums or take-or-pay obligations contained in supply arrangements;

(xi) Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements and other similar services in connection with cash management and deposit accounts and Indebtedness in connection with the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, including Bank Product Debt;

(xii) [reserved];

(xiii) (a) Indebtedness of the Lead Borrower and its Restricted Subsidiaries; provided that (v) such Indebtedness shall not require any payments of principal prior to three months after the Latest Maturity Date at the time of such incurrence (other than pursuant to customary change of control and asset sale proceeds offer provisions) (w) such Indebtedness shall not have any financial maintenance covenants except for such financial maintenance covenants that apply solely to any period after the Latest Maturity Date that is in effect at the time such Indebtedness is incurred, (x) if such Indebtedness is secured by Collateral, it shall be secured on a junior-lien basis relative to the Liens on such Collateral securing the Obligations and a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Junior Lien Intercreditor Agreement, (y) if such Indebtedness is incurred by a non-Credit Party, it shall not be secured by any Collateral and (z) after giving pro forma effect to the incurrence thereof, (A) in the case of Indebtedness that is secured, the Consolidated Secured Net Leverage Ratio shall not exceed 2.75:1.00 and (B) in the case of Indebtedness that is unsecured, either (I) the Consolidated Total Net Leverage Ratio shall not exceed 3.10:1.00 or (II) the Consolidated Fixed Charge Coverage Ratio shall be at least 2.00:1.00 and (b) any Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to subclause (a); provided that, Indebtedness incurred by non-Credit Parties pursuant to this clause (xiii) shall not exceed the greater of $~~600,000,000~~668,500,000 and 50.0% of Consolidated EBITDA of the Lead Borrower and its Subsidiaries as of the most recently ended Test Period;

(xiv) Indebtedness consisting of (a) obligations under deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earn-outs, incentive noncompetes and other contingent obligations) or other similar arrangements incurred or assumed in connection with the Acquisition or Acquisition Agreement, any Permitted Acquisition or any other Investment, in each case, permitted under this Agreement and (b) other obligations of a similar nature owing by Target and its Subsidiaries as of the Closing Date relating to acquisitions and investments made by Target and its Subsidiaries prior to the Closing Date;

(xv) additional Indebtedness of the Lead Borrower and its Restricted Subsidiaries and any Permitted Refinancing Indebtedness in respect thereof not to exceed the greater of $~~400,000,000~~534,800,000 and 40.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time of incurrence) in aggregate principal amount outstanding at any time;

(xvi) Indebtedness and obligations in respect of contracts (including trade contracts and government contracts), statutory obligations, tenders, performance bonds, bid bonds, custom bonds, stay and appeal bonds, surety bonds, indemnity bonds, judgment bonds, replevin bonds, performance and completion and return of money bonds and guarantees, financial assurances, bankers’ acceptance facilities, suretyship arrangements, completion guarantees and similar obligations and obligations of a like nature or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case not in connection with the borrowing of money;

(xvii) Contingent Obligations to insurers required in connection with worker’s compensation and other insurance coverage incurred in the ordinary course of business;

(xviii) guarantees made by the Lead Borrower or any of its Restricted Subsidiaries of Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries permitted to be outstanding under this Section 10.04; provided that (x) such guarantees are permitted by Section 10.05 and (y) no Restricted Subsidiary that is not a Credit Party shall guarantee Indebtedness of a Credit Party pursuant to this clause (xviii);

(xix) guarantees made by any Foreign Subsidiary (other than a Credit Party) of Indebtedness of any other Foreign Subsidiary (other than a Credit Party) permitted to be outstanding under this Section 10.04;

(xx) guarantees made by Restricted Subsidiaries acquired pursuant to a Permitted Acquisition of Indebtedness acquired or assumed pursuant thereto in accordance with this Section 10.04, or any refinancing thereof pursuant to this Section 10.04; provided that such guarantees may only be made by Restricted Subsidiaries who were guarantors of the Indebtedness originally acquired or assumed pursuant to this Section 10.04 at the time of the consummation of the Permitted Acquisition or such other Investment to which such Indebtedness relates;

(xxi) customary contingent obligations in connection with sales, other dispositions and leases permitted under Section 10.02 (but not in respect of Indebtedness for borrowed money or Capitalized Lease Obligations) including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;

(xxii) guarantees of Indebtedness of directors, officers and employees of the Lead Borrower or any of its Restricted Subsidiaries in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes;

(xxiii) guarantees of Indebtedness of a Person in connection with a joint venture and any Permitted Refinancing Indebtedness in respect thereof; provided that the aggregate principal amount of any Indebtedness so guaranteed that is then outstanding, when added to the aggregate amount of unreimbursed payments theretofore made in respect of such guarantees, taken together with Investments made under Section 10.05(xxxi), shall not exceed the greater of $~~300,000,000~~334,250,000 and 25% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time of incurrence);

(xxiv) (x) Indebtedness incurred by a Securitization Entity in a Qualified Securitization Transaction that is not recourse to the Lead Borrower or any Restricted Subsidiary other than a Securitization Entity (except for Standard Securitization Undertakings) and (y) to the extent constituting Indebtedness, obligations incurred in connection with the disposition by the Lead Borrower and/or any Restricted Subsidiary of any account receivable in connection with factoring or other similar arrangements; provided that in the case of clause (y), if any such account receivable is owed to a UK/APAC Credit Party, such UK/APAC Credit Party shall promptly identify the account debtors in respect of such accounts receivable to the Administrative Agent and take such steps reasonably requested by the Administrative Agent under the applicable UK Security Documents; provided, further, that if such UK/APAC Credit Party has granted a Lien that establishes a level of control over its Collection Accounts sufficient to obtain UK Fixed Security or APAC Fixed/Non-Circulating Security and the applicable level of control under the applicable Security Documents of such UK/APAC Credit Party becomes invalid and/or reclassified as a result of obligations described in this subclause (y), the applicable UK/APAC Credit Parties shall enter into such additional Security Documents reasonably requested by the Administrative Agent;

(xxv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, to the extent such Indebtedness is extinguished reasonably promptly after receipt of notice thereof;

(xxvi) (x) severance, pension and health and welfare retirement benefits or the equivalent thereof to current and former officers, employees and directors of the Lead Borrower or its Restricted Subsidiaries incurred in the ordinary course of business, (y) Indebtedness representing deferred compensation or stock-based compensation to current and former officers, employees and directors of the Lead Borrower and the Restricted Subsidiaries and (z) Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of any Parent Company permitted by Section 10.03;

(xxvii) Permitted Pari Passu Notes, Permitted Pari Passu Loans or Permitted Junior Debt of the Lead Borrower in an aggregate principal amount not to exceed, as of the date of incurrence thereof, when taken together with any Incremental Term Loans incurred on such date pursuant to Section 2.21(a)(v), the then-remaining Incremental Amount as of the date of incurrence thereof, so long as (i) all such Indebtedness is incurred in accordance with the requirements of the definition of “Permitted Pari Passu Notes,” “Permitted Pari Passu Loans,” “Permitted Junior Notes” or “Permitted Junior Loans”, as the case may be and (ii) no Event of Default then exists or would result therefrom (provided, that with respect to any such Indebtedness incurred to finance a Limited Condition Transaction, such requirement shall be limited to the absence of an Event of Default pursuant to Section 11.01 or Section 11.05) and Permitted Refinancing Indebtedness in respect thereof;

(xxviii) (x) guarantees made by the Lead Borrower or any of its Restricted Subsidiaries of obligations (not constituting Indebtedness for borrowed money) of the Lead Borrower or any of its Restricted Subsidiaries or any customers owing to vendors, suppliers and other third parties incurred in the ordinary course of business, (y) guarantees made by the Lead Borrower or its Restricted Subsidiaries in the ordinary course of business in respect of obligations of or to suppliers, customers, franchisees, lessors, licensees and sublicensees in connection with the purchase or acquisition of equipment, supplies or other property and (z) Indebtedness of any Credit Party (other than Holdings) as an account party in respect of trade letters of credit issued in the ordinary course of business;

(xxix) Indebtedness in the form of ESG (environmental, social and corporate governance) bonds, “green” bonds or any similarly earmarked Indebtedness in respect thereof and any Permitted Refinancing Indebtedness in respect thereof not to exceed the greater of (x) $~~250,000,000~~ 267,400,000 and (y) 20.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of incurrence), in aggregate principal amount outstanding at any time;

(xxx) Indebtedness arising out of Sale-Leaseback Transactions permitted by Section 10.01(xviii);

(xxxi) Indebtedness under Refinancing Notes/Loans, 100% of the Net Debt Proceeds of which are applied to repay outstanding Term Loans in accordance with Section 5.02(c);

(xxxii) Indebtedness supported by a letter of credit or bank guarantee issued pursuant to the this Agreement in a principal amount not in excess of the stated amount of such letter of credit; and

(xxxiii) Indebtedness secured by assets not constituting Collateral so long as such incurrence of Indebtedness shall not cause the Consolidated Secured Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, to exceed 3.20:1.00 and Permitted Refinancing Indebtedness in respect thereof; provided that the amount of Indebtedness which may be incurred pursuant to this clause (xxxiii) by non-Credit Parties shall not exceed the greater of $~~500,000,000~~601,650,000 and 45% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time of incurred) at any time outstanding; and

(xxxiv) all premiums (if any), interest (including post-petition interest and interest paid-in-kind), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxxiii) above.

The Lead Borrower or any Restricted Subsidiary may incur Indebtedness permitted by this Section 10.04 (including, to the extent permitted by this Section 10.04, through the use of the same basket or other exception used to originally incur the debt securities being satisfied and discharged), to satisfy and discharge any debt securities permitted to be incurred by this Section 10.04 (including, without limitation, the Secured Notes), at the same time as such debt securities are outstanding, so long as the net proceeds of such Indebtedness are promptly deposited with the trustee to satisfy and discharge the applicable indenture (including, without limitation, the Secured Notes Indenture) in accordance with such debt securities.

For purposes of determining compliance with this Section 10.04, if any Indebtedness that was originally incurred in reliance on a basket measured by reference to a percentage of Consolidated EBITDA or a fixed dollar-denominated amount is subsequently refinanced, and such refinancing would cause either (a) the percentage of Consolidated EBITDA to be exceeded if calculated based on the then applicable Consolidated EBITDA or (b) the fixed dollar-denominated amount to be exceeded, as applicable, then such percentage of Consolidated EBITDA or fixed dollar-denominated amount, as applicable, will not be deemed to be exceeded to the extent the principal amount of such obligations secured by such newly incurred Indebtedness does not exceed the amount permitted pursuant to clause (1) of the definition of Permitted Refinancing Indebtedness.

10.05 Advances, Investments and Loans . Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person (each of the foregoing, an “Investment” and, collectively, “Investments” and with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value or any write-ups, write-downs or write-offs thereof but giving effect to any cash return or cash distributions received by the Lead Borrower and its Restricted Subsidiaries with respect thereto), except that the following shall be permitted (each of the following, a “Permitted Investment” and collectively, “Permitted Investments”):

(i) the Lead Borrower and its Restricted Subsidiaries may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Lead Borrower or such Restricted Subsidiary;

(ii) the Lead Borrower and its Restricted Subsidiaries may acquire and hold cash and Cash Equivalents;

(iii) the Lead Borrower and its Restricted Subsidiaries may hold the Investments held by them (or may exist in the future pursuant to binding commitments) on the Closing Date and described on Schedule 10.05(iii), and any modification, replacement, renewal or extension thereof that does not increase the principal amount thereof unless any additional Investments made with respect thereto are permitted under the other provisions of this Section 10.05;

(iv) the Lead Borrower and its Restricted Subsidiaries may acquire and hold Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, and Investments received in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(v) the Lead Borrower and its Restricted Subsidiaries may enter into Swap Contracts to the extent permitted by Section 10.04(ii);

(vi) (a) the Lead Borrower and any Restricted Subsidiary may make intercompany loans to and other investments (including cash management pooling obligations and arrangements) in Credit Parties (other than Holdings, unless otherwise permitted by Section 10.03), including in connection with tax planning activities, so long as, after giving effect thereto, the security interest of the Collateral Agent for the benefit of the Secured Creditors in the Collateral, taken as a whole, is not materially impaired, (b) any Foreign Subsidiary (other than a Credit Party) may make intercompany loans to and other investments (including cash management pooling obligations and arrangements to the extent not in contravention of Section 9.17) in the Lead Borrower or any of its Restricted Subsidiaries so long as in the case of such intercompany loans (other than cash management pooling obligations and arrangements to the extent not in contravention of Section 9.17) to Credit Parties (other than Holdings), all payment obligations of the respective Credit Parties are subordinated to their obligations under the Credit Documents on terms reasonably satisfactory to the Administrative Agent (for the avoidance of doubt, the terms of the Intercompany Subordination Agreement are reasonably satisfactory for the purposes of this clause (b)), (c) the Credit Parties may make intercompany loans to, guarantees on behalf of, and other Investments (including cash management pooling obligations and arrangements to the extent not in contravention of Section 9.17) in, Restricted Subsidiaries that are not Credit Parties, (d) any Restricted Subsidiary that is not a Credit Party may make intercompany loans to, and other investments (including cash management pooling obligations and arrangements) in, any other Restricted Subsidiary that is also not a Credit Party and (e) Credit Parties may make intercompany loans and other investments (including cash management pooling obligations and arrangements to the extent not in contravention of Section 9.17) in any Restricted Subsidiary that is not a Credit Party so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that results in the proceeds of the initial Investment being invested in one or more Credit Parties (other than Holdings, unless otherwise permitted by Section 10.03);

(vii) Permitted Acquisitions shall be permitted in accordance with Section 9.14;

(viii) loans and advances by the Lead Borrower and its Restricted Subsidiaries to officers, directors and employees of the Lead Borrower and its Restricted Subsidiaries in connection with (i) business-related travel, relocations and other ordinary course of business purposes (including travel and entertainment expenses) shall be permitted and (ii) any such Person’s purchase of Equity Interests of Holdings or any Parent Company; provided that no cash is actually advanced pursuant to this clause (ii) unless immediately repaid;

(ix) advances of payroll payments to employees of the Lead Borrower and its Restricted Subsidiaries in the ordinary course of business;

(x) non-cash consideration may be received in connection with any Asset Sale permitted pursuant to Section 10.02(ii), (x), (xxviii) or (xxix);

(xi) additional Restricted Subsidiaries of the Lead Borrower may be established or created if the Lead Borrower and such Subsidiary comply with the requirements of Section 9.12, if applicable; provided that to the extent any such new Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 10.05, and such new Subsidiary at no time holds any assets or liabilities other than any merger or amalgamation consideration contributed to it contemporaneously with the closing of such transaction, such new Subsidiary shall not be required to take the actions set forth in Section 9.12, as applicable, until the respective acquisition is consummated (at which time the surviving or transferee entity of the respective transaction and its Subsidiaries shall be required to so comply in accordance with the provisions thereof);

(xii) extensions of trade credit may be made in the ordinary course of business (including advances made to distributors consistent with past practice), Investments received in satisfaction or partial satisfaction of previously extended trade credit from financially troubled account debtors, Investments consisting of prepayments to suppliers made in the ordinary course of business and loans or advances made to distributors in the ordinary course of business;

(xiii) earnest money deposits may be made to the extent required in connection with Permitted Acquisitions and other Investments to the extent permitted under Section 10.01(xxviii);

(xiv) Investments in deposit accounts or securities accounts opened in the ordinary course of business;

(xv) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(xvi) Investments in the ordinary course of business consisting of UCC Article 3 (or the equivalent under other Requirements of Law) endorsements for collection or deposit;

(xvii) purchases of minority interests in Restricted Subsidiaries that are not Wholly-Owned Subsidiaries by the Lead Borrower and the Guarantors; provided that the aggregate amount of such purchases, when added to the aggregate amount of Dividends pursuant to Section 10.03(xiv), shall not exceed the greater of $~~60,000,000~~66,850,000 and 5.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time such purchase is made);

(xviii) Investments (other than Permitted Acquisitions) so long as the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Investments;

(xix) in addition to other Investments permitted by this Section 10.05, the Lead Borrower and its Restricted Subsidiaries may make additional loans, advances and other Investments to or in a Person (including a joint venture and Unrestricted Subsidiaries) in an aggregate outstanding amount for all loans, advances and other Investments made pursuant to this clause (xix), not to exceed the greater of $~~300,000,000~~334,250,000 and 25.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time such Investment is made); provided that the aggregate amount of Investments in Unrestricted Subsidiaries pursuant to this clause (xix) and Sections 10.05(xxix) and (xxxvii) shall not exceed the greater of $~~750,000,000~~1,002,750,000 and 75.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time such Investment is made);

(xx) the licensing, sublicensing or contribution of Intellectual Property rights pursuant to arrangements with Persons other than the Lead Borrower and the Restricted Subsidiaries in the ordinary course of business for fair market value, as determined by the Lead Borrower or such Restricted Subsidiary, as the case may be, in good faith;

(xxi) loans and advances to any Parent Company in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Dividends made to any Parent Company), Dividends permitted to be made to any Parent Company in accordance with Section 10.03; provided that any such loan or advance shall reduce the amount of such applicable Dividends thereafter permitted under Section 10.03 by a corresponding amount (if such applicable subsection of Section 10.03 contains a maximum amount);

(xxii) Investments to the extent that payment for such Investments is made in the form of common Equity Interests or Qualified Preferred Stock of Holdings or any Equity Interests of any other direct or indirect Parent Company to the seller of such Investments;

(xxiii) Investments of a Person that is acquired and becomes a Restricted Subsidiary or of a company merged or amalgamated or consolidated into any Restricted Subsidiary, in each case after the Closing Date and in accordance with this Section 10.05 and/or Section 10.02, as applicable, to the extent such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(xxiv) Investments in a Restricted Subsidiary that is not a Credit Party or in a joint venture, in each case, to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Restricted Subsidiary or joint venture;

(xxv) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case, in the ordinary course of business;

(xxvi) Investments by the Lead Borrower and its Restricted Subsidiaries (A) consisting of deposits, prepayment and other credits to suppliers or landlords and (B) in connection with obtaining, maintaining or renewing client contracts, each made in the ordinary course of business;

(xxvii) guarantees made in the ordinary course of business of (a) obligations owed to landlords, suppliers, customers, franchisees and licensees of the Lead Borrower or its Subsidiaries and (b) operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness;

(xxviii) Investments consisting of the licensing, sublicensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons;

(xxix) Investments in Unrestricted Subsidiaries having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this Section 10.05(xxix) that are at that time outstanding not to exceed the greater of $~~300,000,000~~334,250,000 and 25.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time such Investment is made) at any one time outstanding so long as on the date of any such Investment no Event of Default has occurred and is continuing or would result therefrom;

(xxx) [reserved];

(xxxi) Investments by the Lead Borrower and its Restricted Subsidiaries in joint ventures in an aggregate amount for all Investments made pursuant to this clause (xxxi), not to exceed, when added to the aggregate amount then guaranteed under Section 10.04(xxiii) and all unreimbursed payments theretofore made in respect of guarantees pursuant to Section 10.04(xxiii), the greater of $~~300,000,000~~334,250,000 and 25.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time such Investment is made) at any time outstanding;

(xxxii) (A) Investments in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction permitted by Section 10.04; provided, however, that any such Investment in a Securitization Entity is in the form of (x) a contribution of additional Securitization Assets, (y) Limited Originator Recourse or (z) loans in respect of the noncash portion of the purchase price of Securitization Assets not to exceed 15% of such purchase price, (B) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Transaction or a Receivables Facility, as applicable and (C) Investments arising as a result of the ARPA;

(xxxiii) repurchases of the Secured Notes, CF Term Loans, CF Term Incremental Equivalent Debt and CF Term Refinancing Debt; and

(xxxiv) Investments in any Person to which the Lead Borrower or any Restricted Subsidiary outsources operational activities or otherwise related to the outsourcing of operational activities in the ordinary course of business in an aggregate amount not to exceed the greater of $~~60,000,000~~66,850,000 and 5.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time such Investment is made) at any one time outstanding; and

(xxxv) Investments in connection with the Transactions;

(xxxvi) Investments consisting of guarantees permitted pursuant to clauses (x) and (y) of Section 10.04(xxviii);

(xxxvii) Investments in Similar Businesses in an aggregate amount not to exceed of the greater of $~~300,000,000~~334,250,000 and 25.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time such Investment is made) at any one time outstanding; provided that the aggregate amount of Investments in Unrestricted Subsidiaries pursuant to this clause (xxxvii) and Sections 10.05(xix) and (xxix) shall not exceed the greater of $~~750,000,000~~1,002,750,000 and 75.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time such Investment is made); and

(xxxviii) Investments arising as a result of a Sale-Leaseback Transactions to the extent such Sale-Leaseback Transactions are permitted by Section 10.02(xii).

To the extent an Investment is permitted to be made by a Credit Party directly in any Restricted Subsidiary or any other Person who is not a Credit Party (each such person, a “Target Person”) under any provision of this Section 10.05, such Investment may be made by advance, contribution or distribution by a Credit Party to a Restricted Subsidiary or Holdings, and further advanced or contributed by such Restricted Subsidiary or Holdings for purposes of making the relevant Investment in the Target Person without constituting an additional Investment for purposes of this Section 10.05 (it being understood that such Investment must satisfy the requirements of, and shall count toward any thresholds in, a provision of this Section 10.05 as if made by the applicable Credit Party directly to the Target Person).

10.06 Transactions with Affiliates. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Lead Borrower or any of its Subsidiaries involving aggregate payments or consideration in excess of the greater of $~~90,000,000~~100,275,000 and 7.5% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period, other than on terms and conditions deemed in good faith by the board of directors (or equivalent) (or any committee thereof) of Holdings or any Borrower to be not less favorable to the Lead Borrower or such Restricted Subsidiary as would reasonably be obtained by the Lead Borrower or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except:

(i) Dividends (and loans and advances in lieu thereof) may be paid to the extent provided in Section 10.03;

(ii) loans and other transactions among Holdings, the Lead Borrower and its Restricted Subsidiaries (and any Parent Company) may be made;

(iii) customary fees and indemnification (including the reimbursement of out-of-pocket expenses) may be paid to directors, officers and employees of Holdings, the Lead Borrower and its Restricted Subsidiaries (and, to the extent directly attributable to the operations of the Lead Borrower and the other Restricted Subsidiaries, to any other Parent Company);

(iv) the Lead Borrower and its Restricted Subsidiaries may enter into, and may make payments under, employment or other service-related agreements, employee benefits plans, stock option plans, indemnification provisions, stay bonuses, severance and other similar compensatory arrangements with current and former officers, employees, consultants and directors of Holdings, the Lead Borrower and its Restricted Subsidiaries in the ordinary course of business;

(v) so long as no Event of Default shall exist (both before and immediately after giving effect thereto) under Section 11.01 or 11.05, Holdings and/or the Lead Borrower may pay fees to the Sponsor or the Sponsor Affiliates (or dividend such funds to any Parent Company to be paid to the Sponsor or the Sponsor Affiliates) in an amount not to exceed $25,000,000 in any calendar year and perform its other obligations pursuant to the terms of the Advisory Agreement, as in effect on the Closing Date, subject to amendments, restatements, modifications and supplements not adverse to the Lenders in any material respect; provided, further, that upon the occurrence and during the continuance of Event of Default under Section 11.01 or 11.05, such amounts may accrue on a subordinated basis, but not be payable in cash during such period, but all such accrued amounts (plus accrued interest, if any, with respect thereto) may be payable in cash upon the cure or waiver of such Event of Default;

(vi) the Transaction (including Transaction Costs) shall be permitted, and all agreements entered into among the Target and the Permitted Holders in connection with the Acquisition shall be permitted;

(vii) the Lead Borrower may make payments (or make dividends to Holdings or any other Parent Company to make payments) (i) to reimburse the Sponsor or the Sponsor Affiliates for its reasonable out-of-pocket expenses, and to indemnify it, pursuant to the terms of the Advisory Agreement, as in effect on the Closing Date, subject to amendments, restatements, modifications and supplements not adverse to the Lenders in any material respect and (ii) to reimburse any shareholders for their respective reasonable out-of-pocket expenses, and to indemnify them, pursuant to the terms of any stockholders agreement with respect to Holdings or any other Parent Company, as in effect on the Closing Date, subject to amendments, restatements, modifications and supplements not materially adverse to the Lenders in any material respect;

(viii) transactions described on Schedule 10.06(viii) or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(ix) Investments in the Lead Borrower’s Subsidiaries and joint ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such joint venture is only an Affiliate as a result of Investments by Holdings and the Restricted Subsidiaries in such Subsidiary or joint venture) to the extent otherwise permitted under Section 10.05;

(x) any payments required to be made pursuant to or in connection with the Acquisition Agreement;

(xi) transactions between the Lead Borrower and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of the Lead Borrower or any Parent Company; provided, however, that such director abstains from voting as a director of the Lead Borrower or such Parent Company, as the case may be, on any matter involving such other Person;

(xii) payments by Holdings, the Lead Borrower or any of its Restricted Subsidiaries to the Sponsor or any Parent Company for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Lead Borrower in good faith;

(xiii) transactions with joint ventures entered into in the ordinary course of business;

(xiv) guarantees of performance by the Lead Borrower and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money;

(xv) transactions (a) in connection with the issuance of Equity Interests in the form of common stock or Qualified Preferred Stock of the Lead Borrower to the Sponsor or any Parent Company, or to any director, officer, employee or consultant thereof or (b) related to any Affiliate’s capacity as holder of Indebtedness or preferred equity of Holdings and its Restricted Subsidiaries (including such Affiliate’s exercise of any permitted rights with respect thereto) so long as such transaction is with all holders of such class of Indebtedness or preferred equity and such Affiliates are treated no more favorably than the other holds of such class generally; and

(xvi) the entry into any tax-sharing arrangements between the Lead Borrower or any of its Restricted Subsidiaries and any of their direct or indirect parents; provided, however, that any payment made by the Lead Borrower or any of its Restricted Subsidiaries under such tax-sharing arrangements is, at the time made, otherwise permitted hereunder;

(xvii) transactions with Unrestricted Subsidiaries, customers, clients, lessors, landlords, suppliers, contractors, or purchasers or sellers of goods or services that are Affiliates, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Lead Borrower and its Restricted Subsidiaries, or made in the reasonable determination of senior management or the Board of Directors of the Lead Borrower or any direct or indirect parent of the Lead Borrower;

(xviii) to the extent not otherwise prohibited by this Agreement, transactions between or among Holdings, the Lead Borrower and any one or more of its Restricted Subsidiaries shall be permitted (including equity issuances); and

(xix) transactions in connection with a Qualified Securitization Transaction or Receivables Facility.

Notwithstanding anything to the contrary contained above in this Section 10.06, (a) in no event shall the Lead Borrower or any of its Restricted Subsidiaries pay any management, consulting or similar fee to the Sponsor or any Affiliate of the Sponsor except as specifically provided in clauses (v) and (vii) of this Section 10.06 and (b) the Lead Borrower and its Restricted Subsidiaries shall not, directly or indirectly, sell or otherwise transfer any Intellectual Property that is material to the operations of the Lead Borrower and its Subsidiaries taken as a whole to any Unrestricted Subsidiary.

10.07 Limitations on Payments, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to:

(i) make (or give any notice (other than any such notice that is expressly contingent upon the repayment in full in cash of all Obligations other than any indemnification obligations arising hereunder which are not due and payable) in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, Change of Control or similar event of (including, in each case without limitation, by way of depositing money or securities with the trustee with respect thereto or any other Person before due for the purpose of paying when due), any Permitted Junior Debt, Subordinated Indebtedness or Refinancing Notes/Loans (other than Refinancing Notes/Loans secured by Liens ranking pari passu with the Liens securing the Indebtedness under this Agreement) in an outstanding aggregate principal amount greater than the greater of $~~120,000,000~~133,700,000 and 10% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period, except that (A) the Lead Borrower and its Restricted Subsidiaries may consummate the Transaction, (B) Permitted Junior Debt, Subordinated Indebtedness and such Refinancing Notes/Loans may be repaid, redeemed, repurchased or defeased (and any applicable deposit of money or securities with the trustee with respect thereto or any other Person for the purpose of paying such Permitted Junior Debt, Refinancing Notes/Loans or Subordinated Indebtedness when due may be made) (i) so long as the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to the consummation of the proposed repayment, prepayment, redemption, repurchase or defeasance, (ii) [reserved], and (iii) in an aggregate amount not to exceed the greater of $~~500,000,000~~668,500,000 and 50.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time such payment, prepayment, redemption or acquisition is made); provided, that nothing herein shall otherwise prevent the Lead Borrower and its Restricted Subsidiaries from refinancing any Indebtedness with Permitted Refinancing Indebtedness, paying regularly scheduled interest payments and payment of fees, expenses and indemnification obligations without utilizing any of the basket capacities of this Section 10.07(i) or any payment intended to prevent such Permitted Junior Debt, Subordinated Indebtedness or Refinancing Notes/Loans from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code, in each case, with respect to such Indebtedness under such Permitted Junior Debt, Subordinated Indebtedness or Refinancing Notes/Loans and (C) Permitted Junior Debt that is secured by a Lien on the Collateral may be repaid, redeemed, repurchased or defeased (and any applicable deposit of money or securities with the trustee with respect thereto or any other Person for the purpose of paying such Permitted Junior Debt when due may be made) with any Declined Proceeds (as defined in this Agreement) and Declined Proceeds (as defined in the CF Term Loan Credit Agreement) solely to the extent required by the terms thereof;

(ii) [reserved];

(iii) amend or modify, or permit the amendment or modification of any provision of, any Permitted Junior Debt Document (after the entering into thereof) with a principal amount in excess of the Threshold Amount, other than any amendment or modification (when taken as a whole) that is not materially adverse to the interests of the Lenders; or

(iv) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation) or certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents); accounting policies or reporting policies (except as required by U.S. GAAP or, for Foreign Subsidiaries, as required by generally accepted accounting principles in their respective jurisdictions of formation), as applicable, or any agreement entered into by it with respect to its Equity Interests, or enter into any new agreement with respect to its Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (iv) (when taken as a whole) is not materially adverse in the aggregate to the interests of the Lenders.

10.08 Limitation on Certain Restrictions on Subsidiaries . Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Lead Borrower or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Lead Borrower or any of its Restricted Subsidiaries, (b) make loans or advances to the Lead Borrower or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Lead Borrower or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

(i) Requirements of Law;

(ii) this Agreement and the other Credit Documents, the CF Term Loan Credit Agreement, the Secured Notes Indenture and the other definitive documentation entered into in connection with any of the foregoing;

(iii) any Refinancing Note/Loan Documents;

(iv) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Lead Borrower or any of its Restricted Subsidiaries;

(v) customary provisions restricting assignment of any licensing agreement (in which the Lead Borrower or any of its Restricted Subsidiaries is the licensee) or other contract entered into by the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(vi) restrictions on the transfer of any asset pending the close of the sale of such asset;

(vii) any agreement or instrument governing Indebtedness assumed in connection with a Permitted Acquisition, to the extent the relevant encumbrance or restriction was not agreed to or adopted in connection with, or in anticipation of, the respective Permitted Acquisition and does not apply to the Lead Borrower or any Restricted Subsidiary of the Lead Borrower, or the properties of any such Person, other than the Persons or the properties acquired in such Permitted Acquisition;

(viii) encumbrances or restrictions on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(ix) any agreement or instrument relating to Indebtedness of a Foreign Subsidiary that is not a Credit Party incurred pursuant to Section 10.04 to the extent such encumbrance or restriction only applies to such Foreign Subsidiary and any Subsidiary of such Foreign Subsidiary;

(x) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement or instrument referred to in clause (vii) above; provided that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are no less favorable to the Lead Borrower or the Lenders in any material respect than the provisions relating to such encumbrance or restriction contained in the agreements or instruments referred to in such clause (vii);

(xi) restrictions on the transfer of any asset subject to a Lien permitted by Section 10.01;

(xii) restrictions and conditions imposed by the terms of the documentation governing any Indebtedness of a Restricted Subsidiary of the Lead Borrower that is not a Credit Party, which Indebtedness is permitted by Section 10.04;

(xiii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 10.05 and applicable solely to such joint venture;

(xiv) on or after the execution and delivery thereof, (i) the Permitted Junior Debt Documents, (ii) the Permitted Pari Passu Notes Documents, (iii) the Permitted Pari Passu Loan Documents, (iv) any documentation governing CF Term Incremental Equivalent Debt and (v) any documentation governing CF Term Refinancing Debt;

(xv) negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money permitted under Section 10.04 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Secured Creditors with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis;

(xvi) restrictions and conditions under the terms of the documentation governing any Qualified Securitization Transaction or a Receivables Facility that, in each case, are permitted by Section 10.04, and are necessary or advisable, in the good faith determination of the Lead Borrower or the applicable Restricted Subsidiary, to effect such Qualified Securitization Transaction or such Receivables Facility; and

(xvii) encumbrances and restrictions pursuant to or in connection with the ARPA.

10.09 Business.

(a) The Lead Borrower will not permit at any time the business activities taken as a whole conducted by the Lead Borrower and its Restricted Subsidiaries to be materially different from the business activities taken as a whole conducted by the Lead Borrower and its Restricted Subsidiaries on the Closing Date (after giving effect to the Transaction) except that the Lead Borrower and its Restricted Subsidiaries may engage in any Similar Business.

(b) Holdings will not engage in any business other than its ownership of the capital stock of, and the management of, the Lead Borrower and, indirectly, its Subsidiaries and activities incidental thereto; provided that Holdings may engage in those activities that are incidental to (i) the maintenance of its existence in compliance with Requirements of Law, (ii) legal, tax and accounting matters in connection with any of the foregoing or following activities, (iii) the entering into, and performing its obligations under, this Agreement, the other Credit Documents to which it is a party, the Acquisition Agreement, the Advisory Agreement, the CF Term Loan Credit Agreement, the Secured Notes Indenture and the other definitive documentation entered into in connection with any of the foregoing, (iv) the issuance, sale or repurchase of its Equity Interests and the receipt of capital contributions, (v) the making of dividends or distributions on its Equity Interests, (vi) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (vii) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (viii) the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants, (ix) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any Requirements of Law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of its Subsidiaries, (x) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable (including reimbursement to Affiliates for such expenses paid on its behalf), (xi) the consummation of the Transaction, (xii) the making of loans to or other Investments in, or incurrence of Indebtedness from, the Borrowers or in the case of incurrence of Indebtedness, from any Wholly-Owned Domestic Subsidiary which is a Credit Party as and to the extent not prohibited by this Agreement, (xiii) the purchase or other acquisition by Holdings of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person pursuant to Section 10.03(vi)(G) and (xiv) any other activity expressly contemplated by this Agreement to be engaged in by Holdings, including, without limitation, Investments permitted by this Agreement, repurchases of Indebtedness of the Borrowers under this Agreement pursuant to Section 2.20, Section 2.25, Section 2.26 and Section 2.31, granting of Liens and entry into and performance of guarantees of Refinancing Notes/Loans, Permitted Junior Debt, Permitted Pari Passu Notes, Permitted Pari Passu Loans, CF Term Incremental Equivalent Debt, CF Term Refinancing Debt and, subject to any applicable limitations set forth herein, other permitted Indebtedness of the Lead Borrower and its Restricted Subsidiaries.

10.10 Negative Pledges . Holdings and the Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, agree or covenant with any Person to restrict in any way its ability to grant any Lien on its assets in favor of the Lenders, other than pursuant to the ABL Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement, any Additional Pari Passu Intercreditor Agreement or any other intercreditor agreement contemplated by this Agreement, and except that this Section 10.10 shall not apply to:

(i) any covenants contained in this Agreement or any other Credit Documents or that exist on the Closing Date;

(ii) covenants existing under the CF Term Credit Documents and the Secured Notes Indenture, each as in effect on the ~~Closing~~Amendment No. 4 Effective Date (or as amended in a manner consistent with any amendment to this Agreement or the other Credit Documents), and the other definitive documentation entered into in connection with any of the foregoing;

(iii) the covenants contained in any Refinancing Term Loans, any Refinancing Note/Loan Documents, any Permitted Pari Passu Notes Documents, Permitted Pari Passu Loan Documents, any Permitted Junior Debt, any documentation governing CF Term Incremental Equivalent Debt, any documentation governing CF Term Refinancing Debt, any documentation governing a Qualified Securitization Transaction or Receivables Facility (in each case, so long as same do not restrict the granting of Liens to secure Indebtedness pursuant to this Agreement);

(iv) covenants and agreements made in connection with any agreement relating to secured Indebtedness permitted by this Agreement but only if such covenant or agreement applies solely to the specific asset or assets to which such Lien relates;

(v) customary provisions in leases, subleases, licenses or sublicenses and other contracts restricting the right of assignment thereof;

(vi) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures that are applicable solely to such joint venture;

(vii) restrictions imposed by law;

(viii) customary restrictions and conditions contained in agreements relating to any sale of assets or Equity Interests pending such sale; provided such restrictions and conditions apply only to the Person or property that is to be sold;

(ix) contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(x) negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money entered into after the Closing Date and otherwise permitted under Section 10.04 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Secured Creditors with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis;

(xi) restrictions on any Foreign Subsidiary (other than a Credit Party) pursuant to the terms of any Indebtedness of such Foreign Subsidiary (other than a Credit Party) permitted to be incurred hereunder;

(xii) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

(xiii) any restrictions on Liens imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i), (ii), (iii), (ix), (x) and (xi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Lead Borrower, not materially more restrictive, taken as a whole, with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

10.11 Financial Covenant.

(a) The Lead Borrower and its Restricted Subsidiaries shall, on any date when Adjusted Availability is less than the greater of (a) 10.0% of the Line Cap, and (b) $300,000,000 (the “FCCR Test Amount”), have a Consolidated Fixed Charge Coverage Ratio of at least 1.0 to 1.0, tested for the four fiscal quarter period ending on the last day of the most recently ended fiscal quarter for which the Lead Borrower was required to deliver Section 9.01 Financials, and at the end of each succeeding fiscal quarter thereafter until the date on which ~~Global~~Adjusted Availability has exceeded the FCCR Test Amount for 30 consecutive days.

(b) For purposes of determining compliance with the financial covenant set forth in Section 10.11(a) above, cash equity contributions (which equity shall be common equity or shall otherwise be reasonably acceptable to the Administrative Agent) made to Holdings (which shall be contributed in cash to the common equity of the Lead Borrower) after the end of the relevant fiscal quarter and on or prior to the day that is 10 Business Days after financial statements are required to be delivered under Section 9.01 for such fiscal quarter, or with respect to the initial date the FCCR Test Amount is not exceeded, within 10 Business Days after the Lead Borrower and its Restricted Subsidiaries become subject to testing the financial covenant under clause (a) of this Section 10.11 (either such 10-Business Day period being referred to herein as the “Interim Period”) will, at the request of the Lead Borrower, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with such financial covenant at the end of such fiscal quarter and applicable subsequent periods which include such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) in any four fiscal quarter period, there shall be at least two fiscal quarters in which no Specified Equity Contributions are made and no more than five Specified Equity Contributions may be made during the term of this Agreement, (b) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrowers to be in pro forma compliance with such financial covenant, (c) unless the Lead Borrower and its Restricted Subsidiaries are in compliance with the financial covenant set forth in Section 10.11(a), the Borrowers shall not be permitted to borrow hereunder or request the issuance of Letters of Credit during the Interim Period until the relevant Specified Equity Contribution has been made, (d) all Specified Equity Contributions shall be disregarded for purposes of determining any baskets calculated on the basis of Consolidated EBITDA contained herein and in the other Credit Documents, (e) there shall be no pro forma reduction in Indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the financial covenant for the fiscal quarter with respect to which such Specified Equity Contribution is made and (f) until the last Business Day of the Interim Period, neither the Administrative Agent nor any Lender shall have any right to accelerate the Loans or terminate the Commitments, and none of the Administrative Agent nor any Lender nor any other Secured Creditor shall have any right to foreclose on or take possession of the Collateral or any other right or remedy under the Credit Documents that would be available on the basis of an Event of Default resulting from the failure to comply with Section 10.11(a).

10.12 ARPA Covenants. The ARPA Purchaser hereby covenants and agrees, so long as the Acquired Accounts are included in the Aggregate Borrowing Base,

(a) the ARPA Purchaser shall not conduct, transact or otherwise engage in any material third party (provided, for avoidance of doubt, that for purposes of this clause (a) the Lead Borrower and its Restricted Subsidiaries shall not be considered third parties) sales or trade activities, other than activities contemplated under or pursuant to the ARPA; provided that, for the avoidance of doubt, the ARPA Purchaser may, without limitation, engage in business activities related to (i) performing its obligations under the Credit Documents and other Indebtedness, Liens (including the granting of Liens) and guarantees not prohibited by this Agreement; (ii) issuing, selling or repurchasing its own Equity Interests and receiving capital contributions (including, for the avoidance of doubt, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of Equity Interests) (it being understood that all Equity Interests of the ARPA Purchaser shall be pledged to the Collateral Agent pursuant to the Security Documents); (iii)(A) filing Tax reports and paying Taxes (and contesting any Taxes) (including reimbursement to Affiliates for such expenses paid on its behalf) and (B) paying other customary obligations (including operating and business expenses) in the ordinary course; (iv) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable Requirements of Law; (v) holding cash, Cash Equivalents and other assets received in connection with permitted activities; (vi) participating in tax, accounting and other administrative matters; (vii) complying with applicable Requirements of Law (including with respect to the maintenance of its existence) and its organizational documents; (viii) making and holding intercompany loans; (ix) making and holding Investments of the type permitted under the definition of “Permitted Investments”; (x) activities expressly contemplated by this Agreement; and (xi) activities incidental to any of the foregoing;

(b) the ARPA Purchaser shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided, that so long as no Event of Default has occurred and is continuing or would result therefrom, the ARPA Purchaser may merge, consolidate or amalgamate with any other Persons (and if it is not the survivor of such merger, the survivor shall assume the ARPA Purchaser’s obligations, as applicable, under the Credit Documents);

(c) the ARPA Purchaser shall not amend or modify, or permit the amendment or modification of any provision of, the ARPA or any other Transaction Document (as defined in the ARPA) (or any equivalent term as defined in the ARPA, as the case may be), in each case (i) after the initial execution thereof and (ii) other than any amendment or modification (when taken as a whole) that is not materially adverse to the interests of the Lenders;

(d) [reserved]; and

(e) the ARPA Purchaser shall not consent to any other entity becoming an ARPA Seller (a “Proposed ARPA Seller”) unless (i) the Proposed ARPA Seller is an Affiliate of a then-existing ARPA Seller or the ARPA Purchaser, (ii) the proposed ARPA Seller is incorporated, organized, formed or established in Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland or the same jurisdiction as a then existing ARPA Seller unless otherwise agreed to by the Administrative Agent in its sole discretion, subject to delivery of documentation substantially similar to the documentation delivered by the original ARPA Sellers and such other documentation as may reasonably be requested by the Administrative Agent and (iii) and the Proposed ARPA Seller has entered into a Lien over its Collection Account (under and as defined in the ARPA) (or any equivalent term under and as defined in the ARPA, as the case may be) in form and substance the same or substantially similar to Liens granted by the then-existing ARPA Seller(s) in such jurisdiction (or the Liens otherwise contemplated by the Lead Borrower and the Administrative Agent as of the Closing Date or as otherwise agreed between the Lead Borrower and the Administrative Agent in light of the then-existing structure to be granted (if elected) on or after the UK Subfacility Effective Date with respect to Ingram Micro GmbH, Ingram Micro Belux B.V., the Dutch ARPA Seller, Ingram Micro SAS, the German ARPA Seller, Ingram Micro SRL, the Spanish ARPA Seller, Ingram Micro AB or the Swiss ARPA Seller).

Section 11. Events of Default.

Upon the occurrence of any of the following specified events (each, an “Event of Default”):

11.01 Payments . Any Borrower shall (i) default in the payment when due of any principal of any Loan or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Loan, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

11.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent, the Collateral Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.03 Covenants. Holdings, any Borrower or any Restricted Subsidiary shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(f)(i), 9.02(b), 9.04 (as to the Lead Borrower), 9.11, 9.14(a), 9.17(c), (d), (e), (f) and (g) (other than any such default which is not directly caused by the action or inaction of Holdings, the Lead Borrower or any of its Restricted Subsidiaries, which such default shall be subject to clause (iii) below) or Section 10, (ii) fail to deliver a Borrowing Base Certificate required to be delivered pursuant to Section 9.17(a) within five (5) Business Days of the date such Borrowing Base Certificate is required to be delivered (other than during the occurrence of a Liquidity Event, in which case such period shall be three (3) Business Days) or (iii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 11.01 and 11.02), and such default shall continue unremedied for a period of 30 days after written notice thereof to the Lead Borrower by the Administrative Agent, the Collateral Agent or the Required Lenders; or

11.04 Default Under Other Agreements. (i) Holdings, any Borrower or any of the Restricted Subsidiaries shall (x) default in any payment of any Indebtedness (other than Indebtedness under this Agreement) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than Indebtedness under this Agreement) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (ii) any Indebtedness (other than Indebtedness under this Agreement) of Holdings, any Borrower or any of the Restricted Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that (A) it shall not be a Default or an Event of Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least equal to the Threshold Amount, (B) the preceding clause (ii) shall not apply to Indebtedness that becomes due as a result of a voluntary sale or transfer of, or Recovery Event with respect to, the property or assets securing such Indebtedness, if such sale or transfer or Recovery Event is otherwise permitted hereunder and (C) an Event of Default under clause (i) of this Section 11.04 with respect to the CF Term Loan Credit Agreement shall not be an Event of Default until the earliest of (I) in the case of a payment event of default, the first date on which such payment event of default shall continue unremedied for a period of 30 days after the date of such event of default (during which period such default is not waived or cured), (II) the date on which the Indebtedness under the CF Term Loan Credit Agreement has been accelerated as a result of such default and (III) the date on which the administrative agent, the collateral agent and/or the lenders under the CF Term Loan Credit Agreement have exercised their secured creditor remedies as a result of such default; or

11.05 Bankruptcy, etc.

(a) Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) under the Bankruptcy Code, and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code), receiver, interim receiver, receiver-manager, trustee, monitor is appointed for, or takes charge of, all or substantially all of the property of Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary), or Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) commences any other case or proceeding under any Debtor Relief Law or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary), or there is commenced against Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) any such case or proceeding which remains undismissed for a period of 60 days, or Holdings, the Lead Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) suffers any appointment of any custodian, receiver, interim receiver, receiver-manager, trustee, monitor or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by the Lead Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) for the purpose of effecting any of the foregoing; or

(b) UK Insolvency. Any UK Insolvency Event occurs with respect to any UK Credit Party (other than a UK Guarantor that is an Immaterial Subsidiary); or

(c) Singapore Insolvency. (a) Any Singapore Credit Party (other than a Singapore Guarantor that is an Immaterial Subsidiary) is or is deemed to be unable or admits inability to pay its debts as they fall due; or (b) if in respect of any Singapore Credit Party (other than a Singapore Guarantor that is an Immaterial Subsidiary), (i) the value of its assets is less than its liabilities (taking into account contingent and prospective liabilities); or (ii) a moratorium is declared in respect of any of its indebtedness or is placed under judicial management; or

(d) Declared Company. A Singapore Credit Party (other than a Singapore Guarantor that is an Immaterial Subsidiary) is declared by the Minister of Finance of Singapore to be a company to which Part IX of the Companies Act, Chapter 50 of Singapore applies; or

(e) Hong Kong Insolvency. (i) Any Hong Kong Credit Party (other than a Hong Kong Guarantor that is an Immaterial Subsidiary) is or is deemed to be unable or admits inability to pay its debts as they fall due; or (ii) the value of the assets of any Hong Kong Credit Party (other than a Hong Kong Guarantor that is an Immaterial Subsidiary) is less than its liabilities (taking into account contingent and prospective liabilities) or (iii) a moratorium is declared in respect of any indebtedness of any Hong Kong Credit Party (other than a Hong Kong Guarantor that is an Immaterial Subsidiary); or

(f) Hong Kong Insolvency Proceedings. Any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary agreement, scheme of arrangement or otherwise) of any Hong Kong Credit Party (other than a Hong Kong Guarantor that is an Immaterial Subsidiary); (ii) a composition or arrangement with any creditor of any Hong Kong Credit Party (other than a Hong Kong Guarantor that is an Immaterial Subsidiary), or any assignment for the benefit of creditors generally of any Hong Kong Credit Party (other than a Hong Kong Guarantor that is an Immaterial Subsidiary) or class of such creditors; (iii) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any Hong Kong Credit Party (other than a Hong Kong Guarantor that is an Immaterial Subsidiary) or any of its assets, or any analogous procedure or step is taken in any jurisdiction. Clause (i) of this Section 11.05(f) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 60 days of commencement; or

(g) Australian Insolvency. Any Australian Credit Party (other than an Australian Guarantor that is an Immaterial Subsidiary) (A) is (or has stated that it is) insolvent under administration or insolvent (each as defined in the Corporations Act); (B) is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to its property; (C) is subject to any arrangement (including a deed of company arrangement or scheme of arrangement), assignment, moratorium, compromise or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the Administrative Agent); (D) has had an application or order made (and in the case of an application which is disputed by the person or similar action, it is not stayed, withdrawn or dismissed within 60 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of clauses (A), (B) or (C) above; (E) is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand; (F) is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which the Administrative Agent reasonably deduces it is so subject); or (G) is otherwise unable to pay its debts when they fall due; or

(h) New Zealand Insolvency. In relation to any New Zealand Credit Party (other than a New Zealand Guarantor that is an Immaterial Subsidiary) (A) that New Zealand Credit Party is unable or admits inability to pay its debts as they fall due; (B) except for the purpose of a solvent reconstruction, merger or amalgamation with the approval of the Administrative Agent, that New Zealand Credit Party passes a resolution or otherwise takes steps to wind itself up, or otherwise dissolve itself, or an application is made to a court for an order for the winding up of that New Zealand Credit Party, unless the application is withdrawn or dismissed within 60 days or the Administrative Agent deems the application is frivolous or vexatious; (C) (i) distress is levied against that New Zealand Credit Party or any assets of that New Zealand Credit Party, in each case in circumstances where the aggregate principal amount of the relevant Indebtedness is at least equal to the Threshold Amount and it is not discharged or stayed within 60 days; (D) the appointment of an administrator, receiver, receiver and manager, interim liquidator, liquidator, controller, trustee for creditors or in bankruptcy, statutory manager or analogous person is appointed or any application is made for such appointment in respect of that New Zealand Credit Party unless the application is withdrawn or dismissed within 60 days or the Administrative Agent deems the application is frivolous or vexatious; (E) that New Zealand Credit Party is declared at risk pursuant to the Corporations (Investigation and Management) Act 1989 (New Zealand), or a statutory manager is appointed or a step taken with a view to any such appointment under that Act (including a recommendation by any person to the Minister of the Crown who is responsible for the administration of that Act supporting such an appointment); or

11.06 ERISA; Foreign Pension Plans. (a) An ERISA Event has occurred with respect to a Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect; (b) there is or arises Unfunded Pension Liability which has resulted or would reasonably be expected to result in a Material Adverse Effect; (c) a Foreign Pension Plan or a Canadian Pension Plan has failed to comply with, or be funded in accordance with, Requirements of Law which has resulted or would reasonably be expected to result in a Material Adverse Effect; (d) the Lead Borrower or any of its Restricted Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan that, in each case, has resulted or would reasonably be expected to result in a Material Adverse Effect; or (e) a Canadian Pension Event has occurred that has resulted or would reasonably be expected to result in a Material Adverse Effect; or

11.07 Security Documents. Subject to the Legal Reservations, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation (to the extent provided therein), a perfected (or the equivalent with respect to Foreign Credit Parties under applicable Requirements of Law) security interest, to the extent required by the Credit Documents, in, and Lien on, to the extent required by the Credit Documents, all or any material portion of the Collateral (other than as a result of the failure of the Collateral Agent to file continuation statements (or the equivalent with respect to Foreign Credit Parties under applicable Requirements of Law) or the failure of the Collateral Agent or the Controlling Fixed Asset Collateral Agent (as defined in the ABL Intercreditor Agreement) (as bailee for the Collateral Agent pursuant to the ABL Intercreditor Agreement) or the collateral agent or trustee under any Permitted Pari Passu Loan Documents, any Permitted Pari Passu Notes Documents, any Refinancing Note/Loan Documents, any documents relating to any CF Term Incremental Equivalent Debt or any documents relating to any CF Term Refinancing Debt (in each case, as bailee for the Collateral Agent pursuant to the ABL Intercreditor Agreement or any Additional Intercreditor Agreement, as applicable) to maintain possession of possessory collateral delivered to it)), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01); or

11.08 Guarantees; Other Credit Documents. Any Guaranty shall cease to be in full force and effect as to any Guarantor (other than any Guarantor otherwise qualifying as an Immaterial Subsidiary, whether or not so designated), or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm in writing such Guarantor’s obligations under the Guaranty to which it is a party, or (b) any other Credit Document (other than any Security Document) shall cease to be in full force and effect or any Credit Party or any Person acting for or on behalf of such Credit Party shall deny or disaffirm in writing such Credit Party’s obligations under any other Credit Document (other than any Security Document) to which it is a party; or

11.09 Judgments. One or more judgments or decrees shall be entered against Holdings, any Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) of the Lead Borrower involving in the aggregate for Holdings, the Lead Borrower and its Restricted Subsidiaries (other than any Immaterial Subsidiary) a liability or liabilities (not paid or fully covered (other than to the extent of any deductible) by a reputable and solvent insurance company with respect to judgments for the payment of money) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments and decrees (to the extent not paid or fully covered (other than to the extent of any deductible) by such insurance company) equals or exceeds the Threshold Amount; or

11.10 Change of Control. A Change of Control shall occur;

then and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Lead Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.05 shall occur with respect to the Lead Borrower, the result of which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (iv) enforce each Guaranty; (v) terminate, reduce or condition any Revolving Commitment, or make any adjustment to any Borrowing Base; and (vi) require the Credit Parties to Cash Collateralize LC Obligations, and, if the Credit Parties fail promptly to deposit such Cash Collateral, the Administrative Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolving Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 7.01 are satisfied).

11.11 Application of Funds. After the exercise of remedies provided for above (or after the Loans have automatically become immediately due and payable and the LC Exposure has automatically been required to be Cash Collateralized as set forth above) any amounts received on account of the Obligations (other than proceeds of the Collateral) shall, subject to the provisions of Sections 2.12 and 2.14(j), be applied ratably by the Administrative Agent, in the following order:

First, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such sale, collection or other realization, if any, including, without limitation, compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith;

Second, to the payment of all other reasonable costs and out-of-pocket expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Creditors in connection therewith (other than in respect of Secured Bank Product Obligations);

Third, to interest then due and payable on the Borrowers’ Swingline Loans;

Fourth, (x) to the principal balance of the Swingline Loans outstanding until the same has been prepaid in full and (y) the principal balance of Protective Advances outstanding, until paid in full;

Fifth, to interest then due and payable on Loans and other amounts due pursuant to Sections 2.16, 2.17, and 5.05; Sixth, to Cash Collateralize all LC Exposures (to the extent not otherwise Cash Collateralized pursuant to the terms hereof) plus any accrued and unpaid interest thereon;

Seventh, to the principal balance of Borrowings then outstanding and all Obligations on account of Noticed Hedges with Secured Creditors, pro rata;

Eighth, to all other Obligations pro rata; and

Ninth, the balance, if any, as required by the ABL Intercreditor Agreement or any Additional Intercreditor Agreement or, in the absence of any such requirement, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns).

Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to the Administrative Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to the Administrative Agent for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Creditor. If a Secured Creditor fails to deliver such calculation within five days following request by the Administrative Agent, the Administrative Agent may assume the amount to be distributed is zero.

In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Eighth of this Section 11.11, the Credit Parties shall remain liable for any deficiency. Notwithstanding the foregoing provisions, this Section 11.11 is subject to the provisions of the ABL Intercreditor Agreement and any Additional Intercreditor Agreement.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Section 12. The Administrative Agent and the Collateral Agent.

12.01 Appointment and Authorization.

(a) Each of the Lenders hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Sections 12.08, 12.10 and 12.11) are solely for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and neither any Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) JPMorgan shall also act as the “Collateral Agent” and “security trustee” under the Credit Documents, and each of the Lenders (on behalf of itself and its Affiliates, including in its capacity as a potential Secured Bank Product Provider) hereby irrevocably appoints and authorizes JPMorgan to act as the agent, and, to the extent relevant, security trustee, of such Lender and the other Secured Creditors hereunder and under the Credit Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Credit Party to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto, it being understood that the provisions of this Section 12 apply to the Collateral Agent in its capacity as such and references to Administrative Agent in the rest of this Section 12 shall be interpreted accordingly to include references to the Collateral Agent (including in the Collateral Agent’s capacity as trustee of any trust under the Security Documents). In this connection, JPMorgan, as “Collateral Agent” or “security trustee” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 12.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Section 12 and Section 13 (including Section 13.01, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” or “security trustee” under the Credit Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent and/or the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Guaranteed Creditors with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

(c) Each of the Lenders (on behalf of itself and its Affiliates, including in its capacity as a potential Secured Bank Product Provider) hereby authorizes the Administrative Agent and/or the Collateral Agent to enter into the ABL Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement, any Additional Pari Passu Intercreditor Agreement and any other intercreditor agreement or arrangement or supplement thereto permitted under this Agreement without any further consent by any Lender and any such intercreditor agreement shall be binding upon the Lenders.

12.02 Delegation of Duties . Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent and/or the Collateral Agent. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent or the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and as Collateral Agent, as applicable. The Administrative Agent or Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents, except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.

12.03 Exculpatory Provisions. The Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent and/or the Collateral Agent are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that each of the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent, as applicable, to liability or that is contrary to any Credit Document or applicable law;

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent and/or the Collateral Agent or any of their respective Affiliates in any capacity;

(d) shall not be liable to any Lender for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent and/or the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11 and 13.12) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction and by a final and nonappealable judgment. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent and the Collateral Agent by the Lead Borrower or a Lender; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 6(A), Section 6(B), Section 6(C), Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and/or the Collateral Agent.

12.04 Reliance by Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel (excluding counsel for the Borrowers), accountants or experts.

12.05 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers or any of their respective Affiliates shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent (including as “security trustee”), a Lender or an Issuing Bank hereunder or under any other Credit Documents.

12.06 Non-reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any arranger of this credit facility or any amendment thereto or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any arranger of this credit facility or any amendment thereto or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder. Each Lender represents and warrants that (i) the Credit Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing) and (iii) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

12.07 Indemnification by the Lenders. To the extent that any Borrower for any reason fails to pay any amount required under Section 13.01(a) to be paid by them to the Administrative Agent or Collateral Agent (or any sub-agent of either of them), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (based on the amount of then outstanding Loans and Commitments held by each Lender or, if the Loans have been repaid in full, based on the amount of outstanding Loans held by each Lender immediately prior to such repayment in full) of (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or the Collateral Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 12.07 are subject to the provisions of Section 5.05.

12.08 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Lead Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

12.09 Administrative Agent May File Proofs of Claim; Credit Bidding . In case of the pendency of any case or proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 4.01 and 13.01) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, interim receiver, receiver and manager, monitor, assignee, trustee, liquidator, administrator, sequestrator, debtor, debtor-in-possession, or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and each Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 4.01 and 13.01.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition or similar dispositive restructuring plan affecting the Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank or in any such case or proceeding.

The Secured Creditors hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to (subject to the ABL Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement, any Additional Pari Passu Intercreditor Agreement and any other intercreditor agreement or arrangement or supplement thereto permitted under this Agreement) credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any comparable provisions of any other applicable Debtor Relief Laws or any similar laws in any other jurisdictions to which a Credit Party is subject or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Creditors shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests)

in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a)(i) through (a)(v) of Section 13.12 of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Creditor or any acquisition vehicle to take any further action.

12.10 Resignation of the Agents .

(a) Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or Collateral Agent, as applicable, upon 30 days’ written notice to the Lenders and the Lead Borrower; provided that, if at the time of such resignation, there is a successor Administrative Agent or Collateral Agent, as applicable, satisfactory to each of the resigning Agent, the incoming Agent and the Lead Borrower, each, in its sole discretion, then the resigning Agent, the incoming Agent and the Lead Borrower may agree to waive or shorten the 30 day notice period. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the Lead Borrower’s consent (other than during the existence of an Event of Default under Section 11.01 or 11.05), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders (and consented to by the Lead Borrower, to the extent so required) and shall have accepted such appointment within 30 days after the retiring Administrative Agent or retiring Collateral Agent, as applicable, gives notice of its resignation, then the retiring Administrative Agent or retiring Collateral Agent, as applicable, may, with the Lead Borrower’s consent (other than during the existence of an Event of Default under Section 11.01 or 11.05), on behalf of the Lenders, appoint a successor Administrative Agent or successor Collateral Agent, as applicable, in each case meeting the qualifications set forth above; provided that if the Administrative Agent or the Collateral Agent shall notify the Lead Borrower and the Lenders that no qualifying Person has accepted such appointment within such period, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent or retiring Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the Secured Creditors’ security interest thereon until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent or the Collateral Agent, as applicable, shall instead be made by or to each Lender directly, until such time as the Required Lenders (with the consent of Lead Borrower, to the extent so required) appoint a successor Administrative Agent or Collateral Agent, as applicable, as provided for above in this Section 12.10. Upon the acceptance of a successor’s appointment as Administrative Agent or as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or the retiring (or retired) Collateral Agent, as applicable, and the retiring Administrative Agent or retiring Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). After the retiring Administrative Agent’s or retiring Collateral Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 and Section 13.01 shall continue in effect for the benefit of such retiring Administrative Agent, or retiring Collateral Agent, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or retiring Collateral Agent, as applicable, was acting as Administrative Agent or Collateral Agent.

(b) Any resignation by JPMorgan as administrative agent pursuant to this Section 12.10 shall also constitute its resignation as lender of the Swingline Loans to the extent that JPMorgan is acting in such capacity at such time. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) except as such successor and the Lead Borrower may otherwise agree, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring lender of the Swingline Loans and (ii) the retiring lender of the Swingline Loans shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents.

12.11 Collateral Matters and Guaranty Matters. Each of the Lenders (on behalf of itself and its Affiliates, including in its capacity as a potential Secured Bank Product Provider) and the Issuing Banks irrevocably authorizes the Administrative Agent or Collateral Agent, as applicable (and subject to the provisions of the ABL Intercreditor Agreement and any Additional Intercreditor Agreement),

(i) to release, and to evidence the automatic release of, any Lien on any property granted to or held by the Collateral Agent under any Credit Document (A) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations and Secured Bank Product Obligations except to the extent then due and payable and then entitled to payment in accordance with Section 11.11) and the expiration or termination of all Letters of Credit (unless Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent), (B) that is sold or disposed of or to be sold or disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Credit Document to a Person that is not a Credit Party, (C) that constitutes (or upon the sale or disposition of such Collateral, will constitute) Excluded Collateral, (D) if the property subject to such Lien is owned by a Subsidiary Borrower or Subsidiary Guarantor, subject to Section 13.12, upon release of such Subsidiary Borrower or Subsidiary Guarantor from its obligations under this Agreement and the Guaranty Agreement pursuant to clause (ii) below, (E) subject to Section 13.12, if approved, authorized or ratified in writing by the Required Lenders, or (F) in the case of any Foreign Credit Party, to release any property (other than any Collateral of the type that would constitute ABL Collateral if such Foreign Credit Parties were party to the ABL Intercreditor Agreement) at the request of the Lead Borrower in connection with any Lien permitted by Section 10.01, provided that it is agreed that none of the Administrative Agent or the Collateral Agent shall be obliged to agree to such request if such Agent reasonably determines that such release would reasonably be expected to negatively impact the protections or remedies of the Secured Creditors, generally in their capacities as secured creditors of such Credit Party, under the relevant Security Documents;

(ii) to (x) release any Subsidiary Borrower from its obligations under this Agreement or any Subsidiary Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction permitted hereunder or (y) in the case of any Subsidiary Borrower under any Subfacility other than the U.S. Subfacility or a Subsidiary Guarantor that is not a Domestic Subsidiary, to release such Subsidiary Borrower in the event the Revolving Commitments in respect of the applicable Subfacility with respect to which such Subsidiary Borrower is a Borrower are terminated in full hereunder or to release such Subsidiary Guarantor in the event the Revolving Commitments in respect of the applicable Subfacility with respect to which such Subsidiary Guarantor may contribute to the applicable Borrowing Base or in respect of which the Administrative Agent and the Lead Borrower otherwise reasonably agree such Subsidiary Borrower was intended to relate are terminated in full hereunder (provided, that the APAC Credit Parties are deemed to relate to the APAC Subfacility), in each case, at the option of the Lead Borrower; provided that in the case of any such Subsidiary Borrower or Subsidiary Guarantor that becomes an Excluded Subsidiary solely as a result of becoming a non-Wholly Owned Subsidiary, such Subsidiary Borrower or Subsidiary Guarantor shall only be released from its obligations under this Agreement or the Guaranty Agreement, as applicable, pursuant to this clause (ii) if such Restricted Subsidiary became a non-Wholly Owned Subsidiary pursuant to a transaction where such Subsidiary becomes a bona fide joint venture where the other Person taking an equity interest in such Subsidiary is not an Affiliate of Holdings (other than as a result of such joint venture); and

(iii) to release or subordinate any Lien on any property granted to or held by the Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by Sections 10.01(iv)(x), (y) and (z) (solely with respect to subordination (and not release) of Liens granted to or held by the Collateral Agent on any assets that are not ABL Collateral), (vi), (vii) or (xiv) or any other Lien that is expressly permitted by Section 10.01 to be senior to the Lien securing the Obligations or to release, and to execute and/or deliver documents to evidence the release or non-existence of, any Lien securing the Obligations upon any Excluded Collateral;

(iv) to, without the input or consent of the other Lenders, (1) negotiate the form of any Security Document as may be necessary or appropriate in the opinion of the Administrative Agent and the Lead Borrower to comply with this Agreement, and (2) execute, deliver and perform any new Security Document or intercreditor agreement or amendment to any Security Document or intercreditor agreement or enter into any amendment to the Security Documents or intercreditor agreement as may be necessary or appropriate in the opinion of the Administrative Agent and the Lead Borrower; and

(v) to enter into any Additional Pari Passu Intercreditor Agreement and provide that any Lien on any property granted to or held by the Collateral Agent under any Credit Document is equal to and has the same priority as the Lien of any holder of such other Lien on such property that is permitted by Section 10.01(xxx) (solely as it relates to Indebtedness incurred pursuant to Section 10.04(xxvii)), each Permitted Pari Passu Note Document, each Permitted Pari Passu Loan Document, and each Refinancing Note/Loan Document (to the extent such Refinancing Notes/Loans constitute Permitted Pari Passu Notes or Permitted Pari Passu Loans).

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s and Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, to provide that its interests in particular types or items of property are equal to the interests of any other Person or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 12.11. In each case as specified in this Section 12.11, the Administrative Agent and Collateral Agent will (and each Lender irrevocably authorizes the Administrative Agent and Collateral Agent to), at Borrowers’ expense, execute and deliver to the applicable Credit Party such documents, including (without limitation) termination or partial release statements, as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents, to subordinate its interest in such item or to provide its interests are equal to the interests of any other Person, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Credit Documents and this Section 12.11.

The Administrative Agent and the Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s and the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Without limitation of the operation of the releases described above or in any Security Document, a certificate of a Responsible Officer delivered either at the request of the Administrative Agent or Collateral Agent or at the option of the Lead Borrower, in either case, to the Administrative Agent or Collateral with respect to any release described in this Section 12.11 stating that the Lead Borrower has determined in good faith that such release satisfies the foregoing requirements shall be conclusive evidence that such release satisfies the foregoing requirement and such automatic release has occurred (and the Administrative Agent and the Collateral Agent will rely conclusively on such certificate without further inquiry), and the Administrative Agent and the Collateral Agent shall promptly execute and deliver all documentation evidencing such release and requested by the Lead Borrower.

12.12 Bank Product Providers . Each Secured Bank Product Provider agrees to be bound by this Section 12 to the same extent as a Lender hereunder. Each such Secured Bank Product Provider shall indemnify and hold harmless the Administrative Agent and the Collateral Agent, to the extent not reimbursed by the Credit Parties, against all claims that may be incurred by or asserted against the Administrative Agent and the Collateral Agent in connection with such provider’s Secured Bank Product Obligations. No Secured Bank Product Provider, in its capacity as such, that obtains the benefits of any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as an Agent or a Lender and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Section 12.12 to the contrary, the Administrative Agent and Collateral Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Bank Product Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Bank Product Provider. Each Secured Bank Product Provider, in its capacity as such, agrees to be bound by this Section 12 to the same extent as a Lender hereunder.

12.13 Withholding Taxes. To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other relevant Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any Credit Party pursuant to Section 5.05 and without limiting or expanding the obligation of any Credit Party to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply all amounts at any time owing to such Lender under this Agreement, any other Credit Document or from any other sources against any amount due the Administrative Agent under this Section 12.13. The agreements in this Section 12.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 12.13, the term “Lender” shall include any Issuing Bank and any Swingline Lender.

12.14 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Lead Borrower or any other Credit Party, that none of the Administrative Agent, or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

(c) The Administrative Agent, and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Credit Documents, (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

12.15 Collateral Agent as Trustee. In respect of any Security Document which is expressed to be or is construed to be governed by the law of any jurisdiction which would not recognise or give effect to any trust so expressed to be created under this Agreement, and to the fullest extent permissible under the laws of such jurisdiction, the Collateral Agent shall hold the Foreign Collateral as agent for the Secured Creditors on the terms contained in this Agreement.

12.16 Acknowledgments of Lenders. (a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 12.16 shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Lead Borrower and each other Credit Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Lead Borrower or any other Credit Party, except, in each case of this clause (y), to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Lead Borrower or any other Credit Party for the purpose of making such erroneous Payment.

(d) Each party’s obligations under this Section 12.16 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Credit Document.

12.17 Quebec Liens (Hypothecs). For the purposes of holding any security granted by any Credit Party pursuant to the laws of the Province of Quebec, each Lender and Agent hereby irrevocably appoints and authorizes the Collateral Agent to act as the hypothecary representative (in such capacity, the “Hypothecary Representative”) for all present and future Secured Creditors as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Hypothecary Representative under any hypothec. The Hypothecary Representative shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to it pursuant to any hypothec, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec or pledge on such terms and conditions as it may determine from time to time. Any person who becomes a Lender shall, by its execution of an Assignment and Assumption, and any person who becomes a Secured Creditor shall, by its execution of any document pursuant to which it has become a Secured Creditor, be deemed to have consented to and confirmed the Collateral Agent as the hypothecary representative as aforesaid and to have ratified, as of the date it becomes a Lender or other Secured Creditor, all actions taken by the Hypothecary Representative in such capacity. The substitution of the Collateral Agent pursuant to the provisions of this Section 12 shall also constitute the substitution of the Hypothecary Representative.

12.18 German and Austrian Security Provisions; Parallel Debts.

(a) In relation to the German Security Documents and the Austrian Receivables Pledge Agreement (the “Relevant Collateral Documents”) the following additional provisions shall apply:

(i) the Collateral Agent, with respect to the Relevant Collateral Documents, shall hold, administer, and realize any such collateral that is pledged (verpfändet) or otherwise transferred to the Collateral Agent and, with respect to the German Collection Account Pledge Agreement and the Austrian Receivables Pledge Agreement, is creating or evidencing an accessory security right (akzessorische Sicherheit) as agent;

(ii) with respect to the collateral being subject to the Relevant Collateral Documents each Secured Creditor hereby authorizes and grants a power of attorney, and each future Secured Creditor by becoming a party to this Agreement authorizes, and grants a power of attorney (Vollmacht) to the Collateral Agent (whether or not by or through employees or agents) to: (A) with regard to the German Collection Account Pledge Agreement and the Austrian Receivables Pledge Agreement, accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of such Secured Creditor in connection with the Relevant Collateral Documents and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments and/or alterations to the Relevant Collateral Documents or any other agreement related to such collateral which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such security; (B) execute on behalf of itself and the Secured Creditors where relevant and without the need for any further referral to, or authority from, the Secured Creditors or any other person all necessary releases of any such collateral being subject to the Relevant Collateral Documents or any other agreement related to such collateral; (C) realize such collateral in accordance with the Relevant Collateral Documents or any other agreement securing such collateral; (D) make, receive all declarations and statements and undertake all other necessary actions and measures which are necessary or desirable in connection with such collateral or the Relevant Collateral Documents or any other agreement securing the collateral; (E) take such action on its behalf as may from time to time be authorized under or in accordance with the Relevant Collateral Documents; and (F) exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Secured Creditors under the Relevant Collateral Documents together with such powers and discretions as are reasonably incidental thereto;

(iii) each of the Secured Creditors agrees that, if the courts of Germany and/or Austria (as applicable) do not recognize or give effect to the trust expressed to be created by this Agreement, the relationship of the Secured Creditors to the Collateral Agent shall be construed as one of principal and agent but, to the extent permissible under the laws of Germany and/or Austria (as applicable), all the other provisions of this Agreement shall have full force and effect between the parties hereto;

(iv) each Secured Creditor hereby ratifies and approves, and each future Secured Creditor by becoming a party to this Agreement ratifies and approves, all acts and declarations previously done by the Collateral Agent on such person’s behalf (including for the avoidance of doubt the declarations made by the Collateral Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of each Secured Creditor as future pledgee or otherwise); and

(v) for the purpose of performing its rights and obligations as Collateral Agent and to make use of any authorization granted under the Relevant Collateral Documents, each Secured Creditor hereby authorizes, and each future Secured Creditor by becoming a party to this Agreement authorizes, the Collateral Agent to act as its agent (Stellvertreter), and, to the extent possible, releases the Collateral Agent from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and any other restrictions under applicable law. The Collateral Agent has the power to grant sub-power of attorney, including the release from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and any other restrictions under applicable law.

(b)

(i) Each Credit Party hereby irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance) to pay to the Collateral Agent amounts equal to any amounts owing from time to time by such Credit Party to any Secured Creditor under or in relation to any Obligation as and when those amounts are due under or in relation to any Obligation (such payment undertakings under this Section 12.18(b)) and the obligations and liabilities resulting therefrom being the “Parallel Debt”).

(ii) The Collateral Agent shall have its own independent right to demand payment of the Parallel Debt by the Credit Party as and when required to be so paid in accordance with this Agreement and the other Credit Documents. Each Credit Party and the Collateral Agent acknowledge that the obligations of each Credit Party under this Section 12.18(b) are several, separate and independent (selbständiges Schuldanerkenntnis) from, and shall not in any way limit or affect, the corresponding obligations of each Credit Party to any Secured Creditor in respect of any Obligations (the “Corresponding Debt”) nor shall the amounts for which each Credit Party are liable under this Section 12.18(b) be limited or affected in any way by its Corresponding Debt provided that: (A) the Parallel Debt shall be decreased to the extent that the Corresponding Debt has been irrevocably paid or discharged; (B) the Corresponding Debt shall be decreased to the extent that the Parallel Debt has been irrevocably paid or discharged; (C) the amount of the Parallel Debt shall at all times be equal to the amount of the Corresponding Debt; (D) the Parallel Debt will be payable in the currency or currencies of the Corresponding Debt; and (E) for the avoidance of doubt, the Parallel Debt will become due and payable at the same time when the Corresponding Debt becomes due and payable;

(iii) the security granted under the Relevant Collateral Documents with respect to the Parallel Debt is granted to the Collateral Agent in its capacity as sole creditor of the Parallel Debt;

(iv) the parties to this Agreement acknowledge and confirm that the provisions contained in this Agreement shall not be interpreted so as to increase the maximum total amount of the Obligations;

(v) the Parallel Debt shall remain effective in case a third person should assume or be entitled, partially or in whole, to any rights of any of the Secured Creditors under any Credit Documents, be it by virtue of assignment, assumption or otherwise; and

(vi) all monies received or recovered by the Collateral Agent or Administrative Agent pursuant to this Agreement and all amounts received or recovered by the Collateral Agent from or by the enforcement of any security granted to secure the Parallel Debt shall be applied in accordance with this Agreement.

(c) Each of Lenders hereby exempts the Administrative Agent and Collateral Agent from the restrictions pursuant to section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Lender. A Lender which cannot grant such exemption shall notify the Administrative Agent and Collateral Agent accordingly and, upon request of the Administrative Agent and Collateral Agent, either act in accordance with the terms of this Agreement and/or any other Credit Document as required pursuant to this Agreement and/or such other Credit Document or grant a special power of attorney to a party acting on its behalf, in a manner that is not prohibited pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any other applicable laws.

12.19 Dutch Parallel Debt.

(a) For the purpose of this Section 12.19, “Principal Obligations” means the Obligations as they may exist from time to time, for the avoidance of doubt, excluding each Dutch Parallel Debt.

(b) Each Credit Party hereby irrevocably and unconditionally undertakes to pay (each such payment undertaking by a Credit Party, a “Dutch Parallel Debt”) to the Collateral Agent amounts equal to the amounts due by that Credit Party in respect of its Principal Obligations as they may exist from time to time.

(c) Each Dutch Parallel Debt will be payable in the currency or currencies of the Principal Obligations and will become due and payable as and when and to the extent the relevant Principal Obligations become due and payable. An Event of Default in respect of the Principal Obligations shall constitute a default (verzuim) within the meaning of section 3:248 of the Dutch Civil Code with respect to the payment of the Dutch Parallel Debts without a default notice (ingebrekestelling) being required.

(d) Each of the parties to this Agreement hereby acknowledges that:

i.

each Dutch Parallel Debt constitutes an undertaking, obligation and liability to the Collateral Agent which is separate and independent from, and without prejudice to, the Principal Obligations of the relevant Credit Party; and

ii.	each Dutch Parallel Debt represents the Collateral Agent’s own separate and independent claim to receive payment of the Dutch Parallel Debt from the relevant Credit Party,

it being understood, in each case, that the amounts which may be payable by each Credit Party as Dutch Parallel Debt at any time shall never exceed the total of the amounts which are payable under or in connection with the Principal Obligations of that Credit Party at that time.

(e) An amount received by Collateral Agent in discharge of a Dutch Parallel Debt will discharge the corresponding Principal Obligation in an equal amount, and an amount received by any Secured Creditor in discharge of Principal Obligations will discharge the corresponding Dutch Parallel Debt in an equal amount.

(f) For purposes of the Dutch Receivables Pledge Agreement, any resignation by the Collateral Agent is not effective with respect to its rights under the Dutch Parallel Debts until all rights and obligations under the Dutch Parallel Debts have been assigned to and assumed by the successor collateral agent.

(g) The Collateral Agent will reasonably cooperate in assigning its rights and obligations under the Dutch Parallel Debts to any such successor collateral agent appointed in accordance with the terms of this Agreement and will reasonably cooperate in transferring all rights and obligations under the Dutch Receivables Pledge Agreement (as the case may be) to such successor collateral agent. All parties hereby, in advance, irrevocably grant their reasonable cooperation to such transfer of all rights and obligations by the Collateral Agent.

12.20 Spanish particularities in relation to the Collateral Agent.

(a) In accordance with Section 12.01(b) above, JPMorgan shall act as Collateral Agent under the Credit Documents, and specifically for the purposes of accepting, holding, perfecting or enforcing any Lien on the Spanish Collateral. As such, each of the Lenders (on behalf of itself and its Affiliates, including in its capacity as a potential Secured Bank Product Provider) (and each other Secured Creditor, as applicable) authorizes the Collateral Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Collateral Agent under or in connection with the Credit Documents and/or the Bank Products together with any other incidental rights, powers, authorities and discretions, expressly including appearing before Spanish notaries to grant or execute any Spanish Public Document or private document related to this mandate and, specifically, those deemed necessary or appropriate according to the mandate received (including, but not limited to, amendments or ratifications of the Credit Documents and/or the Bank Products, all the above with express faculties of self-contracting (subcontratación), sub-empowering (subdelegación) or multiple representation (multirepresentación).

(b) In relation to any Spanish Security Documents, each of the Lenders (on behalf of itself and its Affiliates, including in its capacity as a potential Secured Bank Product Provider) (and other Secured Creditors, as applicable):

(i) appoints the Collateral Agent to be its mandatario (empowered representative) for the purpose of executing any Spanish Security Documents in the name and on behalf of the Lenders (and other Secured Creditors, as applicable), with the power to determine and agree any term and condition of any such Spanish Security Documents, execute any other agreement or instrument, give or receive any notice and take any other action in relation to the creation, perfection, maintenance, enforcement and release of the security created there under in the name and on behalf of the Lenders (and other Secured Creditors, as applicable). In particular, without any limitation, the Collateral Agent is empowered by each Lender (on behalf of itself and its Affiliates, including in its capacity as a potential Secured Bank Product Provider) (and other Secured Creditor, as applicable) to:

(A) notarize or raise into the status of Spanish Public Document any Credit Document and/or the Bank Products;

(B) appear before a Notary Public and accept any type of guarantee or security, whether personal or real, granted in favor of the Collateral Agent, the Lenders or the Secured Creditors (whether in its own capacity or as agent for other parties) over any and all shares, rights, receivables, goods and chattels, fixing their price for the purposes of an auction and the address for serving of notices and submitting to the jurisdiction of law courts by waiving its own forum, and release such guarantees or security, all of the foregoing under the terms and conditions which the attorney may freely agree, signing the notarial deeds (escrituras públicas) or intervened deeds (pólizas intervenidas) that the attorney may deem fit;

(C) ratify, if necessary or convenient, any such escrituras públicas or pólizas intervenidas executed by an orally appointed representative in the name or on behalf of the Collateral Agent, the Lenders or the Secured Creditors;

(D) execute and/or deliver any and all deeds, documents and do any and all acts and things required in connection with the execution of the Spanish Collateral, and/or the execution of any further notarial deed of amendment (escritura pública de rectificación o subsanación) that may be required for the purpose of or in connection with the powers granted in this clause;

(E) execute in the name of any of the Lenders or the Secured Creditors (whether in its own capacity or as agent for other parties) any novation, amendment or ratification to any Credit Document and/or the Bank Products and appear before a Notary Public and raise any document into the status of a Spanish Public Document; and

(F) upon enforcement in Spain of any Spanish Collateral created under the Spanish Security Documents as security for any Credit Documents and/or the Bank Products, carry out any action which may be necessary for the enforcement of the Spanish Collateral (including the appointment of procuradores and appearance before the relevant courts);

(ii) undertakes to ratify and approve any such action taken in the name and on behalf of the Lenders (and other Secured Creditors, as applicable) by the Collateral Agent acting in such capacity;

(iii) shall, if so requested by the Collateral Agent:

(A) grant a power of attorney in favor of the Collateral Agent entitling it to carry out the actions set out in (i) above; and

(B) notarize such power of attorney before a notary public in its jurisdiction of incorporation (if the process of notarization exists within that relevant jurisdiction, if not, to carry out the proper legalization process in order for such power of attorney to be valid in Spain); and

(iv) authorizes the Collateral Agent (whether or not by or through employees or agents):

(A) to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Collateral Agent by the Spanish Security Documents together with such powers and discretions as are reasonably incidental thereto; and

(B) to take such action on its behalf as may from time to time be authorized under or in accordance with the Spanish Security Documents.

(c) To the extent any of the Lenders (or any other Secured Creditors, as applicable) is unable to grant such powers referred to above or in any other provision of this Agreement to the Collateral Agent complying with the relevant required Spanish law formalities, each such Lender (or Secured Creditor, as applicable) irrevocably undertakes before the Collateral Agent and the other Lenders (and Secured Creditors, as applicable), to appear and execute with the Collateral Agent any documents which are necessary to enable the Collateral Agent to exercise any right, power, authority or discretion vested in it as Collateral Agent pursuant to this Agreement and to execute any document or instrument including any Spanish Public Document.

(d) The Collateral Agent shall be entitled to accept the Spanish Collateral in the name and on behalf of the Lenders (and each other Secured Creditor, as applicable) by virtue of the powers granted in this Section 12.20.

(e) Notwithstanding the above, if the Collateral Agent deems it necessary or convenient, the Spanish Security Documents will be granted in favor of all relevant Lenders (and other Secured Creditors, as applicable) as secured parties, and not only to the Collateral Agent acting in the name and on behalf of each of them.

(f) Each relevant Lender (and other Secured Creditor, as applicable) will need to fully disclose its identity for the purpose of: (i) granting the notarial power of attorney referred to above, and (ii) if so requested by the Collateral Agent, granting any document (public or private) in Spain necessary for accepting, confirming, completing or enforcing the Spanish Collateral agreed upon in accordance with the Credit Documents and/or the Bank Products.

(g) Each Lender (on behalf of itself and its Affiliates, including in its capacity as a potential Secured Bank Product Provider) (and each other Secured Creditor, as applicable) will be responsible for carrying out any Spanish formalities required under Spanish law pursuant to the terms of this Agreement or the Spanish Security Documents. In furtherance of this Section 12.20, each of the Lenders (and other Secured Creditors, as applicable) hereby undertakes before the Collateral Agent that, promptly upon request, each of them will ratify and confirm all transactions entered into and other actions carried out by the Collateral Agent (or any of its substitutes or delegates) in the proper exercise of the power granted to it hereunder.

12.21 Swiss Security Provisions.

Without limiting any other rights of the Collateral Agent under this Agreement or any other Credit Documents, in relation to the Swiss Receivables Assignment Agreement the following shall apply:

(a) the Collateral Agent holds:

(i) any security constituted by the Swiss Receivables Assignment Agreement (but only in relation to an assignment or any other non-accessory (nicht akzessorische) security);

(ii) the benefit of this paragraph (i); and

(iii) any proceeds of such security;

as fiduciary (treuhänderisch) in its own name but for the account of all Secured Creditors which have the benefit of such security in accordance with the Credit Documents and the Swiss Receivables Assignment Agreement;

(b) each present and future Secured Creditor hereby authorizes the Collateral Agent:

(i) acting for itself and in the name and for the account of such Secured Creditor to accept as its direct representative (direkter Stellvertreter) any Swiss law pledge or any other Swiss law accessory (akzessorische) security made or expressed to be made to such Secured Creditor in relation to the Swiss Receivables Assignment Agreement, to hold, administer and, if necessary, enforce any such security on behalf of each relevant Secured Creditor which has the benefit of such security;

(ii) to agree as its direct representative (direkter Stellvertreter) to amendments and alterations to the Swiss Receivables Assignment Agreement which creates a pledge or any other Swiss law accessory (akzessorische) security;

(iii) to effect as its direct representative (direkter Stellvertreter) any release of a security interest created under the Swiss Receivables Assignment Agreement in accordance with this Agreement; and

(iv) to exercise as its direct representative (direkter Stellvertreter) such other rights granted to the Collateral Agent hereunder, under the Swiss Receivables Assignment Agreement;

12.22 Belgian Particularities in Relation to the Collateral Agent.

For the purposes of the Belgian Collateral, each Lender (and other Secured Creditors, as applicable) appoints the Collateral Agent as its representative in accordance with (a) Article 5 of the Belgian Act of 15 December 2004 on financial collateral arrangements and several tax dispositions in relation to security collateral arrangements and loans of financial instruments; and (b) Article 3 of Book III, Title XVII of the Belgian Civil Code, which appointment is hereby accepted, and each Lender (and other Secured Creditors, as applicable) agrees that the Collateral Agent shall not be severally and jointly liability with the Lenders (and other Secured Creditors, as applicable).

12.23 French Particularities in Relation to the Collateral Agent.

(a) Each Lender (on behalf of itself and its Affiliates, including in its capacity as a potential Secured Bank Product Provider) (and each other Secured Creditor, as applicable) appoints the Collateral Agent to act in the following capacities for as so long as any of the Obligations are outstanding with respect to the French Receivables Pledge Agreement: as agent des sûretés (security agent) in accordance with articles 2488-6 to 2488-12 of the French Civil Code (Code civil), and in such capacity to create, obtain, hold, register, administer, manage and enforce the French Receivables Pledge Agreement in the Collateral Agent’s own name for the benefit of (en son nom propre au profit des) the Lenders (and other Secured Creditors, as applicable), it being expressly acknowledged and agreed that in such capacity, the Collateral Agent will be the title holder (titulaire) of such security and guarantees, that any such assets or rights will constitute separate property allocated to the exercise of its mission as Collateral Agent, distinct from its own property (un patrimoine affecté à sa mission, distinct de son patrimoine propre) and that in such respect, the Collateral Agent shall enjoy all of the rights and prerogatives of an agent des sûretés designated in accordance with Articles 2488-6 to 2488-12 of the French Civil Code (Code civil).

(b) The Collateral Agent, as agent des suretés (security agent), is entitled, without being required to prove the existence of a special mandate, to exercise any action necessary in order to defend the interests of the creditors of the Obligations, including filing claims in insolvency proceedings.

(c) The Collateral Agent hereby confirms its acceptance of the appointments referred to in paragraph (a) above.

(d) For the avoidance of doubt, the purpose of the Collateral Agent functions (objet de sa mission) and the scope of its powers (étendue de ses pouvoirs) are as set forth in this Section 12, and the term of its functions (durée de sa mission) will extend (without prejudice to any provisions to the contrary in this Agreement) until the full discharge of the secured Obligations under the French Receivables Pledge Agreement.

Section 13. Miscellaneous.

13.01 Payment of Expenses, etc.

(a) The Credit Parties hereby jointly and severally agree, from and after the Closing Date, to: (i) pay all reasonable invoiced out-of-pocket costs and expenses of the Agents and Issuing Banks (limited, in the case of legal expenses, to the reasonable fees and disbursements of one primary counsel to all Agents and Issuing Banks and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions)) in connection with (x) the preparation, execution, enforcement and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, (y) the administration hereof and thereof and any amendment, waiver or consent relating hereto or thereto (whether or not effective) and (z) their syndication efforts with respect to this Agreement; (ii) pay all reasonable invoiced out-of-pocket fees, costs and expenses of the Agents, each Lender and each Issuing Bank in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings (limited, in the case of legal expenses, to one primary counsel to all Agents, Lenders and Issuing Banks to be retained by the Administrative Agent and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest where any Indemnified Person affected by such conflict informs the Lead Borrower of such conflict, of a single additional firm of counsel in each relevant jurisdiction for all similarly situated affected Indemnified Persons); (iii) [reserved]; and (iv) indemnify each Agent and each Lender, each Issuing Bank and their respective Affiliates, and the partners, shareholders, officers, directors, employees, agents, trustees, representatives and investment advisors of each of the foregoing, in each case, together with their respective successors and assigns (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) (but excluding any Taxes, other than Taxes that represent liabilities, obligations, losses, damages, penalties, actions, costs, expenses, disbursements etc. arising from a non-Tax claim) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, any Issuing Bank or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials relating in any way to any Real Property owned, leased or operated, at any time, by Lead Borrower or any of its Subsidiaries; the generation, storage, transportation, handling, Release or threat of Release of Hazardous Materials by Lead Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by Lead Borrower or any of its Subsidiaries; the non-compliance by the Lead Borrower or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property; or any Environmental Claim or liability under Environmental Laws relating in any way to the Lead Borrower, any of its Subsidiaries or relating in any way to any Real Property at any time owned, leased or operated by the Lead Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnified Person (but excluding in each case (and each Indemnified Person, by accepting the benefits hereof, agrees to promptly refund or return any indemnity received hereunder to the extent it is later determined by a final, non-appealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled thereto) any losses, liabilities, claims, damages or expenses (i) to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the applicable Indemnified Person, any Affiliate of such Indemnified Person or any of their respective directors, officers, employees, representatives, agents, Affiliates, trustees or investment advisors, (ii) to the extent incurred by reason of any material breach of the obligations of such Indemnified Person under this Agreement or the other Credit Documents (in the case of each of the preceding clauses (i) and (ii), as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) that do not involve or arise from an act or omission by any Credit Party or any of their respective affiliates and is brought by an Indemnified Person against another Indemnified Person (other than claims against any Agent solely in its capacity as such or in its fulfilling such role)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent, any Issuing Bank or any Lender or other Indemnified Person set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Credit Parties shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

(b) No Agent or any Indemnified Person shall be responsible or liable to any Credit Party or any other Person for any determination made by it pursuant to this Agreement or any other Credit Document in the absence of gross negligence, bad faith or willful misconduct on the part of such Indemnified Person (in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c) To the extent permitted by applicable law, (i) the Credit Parties shall not assert, each Credit Party hereby waives any claim against each Agent, each Lender and their respective Affiliates, and the partners, shareholders, officers, directors, employees, agents, trustees, representatives and investment advisors of each of the foregoing, in each case, together with their respective successors and assigns (each, a “Lender-Related Person”) for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems and (ii) no party hereto (and no Indemnified Person or any Subsidiary or Affiliate of Holdings or the Borrowers) shall be responsible to any other party hereto (or any Indemnified Person or any Subsidiary or Affiliate of Holdings or the Borrowers) for any indirect, special, exemplary, incidental, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) which may be alleged as a result of this Agreement or any other Credit Document or the financing contemplated hereby; provided that nothing in this Section 13.01(c) shall limit the Credit Parties’ indemnity obligations to the extent such indirect, special, punitive or consequential damages are included in any claim by a third party unaffiliated with any Indemnified Person with respect to which the applicable Indemnified Person is entitled to indemnification under Section 13.01(a).

(d) Without duplication of any other reimbursement obligations under this Agreement and the other Credit Documents, the Credit Parties hereby jointly and severally agree, from and after the Closing Date, to pay all reasonable invoiced out-of-pocket costs and expenses of the Agent (limited, in the case of legal expenses, to the reasonable fees and disbursements of one primary counsel to all Agent and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions)) in connection with (i) notarial fees relating to any Spanish Public Document, (ii) court clerk fees (procurador) (even if their intervention is not mandatory), (iii) court costs and (iv) sworn translation costs, in each case, together with any applicable VAT, relating to any Spanish Security Document, incurred in connection with the preparation, execution, enforcement and delivery of such Spanish Security Documents or related Spanish Public Documents and the Spanish law documents and instruments referred to herein and therein.

13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Collateral Agent, each Issuing Bank, each Lender and each Guaranteed Creditor is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) (other than accounts used exclusively for payroll, payroll taxes, fiduciary and trust purposes, and employee benefits) and any other Indebtedness at any time held or owing by the Administrative Agent, the Collateral Agent, such Issuing Bank, such Lender or such Guaranteed Creditor (including, without limitation, by branches and agencies of the Administrative Agent, the Collateral Agent, such Issuing Bank, such Lender or such Guaranteed Creditor wherever located) to or for the credit or the account of the Lead Borrower or any of its Restricted Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, the Collateral Agent, such Lender or such Guaranteed Creditor under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender or such Guaranteed Creditor pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, the Collateral Agent, such Issuing Bank, such Lender or such Guaranteed Creditor shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The right of setoff described in this Section 13.02 shall not apply with respect to any Excluded Collateral.

13.03 Notices.

(a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier, cable communication or electronic transmission) and mailed, telegraphed, telexed, telecopied, cabled, delivered or transmitted:

(i) if to the Administrative Agent or Swingline Lender:

JPMorgan Chase Bank, N.A.

131 S Dearborn St, Floor 04

Chicago, IL, 60603-5506

Attention: Loan and Agency Servicing

Email: jpm.agency.cri@jpmorgan.com

Agency Withholding Tax Inquiries:

Email: agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Intralinks:

Email: covenant.compliance@jpmchase.com

(ii) if to any Credit Party or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.03 or such other address as shall be designated by such party in a written notice to the other parties hereto; and

(iii) if to any Lender, at its address specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Lead Borrower) or at such other address as shall be designated by such Lender in a written notice to the Lead Borrower and the Administrative Agent.

All such notices and communications shall, when mailed or overnight courier, be effective when deposited in the mail, or overnight courier, as the case may be, or sent by facsimile or other electronic means of transmission, except that notices and communications to the Administrative Agent, Collateral Agent and the Borrowers shall not be effective until received by the Administrative Agent, Collateral Agent or the applicable Borrower, as the case may be.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, the Collateral Agent, any Borrower and Holdings may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) (i) Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM ANY BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH ANY BORROWER MATERIALS OR THE PLATFORM. In no event shall each of the Administrative Agent and the Collateral Agent or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrowers, the Subsidiary Guarantors, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s, any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, in the absence of gross negligence, bad faith or willful misconduct of any Agent Party, as determined by a court of competent jurisdiction and by a final and nonappealable judgment.

13.04 Benefit of Agreement; Assignments; Participations, etc.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit in accordance with the requirements of this Agreement), except that (i) no Borrower may assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void), except as contemplated by Section 10.02(vi), (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.04 and (iii) no assignment shall be made to any Defaulting Lender, or any Person who, upon becoming a Lender hereunder, would constitue a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) below. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit in accordance with the requirements of this Agreement), Participants (to the extent provided in paragraph (c) of this Section 13.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participations in Letters of Credit and Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Lead Borrower; provided that, the Lead Borrower shall be deemed to have consented to an assignment of Term Loans or Term Loan Commitments unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided that no consent of the Lead Borrower shall be required (x)(I) with respect to Term Loans or Term Loan Commitments, for an assignment to a Term Lender, an Affiliate of a Term Lender or an Approved Fund (relating to a Term Lender) or (II) with respect to Revolving Loans and Revolving Commitments, for an assignment to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund (relating to a Revolving Lender) or (y) if an Event of Default has occurred and is continuing under Section 11.01 or 11.05, any other Eligible Transferee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required (x) with respect to Term Loans or Term Loan Commitments, for an assignment to a Term Lender, an Affiliate of a Term Lender or an Approved Fund and (y) with respect to Revolving Loans and Revolving Commitments, for an assignment to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund;

(C) each Issuing Bank, solely with respect to assignments of Revolving Loans and Revolving Commitments; provided that no consent of any Issuing Bank shall be required for an assignment to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund relating to a Revolving Lender; and

(D) the Swingline Lender, in the case of assignments of Revolving Loans or Revolving Commitments in respect of the U.S. Subfacility; provided that no consent of the Swingline Lender shall be required for an assignment to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund relating to a Revolving Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Tranche or Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (I) $1,000,000 in the case of Term Loans and (II) $1,000,000 in the case of Revolving Loans or Revolving Commitments (or €1,000,000 in the case of Revolving Loans or Revolving Commitments denominated in Euros, C$1,000,000 in the case of Revolving Loans or Revolving Commitments denominated in Canadian Dollars, AU$1,000,000 in the case of Revolving Loans or Revolving Commitments denominated in Australian Dollars, £1,000,000 in the case of Revolving Loans or Revolving Commitments denominated in Pounds or the Dollar Equivalent of $1,000,000 in the case of Revolving Loans or Revolving Commitments denominated in any Alternative Currency), unless each of the Lead Borrower and the Administrative Agent otherwise consent; provided, that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more related Lenders shall be treated as one assignment); provided, further that no such consent of the Lead Borrower shall be required if an Event of Default has occurred and is continuing under Section 11.01 or 11.05;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of Commitments or Loans of a single Tranche or Class;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with the payment by the assignee of a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(E) unless the Lead Borrower has elected to terminate the application of Section 2.31 in accordance with the terms thereof, any assignment of obligations under the U.S. Subfacility or any Foreign Subfacility by a Lender or one of its Affiliates shall be made together with an equal and proportionate assignment of such obligations under each other Subfacility.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 5.05 and 13.01). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) below.

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and related interest amounts) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and, as to its own positions only, any Lender and any Issuing Bank, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b)(ii)(C) above and any written consent to such assignment required by clause (b)(i) above, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (v).

(vi) Notwithstanding anything to the contrary in this Agreement or in an Assignment and Assumption:

(A) in the case of any amounts already owing to a Lender by an Australian Borrower, if this Agreement in respect of the APAC Subfacility refers to the whole or partial assignment, assumption, transfer sale or purchase of such amounts owing to a Lender (“Relevant Lender”), the amounts owing to the Relevant Lender shall not be assigned, assumed, transferred, sold or purchased but instead the proposed assignee, transferee or purchaser will lend to the relevant Australian Borrower an amount equal to the relevant amount owing to the Relevant Lender on the same terms and conditions as the amount owing to the Relevant Lender and the Australian Borrower hereby directs the proposed assignee, transferee or purchaser to pay that amount to the Relevant Lender in satisfaction of the amounts owing to it, to the extent of the payment; and

(B) a Lender shall not assign or transfer its rights and obligations under this Agreement in respect of such subfacility unless there are at least two Lenders under this Agreement after the assignment or transfer.

(c) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more Eligible Transferees (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including participations in Letters of Credit) owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender or each directly and adversely affected Lender and that directly and adversely affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16 and 5.05 (subject to the requirements and limitations therein (it being understood that the documentation required under Sections 5.05(b) and (c) shall be delivered solely to the participating Lender; provided, for the avoidance of doubt, that if the participating Lender is not a U.S. Person, such Lender shall include a copy of such documentation as an exhibit to its IRS Form W-8IMY in accordance with Section 5.05(c)(x)(iv))) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.04(b); provided that such Participant (A) shall be subject to the provisions of Section 2.18 as if it were an assignee under Section 13.04(b); and (B) shall not be entitled to receive any greater payment under Section 2.16 or 5.05, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Lead Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant shall be subject to Section 2.18 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Credit Document) to any Person except to the extent such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Holdings, the Lead Borrower and its Restricted Subsidiaries shall also be entitled to purchase (from Lenders) outstanding principal of Term Loans in accordance with the provisions of Sections 2.25 and 2.26, which purchases shall be evidenced by assignments (in form reasonably satisfactory to the Administrative Agent) from the applicable Lender to Holdings, the Lead Borrower or the applicable Restricted Subsidiary, as applicable. Each assignor and assignee party to the relevant repurchases under Sections 2.25 and 2.26 shall render customary “big boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Assignment and Assumption. No such transfer or assignment shall be effective until recorded by the Administrative Agent (which the Administrative Agent agrees to promptly record) on the Register pursuant to clause (b) above. All Term Loans purchased pursuant to Sections 2.25 and 2.26 shall be immediately and automatically cancelled and retired, and Holdings, the Lead Borrower and its Subsidiaries shall in no event become Lenders hereunder. To the extent of any assignment to Holdings, the Lead Borrower or any Restricted Subsidiary as described in this clause (d), the assigning Lender shall be relieved of its obligations hereunder with respect to the assigned Term Loans.

(e) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank or central banking authority in support of borrowings made by such Lender from such Federal Reserve Bank or central banking authority and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrowers), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (e) shall release the transferor Lender from any of its obligations hereunder.

(f) Each Lender acknowledges and agrees to comply with the provisions of this Section 13.04 applicable to it as a Lender hereunder.

(g) Each Sponsor Affiliate, solely in its capacity as a Lender, hereby agrees, and each Assignment and Assumption entered into by a Sponsor Affiliate shall provide a confirmation, that, if any Credit Party shall be subject to any voluntary or involuntary case or proceeding commenced under any Debtor Relief Law now or hereafter in effect (“Bankruptcy Proceedings”), (i) such Sponsor Affiliate shall not take any step or action in such Bankruptcy Proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party that is supported by the Administrative Agent) in relation to such Sponsor Affiliate’s claim with respect to its Term Loans (a “Claim”) (including, without limitation, objecting to any debtor in possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise, or plan of reorganization or similar dispositive restructuring plan) so long as such Sponsor Affiliate is treated in connection with such exercise or action on the same or better terms in all material respects as the other Lenders and (ii) with respect to any matter requiring the vote of Lenders during the pendency of a Bankruptcy Proceeding (including, without limitation, voting on any plan of reorganization or similar dispositive restructuring plan), the Term Loans held by such Sponsor Affiliate (and any Claim with respect thereto) shall be deemed to be voted by such Sponsor Affiliate in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Sponsor Affiliates, so long as such Sponsor Affiliate is treated in connection with the exercise of such right or taking of such action on the same or better terms in all material respects as the other Lenders; provided, however, that the Administrative Agent shall vote on behalf of any such Sponsor Affiliates holding Term Loans in accordance with this Section 13.04(g) and the relevant Assignment and Assumption. For the avoidance of doubt, the Lenders and each Sponsor Affiliate agree and acknowledge that the provisions set forth in this Section 13.04(g) constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code (or any similar provision of any other applicable Debtor Relief Law), and, as such, would be enforceable for all purposes in any case or proceeding where a Credit Party has filed for protection under any Debtor Relief Law or similar law now or hereafter in effect applicable to Credit Party. Except as expressly provided in this Section 13.04(g), the provisions of this Section 13.04(g) shall not be applicable to any Debt Fund Affiliate.

(h) If Lead Borrower wishes to replace any Tranche or Class of Loans or Commitments with a Tranche or Class of Loans or Commitments having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders of such Loans or holding such Commitments, instead of prepaying such Loans or reducing or terminating such Commitments to be replaced, to (i) require such Lenders to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 13.12 (with such replacement, if applicable, being deemed to have been made pursuant to Section 13.12). Pursuant to any such assignment, all Loans and Commitments of such Tranche or Class to be replaced shall be purchased at par (allocated among the applicable Lenders of such Tranche or Class in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Lead Borrower (or other applicable Borrower)), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 2.08. By receiving such purchase price, the applicable Lenders of such Tranche or Class shall automatically be deemed to have assigned such Loans or Commitments pursuant to the terms of an Assignment and Assumption, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(i) The Administrative Agent shall have the right, and each Borrower hereby expressly authorizes the Administrative Agent to provide to any requesting Lender, the list of Disqualified Lenders provided to the Administrative Agent by the Lead Borrower and any updates thereto. The Borrowers hereby agree that any such requesting Lender may share the list of Disqualified Lenders with any potential assignee, transferee or participant. Notwithstanding the foregoing, each Credit Party and the Lenders acknowledge and agree that the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders or Net Short Lenders (other than with respect to assignments or participations by it of its Loans and Commitments, if any). Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or Net Short Lender, (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender (other than with respect to assignments or participations by it of its Loans and Commitments, if any) or (z) have any liability with respect to or arising out of the voting in any amendment or waiver to any Credit Document by any Net Short Lender.

(j) Disqualified Lenders. Notwithstanding anything to the contrary contained in this Agreement, any assignment to a Disqualified Lender shall not be void, but shall be subject to the following provisions:

(i) If any assignment is made to any Disqualified Lender without the Lead Borrower’s prior written consent, or if any Person becomes a Disqualified Lender after the Closing Date, the Lead Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, cancel any unfunded Commitment the subject thereof and (A) in the case of outstanding Loans held by Disqualified Lenders, prepay such Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (it being understood that, notwithstanding anything in the Credit Documents to the contrary, any such prepayment shall not be subject to any provisions requiring prepayments of the Loans on a pro rata basis and no other Loans shall be required to be repaid as a result of such prepayment) and/or (B) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 13.04), all of its interest, rights and obligations under this Agreement and related Credit Documents to an Eligible Transferee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder; provided that (i) the Lead Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.04(b) (unless waived by the Administrative Agent) and (ii) in the case of clause (A), the Lead Borrower shall not use the proceeds from any Revolving Loans to prepay any Term Loans held by Disqualified Lenders.

(ii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Credit Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lender consented to such matter, and (y) for purposes of voting on any proposed plan of reorganization, plan of liquidation, or any other similar dispositive restructuring plan pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(k) Spanish particularities in relation to transfers or assignments

(i) At the reasonable request of the Collateral Agent and if necessary for enforcement of the Spanish Security Documents, in connection with any assignment permitted pursuant to this Section 13.04, the assigning Lender and the assignee (each at its own cost) shall promptly formalize the duly completed Assignment and Assumption as a Spanish Public Document.

(ii) The parties agree that a transfer or assignment under this Section 13.04 shall constitute a transfer of any Spanish Security Documents to the new Lender in the manner set out in Article 1,203 et seq. of the Spanish Civil Code, and with the effects set out in Article 1,528 of the Spanish Civil Code.

(iii) Each pledgor under a Spanish Security Document accepts all transfers and assignments made by the Lenders under and in accordance with the terms of this Agreement without requiring any additional formalities, and undertakes, if necessary, to cooperate in the granting of any Spanish Public Document required for such purposes (provided, that the pledgors shall not be required to assume any additional costs or expenses as a result of such cooperation).

13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.

13.06 Payments Pro Rata.

(a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to (x) the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders, (y) the express provisions of this Agreement which permit disproportionate payments with respect to various of the Tranches as, and to the extent, provided herein, and (z) any other provisions which permit disproportionate payments with respect to the Loans as, and to the extent, provided therein.

13.07 Calculations; Computations.

(a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto); provided that to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis; provided, further, that if the Lead Borrower notifies the Administrative Agent that the Lead Borrower wishes to amend any leverage calculation or any financial definition used therein to implement the effect of any change in U.S. GAAP or the application thereof occurring after the Closing Date on the operation thereof (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders wish to amend any leverage test or any financial definition used therein for such purpose), then the Lead Borrower and the Administrative Agent shall negotiate in good faith to amend such leverage test or the definitions used therein (subject to the approval of the Required Lenders) to preserve the original intent thereof in light of such changes in U.S. GAAP; provided, further, that all determinations made pursuant to any applicable leverage test or any financial definition used therein shall be determined on the basis of U.S. GAAP as applied and in effect immediately before the relevant change in U.S. GAAP or the application thereof became effective, until such leverage test or such financial definition is amended. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect) and (ii) the accounting for any lease shall be based on U.S. GAAP as in effect on December 15, 2018 and without giving effect to any subsequent changes in U.S. GAAP (or the required implementation of any previously promulgated changes in U.S. GAAP) relating to the treatment of a lease as an operating lease or capitalized lease.

(b) Notwithstanding anything to the contrary contained in this Agreement, the Lead Borrower (or any Parent Company) may elect to switch from maintaining its accounting records from U.S. GAAP to IFRS by written notice to the Administrative Agent, and thereafter may provide all required financial information in accordance with IFRS. In the event that the Lead Borrower (or any Parent Company) elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Lead Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement so as to reflect equitably the Accounting Changes (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then the Lead Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders), with the desired result that the criteria for evaluating the Lead Borrower’s (or any Parent Company’s) financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Lead Borrower and the Administrative Agent, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with U.S. GAAP (as determined in good faith by a Responsible Officer of the Lead Borrower or such Parent Company, as applicable) as if such change had not occurred.

(c) The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).

13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN WITH RESPECT TO ANY CREDIT DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE RELEVANT SECURITY DOCUMENT, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (EXCEPT THAT, (X) IN THE CASE OF ANY SECURITY DOCUMENT, PROCEEDINGS MAY ALSO BE BROUGHT BY THE ADMINISTRATIVE AGENT OR COLLATERAL AGENT IN THE STATE IN WHICH THE RELEVANT COLLATERAL IS LOCATED OR ANY OTHER RELEVANT JURISDICTION AND (Y) IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO ANY CREDIT PARTY, ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS MAY BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS) MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF THE PARTIES HERETO OR THERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, SUCH PARTY, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER SUCH PARTY IN ANY OTHER JURISDICTION.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.09 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts and by the different parties hereto in different counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as otherwise provided herein, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

13.10 Interest Rate Limitations. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitataion.

13.11 Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12 Amendment or Waiver; etc.

(a) Except as expressly contemplated hereby, neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Credit Parties party hereto or thereto, the Administrative Agent and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions) the Guaranty Agreement and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders) or the Administrative Agent with the written consent of the Required Lenders; provided that no such change, waiver, discharge or termination shall (i) without the prior written consent of each Lender (and Issuing Bank, if applicable) directly and adversely affected thereby, extend the final scheduled maturity of any Loan or Commitment, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with the waiver of the applicability of any post-default increase in interest rates and extensions expressly permitted by Section 2.20) or reduce or forgive the principal amount thereof (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Term Loan Commitments or the Aggregate Revolving Commitments or the aggregate Revolving Commitments of any Subfacility or mandatory prepayments or changes to any financial ratios or any component definitions used therein shall not constitute a reduction of principal, interest or fees) of the Commitment of any Lender, (ii) except as otherwise expressly provided in the Credit Documents, release all or substantially all of the Collateral without the prior written consent of each Lender, (iii) except as otherwise provided in the Credit Documents, release all or substantially all of the value of the Guaranty by the Guarantors without the prior written consent of each Lender, (iv) amend, modify or waive any provision of this Section 13.12(a), Section 11.11 or Section 13.06 or Section 7.4 of the Initial U.S. Security Agreement (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Commitments and Initial Term Loans on the Closing Date), in each case, without the prior written consent of each Lender directly and adversely affected thereby, (v) (1) reduce the percentage specified in the definition of “Required Lenders” without the prior written consent of each Lender (in each case, it being understood that, with the prior written consent of the Required Lenders, additional extensions of credit pursuant to this Agreement that are permitted by the terms hereof or that have been consented to by the Required Lenders may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Commitments and Initial Term Loans, as applicable, are included on the Closing Date), (2) reduce the percentage specified in the definition of “Required Term Lenders” without the prior written consent of each Term Lender (in each case, it being understood that, with the prior written consent of the Required Term Lenders, additional extensions of credit in the form of Term Loans pursuant to this Agreement that are permitted by the terms hereof or that have been consented to by the Required Term Lenders may be included in the determination of the Required Term Lenders on substantially the same basis as the extensions of Initial Term Loans are included on the Closing Date), (3) reduce the percentage specified in the definition of “Supermajority Lenders” without the prior written consent of each Lender (in each case, it being understood that, with the prior written consent of the Supermajority Lenders, additional extensions of credit pursuant to this Agreement that are permitted by the terms hereof or that have been consented to by the Supermajority Lenders may be included in the determination of the

Supermajority Lenders on substantially the same basis as the extensions of Revolving Commitments and Initial Term Loans, as applicable, are included on the Closing Date), (4) reduce the percentage specified in the definition of “Required Subfacility Lenders” without the prior written consent of each Revolving Lender under such Subfacility (in each case, it being understood that, with the prior written consent of the Required Subfacility Lenders with respect to any Subfacility, additional extensions of credit in the form of Revolving Loans or Revolving Commitments under such Subfacility pursuant to this Agreement that are permitted by the terms hereof or that have been consented to by the Required Subfacility Lenders with respect to such Subfacility may be included in the determination of the Required Subfacility Lenders with respect to such Subfacility on substantially the same basis as the extensions of Revolving Commitments with respect to such Subfacility are included on the Closing Date), (5) reduce the percentage specified in the definition of “Required Revolving Lenders” without the prior written consent of each Revolving Lender (in each case, it being understood that, with the prior written consent of the Required Revolving Lenders, additional extensions of credit in the form of Revolving Loans or Revolving Commitments pursuant to this Agreement that are permitted by the terms hereof or that have been consented to by the Required Revolving Lenders may be included in the determination of the Required Revolving Lenders on substantially the same basis as the extensions of Revolving Commitments are included on the Closing Date), (6) reduce the percentage specified in the definition of “Supermajority Term Lenders” without the prior written consent of each Term Lender (in each case, it being understood that, with the prior written consent of the Supermajority Term Lenders, additional extensions of credit in the form of Term Loans pursuant to this Agreement that are permitted by the terms hereof or that have been consented to by the Supermajority Term Lenders may be included in the determination of the Supermajority Term Lenders on substantially the same basis as the extensions of Initial Term Loans are included on the Closing Date) and (7) reduce the percentage specified in the definition of “Supermajority Revolving Lenders” without the prior written consent of each Revolving Lender (in each case, it being understood that, with the prior written consent of the Supermajority Revolving Lenders, additional extensions of credit in the form of Revolving Loans or Revolving Commitments pursuant to this Agreement that are permitted by the terms hereof or that have been consented to by the Supermajority Revolving Lenders may be included in the determination of the Supermajority Revolving Lenders on substantially the same basis as the extensions of Revolving Commitments are included on the Closing Date), (vi) amend Section 1.06 or the definition of “Alternative Currency” in a manner that could cause any Lender to be required to lend Loans in an additional currency without the written consent of such Lender, (vii) except as permitted by Section 10.02(vi), consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement without the consent of each Lender, (viii) amend Section 2.20 the effect of which is to extend the maturity of any Term Loan or Commitment without the prior written consent of each Lender directly and adversely affected thereby or (ix) without the prior written consent of each Lender directly and adversely affected thereby, (x) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness, or (y) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness; provided, further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (provided, that no Lenders other than such affected Lenders shall be required to consent thereto unless such increase in Commitments is not otherwise permitted under the Credit Documents) (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Term Loan Commitments or the Aggregate Revolving Commitments or the aggregate Revolving Commitments of any Subfacility shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each Agent adversely affected thereby, amend, modify or waive any provision of Section 12 or any other provision of any Credit Document as the same relates to the rights or obligations of such Agent, (3) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (4)(x) without the consent of an Issuing Bank, amend, modify or waive any provision relating to the rights or obligations of such Issuing Bank or (y) without the consent of the Swingline Lender, amend, modify or waive any provision relating to the rights or obligations of the Swingline Lender, (5) without the prior written consent of the Supermajority Revolving Lenders and Supermajority Term Lenders, (i) change the definition of the term “Global Availability,” “Adjusted Availability,” “Aggregate Borrowing Base,” “U.S. Borrowing Base,” “UK Borrowing Base,” “Canadian Borrowing Base,” “APAC Borrowing Base,” or “Borrowing Base” or any component definition used therein (including, without limitation, the definitions of “Eligible Accounts,” “Eligible Cash” and “Eligible Inventory”) if, as a result thereof, the amounts available to be borrowed by the Borrowers would be increased, or increase the percentages set forth therein or add any new classes of eligible assets thereto; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to add Accounts and Inventory acquired in a Permitted Acquisition to the Aggregate Borrowing Base or any Borrowing Base as provided herein, or (ii) increase the applicable advance rates with respect to any Borrowing Base, (6) except in cases where additional extensions of term loans are being afforded substantially the same treatment afforded to the Term Loans pursuant to this Agreement as in effect on the Closing Date, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 5.01 or 5.02 (although (x) the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (y) any conversion of any Tranche of Term Loans into another Tranche of Term Loans hereunder in like principal amount and any other conversion of any Tranche of Term Loans into Extended Term Loans pursuant to an Extension Amendment shall not be considered a “prepayment” or “repayment” for purposes of this clause (6)), (7) without the prior written consent of the Majority Lenders of the respective Tranche affected thereby, amend or change the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Closing Date), (8) without the consent of the Supermajority Lenders of the relevant Tranche, reduce the amount of or extend the date of, any Scheduled Repayment (except that, if additional Term Loans are made pursuant to a given Tranche, the scheduled repayments of such Tranche may be increased on a proportionate basis without the consent otherwise required by this clause (8)), or amend the definition of “Supermajority Lenders” (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date); and provided, further, that only the consent the Administrative Agent shall be necessary for amendments described in clause (y) of the first proviso contained in clause (vi) of the definition of “Permitted Junior Loans”, (9) without the prior written consent of the Administrative Agent and the Supermajority Lenders, add Borrowers under this Agreement that are organized, incorporated or otherwise formed under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia, England and Wales, Canada or Australia; provided, that no Lender shall be required to lend to any such Borrower without the prior written consent of such Lender, (10) without the prior written consent of the Required Subfacility Lenders and the Required Lenders, materially adversely affect the rights of Lenders under such Subfacility in respect of payments hereunder in a manner different than such amendment affects other Subfacilities, or (11) amend or waive any of the conditions to any Revolving Borrowing or issuance of Letters of Credit, any other provision that relates solely to the Revolving Facility and any Default or Event of Default that results from any representation made or deemed made by any Credit Party in the Credit Documents in connection with any Revolving Borrowing or issuance of Letters of Credit being untrue in any material respect as of the date made or deemed made, in each case, without the written consent of the Required Revolving Lenders.

(b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement which at least requires the consent of all Lenders or all directly affected Lenders, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Lead Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.19 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitments and/or repay the outstanding Loans of each Tranche or Class of such Lender in accordance with Section 5.01(b)(i); provided that, unless the Commitments that are terminated, and Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided, further, that in any event the Lead Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c) Notwithstanding anything to the contrary contained in clause (a) of this Section 13.12, (i) the applicable Borrowers, the Administrative Agent and each applicable Incremental Lender or applicable Lender providing the relevant Revolving Commitment Increase may, without the consent of any other Lender, (i) in accordance with the provisions of Section 2.21, enter into an Incremental Amendment; provided that after the execution and delivery by the applicable Borrowers, the Administrative Agent and each such Incremental Lender of such Incremental Amendment, such Incremental Amendment, may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.12, and (ii) the Incremental Amendment may, without the consent of any other Credit Party, Agent or Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of Section 2.21 and the Lenders expressly authorize the Administrative Agent to enter into every such Incremental Amendment, including any amendments that are not materially adverse to the interests of any Lender that amend this Agreement to increase the interest rate margin, increase the interest rate floor, increase, extend or add any prepayment premium, increase, extend or add any call protection or increase the amortization schedule with respect to any existing Tranche or Class of Term Loans in order to cause any Incremental Term Loans to be fungible with such existing Tranche of Term Loans.

(d) Without the consent of any other person, the applicable Credit Party or Credit Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Creditors, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Creditors, in any property or so that the security interests therein comply with applicable Requirements of Law.

(e) Notwithstanding anything to the contrary in clause (a) above of this Section 13.12, this Agreement may be amended (or amended and restated) (i) with the written consent of the Required Lenders, the Administrative Agent and the Lead Borrower, (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Revolving Lenders, Required Subfacility Lenders, Required Term Lenders, Supermajority Term Lenders, Supermajority Revolving Lenders, Majority Lenders and Supermajority Lenders, as applicable and (ii) with the written consent of the Administrative Agent, the Lead Borrower and the Refinancing Term Loan Lenders, this Agreement and the other Credit Documents shall be amended (or amended and restated) in connection with any refinancing facilities permitted pursuant to Section 2.24.

(f) Notwithstanding anything to the contrary herein, any fee letter may be amended, or rights and privileges thereunder waived, in a writing executed only by the parties thereto.

(g) Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments, waivers and consents hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Majority Lenders, the Required Lenders, the Required Revolving Lenders, the Required Subfacility Lenders, the Required Term Lenders, the Supermajority Term Lenders, the Supermajority Revolving Lenders, the Supermajority Lenders or all of the Lenders, as required, have approved any such amendment, waiver or consent (and the definitions of “Majority Lenders”, “Required Lenders,” “Required Revolving Lenders,” “Required Subfacility Lenders,” “Required Term Lenders,” “Supermajority Term Lenders,” “Supermajority Revolving Lenders” and “Supermajority Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

(h) Further, notwithstanding anything to the contrary contained in this Section 13.12, if following the Closing Date, (i) the Administrative Agent and/or the Collateral Agent and any Credit Party shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and/or the Collateral Agent and the applicable Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof or (ii) solely in connection with the incurrence of any additional Indebtedness by the Lead Borrower or its Subsidiaries that would otherwise be permitted under this Agreement, any amendment is proposed by the Lead Borrower to add one or more provisions to this Agreement that is, (A) necessary in the judgment of the Lead Borrower to satisfy the requirements or conditions of such additional Indebtedness in order for it to be permitted hereunder, (B) consistent with the applicable provisions in the definitive documentation relating to such additional Indebtedness and (C) in the reasonable judgment of the Administrative Agent, more favorable to the Lenders (or to the applicable subset thereof) than the existing Agreement, then the Administrative Agent and the Lead Borrower shall be permitted to amend such provisions without any further action or consent of any other party if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five business days following receipt of notice thereof.

(i) Further, notwithstanding anything to the contrary in this Section 13.12, the Lead Borrower and the Administrative Agent shall be permitted to amend any provision of a Credit Document in order to (i) comply with local law or the advice of local counsel or (ii) to cause any Credit Document (other than this Agreement) to be consistent with this Agreement and the other Credit Documents, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Credit Document.

(j) Further, notwithstanding anything to the contrary contained in this Section 13.12, modifications to the Credit Documents may be made with the consent of the Lead Borrower and the Administrative Agent (and no other Person) to the extent necessary to make any amendments permitted by Section 13.07(b) to give effect to any election to adopt IFRS.

(k) Further, notwithstanding anything to the contrary contained in this Section 13.12, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment, modification or waiver of any provision of this Agreement or any other Credit Document or any departure by Holdings or any Restricted Subsidiary therefrom, (B) otherwise acted on any matter related to this Agreement or any Credit Document or (C) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to, or under, this Agreement or any Credit Document, in connection with any amendment or waiver, each Lender (or any Affiliate of such Person (provided further that for the purposes of this clause (k), Affiliates shall not include Persons that are subject to customary procedures to prevent the sharing of confidential information between such Lender and such Person and such Person is managed having independent fiduciary duties to the investors or other equityholders of such Person) (other than (i) any Lender that is a Regulated Bank and (ii) any Revolving Lender or any Affiliates of such Regulated Bank or Revolving Lender) that, as a result of its (or its Affiliates’) interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to any of the Loans or Commitments, or with respect to any other tranche, class or series of Indebtedness for borrowed money incurred or issued by Holdings or any of its Restricted Subsidiaries (including commitments with respect to any revolving credit facility) (each such item of Indebtedness, including the Loan and Commitments, “Specified Indebtedness”), on the later of (x) the date such amendment or waiver is posted for review by Lenders generally and (y) the date, if any, that such Lender consents to such amendment or waiver (each such Lender, a “Net Short Lender”), shall be deemed to have voted its interest as a Lender in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders (including in any plan of reorganization). For purposes of determining whether a Lender (alone or together with its Affiliates) has a “net short position” on any date of determination: (i) derivative contracts with respect to any Specified Indebtedness and such contracts that are the functional equivalent thereof shall be counted at the notional amount of such contract in Dollars, (ii) notional amounts in other currencies shall be converted to the Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes Holdings or any other Restricted Subsidiary or any instrument issued or guaranteed by Holdings or any other Restricted Subsidiary shall not be deemed to create a short position with respect to such Specified Indebtedness, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) Holdings and the other Restricted Subsidiaries and any instrument issued or guaranteed by Holdings or the other Restricted Subsidiaries, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit

Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the relevant Specified Indebtedness if such Lender or its Affiliates is a protection buyer or the equivalent thereof for such derivative transaction and (x) the relevant Specified Indebtedness is a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the relevant Specified Indebtedness would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) Holdings or any other Restricted Subsidiary is designated as a “Reference Entity” under the terms of such derivative transaction and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to any Specified Indebtedness if such transactions offer the Lender or its Affiliates protection against a decline in the value of such Specified Indebtedness, or in the credit quality of Holdings or any other Restricted Subsidiary, in each case, other than as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) Holdings and the other Restricted Subsidiaries, and any instrument issued or guaranteed by Holdings or the other Restricted Subsidiaries, collectively, shall represent less than 5% of the components of such index. In connection with any amendment, modification or waiver of this Agreement or the other Credit Documents, each Lender (other than any Lender that is a Regulated Bank or Revolving Lender) will be deemed to have represented to the Lead Borrower and the Administrative Agent that it does not constitute a Net Short Lender, in each case, unless such Lender shall have notified the Lead Borrower and the Administrative Agent prior to the requested response date with respect to such amendment, modification or waiver that it constitutes a Net Short Lender (it being understood and agreed that the Lead Borrower and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is a Net Short Lender.

13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 2.16, 2.17, 5.05, 12.07 and 13.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

13.14 [Reserved]. Confidentiality.

(a) Subject to the provisions of clause (b) of this Section 13.15, each Agent, Lead Arranger, Lender and Issuing Bank agrees that it will not disclose without the prior written consent, which may take the form of electronic mail, of the Lead Borrower (other than to its affiliates and its and their respective directors, officers, employees, auditors, advisors or counsel, or to another Lender if such Lender or such Lender’s holding or parent company in its reasonable discretion determines that any such party should have access to such information in connection with the transactions contemplated by this Agreement and such Agent’s, Lead Arranger’s, Lender’s or Issuing Bank’s role hereunder or investment in the Loans; provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender (or language substantially similar to this Section 13.15(a)) any non-public information with respect to the Lead Borrower or any of its Subsidiaries (other than, for the avoidance of doubt, information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry) which is now or in the future furnished by or on behalf of any Credit Party pursuant to this Agreement or any other Credit Document; provided that each Agent, Lead Arranger, Issuing Bank and Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.15(a) by such Agent, Lead Arranger, Issuing Bank or Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal or supranational regulatory body or any foreign regulatory authorities and central banking authorities having or claiming to have jurisdiction over such Agent, Lead Arranger, Issuing Bank or Lender or to the Federal Reserve Board or other central banking authority or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Agent, Lead Arranger, Issuing Bank or Lender, (v) in the case of any Lead Arranger, Issuing Bank or Lender, to the Administrative Agent or the Collateral Agent, (vi) to any prospective or actual direct or indirect contractual counterparty (other than any Disqualified Lender except that the list of Disqualified Lenders may be furnished) in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.15 (or language substantially similar to this Section 13.15(a)), (vii) in the case of any Lender, to any prospective or actual transferee, pledgee or participant (other than any Disqualified Lender, to the extent that the list of Disqualified Lenders has been furnished, and any pledgee to whom disclosure is permitted pursuant to clause (ii) above) in connection with any contemplated transfer, pledge or participation of any of the Notes or Commitments or any interest therein by such Lender, (viii) has become available to any Agent, Lead Arranger, Issuing Bank, any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than Holdings, the Lead Borrower or any Subsidiary thereof, and which source is not known by such Person to be subject to a confidentiality restriction in respect thereof in favor of the Lead Borrower or any Affiliate of the Lead Borrower, (ix) for purposes of establishing a “due diligence” defense, (x) to credit risk protection providers (or insurers, re-insurers and insurance brokers) and (xi) that has been independently developed by such Agent, Lead Arranger, Issuing Bank or Lender without the use of any other confidential information provided by the Lead Borrower or on the Lead Borrower’s behalf; provided that such prospective transferee, pledge or participant agrees to be bound by the confidentiality provisions contained in this Section 13.15 (or language substantially similar to this Section 13.15(a)); provided, further, that, to the extent permitted pursuant to any applicable law, order, regulation or ruling, and other than in connection with credit and other bank examinations conducted in the ordinary course with respect to such Agent, Lead Arranger, Issuing Bank or Lender, in the case of any disclosure pursuant to the foregoing clauses (ii), (iii) or (iv), such Agent, Lead Arranger, Issuing Bank or Lender will use its commercially reasonable efforts to notify the Lead Borrower in advance of such disclosure so as to afford the Lead Borrower the opportunity to protect the confidentiality of the information proposed to be so disclosed. Notwithstanding anything else contained herein to the contrary, to the extent permitted by the Australian PPSA, the parties agree to keep all information of the kind permitted by Section 275(1) of the Australian PPSA confidential and not to disclose that information to any other Person. To the extent Section 275 of the Australian PPSA applies, the parties to this Agreement agree that the terms of the Australian PPS Security Interest provided under a Security Document are contained wholly in that Security Document.

(b) The Lead Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to Holdings, the Lead Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Holdings, the Lead Borrower and its Subsidiaries); provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender.

(c) If any Credit Party provides any Agent, any Lead Arranger or any Lender with personal data of any individual as required by, pursuant to, or in connection with the Credit Documents, that Credit Party represents and warrants to the Agents, the Lead Arrangers and Lenders that it has, to the extent required by law, (i) notified the relevant individual of the purposes for which data will be collected, processed, used or disclosed; and (ii) obtained such individual’s consent for, and hereby consents on behalf of such individual to, the collection, processing, use and disclosure of his/her personal data by the Agents, Lead Arrangers and the Lenders, in each case, in accordance with or for the purposes of the Credit Documents, and confirms that it is authorised by such individual to provide such consent on his/her behalf.

(d) This Section 13.15 is not, and shall not be deemed to constitute, an express or implied agreement by any Agent, any Lead Arranger, the Documentation Agent or any Lender with any Credit Party for a higher degree of confidentiality than that prescribed in Section 47 of the Banking Act, Chapter 19 of Singapore and in the Third Schedule to the Banking Act, Chapter 19 of Singapore.

13.16 Patriot Act Notice; Canadian AML.

(a) Each Lender hereby notifies Holdings and the Borrowers that pursuant to the requirements of the USA PATRIOT Act Title III of Pub. 107-56 (signed into law October 26, 2001 and amended on March 9, 2009) (the “Patriot Act”), the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong), the Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong), the UK Money Laundering Regulations Act 2007, the Beneficial Ownership Regulation and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” policies, regulations, laws or rules, it is required to obtain, verify, and record information that identifies Holdings, each Borrower and each Subsidiary Guarantor, which information includes the name of each Credit Party and other information that will allow such Lender to identify the Credit Party in accordance with the Patriot Act and the Beneficial Ownership Regulation, and each Credit Party agrees to provide such information from time to time to any Lender.

(b) Each Credit Party acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada) and the United Nations Act, including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada) and the United Nations Al-Qaida and Taliban Regulations (Canada) promulgated under the United Nations Act, and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” Requirements of Law, whether within Canada or elsewhere (collectively, including any rules, regulations, directives, guidelines or orders thereunder, “CAML Legislation”), the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding each Credit Party, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of each Credit Party, and the transactions contemplated hereby. Each Credit Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assignee or participant of a Lender or the Administrative Agent, in order to comply with any applicable CAML Legislation, whether now or hereafter in existence.

13.17 Waiver of Sovereign Immunity. Each of the Credit Parties, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that Holdings, the Borrowers, or any of their respective Subsidiaries or any of their properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon the Loans or any Credit Document or any other liability or obligation of Holdings, the Borrowers or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, Holdings and the Borrowers, for themselves and on behalf of their respective Subsidiaries, hereby expressly waive, to the fullest extent permissible under applicable law, any such immunity, and agree not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, Holdings and the Borrowers further agree that the waivers set forth in this Section 13.17 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

13.18 [Reserved].

13.19 INTERCREDITOR AGREEMENTS.

(a) EACH LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT (AND EACH OF ITS SUCCESSORS AND ASSIGNS) AND EACH OTHER LENDER (AND EACH OF THEIR SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE ABL INTERCREDITOR AGREEMENT AND, TO THE EXTENT REQUESTED BY THE LEAD BORROWER AFTER THE CLOSING DATE TO BE ENTERED INTO IN CONNECTION WITH INDEBTEDNESS PERMITTED AND/OR NOT PROHIBITED BY THIS AGREEMENT, ANY ADDITIONAL JUNIOR LIEN INTERCREDITOR AGREEMENT, ANY ADDITIONAL PARI PASSU INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR AGREEMENT, IN EACH CASE, TO THE EXTENT CONTEMPLATED BY THIS AGREEMENT, WHICH IN CERTAIN CIRCUMSTANCES MAY REQUIRE (AS MORE FULLY PROVIDED THEREIN) THE TAKING OF CERTAIN ACTIONS BY THE LENDERS, INCLUDING THE PURCHASE AND SALE OF PARTICIPATIONS BY VARIOUS LENDERS TO EACH OTHER IN ACCORDANCE WITH THE TERMS THEREOF.

(b) THE PROVISIONS OF THIS SECTION 13.19 ARE NOT INTENDED TO SUMMARIZE OR FULLY DESCRIBE THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT AND, TO THE EXTENT REQUESTED BY THE LEAD BORROWER AFTER THE CLOSING DATE TO BE ENTERED INTO IN CONNECTION WITH INDEBTEDNESS PERMITTED AND/OR NOT PROHIBITED BY THIS AGREEMENT, ANY ADDITIONAL JUNIOR LIEN INTERCREDITOR AGREEMENT, ANY ADDITIONAL PARI PASSU INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR AGREEMENT, IN EACH CASE, TO THE EXTENT CONTEMPLATED BY THIS AGREEMENT. REFERENCE MUST BE MADE TO THE ABL INTERCREDITOR AGREEMENT AND, TO THE EXTENT REQUESTED BY THE LEAD BORROWER AFTER THE CLOSING DATE TO BE ENTERED INTO IN CONNECTION WITH INDEBTEDNESS PERMITTED AND/OR NOT PROHIBITED BY THIS AGREEMENT, ANY ADDITIONAL JUNIOR LIEN

INTERCREDITOR AGREEMENT, ANY ADDITIONAL PARI PASSU INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR AGREEMENT CONTEMPLATED BY THIS AGREEMENT, ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE ABL INTERCREDITOR AGREEMENT AND, TO THE EXTENT REQUESTED BY THE LEAD BORROWER AFTER THE CLOSING DATE TO BE ENTERED INTO IN CONNECTION WITH INDEBTEDNESS PERMITTED AND/OR NOT PROHIBITED BY THIS AGREEMENT, ANY ADDITIONAL JUNIOR LIEN INTERCREDITOR AGREEMENT, ANY ADDITIONAL PARI PASSU INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR AGREEMENT CONTEMPLATED BY THIS AGREEMENT, AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE ABL INTERCREDITOR AGREEMENT AND, TO THE EXTENT REQUESTED BY THE LEAD BORROWER AFTER THE CLOSING DATE TO BE ENTERED INTO IN CONNECTION WITH INDEBTEDNESS PERMITTED AND/OR NOT PROHIBITED BY THIS AGREEMENT, ANY ADDITIONAL JUNIOR LIEN INTERCREDITOR AGREEMENT, ANY ADDITIONAL PARI PASSU INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR AGREEMENT CONTEMPLATED BY THIS AGREEMENT. COPIES OF THE ABL INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE ADMINISTRATIVE AGENT.

(c) EACH OF THE ABL INTERCREDITOR AGREEMENT AND, TO THE EXTENT REQUESTED BY THE LEAD BORROWER AFTER THE CLOSING DATE TO BE ENTERED INTO IN CONNECTION WITH INDEBTEDNESS PERMITTED AND/OR NOT PROHIBITED BY THIS AGREEMENT, ANY ADDITIONAL JUNIOR LIEN INTERCREDITOR AGREEMENT, ANY ADDITIONAL PARI PASSU INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR AGREEMENT CONTEMPLATED BY THIS AGREEMENT, IS AN AGREEMENT SOLELY AMONGST THE LENDERS (AND THEIR SUCCESSORS AND ASSIGNS) AND IS NOT AN AGREEMENT TO WHICH HOLDINGS OR ANY OF ITS SUBSIDIARIES IS PARTY. AS MORE FULLY PROVIDED THEREIN, THE ABL INTERCREDITOR AGREEMENT AND, TO THE EXTENT REQUESTED BY THE LEAD BORROWER AFTER THE CLOSING DATE TO BE ENTERED INTO IN CONNECTION WITH INDEBTEDNESS PERMITTED AND/OR NOT PROHIBITED BY THIS AGREEMENT, ANY ADDITIONAL JUNIOR LIEN INTERCREDITOR AGREEMENT, ANY ADDITIONAL PARI PASSU INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR AGREEMENT CONTEMPLATED BY THIS AGREEMENT, CAN ONLY BE AMENDED BY THE PARTIES THERETO IN ACCORDANCE WITH THE PROVISIONS THEREOF.

13.20 Absence of Fiduciary Relationship. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, (i) none of the Lead Arrangers, any Lender or any of their respective Affiliates shall, solely by reason of this Agreement or any other Credit Document, have any fiduciary, advisory or agency relationship or duty in respect of any Lender or any other Person and (ii) Holdings and the Borrowers hereby waive, to the fullest extent permitted by law, any claims they may have against the Lead Arrangers, any Lender or any of their respective Affiliates for breach of fiduciary duty or alleged breach of fiduciary duty by reason of this Agreement, any other Credit Document or the transactions contemplated hereby or thereby. Each Agent, Lender and their Affiliates may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates.

13.21 Judgment Currency.

(a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due under this Agreement or any other Credit Document in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

(b) The obligations of the Credit Parties in respect of any sum due in the Original Currency from them under any of the Credit Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Other Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Administrative Agent in the Original Currency, the Credit Parties agree, as a separate obligation and notwithstanding the judgment, to indemnify the Secured Creditors, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Administrative Agent in the Original Currency, the Administrative Agent shall remit such excess to the Lead Borrower.

13.22 Electronic Execution of Documents. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Credit Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 13.03), certificate, request, statement, disclosure or authorization related to this Agreement, any other Credit Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Credit Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Credit Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent, each of the Lenders and each other party hereto shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any other party hereto without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent, any Lender or any other party hereto, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Credit Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Credit Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) any party hereto may, at its option, create one or more copies of this Agreement, any other Credit Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Credit Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Credit Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person or any other party hereto for any Liabilities arising solely from the Administrative Agent’s, any Lender’s or any other party hereto’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure any party hereto to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. Without limiting the above, each party consents to the execution and delivery (where applicable) of any Credit Document (including any counterpart of it) in electronic form by any New Zealand Credit Party in accordance with the Contract and Commercial Law Act 2017 (New Zealand), provided that Subpart 3 of Part 4 of that Act applies to that Credit Document.

13.23 Entire Agreement. This Agreement and the other Credit Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

13.24 Appointment of Collateral Agent as Security Trustee. For purposes of any Liens or Collateral created under the Australian Security Documents, the Hong Kong Security Documents, the Singapore Security Documents, the UK Security Documents and the New Zealand Security Documents and any Additional Security Document governed by Australian, Hong Kong, Singapore, English or New Zealand law, (together the “Security Trust Documents”), the following additional provisions shall apply, in addition to the provisions set out in Article 12 or otherwise hereunder.

(a) In this Section 13.24, the following expressions have the following meanings:

(i) “Appointee” shall mean any receiver, interim receiver, receiver and manager, monitor, administrator, examiner, judicial manager or other insolvency officer appointed in respect of any Credit Party or its assets.

(ii) “Charged Property” shall mean the assets of the Credit Parties subject to a security interest under the Security Trust Documents.

(iii) “Delegate” shall mean any delegate, sub-delegate, agent, attorney or co-trustee appointed by the relevant Collateral Agent (in its capacity as security trustee).

(b) The Secured Creditors irrevocably appoint the Collateral Agent to hold the Liens constituted by (i) the UK Security Documents on trust for the Secured Creditors on the terms and conditions set out in any such UK Security Document and this Agreement; (ii) the Australian Security Documents on trust for the Secured Creditors on the terms and conditions set out in any such Australian Security Document and this Agreement; (iii) the New Zealand Security Documents on trust for the Secured Creditors on terms and conditions set out in any such New Zealand Security Documents and this Agreement, (iv) the Hong Kong Security Documents on trust for the Secured Creditors on the terms set out in any such Hong Kong Security Document and this Agreement and (v) the Singapore Security Documents, on trust for the Secured Creditors on the terms and conditions set out in any such Singapore Security Document and this Agreement and, in each case, the Collateral Agent accepts that appointment. Any reference in this Agreement to Liens stated to be in favor of the Collateral Agent shall be construed as to include a reference to Liens granted in favor of the Collateral Agent in its capacity as security trustee for the Secured Creditors (to the extent applicable).

(c) The Collateral Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Credit Documents (except as may otherwise be expressly required pursuant to the Credit Documents, including Section 11.11 hereof); and (ii) its engagement in any kind of banking or other business with any Credit Party.

(d) Nothing in this Agreement constitutes the Collateral Agent as a trustee or fiduciary of, nor shall the Collateral Agent have any such duty or responsibility to, any Credit Party.

(e) The Collateral Agent shall not have any duties or obligations to any Person except for those which are expressly specified in the Credit Documents or mandatorily required by applicable law.

(f) The Collateral Agent may appoint (and subsequently remove) one or more Delegates on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, to exercise and perform all or any of the duties, rights, powers and discretions vested in it by the Security Trust Documents and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate, in each case, except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Collateral Agent acted with gross negligence, bad faith or willful misconduct in the selection of such Delegates.

(g) The Collateral Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any person to act jointly with the Collateral Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Collateral Agent thinks fit and with such of the duties, rights, powers and discretions vested in the Collateral Agent by the Security Trust Documents as may be conferred by the instrument of appointment of that person.

(h) The Collateral Agent shall notify the Lenders of the appointment of each Appointee (other than a Delegate).

(i) The Collateral Agent may pay reasonable remuneration to any Delegate or Appointee, together with any reasonable invoiced out-of-pocket costs and expenses (including legal fees) incurred by the Delegate or Appointee in connection with its appointment (limited, in the case of legal fees, to reasonable fees and disbursements of counsel in the relevant material jurisdictions). All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the Collateral Agent.

(j) Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together “Rights”) of the Collateral Agent (in its capacity as security trustee) under the Security Trust Documents, and each reference to the Collateral Agent (where the context requires that such reference is to the applicable Collateral Agent in its capacity as security trustee) in the provisions of the Security Trust Documents which confer Rights shall be deemed to include a reference to each Delegate and each Appointee.

(k) Each Secured Creditor confirms its approval of the Security Trust Documents and authorizes and instructs the Collateral Agent: (i) to execute and deliver the Security Trust Documents; (ii) to exercise the rights, powers and discretions given to the Collateral Agent (in its capacity as security trustee) under or in connection with the Security Trust Documents together with any other incidental rights, powers and discretions; and (iii) to give any authorizations and confirmations to be given by the Collateral Agent (in its capacity as security trustee) on behalf of the Secured Creditors under the Security Trust Documents.

(l) The Collateral Agent may accept without inquiry the title (if any) which any person may have to the Charged Property.

(m) Each other Secured Creditor confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by a Security Trust Document and accordingly authorizes: (a) the Collateral Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Secured Creditors; and (b) the Land Registry (or other relevant registry) to register the Collateral Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.

(n) Except to the extent that a Security Trust Document, this Agreement or any other Credit Document otherwise requires, any moneys which the Collateral Agent receives under or pursuant to a Security Trust Document may be: (a) invested in any investments which the Collateral Agent selects and which are authorized by applicable law; or (b) placed on deposit at any bank or institution (including the Collateral Agent) on terms that the Collateral Agent thinks fit, in each case in the name or under the control of the Collateral Agent, and the Collateral Agent shall hold those moneys, together with any accrued income (net of any applicable Tax) to the order of the Secured Creditors, and shall pay them to the Secured Creditors in accordance with this Agreement (including Section 11.11 hereof) and any other Credit Documents.

(o) On a disposal of any of the Charged Property which is permitted under the Credit Documents (to a Person that is not a Credit Party required to grant a Lien in such Charged Property pursuant to Security Trust Documents) or other circumstances under which any Charged Property is permitted to be (or is required to be) released pursuant to the Credit Documents, the Collateral Agent shall (at the cost of the Credit Parties) execute any release of the Security Trust Documents or other claim over that Charged Property and issue any certificates of non-crystallization of floating charges that may be required or take any other action that the Collateral Agent considers desirable.

(p) The Collateral Agent shall not be liable for:

(i) any defect in or failure of the title (if any) which any person may have to any assets over which security is intended to be created by a Security Trust Document;

(ii) except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Collateral Agent acted with gross negligence, bad faith or willful misconduct with respect thereto, any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by a Security Trust Document;

(iii) the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Security Trust Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Security Trust Document; or

(iv) any shortfall which arises on enforcing a Security Trust Document.

(q) The Collateral Agent shall not be obligated to:

(i) obtain any authorization or environmental permit in respect of any of the Charged Property or a Security Trust Document;

(ii) hold in its own possession a Security Trust Document, title deed or other document relating to the Charged Property or a Security Trust Document;

(iii) perfect, protect, register, make any filing or give any notice in respect of a Security Trust Document (or the order of ranking of a Security Trust Document), unless (i) otherwise expressly required by the Credit Documents or (ii) that failure arises directly from its own gross negligence, bad faith or willful misconduct; or

(iv) require any further assurances in relation to a Security Trust Document.

(r) In respect of any Security Trust Document, the Collateral Agent shall not be obligated to: (i) insure, or require any other person to insure, the Charged Property; or (ii) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property.

(s) In respect of any Security Trust Document, the Collateral Agent shall not have any obligation or duty to any person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of the Collateral Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless Required Lenders have requested it to do so in writing and the Collateral Agent has failed to do so within fourteen (14) days after receipt of that request.

(t) Every appointment of a successor Collateral Agent under a Security Trust Document shall be by deed.

(u) The powers, authorities, discretions and other rights given to the Collateral Agent under or in connection with the Credit Documents shall be supplemental to the Trustee Act 1925, the Trustee Act 2000, the Trustee Ordinance (Cap.29 of the Laws of Hong Kong) and the Trustees Act, Chapter 337 of Singapore and in addition to any which may be vested in the Collateral Agent by applicable law or regulation or otherwise.

(v)

(i) Section 1 of the Trustee Act 2000 (UK) shall not apply to the duties of the Collateral Agent in relation to the trusts constituted by any Security Trust Document or other Credit Document. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of any Credit Document, the provisions of the Credit Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of the relevant Credit Document shall constitute a restriction or exclusion for the purposes of that Act.

(ii) In respect of Hong Kong Security Documents, the Collateral Agent does not have any duties except those expressly set out in the Hong Kong Security Documents. In particular, section 3A of the Trustee Ordinance (Cap.29 of the Laws of Hong Kong) shall not apply to the duties of the Collateral Agent in relation to the trusts constituted by this Agreement or any Hong Kong Security Document. The Parties to the Credit Documents further agree and acknowledge that sections 41M, 41N and 41O of the Trustee Ordinance (Cap.29 of the Laws of Hong Kong) will not apply to any Colateral Agent, any Appointee or any Delegate. Where there are any inconsistencies between the Trustee Ordinance (Cap.29 of the Laws of Hong Kong) and the provisions of this Agreement or any Hong Kong Security Document, the provisions of this Agreement or (as the case may be) that Hong Kong Security Document shall, to the extent permitted by law and regulation, prevail; and

(iii) Section 3A of the Trustees Act Chapter 337 of Singapore shall not apply to the duties of the Collateral Agent in relation to the trusts constituted by any Security Trust Document or other Credit Document. Where there are any inconsistencies between the Trustees Act Chapter 337 of Singapore and the provisions of any Credit Document, the provisions of the Credit Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustees Act Chapter 337 of Singapore, the provisions of any Security Trust Document or other Credit Document shall constitute a restriction or exclusion for the purposes of the Trustees Act Chapter 337 of Singapore.

(w) The perpetuity period under the rule against perpetuities if applicable to this Agreement and any Security Trust Document governed by Australian law shall be 80 years from the date of this Agreement.

No party (other than the Collateral Agent) may take any proceedings against any officer, employee or agent of the Collateral Agent in respect of any claim it might have against the Collateral Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to the Security Trust Documents and any officer, employee or agent of the Collateral Agent may rely on this clause (x) and the provisions of the Contracts (Rights of Third Parties) Act 1999, the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) and Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

(x) Collateral limitation of liability to non-Beneficiaries:

(i) The Collateral Agent, in its capacity as security trustee, enters into and performs the applicable Security Trust Documents and the transactions they contemplate only as the trustee of the security trust constituted pursuant to Section 13.24(b) (“Security Trust”), except where expressly stated otherwise. This applies also in respect of any past and future conduct (including omissions) relating to this Agreement or those transactions.

(ii) Under and in connection with the applicable Security Trust Documents and those transactions and conduct:

(A) the Collateral Agent’s liability (including for negligence) to the Credit Parties is limited to the extent it can be satisfied out of the Charged Property assets. The Collateral Agent need not pay any such liability out of other assets;

(B) a Credit Party may only do the following with respect to the Collateral Agent (but any resulting liability remains subject to the limitations in this section 13.24):

(i) prove and participate in, and otherwise benefit from, any winding up or examinership of the Collateral Agent or any form of insolvency administration of the Collateral Agent but only with respect to Security Trust assets;

(ii) exercise rights and remedies with respect to Security Trust assets, including set-off;

(iii) enforce its security (if any) and exercise contractual rights; and

(iv) bring any proceedings against the Collateral Agent seeking relief or orders that are not inconsistent with the limitations in this Clause,

and may not:

(v) bring other proceedings against the Collateral Agent;

(vi) take any steps to have the Collateral Agent wound up or placed in any form of examinership or other insolvency administration or to have a receiver, or interim receiver, or receiver and manager, or monitor or examiner appointed; or

(vii) seek by any means (including set-off) to have a liability of the Collateral Agent to that Credit Party (including for negligence) satisfied out of any assets of the Collateral Agent other than Security Trust assets.

(iii) Paragraphs (i) and (ii) apply despite any other provision in the applicable Security Trust Documents but do not apply with respect to any liability of the Collateral Agent to a Credit Party (including for negligence):

(A) to the extent the Collateral Agent has no right or power to have Security Trust assets applied towards satisfaction of that liability, or its right or power to do so is subject to a deduction, reduction, limit or requirement to make good, in either case because the Collateral Agent’s behavior was beyond power or improper in relation to the Security Trust; or

(B) under any provision which expressly binds the Collateral Agent other than as trustee of the Security Trust (whether or not it also binds it as trustee of the Security Trust).

(iv) The limitation in paragraph (ii)(A) is to be disregarded for the purposes (but only for the purposes) of the rights and remedies described in paragraph (ii)(B), and interpreting the Security Trust Documents and any security for them, including determining the following:

(A) whether amounts are to be regarded as payable (and for this purpose damages or other amounts will be regarded as a payable if they would have been owed had a suit or action barred under paragraph (ii)(B) been brought);

(B) the calculation of amounts owing; or

(C) whether a breach or default has occurred,

but any resulting liability will be subject to the limitations in this Section 13.24.

(v) This Section 13.24 is executed as a deed poll (for the purposes of and in connection with the Australian Security Documents) in favor of any Secured Creditors including those who are not party to this Agreement as at the date of this Agreement.

13.25 [Reserved].

13.26 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable :

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

13.27 Acknowledgement Regarding Any Supported QFCs.

(a) To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

13.28 Spanish Particularities Related to Enforcement.

(a) Spanish Public Documents.

(i) Each Spanish Security Document, as well as any amendments thereto, shall, upon request of the Collateral Agent, be formalized as a Spanish Public Document. For the avoidance of doubt, the pledgors under such Spanish Security Documents will not be deemed to have breached this undertaking if the Collateral Agent that must appear and execute the deed raising the relevant document to the status of a Spanish Public Document does not do so or otherwise prevents the relevant document from being raised to the status of a Spanish Public Document. Subject to Section 13.01 hereof, any costs and expenses relating to such formalization shall be paid and satisfied by the relevant pledgor under any Spanish Security Document, or subsidiarily, by the ARPA Purchaser.

(ii) Subject to Section 13.01, the costs of issuance of first copies (with and without enforcement title) of such Spanish Public Document shall be borne by the Spanish Obligor. The costs of issuance of any additional copies of such Spanish Public Document will be borne by the party requesting such additional copies.

(b) Executive Proceedings.

(i) For the purpose of article 571 et seq. and articles 681 et seq. of the Spanish Civil Procedural Law:

(A) the amount due and payable under the Credit Documents for the purposes of any Spanish Security Document that may be claimed in any executive proceedings in relation to any such Spanish Security Document will be contained in a certificate setting out the relevant calculations and determinations provided by the Collateral Agent, a Lender or any other Secured Creditor and will be based on the accounts maintained by the Collateral Agent, that Lender or that other Secured Creditor in connection with this Agreement; and

(B) the Collateral Agent, and/or Lender and/or other Secured Creditor may (subject to Section 13.01, at the cost of the relevant pledgor under any Spanish Security Document) have the certificate notarized evidencing that the calculations and determinations have been effected.

(ii) The Collateral Agent, and/or Lender and/or other Secured Creditor may start, where applicable, executive proceedings (procedimiento ejecutivo) in Spain, in connection with any Spanish Security Documents, by providing to the relevant court the documents specified in article 573 of the Spanish Civil Procedural Act, namely:

(A) an original notarial copy of the relevant Spanish Security Document (including this Agreement as attachment);

(B) a notarial document (acta notarial) incorporating the certificate of the Collateral Agent, and/or Lender and/or other Secured Creditor referred to in sub paragraph (i) above for the purposes of Article 572 of the Spanish Civil Procedural Act; and

(C) evidence that the relevant obligor has been notified of the details of the claim resulting from the certificate at least 10 days before the start of the executive proceedings.

(iii) The pledgors under any Spanish Security Document hereby expressly authorize the Collateral Agent (and each Lenders and Secured Creditor, as appropriate) to request and obtain certificates and documents issued by the notary who has formalized as a Spanish Public Document the Spanish Security Document (or any amendment thereto) in order to evidence its compliance with the entries of his registry-book and the relevant entry date for the purpose of numbers 4º or 5º (as applicable) of Article 517 of the Spanish Civil Procedural Law. Subject to Section 13.01, the cost of such certificate and documents will be for the account of the pledgors under any Spanish Security Document.

(iv) For the purposes of article 540.2 of the Spanish Civil Procedural Law, the pledgors under any Spanish Security Document acknowledge and accept that, provided that the relevant assignment, transfer or change of Lender or Secured Creditor has been made in accordance with the terms of this Agreement, any assignment, transfer or change of Lender or Secured Creditor shall be duly and sufficiently evidenced to any Spanish court by means of a certificate issued by the Collateral Agent confirming who the Lenders and Secured Creditors are in each moment, and therefore, those who are certified as Lenders and Secured Creditors by the Collateral Agent shall be able to initiate enforcement in Spain through procedimiento ejecutivo without further evidence being required.

(v) The default interest agreed in this Agreement shall also be the post-judgment interest rate for purposes of the provisions of article 576 of the Spanish Civil Procedural Law.

(c) Notwithstanding the provisions of Section 13.08 (Governing law, submission to jurisdiction, venue, waiver of jury trial) above, none of the Collateral Agent, and/or Lender and/or other Secured Creditor will be prevented from initiating enforcement proceedings before the Spanish courts in relation to any Spanish Security Document.

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